As filed with the Securities and Exchange Commission on June 16, 2021	Offering Circular No. 024-11290

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 1-A/A
(Post Effective Amendment No. 1)

REGULATION A OFFERING CIRCULAR
UNDER THE SECURITIES ACT OF 1933

_________________

CONTACT GOLD CORP.
(Exact name of Registrant as specified in its charter)

British Columbia (State or jurisdiction of incorporation or organization)	1041 (Primary Standard Industrial Classification Code Number)	98-1369960 (I.R.S. Employee Identification No.)
400 Burrard St., Suite 1050, Vancouver, BC Canada V6C 3A6 (Address of principal executive offices)		(604) 449-3361 (Registrant's telephone number, including area code)

Registered Agent Solutions, Inc.
4625 West Nevso Drive, Suite 2
Las Vegas, NV 89103
(888) 705-7274
(Name, address and telephone number of agent for service)

_________________

Copy to:

Kenneth G. Sam, Esq.
Dorsey & Whitney LLP
1400 Wewatta Street, Suite 400
Denver, CO 80202
(303) 629-3445

Explanatory Note:  On September 29, 2020, Contact Gold Corp. completed an offering of 73,870,000 units (the "Units") in a "Tier 2 Offering" under Regulation A, under a Form 1-A, as amended (SEC No. 024-11290)("Form 1-A"), which was qualified by the Securities and Exchange Commission (the "SEC") on September 24, 2020.  Each Unit consisted of one share of common stock of the Company and one-half of one warrant, each whole warrant exercisable to acquire one share of Common Stock (a "Warrant Share") at an exercise price of $0.27, on or before 4:30 p.m. (Vancouver time) on September 29, 2022.  The Warrant Shares and common stock acquirable upon exercise of warrants issued to brokers as compensation (the "Broker Warrant Shares") were qualified under the Form 1-A, including the Offering Circular ("Offering Circular"). This Post-Qualification Amendment No. 1 (this "Amendment") amends and supplements the information contained in the Offering Circular and should be read in conjunction with the Form 1-A, the exhibits thereto and any materials distributed therewith. No person has been authorized to make representations or give any information with respect to the securities offered hereby other than those contained in the Offering Circular, as amended hereby.

This Amendment has been prepared to reflect certain changes that have occurred subsequent to the date of the Offering Circular and certain changes to the terms of the offering described in the Offering Circular. To the extent any information disclosed in this Amendment is inconsistent with the Offering Circular, the information disclosed herein shall be deemed to update and supersede such information in the Offering Circular and all other information in the Offering Circular and the exhibits thereto directly derived therefrom. However, except as amended hereby, the Offering Circular shall remain unmodified. We hereby incorporate by reference into this Amendment all of the information contained in our Annual Report on Form 1-K for the year ended December 31, 2020, which we filed with the SEC on March 23, 2021.

41,190,125 Common Shares underlying
Warrants and Broker Warrants

This Offering Circular (the "Offering Circular") relates to the public offering in the United States of 41,190,125 common shares ("Common Shares") issuable from time-to-time upon exercise of warrants  ("Warrant") and broker warrants ("Broker Warrants") of Contact Gold Corp., a British Columbia corporation (collectively, as the context requires, with its subsidiaries, "Contact Gold," the "Company," "we," "our," or "us"), at a public offering price of $0.27 per Common Share (the "Warrant Exercise Price"), in a "Tier 2 Offering" under Regulation A of the Securities Act of 1933, as amended (the "Offering").  Unless otherwise noted herein, references to "$" are to Canadian dollars and references to "US$" or "USD" are to United States dollars.

The Warrants were issued in connection with our offering of 73,870,000 units (the "Units") in a "Tier 2 Offering" under Regulation A, which closed on September 29, 2020 (the "Unit Offering").  Each Unit consisted of one share of common stock of the Company (the "Unit Shares") and one-half of one Warrant.  In connection with the Unit Offering, we issued 36,935,000 Warrants to investors in the Unit Offering and 4,255,125 Broker Warrants as compensation to underwriters.  The Warrants and Broker Warrants are exercisable to acquire common shares (Warrant Shares and Broker Warrant Shares, respectively) at a price of $0.27, on or before 4:30 p.m. (Vancouver time) on September 29, 2022.

In connection with the Unit Offering, we filed and qualified of the Units, Unit Shares, Warrants, Warrant Shares, Broker Warrants and Broker Warrant Shares on Form 1-A, under Regulation A of the Securities Act of 1933, as amended (the "Securities Act").  We filed a post-effective amendment to our Offering Circular, which this Offering Circular is a part, to include our audited financial statements for the year ended December 31, 2020, and to update material information, for the continued qualification of the Warrant Shares issuable upon exercise of the Warrants and the Broker Warrant Shares issuable upon exercise of the Broker Warrants, as follows:

Description of Security	Number of Common Shares (1)	Exercise Price	Proceeds, Before Expenses, To Company (3)
Warrant Shares(2)	36,935,000	$0.27	$9,972,450.00
Broker Warrant Shares(2)	4,255,125	$0.27	$1,148,883.75
Total	41,190,125		$11,121,333.75

(1) This Offering Circular qualifies common shares issuable upon exercise of Warrants and Broker Warrants previously issued in the Unit Offering.

(2) The Warrants and Broker Warrants are exercisable to acquire common stock at a price of $0.27, on or before 4:30 p.m. (Vancouver time) on September 29, 2022.

(3) Assumes exercise of all Warrants and Broker Warrants.  No fees or commissions are payable in connection with the exercise of the Warrants and Broker Warrants.  We estimate that expenses associated with the issuance of Warrant Shares and Broker Warrant Shares will be approximately $20,000

Subsequent to the closing of the Unit Offering, on June 4, 2021, we completed an internal reorganization (the "Reorganization") in which we redomiciled from the State of Nevada to the Province of British Columbia under a plan of conversion under Section 92A.105 of the Nevada Revised Statute (NRS) and Section 302 of the British Columbia Business Corporation Act (BCBCA) and the completion of a plan of arrangement approved by the Supreme Court of British Columbia (the "Court") under Section 288 of the BCBCA (the "Plan of Arrangement").  The Court approved the fairness of the terms and conditions of exchanges under the Reorganization after a hearing upon the fairness, which Court approval constituted a basis for the exemption from the registration requirements of the Securities Act under Section 3(a)(10) of the Securities Act.  Upon completion of the Reorganization, we qualified as a "foreign private issuer", as determined in accordance with Rule 3b-4 under the United States Securities Exchange Act of 1934, as amended (the "Exchange Act").  See "Reorganization" beginning on page 5.

Contact Gold's Common Shares began trading on the TSX Venture Exchange ("TSXV") under the symbol "C" on June 15, 2017. Contact Gold's Common Shares began trading on the OTCQB Venture Market ("OTCQB") on May 19, 2020, and currently trades under the symbol "CGOLF". The closing price of the Common Shares on June 16, 2021 was $0.09 on the TSXV and US$0.077 on the OTCQB.

These securities are speculative and involve a high degree of risk. You should purchase Units only if you can afford the complete loss of your investment. See "Risk Factors" beginning on page 9, to read about the risks you should consider before buying Units.

We are an "emerging growth company" as that term is defined in Section 2(a)(19) of the Securities Act of 1933, as amended (the "Securities Act") and used in the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act"), and as such, we have elected to take advantage of certain reduced public company reporting requirements for this Offering Circular and future filings. See "Risk Factors" and "Offering Circular Summary - Implications of Being an "Emerging Growth Company." This Offering Circular follows the disclosure format of Part I of Form S-1 pursuant to the general instructions of Part II(a)(1)(ii) of Form 1-A.

An investment in the Warrant Shares or Broker Warrant Shares is subject to certain risks and should be made only by persons or entities able to bear the risk of and to withstand the total loss of their investment. Prospective investors should carefully consider and review the RISK FACTORS.

THE COMMISSION, DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The date of this Offering Circular is June 16, 2021.

TABLE OF CONTENTS

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Industry and Market Data and Forecasts

The market data and certain other statistical information used throughout this Offering Circular are based on independent industry publications, government publications and other published independent sources. Although we believe these third-party sources are reliable as of their respective dates, neither we nor the Underwriters have independently verified the accuracy or completeness of this information. Some data is also based on our good faith estimates. The market data used in this Offering Circular involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Certain data is also based on our good faith estimates, which are derived from management's knowledge of the industry and independent sources. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, which could cause results to differ materially from those expressed in the estimates made by the independent parties and by us. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the headings "Cautionary Statement Regarding Forward-Looking Statements" and "Risk Factors" in this Offering Circular.

The annual average exchange rates for Canadian dollars in terms of the United States dollar for each of the three years in the period ended December 31, 2020, as quoted by the Bank of Canada, were as follows:

Year ended December 31
2020	2019	2018

$1.3415	$1.3269	$1.2957

On June 15, 2021, the daily rate for United States dollars in terms of the Canadian dollar, as quoted by the Bank of Canada, was US$1.00 = $1.2188.

Financial Information

Our financial statements are presented in Canadian dollars and such financial statements are prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP"). Unless otherwise indicated, any other financial information included or incorporated by reference in this Offering Circular has been prepared in accordance with U.S. GAAP.  Financial information filed on Contact Gold's System for Electronic Document Analysis and Retrieval ("SEDAR") profile and incorporated by reference in the Canadian Prospectus prior to the fiscal year ended December 31, 2019, was prepared in accordance with International Financial Reporting Standards ("IFRS"). Upon completion of the Reorganization, we qualified as a "foreign private issuer", as determined in accordance with Rule 3b-4 under the Exchange Act.  Consequently, we are eligible to prepare and submit financial information under IFRS in the future.  U.S. GAAP differs in certain material respects from IFRS. As a result, certain financial information included or incorporated by reference in this Offering Circular may not be comparable to financial information reported by the Company at www.sedar.com. This Offering Circular does not include any explanation of the principal differences or any reconciliation between IFRS and U.S. GAAP.

Technical Information

As a reporting issuer in Canada, we are required to comply with certain reporting standards and disclosure requirements under Canadian National Instrument 43-101-Standards of Disclosure for Mineral Projects ("NI 43-101") filed at www.sedar.com.  Information filed in Canada are not and shall not be deemed to be incorporated by reference in this Offering Circular.

Pony Creek is an early-stage exploration property and does not contain any mineral resources as defined by NI 43-101. There has been insufficient exploration to define a mineral resource estimate at the Pony Creek property ("Pony Creek" or the "Pony Creek Project"). Additional information about Pony Creek is contained in this Offering Circular and in the Pony Creek Technical Report (as defined below) and can be viewed under Contact Gold's issuer profile on SEDAR at www.sedar.com.

The Green Springs Project is a past-operating heap leach gold mine which is an early-stage exploration project ("Green Springs" or the "Green Springs Project"). Additional information about Green Springs is contained in this Offering Circular and in the Green Springs Technical Report (as defined below) and can be viewed under Contact Gold's issuer profile on SEDAR at www.sedar.com.

There are no other recent estimates or data available to Contact Gold as at the date of this Offering Circular and a detailed exploration program is required to be conducted by Contact Gold in order to verify or treat any historical estimates contained in this Offering Circular as a current mineral resource.

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Cautionary Note to U.S. Investors Regarding Reserve and Resource Estimates-The disclosure in this Offering Circular may use mineral resource classification terms that comply with reporting standards and securities laws in Canada, and mineral resource estimates that are made in accordance with NI 43-101, which differ from the requirements of United States securities laws.

The terms "mineral resource," "measured mineral resource," "indicated mineral resource" and "inferred mineral resource" are defined in and required to be disclosed by NI 43-101 and the Canadian Institute of Mining, Metallurgy and Petroleum (the "CIM") Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended; however, these terms are not defined terms under SEC Industry Guide 7 under the U.S. Securities Act, as currently in effect and as set forth by the SEC ("SEC Industry Guide 7"), and are normally not permitted to be used in reports and registration statements filed with the SEC. The CIM Standards differ significantly from standards in SEC Industry Guide 7 and Subpart 1300 of Regulation S-K for mining disclosures ("SubPart 1300 Standards"). Investors are cautioned not to assume that all or any part of a mineral deposit in these categories will ever be converted into reserves. "Inferred mineral resources" have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian securities laws and regulations, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable. Disclosure of "contained ounces" in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves" by SEC Industry Guide 7 standards as in place tonnage and grade without reference to unit measures. In addition, the terms "mineral reserve", "proven mineral reserve" and "probable mineral reserve" are Canadian mining terms as defined in accordance with NI 43-101 and the CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended. These definitions differ from the definitions in Industry Guide 7 and SubPart 1300. Under SEC Industry Guide 7 standards, as currently in effect, a "final" or "bankable" feasibility study is required to report reserves; the three-year historical average price, to the extent possible, is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority. Consequently, information regarding mineralization contained in this Offering Circular is not comparable to similar information that would generally be disclosed by U.S. companies in accordance with the rules of the SEC, as currently in effect.

Pony Creek Technical Report Summary-The scientific and technical data about Pony Creek contained in this Offering Circular, is supported by and, has been reproduced from a technical report prepared in accordance with NI 43-101, entitled "NI 43-101 Technical Report, Pony Creek Gold Project, Elko County, Nevada, United States of America" dated October 22, 2018 (effective date: October 16, 2018) (the "Pony Creek Technical Report"). The Pony Creek Technical Report was prepared for Contact Gold, by Vance Spalding, C.P.G., Vice President of Exploration of Contact Gold, who is a "qualified person" under NI 43-101, and can be viewed under Contact Gold's issuer profile on SEDAR at www.sedar.com. The disclosure in this Offering Circular derived from the Pony Creek Technical Report has been prepared with the consent of Mr. Spalding.

Green Springs Technical Report Summary-The scientific and technical data about Green Springs contained in this Offering Circular, is supported by and, has been reproduced from a technical report prepared in accordance with NI 43-101, entitled Technical Report for the Green Spring Project, White Pine County Nevada, United States of America" dated effective June 12, 2020 (the "Green Springs Technical Report" and together with the Pony Creek Technical Report, the "Technical Reports"). The Green Springs Technical Report was prepared for Contact Gold, by John J. Read, C.P.G., who is a "qualified person" under NI 43-101 and can be viewed under Contact Gold's issuer profile on SEDAR at www.sedar.com. The disclosure in this Offering Circular derived from the Green Springs Technical Report has been prepared with the consent of Mr. Read.

The Technical Reports are subject to certain assumptions, qualifications and procedures described therein. Reference should be made to the full text of the Technical Reports, which has been filed with the applicable Canadian securities regulatory authorities pursuant to NI 43-101 and is available for review under Contact Gold's issuer profile on SEDAR at www.sedar.com. The Technical Reports are not and shall not be deemed to be incorporated by reference in this Offering Circular.

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Additional Information

You should rely only on the information contained in this Offering Circular. Information filed on Contact Gold's SEDAR profile at www.sedar.com is available for informational purposes and does not constitute part of this Offering Circular. We have not authorized anyone to provide you with additional information or information different from that contained in this Offering Circular filed with the SEC. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, the Shares only in jurisdictions where offers and sales are permitted. The information contained in this Offering Circular is accurate only as of the date of this document, regardless of the time of delivery of this Offering Circular or any sale of the Units. Our business, financial condition, results of operations, and prospects may have changed since the date hereof.

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OFFERING CIRCULAR SUMMARY

This summary highlights information contained elsewhere in this Offering Circular and does not contain all of the information that may be important to you. You should read this entire Offering Circular carefully, including the sections entitled "Risk Factors," and "Management's Discussion and Analysis of Financial Condition and Results of Operations," and our historical financial statements and related notes included elsewhere in this Offering Circular. In this Offering Circular, unless otherwise noted, the terms "the Company," "we," "us," and "our" refer to Contact Gold Corp.

Except for the statements of historical fact contained herein, the information presented in this Offering Circular constitutes "forward-looking statements" within the meaning of Canadian and United States securities and other laws, Often, but not always, forward-looking statements can be identified by the use of words such as "plans," "expects," "is expected," "budget," "scheduled," "estimates," "forecasts," "intends," "aims," "anticipates," "will," "projects," or "believes," or variations (including negative variations) of such words and phrases, or statements that certain actions, events, results or conditions "may," "could," "would," "might," or "will" be taken, occur or be achieved. By their very nature, forward-looking statements are subject to numerous risks and uncertainties, some of which are beyond the Company's control.

Forward looking statements are based on the opinions and estimates of management as of the date such statements are made and are based on various assumptions such as future business and property integrations remaining successful; the ability of the Company to continue to undertake exploration and other activities at its mineral properties during the Covid-19 coronavirus outbreak; the ability of the Company to manage Covid-19 cases at its mineral properties and maintain normal activity levels at its properties despite any such cases; that the other current or potential future effects of the Covid-19 pandemic on the Company's business, operations, and financial position, including restrictions on the movement of persons, restrictions on business activities, restrictions on the transport of goods, trade restrictions, increases in the cost of necessary inputs, reductions in the availability of necessary inputs and productivity and operational constraints, will not impact its planned exploration activities at its mineral properties; securities markets, spot and forward prices of gold, silver, base metals and certain other commodities, currency markets (such as the $ to US$ exchange rate); no materially adverse changes in national and local government, legislation, taxation, controls, regulations and political or economic developments; that various risks and hazards associated with the business of mineral exploration, development and mining (including environmental hazards, industrial accidents, unusual or unexpected formations, pressures, cave-ins and flooding) will not materialize; the ability to complete planned exploration programs; the ability to continue raising the necessary capital to finance operations; the ability to obtain adequate insurance to cover risks and hazards on favourable terms; that changes to laws and regulations will not impose greater or adverse restrictions on mineral exploration or mining activities; the continued stability of employee relations; relationships with local communities and indigenous populations; that costs associated with mining inputs and labour will not materially increase; that mineral exploration and development activities (including obtaining necessary licenses, permits and approvals from government authorities) will be successful; no disruptions due to a U.S. Government shutdown; the continued validity and ownership of title to properties; the receipt in a timely manner of regulatory and other required approvals and clearances; and the anticipated use of proceeds of the Offering.

Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the "Risk Factors" section, and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section in this Offering Circular. See, "Cautionary Statement Regarding Forward-Looking Statements."

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Business Overview

Contact Gold (formerly Winwell Ventures Inc., "Winwell") was incorporated under the Yukon Business Corporations Act on May 26, 2000 and was continued under the Business Corporations Act (British Columbia) on June 14, 2006. On June 7, 2017, upon closing of the Transactions (as defined herein), the Company completed a legal continuance into the State of Nevada (the "Nevada Continuance") and changed its name to "Contact Gold Corp." See in this Offering Circular  section entitled "Reorganization". Contact Gold is domiciled in Canada and maintains a head office in Vancouver, British Columbia, Canada. Contact Gold's Common Shares began trading on the TSXV under the symbol "C" on June 15, 2017. Contact Gold's Common Shares began trading on the OTCQB on May 19, 2020, following the Reorganization, and currently trades under the symbol "CGOLF".

For further information about Contact Gold, see the section entitled "Business".

Organizational Structure

As of December 31, 2020, Contact Gold had two wholly-owned subsidiaries as set forth below:

Contact Gold Corp. a Nevada corporation

Clover Nevada II LLC a Nevada limited liability company	Carlin Opportunities Inc. a British Columbia corporation

(1) Clover Nevada II LLC ("Clover Nevada"), established under the laws of Nevada, is the only material subsidiary of Contact Gold and holds the Contact Properties.

Reorganization

On June 4, 2021, we completed the internal Reorganization, the purpose of which was to redomicile Contact Gold Corp. back into Canada as a "foreign private issuer" (as determined in accordance with Rule 3b-4 under the Exchange). The Reorganization included (a) the completion of a plan of conversion under NRS Section 92A.105 (the "Conversion") from the State of Nevada to the Province of British Columbia pursuant to Section 302 of the BCBCA (the "Continuation"), and (b) immediately following the Continuation, the completion of a Plan of Arrangement under Section 288 of the BCBCA between the Company, its securityholders and 1299311 B.C. LTD. ("BC Amalco"), a British Columbia corporation formed to facilitate the Reorganization, which will among other things, included the vertical amalgamation between Contact Gold Corp. and BC Amalco (the "Amalgamation"), with Contact Gold Corp. as the surviving corporation.

Prior to completion of the Reorganization, we contributed our membership interests in Clover Nevada II LLC, a wholly-owned Nevada limited liability company, to Contact Gold US Holding Corp., a wholly-owned Nevada corporation.

The transactions under the Reorganization was approved by our shareholders at a meeting scheduled held on May 25, 2021.  The Court approved the fairness of the terms and conditions of exchanges under the Reorganization after a hearing upon the fairness, which Court approval constituted a basis for the exemption from the registration requirements of the Securities Act under Section 3(a)(10) of the Securities Act.  We filed Articles of Conversion with the Secretary of State of Nevada and a continuation application with the Registrar of Companies British Columbia and then completed the Amalgamation, which resulted in us becoming a British Columbia corporation.  Upon completion of the Reorganization, we qualified as a "foreign private issuer", as determined in accordance with Rule 3b-4 under the Exchange Act.  All of our issued and outstanding Common Shares, warrants and options were converted into common shares, warrants and options of Contact Gold Corp. as the surviving British Columbia corporation.  We adopted the Notice of Articles of 1299311 B.C. LTD. as our Notice of Articles, in lieu of our Articles of Incorporation and Bylaws.

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Upon Completion of the Reorganization, our corporate structure is as follows:

Contact Gold Corp. a British Columbia corporation

Contact Gold US Holding Corp. a Nevada corporation	Carlin Opportunities Inc. a British Columbia corporation

Clover Nevada II LLC a Nevada limited liability company

Mineral Properties

The Company's land holdings are on the Carlin, Independence, Cortez, and Northern Nevada Rift gold trends in Nevada. The Company's current properties include the Pony Creek, and the past-producing Green Springs Project, as well as a portfolio of prospective properties (together, the "Contact Properties"). As at the date hereof, the Contact Properties, including the Cobb Creek property, comprise in aggregate, approximately 140 km2 of unpatented mining claims and mineral tenure.

The Company is focused on advancing both the recently acquired Green Springs Project, and the Pony Creek Project.

Green Springs Project

The Green Springs Project is located near the southern end of the Cortez Trend of Carlin-type gold deposits in White Pine County, Nevada approximately 360 km east of the capital city of Carson City and approximately 100 km southwest of the White Pine County seat at Ely, Nevada. The Green Springs Project comprises 220 unpatented mining claims covering approximately 16.4 km2 in parts of Sections 13-16, 21-24, 26-28, 33 & 34 of T 15 N, R 57 E and Sections 3 & 4 of T 14 N, R 57 E. The property boundaries are irregular but are situated within a rectangular area with UTM coordinates in Zone 11N, NAD27.

See under heading "Description of Mineral Property Interests" in this Offering Circular, for a discussion of the Green Springs Project.

Pony Creek Project

The Pony Creek Project is located in Elko County, Nevada and comprises 1,032 unpatented mining claims covering approximately 82 km2 in the southern part of the Piñon Range in Elko County, Nevada. The property is centered at approximately 40°21′10″N, 115°58′20″W, in the southern portion of the Carlin gold trend approximately 27 km south of the presently producing Emigrant gold mine operated by Nevada Gold Mines LLC ("NGM LLC") and 11 kilometers ("km") south of Gold Standard Ventures Corp.'s Pinion and Dark Star gold deposits (see Figure 1 in this Offering Circular under the heading "Description of Property"). From south to north, the claims occupy portions of T28N, R53E and R54E; T29N, R53E and R54E; and T30N, R53E, Mount Diablo Base and Meridian.

See under heading "Description of Mineral Property Interests" in this Offering Circular, for a discussion of the Pony Creek Project.

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Implications of Being an "Emerging Growth Company"

As an issuer with less than US$1.07 billion in total annual gross revenues during our last fiscal year, we qualify as an "emerging growth company" under the JOBS Act. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

• are not required to obtain an auditor attestation on our internal control over financial reporting pursuant to the Sarbanes- Oxley Act of 2002;

• are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as "compensation discussion and analysis");

• are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the "say-on-pay," "say-on-frequency" or "say-on-golden-parachute" votes);

• are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

• may present only two years of audited financial statements and only two years of related Management's Discussion & Analysis of Financial Condition and Results of Operations ("MD&A"); and

• are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act.

We may take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that we may also qualify as a "smaller reporting company" under the SEC's rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on our assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

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THE OFFERING

Issuer:	Contact Gold Corp.

Issue:	Common Shares(1)

Offering Price:	$0.27

Number of Common Shares:	Up to 41,190,125(1)

Amount:	$11,121,333.75 (2)

Common Shares outstanding after this Offering:	282,027,410 Common Shares(3)(4)

Use of Proceeds: (5)

If the Warrants and Broker Warrants are exercised in full, we would expect to receive approximately $11,121,333.75 of gross proceeds upon issuance of the Common Shares. We currently intend to use the proceeds from the exercise of Warrants and Broker Warrants, if any, for general working capital purposes,  See, "Use of Proceeds."

Dividend Policy:	Our ability to pay dividends depends on both our achievement of positive cash flow and the discretion of the board of directors of Contact Gold in declaring dividends.

Listed and Trading:	Contact Gold's Common Shares is listed on the TSXV under the symbol "C" and on the OTCQB under the symbols "CGOLF".

Transfer Agent and Registrar:	Computershare Investor Services Inc. is our transfer agent and registrar with its principal office at 3rd Floor - 510 Burrard St. Vancouver, BC, Canada V6C 3B9.

Risk Factors:	You should carefully read and consider the information set forth under the heading "Risk Factors" and all other information set forth in this Offering Circular before deciding to invest in our Units.

Tax Considerations:	Please read "Material U.S. Federal Income Tax Considerations For U.S. Holders and Non-U.S. Holders."

No sale may be made to you in this Offering if the aggregate purchase price you pay is more than (i) 10% of the greater of your annual income or net worth (if you are a natural person) or (ii) 10% of the greater of your revenue or net assets (if you are not a natural person), unless you are an "accredited investor" (as defined in Rule 501(a) of Regulation D under the Securities Act). Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Each holder of Warrants or Broker Warrants, as applicable, will be required to complete, execute and deliver a Warrant Exercise Form to purchase Common Shares in this Offering. See, "Underwriting."

(1) Common Shares offered in this Offering consists of Warrant Shares issuable upon exercise of Warrants and Broker Warrant Shares issuable upon exercise of Broker Warrants, which were previously qualified as part of our Unit Offering under Regulation A.

(2) Each Warrant and Broker Warrant is exercisable to acquire a Common Share at $0.27 per share.  If fully exercised, we would receive gross proceeds of $11,121,333.75.  We anticipate costs associated with the issuance of the Common Shares to be approximately $20,000.

(3) As of June 7, 2021, we had 240,837,627 Common Shares issued and outstanding.  Assuming all of the Warrants and Broker Warrants are exercised for 41,190,125 Common Shares, we would have 282,027,752 Common Shares issued and outstanding.

(4) Does not include Common Shares issuable upon exercise upon other outstanding warrants (12,360,000), at the date of this Offering Circular.  Does not include up to 11,532,500 Common Shares issuable upon the exercise of stock options to purchase Shares ("Options") granted under the Contact Gold Omnibus Stock and Incentive Plan, with the weighted average exercise price of Options awarded at the date of this Offering Circular, of $0.27. Does not included 481,975 restricted share units ("RSUs") issued as of the date of this Offering Circular to certain employees and officers of the Company.  RSUs vest in thirds annually from the date of award. Does not include 2,340,904 deferred share units ("DSUs") issued as of the date of this Offering Circular. DSUs are held by directors and are exercisable upon cessation of his or her role as such.

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RISK FACTORS

Investing in our Common Shares involves a high degree of risk. Prospective investors should carefully consider the risks described below, together with all of the other information included or referred to in this Offering Circular, before purchasing Units. The risks set out below are not the only risks we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us might also impair our operations and performance. If any of these risks actually occurs, our business, financial condition or results of operations may be materially adversely affected. In such case, the trading price of our Common Shares, could decline and investors in our Common Shares could lose all or part of their investment.

Risks Related to our Company

Disruption caused by the Covid-19 Virus

In December 2019, a novel strain of coronavirus, COVID-19, was reported to have surfaced in Wuhan, China. Since then, the COVID-19 coronavirus has spread to over 150 countries and every state in the United States. On January 30, 2020, the World Health Organization declared the outbreak of coronavirus a "Public Health Emergency of International Concern." On March 11, 2020, the World Health Organization declared the outbreak a pandemic, and on March 13, 2020, the United States declared a national emergency. The spread of the virus in many countries continues to adversely impact global economic activity and has contributed to significant volatility and negative pressure in financial markets and supply chains. The pandemic has had, and could have a significantly greater, material adverse effect on the U.S. economy where we conduct a majority of our business. The pandemic has resulted, and may continue to result for an extended period, in significant disruption of global financial markets, which may reduce our ability to access capital in the future, which could negatively affect our liquidity. Operations related to the sale and use of medical devices and supplies utilized in surgical procedures may experience a delay in implementation and expansion our Business.

Since December 11, 2020, the U.S. Food and Drug Administration ("FDA") issued the emergency use authorizations ("EUA") for three vaccines developed for the prevention of COVID-19 caused SARS-CoV-2. Other vaccine manufacturers are anticipated to receive FDA approval for additional vaccines. The emergency use authorizations allow the vaccines to be distributed in the U.S. While clinical trials of the vaccines demonstrated a high degree of effectiveness, there remains uncertainty as to the effectiveness of the vaccines outside clinical trials, the timing of the rollout of the vaccines, the immunization and acceptance rate, potential side effects of the vaccines, potential mutation of COVID-19 in response to the vaccines and other risks and uncertainties.

The extent to which the COVID-19 coronavirus may continue to impact our business and our profitability and growth will depend on future developments to combat COVID-19, which are highly uncertain and cannot be predicted with confidence, such as the effectiveness of vaccines, the ultimate geographic spread of the disease, the duration of the outbreak, travel restrictions and social distancing in the United States and other countries, business closures or business disruptions and the effectiveness of actions taken in the United States and other countries to contain and treat the disease.

No History of Operations

Contact Gold is an exploration company and has no history of operations, mining or refining mineral products. Contact Gold is subject to many risks common to such enterprises, including under-capitalization, cash shortages, limitations with respect to personnel, financial and other resources and lack of revenues. There is no assurance that Contact Gold will be successful in achieving a return on an investment for investors in the Common Shares and Contact Gold's likelihood of success must be considered in light of its early stage of operations.

There can be no assurance that the Contact Properties or any other property will be successfully placed into production, produce minerals in commercial quantities or otherwise generate operating earnings. Advancing projects from the exploration stage into development and commercial production requires significant capital and time and will be subject to the successful completion of further technical studies, permitting requirements and the construction of mines, processing plants, roads and related works and infrastructure. Contact Gold will continue to incur losses until mining-related operations successfully reach commercial production levels and generate sufficient revenue to fund continuing operations.

No Operating Revenues and History of Losses

Contact Gold has no operating revenues or earnings and a history of losses, and no operating revenues are anticipated until one of Contact Gold's projects comes into production, which may or may not occur. During each of the fiscal year ended December 31, 2020, and the three-month period ended March 31, 2021, the Company had negative cash flow from operating activities. As at December 31, 2020, the Company had working capital of approximately $4.75 million (December 31, 2019, approximately $0.74 million), and as at March 31, 2021 had working capital of approximately $3.32 million. As such, there is no certainty that Contact Gold will generate revenue from any source, operate profitably or provide a return on investment in the future. Contact Gold will continue to experience losses unless and until it can successfully develop and begin profitable commercial production at one of its mining properties. There can be no assurance that Contact Gold will be able to do so.

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Additional Capital Requirements and Financing Risks

Contact Gold plans to focus on exploring for minerals and will use its working capital to carry out such exploration. Contact Gold has no source of operating cash flow and no assurance that acceptable additional funding will be available to it for the further exploration and development of its projects. The Company has incurred net losses in the past and may incur losses in the future and will continue to incur losses until and unless it can derive sufficient revenues from its mineral projects. These conditions, including other factors described herein, creates a material uncertainty regarding the Company's ability to continue as a going concern.

It is likely that the development and exploration of Contact Gold's Properties will require substantial additional financing. Further exploration and development of the Contact Properties and/or other properties acquired by Contact Gold may be dependent upon its ability to obtain acceptable financing through equity or debt, and there can be no assurance that it will be able to obtain adequate financing in the future or that the terms of such financing will be acceptable. Failure to obtain such additional financing could result in the delay or indefinite postponement of further exploration and development of Contact Gold's projects and Contact Gold may become unable to carry out its business objectives.

Reliance on a Limited Number of Properties

The only material property interest of Contact Gold is its interest in the Pony Creek Project located in Nevada. As a result, unless Contact Gold acquires additional property interests, any adverse developments affecting this property would have a material adverse effect upon Contact Gold and would materially and adversely affect the potential mineral resource production, profitability, financial performance and results of operations of Contact Gold. While Contact Gold may seek to acquire additional mineral properties in accordance with its business objectives, there can be no assurance that Contact Gold will be able to identify suitable additional mineral properties or, if it does identify suitable properties, that it will have sufficient financial resources to acquire such properties or that such properties will be available on terms acceptable to Contact Gold or at all and that Contact Gold will be able to successfully develop such properties and bring such properties into commercial production.

No History of Mineral Production

There is no history of mineral production on the Contact Properties. The Contact Properties are a high risk, speculative venture, and, until recently, only a minimal amount of exploration and sampling has been conducted by Contact Gold. There is no certainty that the expenditures proposed to be made by Contact Gold towards the search for and evaluation of gold or other minerals with regard to the Contact Properties or otherwise will result in discoveries of commercial quantities of gold or other minerals. Until recently, all of the drilling on the Contact Properties was completed by historical operators from 1981 through 2017.

Furthermore, there is no assurance that commercial quantities of minerals will be discovered at any properties acquired in the future by Contact Gold, nor is there any assurance that any future exploration programs of Contact Gold on the Contact Properties or any other properties will yield any positive results. Even where commercial quantities of minerals are discovered, there can be no assurance that any property of Contact Gold will ever be brought to a stage where mineral resources can be identified and mineral reserves can be profitably produced. Factors which may limit the ability of Contact Gold to produce mineral reserves from its properties include, but are not limited to, the price of mineral resources, the availability of additional capital and financing and the nature of any mineral deposits.

Early Stage Development Company

Contact Gold is a junior exploration company focused primarily on the acquisition, exploration and development of mineral properties located in Nevada. Contact Gold's properties have no established mineral reserves due to the early stage of exploration at this time. Any reference to potential quantities and/or grade is conceptual in nature, as there has been insufficient exploration to define any mineral resource and it is uncertain if further exploration will result in the determination of any mineral resource. Quantities and/or grade described in this Offering Circular should not be interpreted as assurances of a potential resource or reserve, or of potential future mine life or of the profitability of future operations.

The exploration and development of mineral deposits involves a high degree of financial risk over a significant period of time. Few properties that are explored are ultimately developed into producing mines and there is no assurance that any of Contact Gold's projects can be mined profitably. Substantial expenditures are required to establish mineral resources and reserves through drilling, to develop metallurgical processes to extract the metal from the ore and in the case of new properties, to develop the mining and processing facilities and infrastructure at any site chosen for mining. It is impossible to ensure that the current exploration and development programs of Contact Gold will result in profitable commercial mining operations. The profitability of Contact Gold's operations will be, in part, directly related to the cost and success of its exploration and development programs, which may be affected by a number of factors. Substantial expenditures are required to establish mineral resources and reserves that are sufficient to support commercial mining operations and to construct, complete and install mining and processing facilities on those properties that are actually developed.

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No assurance can be given that any particular level of recovery of minerals will be realized or that any potential quantities and/or grade will ever qualify as a mineral resource or reserve, or that any such mineral resource or reserve will ever qualify as a commercially mineable (or viable) deposit which can be legally and economically exploited.

Where expenditures on a property have not led to the discovery of mineral resources or reserves, incurred expenditures will generally not be recoverable.

Exploration, Development and Operating Risks

Mining operations generally involve a high degree of risk. Contact Gold's operations are subject to all the hazards and risks normally encountered in the exploration, development and production of gold and other minerals, including unusual and unexpected geologic formations, seismic activity, rock bursts, cave-ins, flooding and other conditions involved in the drilling and removal of material, any of which could result in damage to, or destruction of, mines and other production facilities, damage to life or property, environmental damage and possible legal liability. The financing, exploration, development and mining of any of Contact Gold's properties is furthermore subject to a number of macroeconomic, legal and social factors, including commodity prices, laws and regulations, political conditions, currency fluctuations, the ability to hire and retain qualified people, the inability to obtain suitable and adequate machinery, equipment or labour and obtaining necessary services in the jurisdictions in which Contact Gold operates. Unfavourable changes to these and other factors have the potential to negatively affect Contact Gold's operations and business.

Major expenses may be required to locate and establish mineral reserves and resources, to develop metallurgical processes and to construct mining and processing facilities at a particular site. Mining, processing, development and exploration activities depend, to one degree or another, on adequate infrastructure. Reliable roads, bridges, power sources and water supply are important determinants, which affect capital and operating costs. Unusual or infrequent weather phenomena, sabotage, government or other interference in the maintenance or provision of such infrastructure could adversely affect Contact Gold's operations, financial condition and results of operations. It is impossible to ensure that the exploration or development programs planned by Contact Gold will result in a profitable commercial mining operation. Whether a gold or other precious or base metal or mineral deposit will be commercially viable depends on a number of factors, some of which are: the particular attributes of the deposit, such as the quantity and quality of mineralization and proximity to infrastructure; mineral prices, which are highly cyclical; and government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in Contact Gold not receiving an adequate return on invested capital.

There is no certainty that the expenditures to be made by Contact Gold towards the exploration and evaluation of gold or other minerals will result in discoveries or production of commercial quantities of gold or other minerals. In addition, once in production, mineral reserves are finite and there can be no assurance that Contact Gold will be able to locate additional reserves as its existing reserves are depleted.

Land Title and Royalty Risks

General

There are uncertainties as to title matters in the mining industry. Any defects in title could cause Contact Gold to lose rights in its mineral properties and jeopardize its business operations. Contact Gold's mineral property interests currently consist of unpatented mining claims located on lands administered by the United States' Department of Interior's Bureau of Land Management (the "BLM"), Nevada State Office to which Contact Gold only has possessory title. Because title to unpatented mining claims is subject to inherent uncertainties, it is difficult to determine conclusively the ownership of such claims. These uncertainties relate to such things as sufficiency of mineral discovery, proper location and posting and marking of boundaries, proper and timely payment of annual BLM claim maintenance fees, the existence and terms of royalties, and possible conflicts with other claims not determinable from descriptions of record.

The present status of Contact Gold's unpatented mining claims located on public lands allows Contact Gold the right to mine and remove valuable minerals, such as precious and base metals, from the claims conditioned upon applicable environmental reviews and permitting programs. Contact Gold is also allowed to use the surface of the land solely for purposes related to mining and processing the mineral-bearing ores. However, legal ownership of the land remains with the United States. Contact Gold remains at risk that the mining claims may be forfeited either to the United States or to rival private claimants due to failure to comply with statutory requirements. Prior to 1993, a mining claim locator who was able to prove the discovery of valuable, locatable minerals on a mining claim, and to meet all other applicable federal and state requirements and procedures pertaining to the location and maintenance of federal unpatented mining claims, had the right to prosecute a patent application to secure fee title to the mining claim from the federal government. The right to pursue a patent, however, has been subject to a moratorium since October 1993, through federal legislation restricting the BLM from accepting any new mineral patent applications. If Contact Gold does not obtain fee title to its unpatented mining claims, there can be no assurance that it will be able to obtain compensation in connection with the forfeiture of such claims.

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Pending Federal Legislation that may affect the Company's Operations

In recent years, members of the United States Congress have repeatedly introduced bills which would supplant or alter the provisions of the General Mining Act of 1872, a United States federal law that authorizes and governs prospecting and mining for economic minerals, such as gold, platinum, and silver, on federal public lands. Such bills have proposed, among other things, to either eliminate the right to a mineral patent, impose a federal royalty on production from unpatented mining claims, render certain federal lands unavailable for the location of unpatented mining claims, afford greater public involvement in the mine permitting process, provide for citizen suits, and impose new and stringent environmental operating standards and mined land reclamation requirements in addition to those already in effect. Such proposed legislation could change the cost of holding unpatented mining claims and could significantly impact Contact Gold's ability to develop mineralized material on unpatented mining claims. Currently, all of Contact Gold's mining claims are on unpatented claims. Although Contact Gold cannot predict what legislative changes might occur, the enactment of these proposed bills could adversely affect the potential for development of its mining claims, the economics of any mines that it brings into operation on federal unpatented mining claims, and as a result, adversely affect Contact Gold's financial performance.

Title to Mineral Property Interests may be Challenged

There may be challenges to title to the mineral properties in which Contact Gold holds a material interest. If there are title defects with respect to any properties, Contact Gold might be required to compensate other persons or to reduce its interest in the affected property. Furthermore, in any such case, the investigation and resolution of these issues would divert Contact Gold management's time from ongoing exploration and development programs. Title insurance generally is not available for mining claims in the U.S. and Contact Gold's ability to ensure that it has obtained secure claim to individual mineral properties may be limited. The Contact Properties may be subject to prior unregistered liens, agreements, transfers or claims, including native land claims and title may be affected by, among other things, undetected defects. In addition, Contact Gold may be unable to operate the properties as permitted or to enforce its rights with respect to its properties. The failure to comply with all applicable laws and regulations, including a failure to pay taxes or annual BLM claim maintenance fees may invalidate title to portions of the Contact Properties. Contact Gold may incur significant costs related to defending the title to its properties. A successful claim contesting title to a property may cause Contact Gold to compensate other persons, or to reduce its interest in the affected property or to lose our rights to explore and, if warranted, develop that property. This could result in Contact Gold not being compensated for its prior expenditures relating to the property. Also, in any such case, the investigation and resolution of title issues would divert management's time from ongoing exploration and, if warranted, development programs.

Mineral Properties may be Subject to Defects in Title

The ownership and validity or title of unpatented mining claims and concessions can at times be uncertain and may be contested. Contact Gold also may not have, or may not be able to obtain, all necessary surface rights to develop a property. Contact Gold has taken reasonable measures, in accordance with industry standards for properties at the same stage of exploration as that of Contact Gold, to ensure proper title to the Contact Properties. However, there is no guarantee that title to any of its properties will not be challenged or impugned.

Interpretation of Royalty Agreements; Unfulfilled Contractual Obligations

Royalty interests in Contact Properties, and any other royalty interests in respect of the properties of Contact Gold which may come into existence, may be subject to uncertainties and complexities arising from the application of contract and property laws in the jurisdictions where the mining projects are located. Operators and other parties to the agreements governing the royalty interests in Clover Nevada, or other royalty interests, may interpret their interests in a manner adverse to Contact Gold, and Contact Gold could be forced to take legal action to enforce its rights. Challenges to the terms of the royalty interests in Clover Nevada or the existence of other royalties could have a material adverse effect on the business, results of operations, cash flows and financial condition of Contact Gold. Disputes could arise with respect to, among other things:

• the existence or geographic extent of the royalty interests;

• the methods for calculating royalties;

• third party claims to the same royalty interest or to the property on which a royalty interest exists, or the existence of additional royalties on the same property;

• various rights of the operator or third parties in or to a royalty interest;

• production and other thresholds and caps applicable to payments of royalty interests;

• the obligation of an operator to make payments on royalty interests;

• various defects or ambiguities in the agreement governing a royalty interest; and

• disputes over the interpretation of buy-back rights.

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Natural Resource Properties are Largely Contractual in Nature

Parties to contracts do not always honour contractual terms and contracts themselves may be subject to interpretation or technical defects. Accordingly, there may be instances where Contact Gold would be forced to take legal action to enforce its contractual rights. Such litigation may be time consuming and costly and there is no guarantee of success. Any pending proceedings or actions or any decisions determined adversely to Contact Gold, may have a material and adverse effect on Contact Gold's results of operations, financial condition and the trading price of the Common Shares.

There may be unknown defects in the asset portfolio

Contact Gold acquired the majority of the claims that comprise the Contact Properties through its acquisition of Clover Nevada II LLC, who acquired the properties from Clover Nevada I LLC. Clover Nevada I LLC acquired the properties from a receiver in a bankruptcy process in 2015. The bankruptcy process purported to extinguish all claims and encumbrances against the Contact Properties. New claims and encumbrances were established by Clover Nevada I LLC in connection with the sale. There is a risk that claims and encumbrances that existed prior to the bankruptcy (including certain royalty interests, easements or encroachments) have not been fully extinguished by the bankruptcy and that such claims and encumbrances could have a material and adverse effect on Contact Gold's results of operations, financial condition and the trading price of the Common Shares.

Control of the Company

As at the date of this Offering Circular, Waterton Precious Metals Fund II Cayman LP ("Waterton") is Contact Gold's single largest shareholder, with beneficial ownership of 100,764,627 Common Shares or approximately 41.84% of our issued and outstanding Common Shares, and a control person for the purposes of Canadian securities law. As a result, Waterton has the ability to influence the outcome of matters submitted to the shareholders of Contact Gold for approval, which could include the election and removal of directors, amendments to Contact Gold's corporate governing documents and business combinations. In addition to its ability to influence matters submitted to Contact Gold's shareholders, Waterton has the right to nominate two directors to the Board, allowing Waterton the ability to participate in the oversight of Contact Gold's direction and business activities. For so long as Waterton retains the right to nominate members of the Board, it will retain the ability to participate and influence the oversight of Contact Gold's direction and business activities. Contact Gold's interests and those of Waterton may at times conflict, and this conflict might be resolved against Contact Gold's interests. The concentration of ownership in the hands of a single shareholder may discourage an unsolicited bid for the Common Shares and this may adversely impact the value and trading price of the Common Shares. In addition, sales of Shares by Waterton may adversely affect the trading price of the Shares.

Investor Rights

Pursuant to the Governance and Investor Rights Agreement (as defined herein), dated June 7, 2017, as well as the rights associated with the Preferred Stock, Waterton has, in all cases subject to certain ownership thresholds: (i) the right to maintain its percentage interest in Contact Gold upon certain equity issuances undertaken by Contact Gold; (ii) director nomination and observer rights; and (iii) piggy-back and registration rights commencing in June 2019.

As a result of Waterton's aggregate shareholdings in Contact Gold, to the extent that Waterton votes for or against matters that are submitted to shareholders for approval, such as significant corporate transactions or those involving a change of control, such votes will be determinative of the outcome, which may not be beneficial to the other shareholders of Contact Gold. In some cases, the interests of Waterton may not be the same as those of each other, or the Contact Gold's other shareholders, and conflicts may arise from time to time that may be resolved in a manner detrimental to the Contact Gold's other shareholders.

Currency Rate Risk

The Company may be subject to currency risks. Contact Gold's reporting currency is the United States dollar, which is exposed to fluctuations against other currencies. Contact Gold's primary operations are located in the United States. Should Contact Gold expand its operations into additional countries its expenditures and obligations may be incurred in foreign currencies. As such, Contact Gold's results of operations may become subject to foreign currency fluctuation risks and such fluctuations may adversely affect the financial position and operating results of Contact Gold. Contact Gold has not undertaken to mitigate transactional volatility in the United States dollar at this time. Contact Gold may, however, enter into foreign currency forward contracts in order to match or partially offset existing currency exposures.

Government Regulation

Contact Gold's exploration operations are subject to government legislation, policies and controls relating to prospecting, development, production, environmental protection, including plant and animal species, and more specifically including the greater sage-grouse, mining taxes and labour standards. In order for Contact Gold to carry out its activities, its various licences and permits must be obtained and kept current. There is no guarantee that the Company's licences and permits will be granted, or that once granted will be maintained and extended. In addition, the terms and conditions of such licences or permits could be changed and there can be no assurances that any application to renew any existing licences will be approved. There can be no assurance that all permits that Contact Gold requires will be obtainable on reasonable terms, or at all. Delays or a failure to obtain such permits, or a failure to comply with the terms of any such permits that Contact Gold has obtained, could have a material adverse impact on Contact Gold. Contact Gold may be required to contribute to the cost of providing the required infrastructure to facilitate the development of its properties and will also have to obtain and comply with permits and licences that may contain specific conditions concerning operating procedures, water use, waste disposal, spills, environmental studies, abandonment and restoration plans and financial assurances. There can be no assurance that Contact Gold will be able to comply with any such conditions and non-compliance with such conditions may result in the loss of certain of Contact Gold's permits and licenses on properties, which may have a material adverse effect on Contact Gold. Future taxation of mining operators, and the timing thereof, cannot be predicted with certainty so planning must be undertaken using present conditions and best estimates of any potential future changes. There is no certainty that such planning will be effective to mitigate adverse consequences of future taxation on Contact Gold.

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Global Financial Conditions

Recent global financial conditions have been characterized by increased volatility and access to public financing, particularly for junior mineral exploration companies, has been negatively impacted. These conditions, which include potential disruptions due to a U.S. Government shutdown, may affect Contact Gold's ability to obtain equity or debt financing in the future on terms favourable to Contact Gold or at all.

Market events and conditions, including the disruptions in the international credit markets and other financial systems, in China, Japan and Europe, along with political instability in the Middle East and Russia and falling currency prices expressed in United States dollars have resulted in commodity prices remaining volatile. These conditions have also caused a loss of confidence in global credit markets, excluding the United States, resulting in the collapse of, and government intervention in, major banks, financial institutions and insurers and creating a climate of greater volatility, tighter regulations, less liquidity, widening credit spreads, less price transparency, increased credit losses and tighter credit conditions. Notwithstanding various actions by governments, concerns about the general condition of the capital markets, financial instruments, banks and investment banks, insurers and other financial institutions caused the broader credit markets to be volatile and interest rates to remain at historical lows. These events are illustrative of the effect that events beyond the Company's control may have on commodity prices. Access to public financing has been negatively impacted by sovereign debt concerns in Europe and emerging markets, as well as concerns over global growth rates and conditions. If such conditions continue, Contact Gold's operations could be negatively impacted.

Global financial conditions could suddenly and rapidly destabilize in response to future events, as government authorities may have limited resources to respond to future crises. Future crises may be precipitated by any number of causes, including natural disasters, pandemics (including the COVID-19 pandemic), geopolitical instability, changes to energy prices or sovereign defaults.

Any sudden or rapid destabilization of global economic conditions could negatively impact Contact Gold's ability to obtain equity or debt financing or make other suitable financing arrangements. Increased levels of volatility and market turmoil can adversely impact the operations of Contact Gold and the value and the price of the Common Shares of the Company could be adversely affected

Commodity Markets

The price of Contact Gold's securities, its financial results, and its access to the capital required to finance its exploration activities may in the future be adversely affected by declines in the price of precious and base metals and, in particular, the price of gold. Precious metal prices fluctuate widely and are affected by numerous factors beyond Contact Gold's control such as the sale or purchase of precious metals by various dealers, central banks and financial institutions, interest rates, exchange rates, inflation or deflation, currency exchange fluctuation, global and regional supply and demand, production and consumption patterns, speculative activities, increased production due to improved mining and production methods, government regulations relating to prices, taxes, royalties, land tenure, land use and importing and exporting of minerals, environmental protection, and international political and economic trends, conditions and events. If these or other factors continue to adversely affect the price of gold, the market price of Contact Gold's securities may decline and Contact Gold's operations may be materially and adversely affected.

Market Fluctuation and Commercial Quantities

The market for minerals is influenced by many factors beyond Contact Gold's control, including without limitation the supply and demand for minerals, the sale or purchase of precious metals by various dealers, central banks and financial institutions, interest rates, exchange rates, inflation or deflation, currency exchange fluctuation, global and regional supply and demand, production and consumption patterns, speculative activities, increased production due to improved mining and production methods, government regulations relating to prices, taxes, royalties, land tenure, land use and importing and exporting of minerals, environmental protection, and international political and economic trends, conditions and events. In addition, the metals industry in general is intensely competitive and there is no assurance that, even if apparently commercial quantities and qualities of metals (such as gold) are discovered, a market will exist for their profitable sale. Commercial viability of precious and base metals and other mineral deposits may be affected by other factors that are beyond Contact Gold's control, including the particular attributes of the deposit such as its size, quantity and quality, the cost of mining and processing, proximity to infrastructure, the availability of transportation and sources of energy, financing, government legislation and regulations including those relating to prices, taxes, royalties, land tenure, land use, import and export restrictions, exchange controls, restrictions on production, and environmental protection. It is impossible to assess with certainty the impact of various factors that may affect commercial viability such that any adverse combination of such factors may result in Contact Gold not receiving an adequate return on invested capital or having its mineral projects be rendered uneconomic.

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Estimates of Mineral Resource Risks

Mineral resource estimates will be based upon estimates made by Contact Gold's personnel and independent geologists. These estimates are inherently subject to uncertainty and are based on geological interpretations and inferences drawn from drilling results and sampling analyses and may require revision based on further exploration or development work. The estimation of mineral resources may be materially affected by environmental, permitting, legal, title, taxation, socio-political, marketing, or other relevant issues. As a result of the foregoing, there may be material differences between actual and estimated mineral reserves, which may impact the viability of Contact Gold's projects and have a material impact on Contact Gold.

The grade of mineralization which may ultimately be mined may differ from that indicated by drilling results and such differences could be material. The quantity and resulting valuation of mineral reserves and mineral resources may also vary depending on, among other things, mineral prices (which may render mineral reserves and mineral resources uneconomic), cut-off grades applied and estimates of future operating costs (which may be inaccurate). Production can be affected by such factors as permitting regulations and requirements, weather, environmental factors, unforeseen technical difficulties, unusual or unexpected geological formations and work interruptions. Any material change in quantity of mineral resources, mineral reserves, grade, or stripping ratio may also affect the economic viability of any project undertaken by Contact Gold. In addition, there can be no assurance that mineral recoveries in small scale, and/or pilot laboratory tests will be duplicated in a larger scale test under on-site conditions or during production. To the extent that Contact Gold is unable to mine and produce as expected and estimated, Contact Gold's business may be materially and adversely affected.

There is no certainty that any of the mineral resources identified on any of Contact Gold's properties will be realized, that any mineral resources will ever be upgraded to mineral reserves, that any anticipated level of recovery of minerals will in fact be realized, or that an identified mineral reserve or mineral resource will ever qualify as a commercially mineable (or viable) deposit which can be legally and economically exploited. Until a deposit is actually mined and processed, the quantity of mineral resources and mineral reserves and grades must be considered as estimates only, and investors are cautioned that Contact Gold may ultimately never realize production on any of its properties.

U.S. and Canadian Differences in Estimates of Mineralization

Contact Gold is a reporting issuer in Canada and its Canadian public filings are subject to Canadian disclosure standards, which differ from SEC disclosure requirements. The disclosure in this Offering Circular may use mineral resource classification terms that comply with reporting standards and securities laws in Canada, and mineral resource estimates that are made in accordance with NI 43-101, which differ from the requirements of United States securities laws.

Industry Guide 7 and NI 43-101 have similar goals in terms of conveying an appropriate level of confidence in the disclosures being reported, but embody different approaches and definitions. For example, the terms "mineral reserve," "proven mineral reserve," and "probable mineral reserve" are Canadian mining terms as defined in NI 43-101, and these definitions differ from the definitions in Industry Guide 7. The terms "mineral resource," "measured mineral resource," "indicated mineral resource," and "inferred mineral resource" are defined in and required to be disclosed in accordance with NI 43-101, but these terms are not defined terms under Industry Guide 7 and are normally not permitted to be used in reports and Offering Circulars filed with the SEC.

"Inferred mineral resources" under NI 43-101 have a great amount of uncertainty as to the existence of such resources and their economic and legal feasibility. A significant amount of exploration must be completed in order to determine whether an inferred mineral resource may be upgraded to a higher category. By contrast, under Industry Guide 7 standards, a "final" or "bankable" feasibility study is typically required to report reserves or cash flow analysis to designate reserves. Further, under Industry Guide 7, mineralization may not be classified as a "reserve" unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made.

In 2018, the SEC adopted amendments to the disclosure requirements for mining registrants. Under these new rules, SEC Industry Guide 7 will be rescinded and replaced with the disclosure standards under new Subpart 1300. SEC Industry Guide 7 currently remains in effect, subject to a transition period, after which Contact Gold will be required to comply with the new rules for fiscal years 2021 and after. Accordingly, future adjustment may also occur due to the differing standards under the new requirements.

In addition, Subpart 1300 will require experts that prepare mineralization disclosure to be a "qualified person" as defined in Subpart 1300 and to sign a consent to the use of the qualified person's name, or any quotation from, or summarization of, the technical report summary in the relevant registration statement or report, and to the filing of the technical report summary as an exhibit to the registration statement, Offering Circular or report. Compliance with Subpart 1300 may increase costs associated with mineralization disclosure.

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Insurance and Uninsured Risks

Contact Gold's business is subject to a number of risks and hazards generally, including adverse environmental conditions, industrial accidents, labour disputes, unusual or unexpected geological conditions, ground or slope failures, cave-ins, changes in the regulatory environment, natural phenomena such as inclement weather conditions, floods and earthquakes. Such occurrences could result in damage to mineral properties or production facilities, personal injury or death, environmental damage to Contact Gold's properties or the properties of others, delays in the ability to undertake exploration, monetary losses and possible legal liability.

Although Contact Gold may maintain insurance to protect against certain risks in such amounts as it considers to be reasonable, its insurance will not cover all the potential risks associated with its operations. Contact Gold may also be unable to maintain insurance to cover these risks at economically feasible premiums. Insurance coverage may not continue to be available or may not be adequate to cover any resulting liability. Moreover, insurance against risks such as environmental pollution or other hazards as a result of exploration and production is not generally available to Contact Gold or to other companies in the mining industry on acceptable terms. Contact Gold might also become subject to liability for pollution or other hazards which it may not be insured against or which Contact Gold may elect not to insure against because of premium costs or other reasons. Losses from these events may cause Contact Gold to incur significant costs that could have a material adverse effect upon its financial performance and results of operations.

Health, Safety and Community Relations

Contact Gold's operations are subject to various health and safety laws and regulations that impose various duties on the Company in respect of its operations, relating to, among other things, worker safety and the surrounding communities. These laws and regulations also grant the relevant authorities broad powers to, among other things, close unsafe operations and order corrective action relating to health and safety matters. The costs associated with the compliance with such health and safety laws and regulations may be substantial and any amendments to such laws and regulations, or more stringent implementation thereof, could cause additional expenditure or impose restrictions on, or suspensions of, Contact Gold's operations. Contact Gold expects to make significant expenditures to comply with the extensive laws and regulations governing the protection of the environment, waste disposal, worker safety, mine development and protection of endangered and other special status species, and, to the extent reasonably practicable, to create social and economic benefit in the surrounding communities near Contact Gold's mineral properties, but there can be no guarantee that these expenditures will ensure Contact Gold's compliance with applicable laws and regulations and any non-compliance may have a material and adverse effect on Contact Gold.

Environmental Risks and Hazards

The mining and mineral processing industries are subject to extensive governmental regulations for the protection of the environment, including regulations relating to air and water quality, mine reclamation, solid and hazardous waste handling and disposal and the promotion of occupational health and safety, which may adversely affect Contact Gold or require it to expend significant funds in order to comply with such regulations. There is also a risk that environmental and other laws and regulations may become more onerous, making it more costly for Contact Gold to remain in compliance with such laws and regulations, which could result in the incurrence of additional costs and operational delays or the failure of Contact Gold's business.

All phases of Contact Gold's operations in Nevada will be subject to extensive federal and state environmental regulation, including:

• Comprehensive Environmental, Response, Compensation, and Liability Act ("CERCLA");

• The Federal Resource Conservation and Recovery Act ("RCRA");

• The Clean Air Act ("CAA");

• The National Environmental Policy Act ("NEPA");

• The Clean Water Act ("CWA");

• The Safe Drinking Water Act ("SDWA"); and

• The Endangered Species Act ("ESA").

These environmental regulations require Contact Gold to obtain various operating approvals and licenses and also impose standards and controls relating to exploration, development and production activities. Nevada state statutes and regulations also establish reclamation and financial assurance requirements for mining operations and require that mining projects in Nevada obtain a reclamation permit. Mining projects are required to prepare a reclamation plan and provide financial assurance to ensure that the reclamation plan is implemented upon completion of operations. Compliance with federal and state regulations could result in delays in beginning or expanding operations, incurring additional costs for cleanup of hazardous substances, payment of penalties for discharge of pollutants, and post-mining reclamation and bonding, all of which could have an adverse impact on Contact Gold's financial performance and results of operations.

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There is no assurance that future changes in environmental regulation, if any, will not adversely affect Contact Gold's operations. Environmental hazards may exist on the properties on which Contact Gold holds interests which are unknown to Contact Gold at present and which have been caused by previous or existing owners or operators of the properties, and which may result in the payment of fines and clean-up costs by Contact Gold and may adversely affect Contact Gold's operations.

Contact Gold cannot give any assurances that breaches of environmental laws (whether inadvertent or not) or environmental pollution will not materially and adversely affect its financial condition. There is no assurance that any future changes to environmental regulation, if any, will not adversely affect Contact Gold.

Our activities are subject to environmental laws and regulations that may increase our costs of doing business and restrict our operations.

All phases of our operations are subject to environmental regulation in the jurisdictions in which we operate, certain of which regulations are set forth below. Environmental legislation is evolving in a manner which may result in stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. These laws address emissions into the air, discharges into water, management of waste, management of hazardous substances, protection of natural resources, antiquities and endangered species and reclamation of lands disturbed by mining operations. The costs associated with compliance with such laws and regulations are substantial. Compliance with environmental laws and regulations and future changes in these laws and regulations may require significant capital outlays and may cause material changes or delays in our operations and future activities. It is possible that future laws, regulations, or more restrictive interpretations of current laws and regulations by governmental authorities could have a significant adverse impact on our properties or some portion of our business, causing us to re-evaluate those activities at that time.

U.S. Federal Laws: CERCLA, and comparable state statutes, impose strict, joint and several liabilities on current and former owners and operators of sites and on persons who disposed of or arranged for the disposal of hazardous substances found at such sites. It is not uncommon for the government to file claims requiring cleanup actions, for reimbursement for government-incurred cleanup costs, or for natural resource damages, or for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by hazardous substances released into the environment. RCRA, and comparable state statutes, govern the disposal of solid waste and hazardous waste and authorize the imposition of substantial fines and penalties for noncompliance, as well as requirements for corrective actions. CERCLA, RCRA and comparable state statutes can impose liability for clean-up of sites and disposal of substances found on exploration, mining and processing sites long after activities on such sites have been completed.

CAA, as amended, restricts the emission of air pollutants from many sources, including mining and processing activities. Our mining operations may produce air emissions, including fugitive dust and other air pollutants from stationary equipment, storage facilities and the use of mobile sources such as trucks and heavy construction equipment, which are subject to review, monitoring and/or control requirements under the CAA and state air quality laws. New facilities may be required to obtain permits before work can begin, and existing facilities may be required to incur capital costs in order to remain in compliance. In addition, permitting rules may impose limitations on our production levels or result in additional capital expenditures in order to comply with the rules.

NEPA requires federal agencies to integrate environmental considerations into their decision-making processes by evaluating the environmental impacts of their proposed actions, including issuances of permits to mining facilities, and assessing alternatives to those actions. If a proposed action could significantly affect the environment, the agency must prepare a detailed statement known as an EIS. The United States Environmental Protection Agency ("EPA"), other federal agencies, and any interested third parties will review and comment on the scoping of the Environmental Impact Statement ("EIS") and the adequacy of and findings set forth in the draft and final EIS. This process can cause delays in the issuance of required permits or result in changes to a project to mitigate its potential environmental impacts, which can in turn impact the economic feasibility of a proposed project.

CWA, and comparable state statutes, impose restrictions and controls on the discharge of pollutants into waters of the United States. The discharge of pollutants into regulated waters is prohibited, except in accordance with the terms of a permit issued by the EPA or an analogous state agency. The CWA regulates storm water from mining facilities and requires a storm water discharge permit for certain activities. Such a permit requires the regulated facility to monitor and sample storm water run-off from its operations. The CWA and regulations implemented thereunder also prohibit discharges of dredged and fill materials in wetlands and other waters of the United States unless authorized by an appropriately issued permit. The CWA and comparable state statutes provide for civil, criminal and administrative penalties for unauthorized discharges of pollutants and impose liability on parties responsible for those discharges for the costs of cleaning up any environmental damage caused by the release and for natural resource damages resulting from the release.

SDWA and the Underground Injection Control ("UIC") program promulgated thereunder, regulate the drilling and operation of subsurface injection wells. The EPA directly administers the UIC program in some states and in others the responsibility for the program has been delegated to the state. The program requires that a permit be obtained before drilling a disposal or injection well. Violation of these regulations and/or contamination of groundwater by mining related activities may result in fines, penalties, and remediation costs, among other sanctions and liabilities under the SDWA and state laws. In addition, third party claims may be filed by landowners and other parties claiming damages for alternative water supplies, property damages, and bodily injury.

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Nevada Laws: At the state level, mining operations in Nevada are also regulated by the Nevada Department of Conservation and Natural Resources, Division of Environmental Protection. Nevada state law requires mine operators to hold Nevada Water Pollution Control Permits, which dictate operating controls and closure and post-closure requirements directed at protecting surface and ground water.

Other Nevada regulations govern operating and design standards for the construction and operation of any source of air contamination and landfill operations. Any changes to these laws and regulations could have an adverse impact on our financial performance and results of operations by, for example, requiring changes to operating constraints, technical criteria, fees or surety requirements.

The Proposed CERCLA § 108(b) Hardrock Mining Financial Assurance Rules may adversely affect our business.

The EPA has proposed new rules requiring demonstration of financial responsibility which are applicable to facilities used for hard rock mining assurance. Although the rules are not final and have not been implemented, they could require us to obtain additional financial guarantees beyond our current reclamation requirements for our Pony Creek Project and our other projects if placed into production. The rule requires subject facilities to calculate their level of financial responsibility based on a formula included in the rule, secure an instrument or otherwise self-assure for the calculated amount, demonstrate to the EPA the proof of the security, and maintain the security until the EPA releases facilities from the CERCLA 108(b) regulations. With only a draft rule at this time, the final impacts of this rule to us are unknown; however, an obligation to secure and maintain financial assurance across all of our facilities could have a material adverse impact to our business. If a final rule is implemented, there can be no assurances that the financial assurance products required by the rule will be available or that we will be able to obtain such financial assurances on commercially reasonable terms, or at all.

Competitive Industry Environment

The mining industry is highly competitive in all of its phases, both domestically and internationally. Contact Gold's ability to acquire properties and develop mineral resources and reserves in the future will depend not only on its ability to develop its present properties, but also on its ability to select and acquire suitable producing properties or prospects for mineral exploration, of which there is a limited supply. Contact Gold may be at a competitive disadvantage in acquiring additional mining properties because it must compete with other individuals and companies, many of which have greater financial resources, operational experience and technical capabilities than Contact Gold. Contact Gold may also encounter competition from other mining companies in its efforts to hire experienced mining professionals. Competition could adversely affect Contact Gold's ability to attract necessary funding or acquire suitable producing properties or prospects for mineral exploration in the future. Competition for services and equipment could result in delays if such services or equipment cannot be obtained in a timely manner due to inadequate availability, and could also cause scheduling difficulties and cost increases due to the need to coordinate the availability of services or equipment. Any of the foregoing effects of competition could materially increase project development, exploration or construction costs, result in project delays and generally and adversely affect Contact Gold and its business and prospects.

Market Price of the Securities

The Offering Price has been agreed between the Company and the Underwriters based on a number of factors, including market conditions in effect at the time the Offering Price was determined and may not be indicative of the price at which the Common Shares will trade following the completion of the Offering. The market price of the Common Shares could be subject to significant fluctuations due to various factors and events, including any regulatory or economic changes affecting the Company's operations, variations in the Company's operating results, developments in the Company's business or its competitors, or changes in market sentiment towards the Common Shares. Investors should be aware that the value of the Common Shares may be volatile, and investors may, on disposing of the Common Shares, realize less than their original investment or may lose their entire investment.

The Company's operating results and prospects from time to time may be below the expectations of market analysts and investors. In addition, stock markets from time to time suffer significant price and volume fluctuations that affect the market price of the securities listed thereon and which may be unrelated to the Company's operating performance. These factors include macroeconomic developments and political environments in North America and globally and market perceptions of the attractiveness of particular industries. As at the date hereof, there remains a significant amount of uncertainty and economic disruption caused by Covid-19 that has increased market and share price volatility and had a catastrophic impact on access to capital and liquidity. Any of these events could result in a decline in the market price of the Common Shares. The Common Shares may, therefore, not be suitable as a short-term investment. In addition, the market price of the Common Shares may not reflect the underlying value of the Company's net assets. The price at which the Common Shares will be traded and the price at which investors may realize their shares will be influenced by a large number of factors, some specific to the Company and its proposed operations, and some which may affect the business sectors in which the Company operate, including the pervasive and ongoing impact of Covid-19. Such factors could also include the performance of the Company's operations, variations in operating results, announcements by the Company (i.e. disappointing results of exploratory drilling, the incurrence of environmental liabilities or other material developments), announcements of material developments by the Company's competitors, involvement in litigation, large purchases or sales of the Common Shares, liquidity or the absence of liquidity in the Common Shares, limited trading volume, the prices of gold and other precious metals, legislative or regulatory changes relating to the business of the Company, the Company's ability to raise additional funds, other material events and general financial market and economic conditions. In the event that the occurrence of any of these events causes the price of the Common Shares to decrease, investors may be forced to sell their shares at a loss.

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Strategic Partnerships and Joint Venture Agreements

Contact Gold may in the future enter into partnerships, option agreements and/or joint ventures as a means of acquiring additional property interests or to fully exploit the exploration and production potential of its assets. The failure of any partner to meet its obligations to Contact Gold or other third parties, or any disputes with respect to third parties' respective rights and obligations, could have a material adverse effect on Contact Gold's rights under such agreements. Contact Gold may also be unable to exert direct influence over strategic decisions made in respect of properties that are subject to the terms of these agreements, which may have a materially adverse impact on the strategic value of the underlying mineral claims. Furthermore, in the event Contact Gold is unable to meet its obligations or share of costs incurred under agreements to which it is a party, the Company may have its property interests subject to such agreements reduced as a result or face the termination of such agreements.

Acquisitions and Integration

From time to time, it can be expected that Contact Gold will examine opportunities to acquire additional exploration and/or mining assets and businesses. Any acquisition that Contact Gold may choose to complete may be of a significant size, will require significant attention by Contact Gold's management, may change the scale of Contact Gold's business and operations, and may expose Contact Gold to new geographic, political, operating, financial and geological risks. Contact Gold's success in its acquisition activities depends upon its ability to identify suitable acquisition candidates, negotiate acceptable terms for any such acquisition, and integrate the acquired operations successfully with those of Contact Gold. Any acquisitions would be accompanied by risks. In the event that Contact Gold chooses to raise debt capital to finance any such acquisitions, Contact Gold's leverage will be increased. If Contact Gold chooses to use equity as consideration for such acquisitions, existing shareholders may suffer dilution. Alternatively, Contact Gold may choose to finance any such acquisitions with its existing resources, which would result in the depletion of such resources. There can be no assurance that Contact Gold would be successful in overcoming these risks or any other problems encountered in connection with such acquisitions, that Contact Gold would be able to successfully integrate the acquired business into Contact Gold's pre-existing business or that any such acquisition would not have a material and adverse effect on Contact Gold.

Dilution

With the net proceeds from this Offering, Contact Gold believes that it is adequately financed to carry out its exploration and development plans in the near term. However, financing the development of a mining operation through to production, should feasibility studies show it is recommended, would be expensive and Contact Gold would require additional capital to fund development and exploration programs and potential acquisitions. Contact Gold cannot predict the size of future issuances of Common Shares or the issuance of debt instruments or other securities convertible into Common Shares in connection with any such financing. Likewise, Contact Gold cannot predict the effect, if any, that future issuances and sales of Contact Gold's securities will have on the market price of its Common Shares. If Contact Gold raises additional funds by issuing additional equity securities, such financing may substantially dilute the interests of existing shareholders. Sales of a substantial number of Common Shares, or the availability of such Common Shares for sale, could adversely affect prevailing market prices for Contact Gold's securities and a securityholder's interest in Contact Gold.  See, "Dilution."

Future Sales of the Common Shares by Major Shareholder

Sales of a large number of Common Shares in the public markets, or the potential for such sales, could decrease the trading price of the Common Shares and could impair Contact Gold's ability to raise capital through sales of Common Shares. In particular, as at the date hereof, Waterton owns, directly or indirectly, approximately 41.84% of the issued and outstanding Common Shares. If Waterton or another significant shareholder decides to liquidate all or a significant portion of its position, it could adversely affect the price of our Common Shares.

Climate Change and Climate Change Regulations

Climate change could have an adverse impact on Contact Gold's operations. The potential physical impacts of climate change on the operations of Contact Gold are highly uncertain, and would be particular to the geographic circumstances in areas in which it operates. These may include changes in rainfall and storm patterns and intensities, water shortages, changing sea levels and changing temperatures. These changes in climate could have an impact on the cost of development or production on Contact Gold's mines and adversely affect the financial performance of its operations.

Regulations and pending legislation governing issues involving climate change could result in increased operating costs, which could have a material adverse effect on the business of Contact Gold. A number of governments or governmental bodies have introduced or are contemplating regulatory changes in response to climate and its potential impacts. Legislation and increased regulation regarding climate change could impose significant costs on Contact Gold, its venture partners and its suppliers, including costs related to increased energy requirements, capital equipment, environmental monitoring and reporting and other costs to comply with such regulations. Any adopted climate change regulations could also negatively impact Contact Gold's ability to compete with companies situated in areas not subject to such regulations. Given the emotion, political significance and uncertainty around the impact of climate change and how it should be dealt with, Contact Gold cannot predict how legislation and regulation will affect its financial condition, operating performance and ability to compete. Furthermore, even without such regulation, increased awareness and any adverse publicity in the global marketplace about potential impacts on climate change by Contact Gold or other companies in the natural resources industry could harm the reputation of Contact Gold.

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Risk of Litigation

Contact Gold may become involved in disputes with other parties in the future which may result in litigation. The results of litigation cannot be predicted with certainty. If Contact Gold is unable to resolve these disputes favourably, it may have a material adverse impact on the ability of Contact Gold to carry out its business plan.

Reliance on Key Personnel

Contact Gold's development will depend on the efforts of key management and other key personnel. Loss of any of these people, particularly to competitors, could have a material adverse effect on Contact Gold's business. Further, with respect to the future development of Contact Gold's projects, it may become necessary to attract both international and local personnel for such development. The marketplace for key skilled personnel is becoming more competitive, which means the cost of hiring, training and retaining such personnel may increase. Factors outside Contact Gold's control, including competition for human capital and the high level of technical expertise and experience required to execute this development, will affect Contact Gold's ability to employ the specific personnel required. Due to the relatively small size of Contact Gold, the failure to retain or attract a sufficient number of key skilled personnel could have a material adverse effect on Contact Gold's business, results of future operations and financial condition. Moreover, Contact Gold does not intend to take out 'key person' insurance in respect of any directors, officers or other employees.

Influence of Third Party Stakeholders

Some of the lands in which Contact Gold holds an interest, or the exploration equipment and roads or other means of access which Contact Gold intends to utilize in carrying out its work programs or general business mandates, may be subject to interests or claims by third party individuals, groups or companies. In the event that such third parties assert any claims, Contact Gold work programs may be delayed even if such claims are not meritorious. Such delays may result in significant financial loss and loss of opportunity for Contact Gold.

Internal Controls

Internal controls over financial reporting are procedures designed to provide reasonable assurance that transactions are properly authorized, assets are safeguarded against unauthorized or improper use, and transactions are properly recorded and reported. A control system, no matter how well designed and operated, can provide only reasonable, and not absolute, assurance with respect to the reliability of financial reporting and financial statement preparation. Though Contact Gold intends to put into place a system of internal controls appropriate for its size, and reflective of its level of operations, there are limited internal controls currently in place. Contact Gold has a very limited history of operations and has not made any assessment as to the effectiveness of its internal controls. If we identify material weaknesses in our internal control over financial reporting, if we are unable to comply with the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of its internal control over financial reporting when required, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of the Common Shares could be negatively affected. We also could become subject to investigations by the stock exchange on which the securities are listed, the Commission, or other regulatory authorities, which could require additional financial and management resources.

Dividend Policy

No dividends on the Common Shares has been paid by Contact Gold to date. Investors in Contact Gold's securities cannot expect to receive a dividend on their investment in the foreseeable future, if at all. Accordingly, it is unlikely that investors will receive any return on their investment in Contact Gold's securities  other than through possible Share price appreciation.

Conflicts of Interest

Certain of the directors and officers of Contact Gold also serve as directors and/or officers of other companies involved in natural resource exploration and development and consequently there exists the possibility for such directors and officers to be in a position of conflict. Any decision made by any of such directors and officers involving Contact Gold must be made in accordance with their duties and obligations to deal fairly and in good faith with a view to the best interests of Contact Gold and its shareholders. In addition, each of the directors is required to declare and refrain from voting on any matter in which such directors may have a conflict of interest in accordance with the procedures set forth in the BCBCA and other applicable Laws.

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Liquidity Risk

Liquidity risk arises through the excess of financial obligations due over available financial assets at any point in time. Contact Gold's objective in managing liquidity risk will be to maintain sufficient readily available cash reserves and credit in order to meet its liquidity requirements at any point in time. As Contact Gold does not currently have revenue, and is not expected to have revenue in the foreseeable future, Contact Gold will be reliant upon debt and equity financing to mitigate liquidity risk. The total cost and planned timing of acquisitions and/or other development or construction projects is not currently determinable and it is not currently known precisely when Contact Gold will require external financing in future periods. There is no guarantee that external financing will be available on commercially reasonable terms, or at all, and Contact Gold's inability to finance future development and acquisitions would have a material and adverse effect on Contact Gold and its business and prospects.

Risks Relating to our Common Shares

An active market in which investors can resell their Common Shares may not develop.

We cannot predict the extent to which an active market for our Common Shares will develop or be sustained after this Offering, or how the development of such a market might affect the market price of our Common Shares. The offering price of our Common Shares in this Offering has been agreed to between us and the Underwriters based on a number of factors, including market conditions in effect around the time of this Offering, and it may not be in any way indicative of the price at which our Common Shares will trade following the completion of this Offering. Even if a trading market develops, investors may not be able to resell their Common Shares at or above the initial offering price. Investors are cautioned that if an active market for our Common Shares does not arise, investors may not be able to resell their Common Shares, or may be forced to do so at a loss.

We are an "emerging growth company," and cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our Common Shares less attractive to investors.

We are an "emerging growth company," as defined in the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years: however, circumstances could cause us to lose that status earlier, including if the market value of our Common Shares held by non-affiliates exceeds $700 million, if we issue $1 billion or more in non-convertible debt during a three-year period, or if our annual gross revenues exceed $1.07 billion. Absent the foregoing circumstances, we would cease to be an emerging growth company on the last day of the fiscal year following the date of the fifth anniversary of our first sale of common equity securities under an effective registration statement (note that the offering of Common Shares pursuant to this Offering Circular will not result in the sale of securities under an effective registration statement). Finally, at any time we may choose to opt-out of the emerging growth company reporting requirements. If we choose to opt out, we will be unable to opt back in to being an emerging growth company. We cannot predict if investors will find our Common Shares less attractive because we may rely on these exemptions. If some investors find our Common Shares less attractive as a result, there may be a less active trading market for our Common Shares and our stock price may be more volatile.

The market price of our Common Shares may be volatile.

The trading price of the stock and the price at which we may sell stock in the future are subject to fluctuations in response to any of the following:

• limited trading volume in the Common Shares;

• quarterly variations in operating results;

• involvement in litigation;

• general financial market conditions;

• the prices of gold and other precious metals;

• announcements by us of, for example, disappointing results of exploratory drilling, the incurrence of environmental liabilities or other material developments;

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• announcements of material developments by our competitors;

• our ability to raise additional funds;

• changes in government regulations; and

• other material events.

In the event that the occurrence of any of these events causes the price of our Common Shares to decrease, investors may be forced to sell their Unit Shares at a loss.

If our Common Shares become subject to the penny stock rules, it would become more difficult to trade our Common Shares.

The Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price per share of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, before effecting a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that, before effecting any such transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser's written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our Common Shares, and therefore shareholders may have difficulty selling their Common Shares.

FINRA sales practice requirements may limit a shareholder's ability to buy and sell our stock.

In addition to the "penny stock" rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. The FINRA requirements may make it more difficult for broker-dealers to recommend that their customers buy our Common Shares, which may have the effect of reducing the level of trading activity in our Common Shares. As a result, fewer broker-dealers may be willing to make a market in our Common Shares, reducing a shareholder's ability to resell our Common Shares.

As an emerging growth company, our auditor is not required to attest to the effectiveness of our internal controls.

Our independent auditors are not required to attest to the effectiveness of our internal control over financial reporting while we are an emerging growth company. This means that the effectiveness of our financial operations may differ from our peer companies in that they may be required to obtain independent registered public accounting firm attestations as to the effectiveness of their internal controls over financial reporting while we are not. While our management will be required to attest to internal control over financial reporting and we will be required to detail changes to our internal controls on a quarterly basis, we cannot provide assurance that the independent registered public accounting firm's review process in assessing the effectiveness of our internal controls over financial reporting, if obtained, would not find one or more material weaknesses or significant deficiencies. Further, once we cease to be an emerging growth company we will be subject to independent registered public accounting firm attestation regarding the effectiveness of our internal controls over financial reporting unless our public float is less than US$75 million. Even if management finds such controls to be effective, our independent registered public accounting firm may decline to attest to the effectiveness of such internal controls and issue a qualified report.

We may elect to become a reporting issuer under the Exchange Act and, if we do, we believe that we will be considered a smaller reporting company and will be exempt from certain disclosure requirements, which could make our Common Shares less attractive to potential investors.

Rule 12b-2 of the Exchange Act defines a "smaller reporting company" as an issuer that is not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent that is not a smaller reporting company and that:

• had a public float of less than US$250 million as of the last business day of its most recently completed second fiscal quarter, computed by multiplying the aggregate worldwide number of shares of its voting and non-voting common equity held by non-affiliates by the price at which the common equity was last sold, or the average of the bid and asked prices of common equity, in the principal market for the common equity; or

• in the case of an initial registration statement under the Securities Act, or the Exchange Act, for shares of its common equity, had a public float of less than US$250 million as of a date within 30 days of the date of the filing of the registration statement, computed by multiplying the aggregate worldwide number of such shares held by non-affiliates before the registration plus, in the case of a Securities Act registration statement, the number of such shares included in the registration statement by the estimated public offering price of the shares; or

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• in the case of an issuer whose public float as calculated under the foregoing paragraphs of this definition was zero or less than US$700 million, had annual revenues of less than US$100 million during the most recently completed fiscal year for which audited financial statements are available.

We believe that we are a smaller reporting company, and as such that we will not be required and may not include a Compensation Discussion and Analysis section in our proxy statements; we will provide only two years of financial statements; and we need not provide the table of selected financial data. We also will have other "scaled" disclosure requirements that are less comprehensive than issuers that are not smaller reporting companies. These "scaled" disclosure requirements make our Common Shares less attractive to potential investors, which could make it more difficult for our shareholders to sell their Units.

We are taxed as a corporation for U.S. federal income tax purposes.

We will pay U.S. federal income tax on our taxable income at the corporate tax rate, which is currently a maximum of 21%, and will pay state and local income tax at varying rates, including the Nevada Net Proceeds Tax. Distributions will generally be taxed again as corporate dividends (to the extent of our current and accumulated earnings and profits), and no income, gains, losses, deductions, or credits will flow through to you.  The State of Nevada has also recently enacted a bill providing for a new royalty to be levied on mines with with gross revenue greater than USD 20,000,000. A royalty rate of 0.75% of gross gold and silver revenue will apply to mines with USD 20M- USD150M of annual revenue, and a rate of 1.1% will apply for mines with greater than USD 150M of annual revenue. This new royalty is incremental to the already existing Nevada Net Proceeds Tax. In addition, changes in current state law may subject us to additional entity-level taxation by individual states. Because of state budget deficits and other reasons, several states are evaluating ways to subject corporations to additional forms of taxation. We will be subject to a material amount of entity-level taxation, which will result in a material reduction in the anticipated cash flow and after-tax return to our shareholders.

A non-U.S. holder of our Common Shares, Warrants, or Warrant Shares will be treated as having income that is "effectively connected" with a United States trade or business upon the sale or disposition of our Common Shares, Warrants, or Warrant Shares unless (i) our Common Shares are regularly traded on an established securities market and (ii) the non-U.S. holder did not meet certain ownership thresholds during the applicable testing period.

A non-U.S. holder of our Common Shares, Warrants, or Warrant Shares generally will incur U.S. federal income tax on any gain realized upon a sale or other disposition of our Warrant Shares or Broker Warrant Shares, as applicable, to the extent our Common Shares constitutes a "United States real property interest" ("USRPI"), under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). A USRPI includes stock in a "United States real property holding corporation." We are, and expect to continue to be for the foreseeable future, a "United States real property holding corporation."

Under FIRPTA, a non-U.S. holder is taxed on any gain realized upon a sale or other disposition of a USRPI as if such gain were "effectively connected" with a United States trade or business of the non-U.S. holder. A non-U.S. holder thus will be taxed on such a gain at the same graduated rates generally applicable to U.S. persons. In addition, a non-U.S. holder would have to file a U.S. federal income tax return reporting that gain. A non-U.S. holder that is a foreign corporation and not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such gain.

However, if our Common Shares and Warrant Shares are regularly traded on an established securities market (the "Regularly Traded Exception"), then gains realized upon a sale or other disposition of our Warrant Shares or Broker Warrant Shares, as applicable, will not be treated as gains from the sale of a USRPI, as long as the non-U.S. holder did not own: (i) more than 5% of our Common Shares and Warrant Shares at any time during the five-year period preceding the sale or other disposition or, if shorter, the non-U.S. holder's holding period for its Common Shares; (ii) Warrants with a fair market value on the date acquired by such holder greater than the fair market value on that date of 5% of our Common Shares and Warrant Shares; or (iii) aggregate equity securities of the Company with a fair market value on the date acquired in excess of 5% of the fair market value of the Common Shares and Warrant Shares on such date. Our Common Shares currently trades on the OTCQB. At this time, it is uncertain whether our Common Shares will continue to be considered as being regularly traded on an established securities market in the U.S. Accordingly, we can provide no assurances that the Warrant Shares or Broker Warrant Shares, as applicable, will meet the Regularly Traded Exception at the time a non-U.S. holder purchases such securities or sells, exchanges, or otherwise disposes of such securities. In the event that our Warrant Shares or Broker Warrant Shares, as applicable, do not meet the Regularly Traded Exception, then gains recognized by a non-U.S. holder upon a sale or other disposition of our Warrant Shares or Broker Warrant Shares, as applicable, will be subject to tax under FIRPTA unless an exemption applies. Since the Warrants are not expected to be listed on a securities market, the Warrants are unlikely to qualify for the Regularly Traded Exception. The foregoing summary is qualified in its entirety by the discussion contained herein under the heading "Material U.S. Federal Income Tax Considerations for U.S. Holders and Non-U.S. Holders."

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Our ability to utilize our net operating loss carryforwards and certain other tax attributes may be limited.

Under Section 382 and related provisions of the Internal Revenue Code of 1986, as amended (the "Code"), if a corporation undergoes an "ownership change" (generally defined as a greater than 50% change (by value) in its equity ownership over a three year period), the corporation's ability to use its pre-change net operating loss carryforwards and other pre-change tax attributes to offset its post-change income may be limited. We may, upon completion of this Offering, or in the future as a result of subsequent shifts in our stock ownership, experience, an "ownership change." Thus, our ability to utilize carryforwards of our net operating losses and other tax attributes to reduce future tax liabilities may be substantially restricted. At this time, we have not completed a study to assess whether an ownership change under Section 382 of the Code may occur in the foreseeable future, or whether there have been due to the costs and complexities associated with such a study. Therefore, we may not be able to take full advantage of these carryforwards for federal or state tax purposes.

The tax treatment of corporations or an investment in our Common Shares, Warrants or Warrants Shares could be subject to potential legislative, judicial or administrative changes and differing interpretations, possibly on a retroactive basis.

The present U.S. federal income tax treatment of corporations, including us, or an investment in our Common Shares, Warrants and Warrant Shares, may be modified by administrative, legislative or judicial interpretation at any time. For example, from time to time, members of Congress and the President propose and consider substantive changes to the existing U.S. federal income tax laws that affect corporations. Any modification to the U.S. federal income tax laws and interpretations thereof may or may not be retroactively applied and could make it more difficult or impossible to meet our cash flow needs for operations, acquisitions or other purposes. We are unable to predict whether any of these changes or other proposals will be enacted. However, it is possible that a change in law could affect us, and any such changes could negatively impact the value of an investment in our Warrant Shares or Broker Warrant Shares, as applicable.

The Warrant Indenture governing the Warrants designates the Courts of the Province of British Columbia as the exclusive forum for certain types of actions and proceedings with respect to all matters arising out of the Warrant Indenture, which could limit a warrantholder's ability to choose the judicial forum for disputes arising out of the Warrant Indenture.

The Warrant Indenture governing the Warrants and Broker Warrants designates the Courts of the Province of British Columbia as the exclusive forum for certain types of actions and proceedings with respect to all matters arising out of the Warrant Indenture; ; provided however that in accordance with Section 27 of the Exchange Act, United States federal courts shall have jurisdiction over all suits and any action brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder and that in accordance with Section 22 of the Securities Act, United States federal and state courts shall have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the U.S. Securities Act or the rules and regulations thereunder.

The choice of forum provision may limit a warrantholder's ability to bring a claim in a judicial forum that it finds favorable for disputes, which may discourage such lawsuits. If a court were to find the choice of forum provision contained in the Warrant Indenture to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could have a material adverse effect on our business, financial condition, and results of operations.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Offering Circular, including any supplement to this Offering Circular, includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements concern our anticipated results and developments in our operations in future periods, planned exploration and development of our properties, plans related to our business and other matters that may occur in the future. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. These statements include, but are not limited to, comments regarding:

Forward-looking statements may include, but are not limited to, statements with respect to the Offering, the use of the net proceeds of the Offering, if any, the qualification of the Warrant Shares and Broker Warrant Shares by the Commission, the plan of distribution of the Offering, certain United States and Canadian tax consequences of an investment in the Warrant Shares and Broker Warrant Shares, as applicable, the future financial or operating performance of Contact Gold and its subsidiaries and its mineral project, the future price of metals, test work and confirming results from work performed to date, the estimation of mineral resources and mineral reserves, the realization of mineral resource and mineral reserve estimates, the timing and amount of estimated future capital, operating and exploration expenditures, costs and timing of the development of new deposits, costs and timing of future exploration, requirements for additional capital, government regulation of mining operations, environmental risks, reclamation expenses, title disputes or claims, and limitations of insurance coverage. Often, but not always, forward looking statements can be identified by the use of words and phrases such as "plans", "expects", "is expected", "budget", "scheduled", "estimates", "forecasts", "intends", "anticipates", or "believes" or variations (including negative variations) of such words and phrases, or statements that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved.

Forward looking statements are based on the opinions and estimates of management as of the date such statements are made and are based on various assumptions such as future business and property integrations remaining successful; the ability of the Company to continue to undertake exploration and other activities at its mineral properties during the Covid-19 outbreak; the ability of the Company to manage Covid-19 cases at its mineral properties and maintain normal activity levels at its properties despite any such cases; that the other current or potential future effects of the Covid-19 pandemic on the Company's business, operations and financial position, including restrictions on the movement of persons, restrictions on business activities, restrictions on the transport of goods, trade restrictions, increases in the cost of necessary inputs, reductions in the availability of necessary inputs and productivity and operational constraints, will not impact its planned exploration activities at its mineral properties; the ability to continue raising the necessary capital to finance operations; favourable and stable general macroeconomic conditions, securities markets, spot and forward prices of gold, silver, base metals and certain other commodities, currency markets (such as the $ to US$ exchange rate); no materially adverse changes in national and local government, legislation, taxation, controls, regulations and political or economic developments; that various risks and hazards associated with the business of mineral exploration, development and mining (including environmental hazards, industrial accidents, unusual or unexpected formations, pressures, cave-ins and flooding) will not materialize; the ability to complete planned exploration programs; the ability to continue raising the necessary capital to finance operations; no disruptions or delays due to a U.S. Government shutdown; the ability to obtain adequate insurance to cover risks and hazards on favourable terms; that changes to laws and regulations will not impose greater or adverse restrictions on mineral exploration or mining activities; the continued stability of employee relations; relationships with local communities and indigenous populations; that costs associated with mining inputs and labour will not materially increase; that mineral exploration and development activities (including obtaining necessary licenses, permits and approvals from government authorities) will be successful; and the continued validity and ownership of title to properties.

Forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Contact Gold to be materially different from any future results, performance or achievements expressed or implied by the forward looking statements. Such factors include, among others, risks posed by the disruption caused by the Covid-19 pandemic; risks from the Company's negative working capital and history of losses, including that the Company may be unable to continue as a going concern; general business, economic, competitive, political and social uncertainties; the actual results of current and future exploration activities differing from projected results; the inability to meet various expected cost estimates; changes or downgrades in project parameters and/or economic assessments as plans continue to be refined; fluctuations in the future prices of metals; possible variations of mineral grade or recovery rates below those that are expected; the risk that actual costs may exceed estimated costs; failure of equipment or processes to operate as anticipated; accidents, labour disputes and other risks of the mining industry; political instability; delays in obtaining governmental approvals or financing or in the completion of development or construction activities, as well as those factors discussed in the section entitled "Risk Factors" in this Offering Circular. Although Contact Gold has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. Forward looking statements contained herein are made as of the date of this Offering Circular and Contact Gold disclaims any obligation to update any forward looking statements, whether as a result of new information, future events or results, except as may be required by applicable securities laws. There can be no assurance that forward looking statements will prove to be accurate. Accordingly, readers should not place undue reliance on forward looking statements.

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DIVIDEND POLICY

We have paid no dividends on the Common Shares to date and we do not expect to pay dividends on our Common Shares in the foreseeable future.

See "Dividend Policy" in Risk Factors.

USE OF PROCEEDS

We expect to receive up to approximately $11,121,333.75 of gross proceeds from the sale of the Common Shares upon exercise of the Warrants and Broker Warrants, as applicable.  We estimate that expenses associated with the issuance of Warrant Shares and Broker Warrant Shares will be approximately $20,000.  There can be no assurance that any of the Warrants or Broker Warrants will be exercised.

We currently intend to use the proceeds from the exercise of Warrants or Broker Warrants, as applicable, if any, for general working capital purposes. There can be no assurance that the Warrants will be exercised.

The above-noted allocation represents the Company's intention with respect to its use of proceeds based on current knowledge and planning by management of the Company.

CAPITALIZATION

The following table sets forth our cash and capitalization as of March 31, 2021, and as of December 31, 2020. You should read this table together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the related notes appearing elsewhere in this Offering Circular.

	As of March 31, 2021(1)	As of December 31, 2020(2)
Cash and cash equivalents	$ 3,718,210	$ 4,753,148
Shareholders' Equity:
Common Shares shares issued outstanding (actual)(1)(3)	240,837,627	240,757,892
Warrants(4)(6)	49,295,000	49,295,000
Broker Warrants(5)(6)	4,255,125	4,255,125
Additional paid-in capital	$ 6,317,772	$ 6,075,498
Accumulated other comprehensive loss	$ 2,530,722	$ 2,045,437
Accumulated deficit	$ 41,642,699	$ 39,933,586
Total shareholders' equity	$ 32,024,911	$ 33,961,885

(1) Data at March  31, 2021, is derived from our condensed interim consolidated financial statements for the three months ended March 31, 2021.

(2) Data at December 31, 2020, is derived from our audited financial statements for the fiscal year ended December 31, 2020.

(3) Subsequent to March 31, 2021, we completed the Reorganization and amended our Articles of Incorporation to comply with the BCBCA as a British Columbia corporation.  Our authorized capital consists of an unlimited number of common shares with no par value.

(4) Aggregated warrants exercisable to acquire Common Shares issuable upon exercise of Warrants (36,935,000) at $0.27 per shares and other outstanding warrants (12,360,000).

(5) Broker Warrants issued in connection with the Unit Offering with an exercise price of $0.27 per share.

(6) The weighted average exercise price at March 31, 2021 and at December 31, 2020, of the issued and outstanding Warrants and Broker Warrants was $0.24 pre share

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The Management's Discussion of Financial Condition and Results of Operations (the "MD&A") is dated June 16, 2021, and provides an analysis of, and should be read in conjunction with (i) the accompanying financial statements and related notes thereto for the three months ended March 31, 2021, 2020, and 2019 (together, the "Interim Financial Statements"), (ii) the accompanying consolidated financial statements and related notes thereto for the years ended December 31, 2020, 2019, and 2018 (together, the "Annual Financial Statements"), and (iii) other corporate filings, including the Company's Annual Information Form for the year ended December 31, 2020, dated March 19, 2021 (the "AIF"), each of which is available under the Company's profile on SEDAR at www.sedar.com.

Our reporting currency is the Canadian dollar ("CAD"), and all amounts in this MD&A are expressed in Canadian dollars, unless otherwise stated.  Amounts in United States dollars are expressed as "USD".  As at March 31, 2021, the indicative rate of exchange, per $1.00 as published by the Bank of Canada, was USD 0.7952 (USD 0.7854 at December 31, 2020).  Interim Financial Statements have been prepared in accordance with United States generally accepted accounting principles ("US GAAP").

Highlights and recent developments

  Completed 2020 drill program at the past-producing Green Springs gold property in Nevada ("Green Springs"), with completion of 41 drill holes over 5,785 metres.

    Results to date continue to demonstrate the potential for Green Springs to host oxidized gold mineralization across "stacked" host horizons, including near surface higher-grade gold

  Commenced 2021 drill program at Green Springs

    Assay results of 36 drill holes from the 2021 program are pending as at the date of this MD&A

  Closed a public offering raising aggregate gross proceeds of $14.77 million (the "2020 Offering")

  Completed a $13.54 million private placement financing with Waterton Nevada Splitter, LLC ("Waterton Nevada"), a related party to the Company (the "Redemption Placement")

  Concurrent with closing of the 2020 Offering and the Redemption Placement, redeemed all of the issued shares of preferred stock ("Preferred Shares")

  The Contact Shares began trading on the OTCQB on May 19, 2020, and currently trades under the symbol "CGOLF".

  Received approval for a Plan of Operations at the Pony Creek gold project ("Pony Creek"), allowing the Company to ramp-up drilling to test high-priority targets across a broad area of the property

  Closed several mineral property "farm-out transactions" intended to create value through exploration led by other groups.

  On May 26, 2021, closed an internal reorganization designed to redomicile the Company back into Canada.

Mineral Properties

The Contact Properties are on Nevada's Carlin, Independence, Northern Nevada Rift, and Cortez gold trends which host numerous gold deposits and mines.  Contact Gold controls a significant land position comprising target-rich mineral tenure which hosts numerous known gold occurrences, ranging from early- to advanced-exploration and resource definition stage.

None of the Company's properties have any known body of commercial ore or any established economic deposit; all are currently in the exploration stage.  Expenditures directly attributable to the acquisition of mineral property interests have been capitalized; staking costs, related land claims fees paid and ongoing exploration expenditures, have been expensed.  Mineral property expenditures on the Contact Properties are summarized in this MD&A.

a) Green Springs

On July 23, 2019, Contact Gold and Clover entered into a purchase option agreement (the "Green Springs Option") with subsidiaries of Ely Gold Royalties Inc. ("Ely Gold"), whereby Clover shall have an option to purchase a 100% interest in Green Springs.

Green Springs is located at the southern end of Nevada's Cortez Trend, 60 kilometres ("km") southwest of the historic mining centre of Ely, Nevada in a region hosting numerous producing and past-producing Carlin-type gold deposits. Green Springs is approximately 10 km east of Fiore Gold's Gold Rock Project, 10 km south of the Mt. Hamilton gold deposit held by Waterton Nevada Splitter, LLC ("Waterton Nevada"), and 20 km southeast of Fiore Gold's producing Pan Mine. Other deposits/past producers in the region include Illipah (Waterton Nevada), and Griffon (Fremont Gold). The Bald Mountain mine complex operated by Kinross Gold is located 45 km to the north of Green Springs.

Exploration at Green Springs is subject to a valid Plan of Operations to perform exploration, comprising 75 acres which will permit a drill program to test multiple targets within the consolidated land package.

Contact Gold issued 2,000,000 Contact Shares and paid USD 25,000 ($32,855) in cash to Ely Gold to secure the Green Springs property in 2019. The Company also paid Ely Gold an additional USD 6,125 ($8,049) as reimbursement for Claims Maintenance fees relating to the initial period.  On July 23, 2020, the Company issued an additional 362,941 Contact Shares (at a deemed price of $0.185) to Ely Gold in satisfaction of the US$50,000 first anniversary payment due under the Green Spring Option agreement.

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The addition of Green Springs provided the Company with another advanced exploration property hosting a Carlin-type gold system.  Total additional consideration to satisfy the Green Springs Option is as follows:

USD 50,000	second anniversary
USD 50,000	third anniversary
USD 100,000	fourth anniversary

Anniversary payment amounts may be made in cash or in Contact Shares at Contact Gold's election, subject to regulatory and contractual minimum values of the Contact Shares.  Payment of all amounts can be accelerated and completed at any time.  Certain claims within Green Springs are the subject of lease agreements with third-parties, one of which requires an annual USD 25,000 payment, whilst the other (payable in June of each year) requires an annual payment in cash equal to the value of 20 ounces of gold.  Existing royalties at Green Springs range from 3% to 4.5% based on underlying agreements.

As at March 31, 2021, an estimate for reclamation costs of $80,920 (December 31, 2020: $80,920) is included in the value of Green Springs.

The Company completed an initial 1,300 metre initial reverse circulation ("RC") drill program in 2019, and a subsequent 5,785 metre RC drill program in 2020.  Drilling and exploration to date has been designed to test the under-explored Pilot Shale beneath the 3 km mine trend, as well as greenfields targets to the East and North of the mine trend.  In general, the programs were focused on high-confidence step-out holes on known zones of Chainman and Pilot Shale hosted gold mineralization.

Results from the 2020 drill program continue to illustrate the existence of a Carlin-type gold system with oxide gold grades higher than the surrounding operations on the Carlin and Cortez Trends.  The Company has drilled multiple targets/zones at Green Springs, including: "Alpha," "Bravo," "Charlie," "Delta," "Echo," "Golf," and "Zulu". These identified target areas encompass a total strike length of over 3 km.

Assay results to date indicate that gold mineralization in all zones are well oxidized; with most intervals averaging between 85-95% gold recovery in cyanide solubility tests compared to Fire Assay/Atomic Absorption gold values. At Alpha, the average gold recovery for all intervals ranged from 6% to 96%.

Details of exploration and evaluation activities incurred and expensed by Contact Gold at Green Springs, including non-cash items for each respective period, are as follows:

	Three months ended
	March 31, 2021	March 31, 2020	March 31, 2019
Drilling, assaying & geochemistry	$357,763	$4,430	$284,842
Wages and salaries, including share-based compensation	178,829	67,724	111,210
Geological contractors/consultants & related crew care costs	237,309	24,684	84,360
Amortization of Claims Maintenance fees	51,945	53,444	24,767
Permitting and environmental monitoring	2,401	828	149
Expenditures for the period	$828,247	$151,110	$505,328
Cumulative balance	$3,936,110	$656,438	$505,328
Drill metres completed	2,176	-nil	1,300

	Year ended December 31, 2020	Year ended December 31, 2019
Drilling, assaying & geochemistry	$1,829,957	$284,842
Wages and salaries, including share-based compensation	348,912	111,210
Geological contractors/consultants & related crew care costs	284,744	84,360
Land claims fees	137,459	24,767
Permitting and environmental monitoring	1,463	149
Expenditures for the period	$2,602,535	$505,328
Cumulative balance	$3,107,863	$505,328
Drill metres completed	5,785	1,300

Additional information about Green Springs is summarized in a technical report prepared in accordance with NI 43-101, entitled "Technical Report for the Green Spring Project, White Pine County Nevada, United States of America" (the "Green Springs Technical Report"), prepared for Contact Gold, with an effective date of June 12, 2020, and dated August 5, 2020, as prepared by John Read, C.P.G., and can be viewed under Contact Gold's issuer profile on SEDAR at www.sedar.com.

b) Pony Creek

The Pony Creek gold property ("Pony Creek") is located within the Pinion Range, in western Elko County, Nevada, south of the Railroad-Pinion project ("Pinion") operated by Gold Standard Ventures ("GSV").  The Pony Creek property encompasses approximately 82 km2 in the southern portion of Nevada's Carlin gold trend; and hosts multiple near-surface oxide and deeper high-grade gold occurrences and targets supported by extensive exploration databases.  At the time of the Clover Acquisition, large areas of prospective geological setting at Pony Creek had never been sampled or explored, particularly where the newly-recognized host horizons at the nearby Pinion project are exposed.  Prior to acquisition by Contact Gold, no drilling had been conducted at Pony Creek in 10 years. All of the targets advanced to date are in the northern part of the property, with a significant area believed to be on-strike yet to be explored toward the south.

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The Company has encountered gold mineralization in 108 of the 117 holes drilled (including those lost before planned depth).  The majority of these drill holes are step-outs from the historical mineral resource estimate area at the property's Bowl Zone.

The receipt of an approved Plan of Operations permit in June 2020 was a key milestone for Pony Creek.  The approved Plan of Operations permit provides a significant amount of permitted disturbance to follow up on multiple targets, including the Bowl Zone, the Appaloosa Zone, the Stallion Zone, the Elliott Dome target, the Mustang target, the Palomino target, the DNZ target, and the Pony Spur zone.  The Bowl Zone remains open for further expansion to the north, south and west.

As at March 31, 2021, an estimate for reclamation costs of $60,766 (December 31, 2020: $60,766) is included in the value of Pony Creek.

There is a 3% net smelter returns royalty ("NSR") payable to an affiliate of Sandstorm Gold Ltd. on those claims that comprise Pony Creek originally acquired from Waterton Nevada, a related party to the Company. Pony Creek also includes the claim packages formerly known as Lumps, Umps and East Bailey, which the Company acquired for 250,000 Contact Shares valued at $112,500 on February 6, 2018. There are NSR royalties of 2% and 3% NSR on certain of these acquired claims, up to 2% of which can be bought back for USD 1,000,000 per 1% increment, prior to September 2030.  Advance royalty payments are also due annually; the amount paid in 2020 was USD 20,000.  The next payment (USD 25,000) is due in September 2021.

Details of exploration and evaluation activities incurred and expensed by Contact Gold at Pony Creek, including non-cash items for each respective period, are as follows:

	Three months ended
	March 31, 2021	March 31, 2020	March 31, 2019
Drilling, assaying & geochemistry	$7,669	$632	$25,207
Wages and salaries, including non-cash share-based compensation	3,207	67,229	297,734
Geological contractors/consultants & related crew care costs	4,330	20,162	80,700
Amortization of Claims Maintenance fees	57,817	64,568	74,658
Permitting and environmental monitoring	7,637	12,171	16,764
Expenditures for the period	$80,660	$164,762	$495,063
Cumulative balance	$10,594,634	$10,194,038	$8,302,583
Drill metres completed	-	4,660 metres	10,860 metres

	Year ended December 31, 2020	Year ended December 31, 2019	Year ended December 31, 2018
Drilling, assaying & geochemistry	$631	$716,458	$1,901,235
Wages and salaries, including share-based compensation	131,498	651,223	546,878
Geological contractors/consultants & related crew care costs	53,948	493,903	930,185
Land claims fees	273,314	330,238	315,217
Permitting and environmental monitoring	25,307	59,934	161,286
Expenditures for the period	$484,698	$2,221,756	$3,854,801
Cumulative balance	$10,513,974	$10,029,276	$7,807,520
Drill metres completed	- metres	4,660 metres	10,860 metres

Additional information about Pony Creek is summarized in the Technical Report prepared in accordance with NI 43-101, Standards of Disclosure for Mineral Projects ("NI 43-101"), entitled "NI 43-101 Technical Report on the Pony Creek Project, Elko County, Nevada, USA" (the "Technical Report"), prepared for Contact Gold, with an effective date of October 16, 2018, and dated October 22, 2018, as prepared by Vance Spalding, C.P.G; VP Exploration of Contact Gold, and can be viewed under Contact Gold's issuer profile on the document filing and retrieval system for Canadian publicly-listed companies known as SEDAR at www.sedar.com.

c) Cobb Creek

Upon closing of the Transactions in June 2017, Contact Gold acquired a 49% interest in the Cobb Creek exploration property ("Cobb Creek"). The Company consolidated its interest on November 7, 2017 by agreeing to make six annual payments of USD 30,000 in cash to a private individual (the "Cobb Counterparty") with whom a 2002 partnership agreement had previously been made.  Associated acquisition costs of $156,040 had been capitalized to Cobb Creek for this incremental 51% interest. The obligation to make the annual payments was recorded as a financial liability at amortized cost, and has been accreted up, and adjusted for foreign currency exchange, each subsequent period.

By an agreement dated September 27, 2019, Clover subsequently agreed to farm-out 100% of its interest in Cobb Creek (the "Cobb Creek Option") to Fremont Gold Ltd. and its U.S. subsidiary (together, "Fremont").  Pursuant to the Cobb Creek Option, and for so long as it remains in good standing, the Company has assigned its agreement with the Cobb Counterparty, and all associated obligations to Fremont. The Company received 750,000 common shares of Fremont ("Fremont Shares") as an initial payment, and in January 2020 was reimbursed an amount of USD 65,569 ($85,320) for certain claims-related holding costs. The Company was also reimbursed for the prorated November 2018 and November 2019 payment to the Cobb Counterparty made by the Company on behalf of Fremont.

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In satisfaction of the first anniversary payment obligation under the Cobb Creek Option, Fremont issued 750,000 Fremont Shares to the Company on September 25, 2020.  The Fremont Shares were valued at USD$50,388 ($67,500) on receipt.  Contact Gold agreed to defer the first anniversary cash payment to December 31, 2020, and also agreed to reduce the amount payable by Fremont from USD 30,000 to USD 15,000 in exchange for 500,000 additional Fremont Shares (the "Additional Shares").  The Additional Shares were issued to the Company on October 26, 2020 ($45,000).

The carrying value of Cobb Creek at September 26, 2019 (immediately prior to execution of the Cobb Creek Option) was $288,537.  The value of the consideration received and receivable to date has been applied against the property's carrying value. The reimbursement of claims-related fees for the current period were applied against the balance previously recognized as prepaid Claims Maintenance fees (as defined in this MD&A).

In order to keep the Cobb Creek Option in good standing, and to complete the acquisition of Cobb Creek, Fremont must keep all claims in good standing, make the annual payments to the Cobb Counterparty, and remit the following remaining consideration to the Company:

Anniversary 2 (Year 3)	USD 20,000
Anniversary 3 (Year 4)	USD 20,000
Anniversary 4 (Year 5)	USD 25,000
Anniversary 5 (Year 6)	USD 35,000
Anniversary 6 (Year 7)	USD 45,000
Anniversary 7 (Year 8)	USD 55,000
Anniversary 8 (Year 9)	USD 65,000
Anniversary 9 (Year 10)	USD 75,000

Upon completion of the farm-out, Fremont will award to Clover a 2.0% NSR on Cobb Creek.

d) South Carlin Projects: Dixie Flats & North Star

The Company's "South Carlin Projects" include the North Star property and the Dixie Flats property. The North Star property is located approximately eight kilometres north of the northern-most point of Pony Creek, in western Elko County, Nevada. An affiliate of Sandstorm Gold Ltd. holds a 3% NSR on the North Star property.

The Dixie Flats property sits immediately to the north of the North Star property.  There is a 2% NSR on the Dixie Flats property payable to an affiliate of Sandstorm Gold Ltd. The Company determined to allow a 1% buy-down option of this NSR to lapse on February 7, 2020, when such option expired.

On January 11, 2021, Clover granted an arms' length private company (the "Optionor") the sole and exclusive option to acquire a 100% interest in the Dixie Flats, North Star and Woodruff properties (the "South Carlin and Woodruff Option"), subject to a 0.25% NSR royalty on the Dixie Flats Claims, in addition to those payable to an affiliate of Waterton Nevada.  The Company received USD 20,000 and a reimbursement of Claims Maintenance fees of USD 31,417 upon execution of the agreement.  To maintain the option in good standing, the Optionor must make the following payments:

Amount	Due Date of Payment
USD 30,000	18-month anniversary of the agreement
USD 40,000	second anniversary of the agreement
USD 50,000	third anniversary of the agreement
USD 60,000	fourth anniversary of the agreement
USD 75,000	annually on each of the fifth through the eighth anniversaries of the agreement

Once the Optionor has made an aggregate of USD 500,000 in cash payments to the Company, it shall be deemed to have earned in to a 100% interest in each of the Dixie Flats, North Star and Woodruff properties, subject to the NSRs.

If the Optionor should sub-option any or all of Dixie Flats, North Star and Woodruff properties to a third-party whose shares trade on a stock exchange or quotation system at the time of the transaction, or subsequent thereto (a "Trading Sub-Optionee"), that Trading Sub-Optionee shall be obligated to issue one million of its common shares to the Company, or at least 5% of the Trading Sub-Optionee's then issued and outstanding common shares, subject to any required regulatory approval.    On January 11, 2021, the Optionor assigned the South Carlin and Woodruff Option to a third-party, however, as the third-party is currently not publicly traded, no share consideration has been received by the Company.

Pursuant to the Company's assessment of the value of the South Carlin Projects, at December 31, 2020, the Company wrote-down the value of North Star by $616,475 to $nil, and Dixie Flats by $2,757,688 to $776,888, with an aggregate tax recovery of $175,965.  The value of the Woodruff property was fully written-down during the year ended December 31, 2018 ($85,176 to $nil) further to a determination in that year to abandon the mineral claims.

Page | 30

e) Portfolio

The remaining Contact Properties, which are described herein as the "Portfolio properties", are situated along the Carlin, Independence, and Northern Nevada Rift Trends, well known mining areas in the state of Nevada.  The Portfolio properties each carry an NSR of either 3% or 4%.  For the year ended December 31, 2020, expenditures, including non-cash items incurred in aggregate on the portfolio properties totaled $0.05 million (December 31, 2019: $0.16 million; December 31, 2018: $0.33 million).  Those specific properties for which there was a change are summarized below:

Wilson Peak

With effect of November 20, 2020, the Company and a third-party entered into a lease agreement (the "Wilson Peak Option") relating to four of the Wilson Peak exploration property claims ("North Wilson").  Pursuant to the Wilson Peak Option, the Company received an initial payment of USD 25,000 ($32,678), with a second payment of USD 25,000 due on the first anniversary of the agreement.

The third-party is responsible to make Claims Maintenance fees relating to North Wilson, and upon payment of the first anniversary payment will acquire North Wilson from the Company outright.  There is an NSR of 3% payable to an affiliate of Waterton Nevada, with the ability to buy-down 1% on two of the North Wilson claims.

North Wilson was determined to be an asset group distinct from the remaining 55 claims that comprise the Wilson Peak property ("South Wilson") reflecting differences in the underlying geology and discontinuous geography of the Claims. Pursuant to an assessment of the recoverable value of North Wilson, the Company has recognized a write-down to the value of Wilson Peak of $412,308, with a tax recovery of $21,167, inclusive of a write-down on both North Wilson and South Wilson.  The value of the write-down for North Wilson was determined based on the value of consideration expected from the Wilson Peak Option.  The value of the write-down recognized for South Wilson was determined based on an estimate of the relative values of the two asset groups that comprise Wilson Peak.

Hot Creek, Rock Creek, and Sno

As a consequence of the write-down recognised on the value of Wilson Peak, the Company determined to write-down the values of the Hot Creek, Rock Creek and Sno properties by an aggregate of $3,176,392, with an aggregate tax recovery of $163,066 as a reflection of the relatively comparable stage to which these properties have been advanced.  The Company has estimated the impairment amount as a reflection of the relative write-down recognised on the South Wilson asset group.

Dry Hills and Rock Horse

During the year ended December 31, 2019, the Company determined to abandon those mineral claims that comprise the Dry Hills, and Rock Horse properties; accordingly, the carrying value of these properties was written down by $1,381,434 to $nil, with a tax recovery of $69,072 recognized to the statement of loss and comprehensive loss.

Santa Renia and Golden Cloud

By an agreement dated November 5, 2018, the Company sold Golden Cloud and Santa Renia to Waterton Nevada in exchange for aggregate cash consideration of $560,951.  The Company recognized a $1,962,061 loss on the transaction in the year ended December 31, 2018.  Waterton Nevada reimbursed the Company for $79,008 (USD 60,975) in Claims Maintenance fees relating in aggregate to the two properties (the "GC&SR Disposal").

Selected Financial Information

Management is responsible for, and the Board approved, the Interim Financial Statements and the Annual Financial Statements. Except as noted, we followed the significant accounting policies presented in Note 2 of the Annual Financial Statements consistently throughout all periods summarized in this MD&A.  Contact Gold operates in one segment - the exploration of mineral property interests.

Management has determined that Contact Gold and Carlin have a Canadian dollar functional currency because each finance activities and incur expenses primarily in Canadian dollars. Clover has a USD functional currency reflecting the primary currency in which it incurs expenditures, and in which it receives funding from Contact Gold.  Contact Gold's presentation currency is Canadian dollars.  Accordingly, and as Contact Gold's most significant balances are assets held by Clover, each reporting period will likely include a foreign currency adjustment as part of accumulated other comprehensive loss.

Selected Loss and Comprehensive Loss data

The following table and discussion provide selected financial information from, and should be read in conjunction with, the Consolidated Financial Statements.

	Three months ended
Statements of Loss and Comprehensive (Gain) Loss	March 31, 2021	March 31, 2020	March 31, 2019

Loss before income taxes	$1,709,113	$2,702,007	$1,777,295
Tax recovery	$-	$-	$-
Other comprehensive (gain) loss	$485,285	$(3,367,024)	$817,979
Comprehensive loss	$2,194,398	$(665,017)	$2,595,274

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Statements of Loss and Comprehensive Loss	Year ended December 31, 2020	Year ended December 31, 2019	Year ended December 31, 2018
Loss before income taxes	$18,074,343	$9,443,198	$11,855,092
Tax recovery	$(360,198)	$(69,072)	$-
Other comprehensive (gain) loss	$647,257	$1,897,831	$(3,290,026)
Comprehensive loss	$18,361,402	$11,271,957	$8,565,066

Discussion of Operations

Three month periods ended March 31, 2021, 2020, and 2019

Contact Gold incurred a comprehensive loss for the three months ended March 31, 2021 of $2,194,398 (three months ended March 31, 2020: gain of $665,017; three months ended March 31, 2018: loss of $2,595,274).  Other comprehensive loss (gain) in each period reflects primarily the translation of the USD-denominated values of Clover's assets and liabilities for consolidation purposes.

Years ended December 31, 2020, 2019 and 2018

Contact Gold incurred a loss and comprehensive loss for the year ended December 31, 2020 of $18,361,402 (year ended December 31, 2019: $11,271,957; December 31, 2018: $8,565,066), including the adjustment for a recovery of previously recognized Nevada net proceeds tax ("NNPT") following the abandonment of certain mineral property interests.  Other comprehensive (gain) loss in each period reflects primarily the translation of the USD-denominated values of Clover's assets and liabilities for consolidation purposes.

Exploration and evaluation expenditures

Exploration and evaluation expenditures incurred by Contact Gold, including the amortization of land claim maintenance fees paid annually to the BLM and similar fees paid to various Nevada Counties (together, "Claims Maintenance fees"), have been expensed in the consolidated statements of loss and comprehensive loss.

Details of exploration and evaluation activities, and related expenditures incurred are as follows:

	Three months ended
	March 31, 2021	March 31, 2020	March 31, 2019
Drilling, assaying & geochemistry	$365,431	$5,063	$25,207
Wages and salaries, including share-based compensation	182,036	135,558	299,063
Amortization of Claims Maintenance fees	118,836	141,587	145,778
Geological contractors/consultants & related crew care costs	241,681	44,985	103,032
Permitting and environmental monitoring	11,253	12,999	16,764
Property evaluation and data review	-	-	8,497
Expenditures for the period	$919,237	$340,192	$598,341
Cumulative balance	$15,933,771	$12,088,948	$9,308,415

	Year ended December 31,
	2020	2019	2019
Drilling, assaying & geochemistry	$1,889,780	$1,001,301	$1,903,760
Wages and salaries, including share-based compensation	498,254	790,109	635,475
Amortization of Claims Maintenance fees	510,622	548,134	757,652
Geological contractors/consultants & related crew care costs	340,352	602,938	987,192
Permitting and environmental monitoring	26,770	60,084	163,300
Property evaluation and data review	-	36,116	-
Expenditures for the period	$3,265,778	$3,038,682	$4,447,379
Cumulative balance	$15,014,534	$11,748,756	$8,710,074

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Details of exploration and evaluation expenditures incurred and expensed on the Contact Properties are as follows:

	Three months ended
	March 31, 2021	March 31, 2020	March 31, 2019
Green Springs	$828,247	$151,110	$-
Pony Creek	80,660	164,762	495,063
Cobb Creek	42	140	9,895
South Carlin Projects	1,215	14,658	23,687
Portfolio properties	9,073	9,522	61,199
Property evaluation and data review	-	-	8,497
Expenditures for the period	919,237	$340,192	$598,341
Cumulative balance	$15,933,771	$12,088,948	$9,308,415

	Year ended December 31, 2020	Year ended December 31, 2019	Year ended December 31, 2018
Pony Creek	$484,698	$2,221,756	$3,854,801
South Carlin Projects	125,173	68,623	113,656
Green Springs	2,602,535	505,328	-
Cobb Creek	1,367	45,020	149,841
Portfolio properties	52,005	161,839	329,081
Property evaluation and data review	-	36,116	-
Expenditures for the period	$3,265,778	$3,038,682	$4,447,379
Cumulative balance	$15,014,534	$11,748,756	$8,710,074

Preferred Stock

On June 7, 2017, as partial consideration for the Clover Acquisition, the Company issued 11,111,111 Preferred Shares with an aggregate face value denominated in USD of 11,100,000 (the "Face Value") ($15,000,000, converted using the Bank of Canada indicative exchange rate on the date prior to issuance of USD 0.74), maturing five years from the date of issuance (the "Maturity Date"), and carrying a cumulative cash dividend accruing at 7.5% per annum (the "Dividend"), to Waterton Nevada (the Face Value, and the sum of the accrued Dividend amount together being the "Redemption Amount").

The Company bifurcated the value of the Preferred Shares in two components: (i) a "host" instrument, and (ii) the value of certain rights, privileges, restrictions and conditions attached to the Preferred Shares (the "Pref Share Rights") each, respectively determined to be an embedded derivative (together, the "Embedded Derivatives").

Pursuant to (i) having satisfied the terms of a binding letter of intent (the "LOI") entered into with Waterton, and (ii) closing a private placement financing with Waterton Nevada (the "Redemption Placement"), the Company redeemed all of the issued and outstanding Preferred Shares on September 29, 2020 (the "Redemption").

The Redemption was completed as follows:

i) Contact Gold made a cash payment of $5,000,000 from the proceeds of the 2020 Offering to redeem USD 3,737,479 of the Preferred Shares (the "Cash Payment");

ii) Waterton Nevada purchased a total of 69,412,978 Contact Shares pursuant to the Redemption Placement at a deemed price per share of $0.195 for aggregate gross proceeds of $13,535,531; and

iii) Contact Gold used the proceeds of the Redemption Placement to redeem all of the remaining outstanding Preferred Shares.

Each period the statements of loss and comprehensive loss include the impact of a revaluation of these Embedded Derivatives.  Determination of the revaluation includes a considerable amount of judgment from management; the quantum from period-to-period is subject to a potentially significant amount of change and is generally inversely reflective of changes to the USD-denominated market price of the Contact Shares.

Arising on a difference between the Redemption value, and the aggregate value of the "host" and the Embedded Derivatives at the time of Redemption, a non-cash loss was recognized of $3,605,230 in the year ended December 31, 2020.

The fair value of the Embedded Derivatives immediately prior to the Redemption was determined to be $-nil reflecting in particular (i) the elimination of any optionality for any potential early conversion or possible change of control pursuant to the terms of the Preferred Shares, and (ii) the certainty of exercise of the Early Redemption Option at a price equal to that of the Contact Shares issuable in the 2020 Prospectus.  Accordingly, a non-cash loss of $634,417 on the change in fair value through to the date prior to the Redemption was recognized on the consolidated statements of loss and comprehensive loss for the year ended December 31, 2020. During the three months ended March 31, 2020 the Company had recognised a gain of $106,270 on the change in fair value of the Embedded Derivatives (March 31, 2019: $106,223)

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Using the effective interest rate method, at a rate of 18.99%, the Preferred Shares, including the aggregate Dividend amount for the term to the Maturity Date, were carried at amortized cost each period end, with an accretion expense recorded to the consolidated statements of loss and comprehensive loss. The non-cash accretion of the "host" value for the comparative three months periods ended March 31, 2020, March 31, 2019, and March 31, 2018, was $622,005, $509,113, and $429,183, respectively.  The non-cash accretion of the "host" value for the year ended December 31, 2020 was $1,956,008 (year ended December 31, 2019: $2,218,595 and 2018: $1,842,900).  There was no further accretion following the Redemption.

The non-cash foreign exchange impact recognized on the "host" for the comparative three months periods ended March 31, 2020, March 31, 2019, and March 31, 2018 was a loss of $1,196,339, a gain of $222,425, and a loss/gain of $183,685, respectively.  A non-cash foreign exchange loss for the year ended December 31, 2020 of $362,186 reflective of the depreciation of the $ compared to the USD through to the Redemption, was also recognized on the "host" (year ended December 30, 2019: non-cash gain of $610,407 and 2018: $741,314).

Wages and salaries of $283,851 for the three months ended March 31, 2021 (2020 comparative period: $314,626; and 2019 comparative period: $539,498) reflects amounts earned by officers and employees of the Company not directly attributable to exploration.    An expense of $48,750 is also included related to the award of DSUs during the three months ended March 31, 2021 (three months ended March 31, 2020:  $40,000; and March 31, 2019: $nil).  Wages and salaries of $1,273,183 for the year ended December 31, 2020 (2019: $1,555,414; and 2018: $1,070,348) reflects amounts earned by officers and employees of the Company, not directly attributable to exploration and including incentive remuneration awarded to employees of the Company relating to a particular year.  The expense in comparative periods includes directors' fees paid in cash, the value of which was payable in deferred share units ("DSUs") in 2020.

Write-down of exploration properties, as described in this MD&A, during the year ended December 31, 2020, the Company determined to write-down the carrying value of North Star by $585,651, Dixie Flats by $2,612,547, Rock Creek by $2,699,832, Hot Creek by $76,098, Wilson Peak by $391,141, and Sno by $237,396, net of an aggregate tax recovery of $360,198, pursuant to the Company's assessment of the value implied by the farm-out arrangement entered into in early January 2021. During the year ended December 31, 2019 the Company determined to abandon the Dry Hills and Rock Horse properties and recognized a write-down from $1,381,434 to nil of the value of these two properties.  During the year ended December 31, 2018, the Company disposed of the "Santa Renia" and "Golden Cloud" exploration properties in exchange for cash consideration of approximately $0.64 million resulting in a $1,962,061 loss.  The Company also determined to abandon the Woodruff property during the year ended December 31, 2018, resulting in a $85,176 write-down in that year.

Stock-based compensation expense, as directly reflected in the consolidated statement of loss and comprehensive loss for the three months ended March 31, 2021 is $154,915 (2020 comparative period: $109,505; and 2019 comparative period: $249,789).  An additional amount of $53,759 was charged to exploration and evaluation expenditures for the three months ended March 31, 2021 (2020 comparative period: $24,024; and $40,180 for the 2019 comparative period).  Stock-based compensation expense for the year ended December 31, 2020 is $266,774 (2019: $817,792; and 2019: $1,202,235).  An additional amount of $62,873 was charged to exploration and evaluation expenditures (2019: $152,962; and 2018: $177,653).  Refer in this MD&A under section "Outstanding Securities - Stock-based compensation" for a summary of cancellations, forfeitures and new awards of Options and DSUs during the year.  In determining the fair market value of stock-based compensation granted to employees and non-employees, management makes significant assumptions and estimates. These assumptions and estimates impact the stock-based compensation expense recognized and the balance of contributed surplus balance. Management has made estimates of the life of the Options, the expected volatility, and the expected dividend yields that could materially affect the fair market value of this type of security. Stock-based compensation expense should be expected to vary from period-to-period depending on several factors, including whether Options are granted in a period, and the timing of vesting or cancellation of such equity instruments.

Professional, legal and advisory fees recognized for the three months ended March 31, 2021 of $201,674 (2020 comparative period: $114,683; and 2019 comparative period: $57,863) reflect ongoing legal, audit and related advisory services, as well as incremental compliance costs incurred due to the Company's legal status as a U.S. incorporated entity listed on the TSXV, and in Q1 2021 costs incurred in advance of the Company's planned redomicile to Canada.  Expenses increased in 2021 compared to those in 2020 as Contact Gold planned and prepared the transaction to redomicile the Company to Canada.  Expenses in the first quarter of 2020 related to an effort to prepare for the financing that closed after the period. Professional, legal and advisory fees recognized for the year ended December 31, 2020 of $524,049 (2019: $454,051; and 2018: $421,946) reflect ongoing legal, audit and related advisory services, as well as incremental compliance costs incurred due to the Company's legal status as a U.S. incorporated entity, listed on the TSXV.  Expenses increased in 2020 compared to those in 2019 as the Company prepared to undertake the two financings that closed during the period.

Investor relations, promotion and advertising expenses of $55,904 for the three months ended March 31, 2021 (2020 comparative period: $46,006; and 2019 comparative period: $31,090), include marketing activities (including related travel costs), website maintenance, and related costs to update shareholders of Contact Gold and prospective investors.  Amounts in 2021 have increase compared to those in three month period ended March 31, 2020 with the resumption of marketing activities, shifting effort to a more internet-based effort. Investor relations, promotion, and advertising expenses of $180,835 for the year ended December 31, 2020 (2019: $249,749; and 2018: $502,384), include marketing activities (including in the comparative periods related travel costs), website maintenance, and related costs to update shareholders of Contact Gold and prospective investors.  Amounts in 2020 are lower than those of 2019 as a reflection of a shift in focus to more digital and virtual marketing efforts.

Page | 34

Administrative, office and general expenses of $65,249 for the three months ended March 31, 2021 (2020 comparative period: $65,929; and 2019 comparative period: $115,066), includes head office-related costs, listing and filing fees, banking charges, and other general administrative costs.  Administrative, office, and general expenses of $246,592 for the year ended December 31, 2020 (2019: $241,246; and 2018: $240,914), includes head office-related costs, listing and filing fees, banking charges, and other general administrative costs.  Such expenditures should generally be consistent period-over-period.

Foreign exchange loss during the three months ended March 31, 2020 of $27,138 (2020 comparative period: loss of $1,192,011: and 2019 comparative period: gain of $220,682).  The comparative periods reflect primarily the impact of the rate of exchange on the value of the Preferred Shares, which were redeemed and extinguished in Q3 2020, net of a gain on the revaluation of our USD-denominated cash balance at period end.  Depending on the volatility of the exchange rate from period-to-period, the impact on the statement of loss and comprehensive loss could be significant.  Foreign exchange loss during the year ended December 31, 2020 of $413,769 (2019: gain of $608,050: and 2018: loss of $542,343) reflects primarily the impact of the rate of exchange on the value of the Preferred Shares through to the Redemption, net of a gain on the revaluation of our USD-denominated cash balance at period end.  Depending on the volatility of the exchange rate from period-to-period, the impact on the consolidated statements of loss and comprehensive loss could be significant.

Segment information

The Company undertakes administrative activities in Canada, and is engaged in the acquisition, exploration, and evaluation of certain mineral property interests in the State of Nevada, USA.  Accordingly, the Company's operations are in one commercial and two geographic segments. The Company is in the exploration stage and accordingly, has no reportable segment revenues.

Net loss is distributed by geographic segment per the tables below:

	Three months ended March 31, 2021	Three months ended March 31, 2020	Three months ended March 31, 2019
Canada	$768,907	$2,306,087	$1,161,457
United States	940,206	395,920	615,838
	$1,709,113	$2,702,007	$1,777,295

	Year ended December 31, 2020	Year ended December 31, 2019	Year ended December 31, 2018
Canada	$7,647,950	$4,869,987	$5,246,902
United States	10,066,196	4,504,139	6,608,190
	$17,714,145	$9,374,126	$11,855,092

Significant non-cash items, including an impairment expense, the loss on redemption of Preferred Shares, and accretion expense on the Preferred Shares is reflected in the net loss attributable to Canada.  The net loss attributable to Canada for the year ended December 31, 2020 also includes a non-cash gains and losses on the Embedded Derivatives, and non-cash foreign exchange gains and losses.

Summary of Quarterly Results and Fourth Quarter

The following table sets out selected quarterly financial information of Contact Gold and is derived from unaudited quarterly financial statements prepared by management.

Period	Revenues $	Net loss for the period $	Net loss per Contact Share for the period $
Three months ended March 31, 2021	- nil	1,709,113	0.01
Three months ended December 31, 2020	- nil	9,133,094	0.04
Three months ended September 30, 2020	- nil	5,186,995	0.05
Three months ended June 30, 2020	- nil	692,049	0.01
Three months ended March 31, 2020	- nil	2,702,007	0.04
Three months ended December 31, 2019	- nil	1,772,760	0.02
Three months ended September 30, 2019	- nil	2,159,347	0.03
Three months ended June 30, 2019	- nil	3,664,724	0.06
Three months ended March 31, 2019	- nil	1,777,295	0.04

The Company's expenditures and cash requirements may fluctuate and lack some degree of comparability from period to period as a result of a number of factors including seasonal fluctuations, the write-off of capitalized amounts, share-based payment costs, tax recoveries and other factors that may affect the Company's activities.  In addition, the non-cashflow related impact of fair value estimates for the Contact Preferred Share embedded derivatives, as well as foreign exchange impacts arising therefrom may give rise to significant variability in results from one period to the next.  The Company's primary source of funding is through the issuance of share capital; accordingly, the Company's activity level and the size and scope of planned exploration projects may also fluctuate depending upon the availability of equity financing with favourable terms. When capital markets strengthen, and the Company is able to secure equity financing with favourable terms, the Company's activity levels and the size and scope of planned exploration projects may increase.

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The Company's loss and comprehensive loss for the first quarter of 2021 reflects (i) exploration and evaluation expenditures of $919,237, (ii) $435,285 recognized in other comprehensive (gain) loss from the revaluation of the Company's USD-denominated Contact Properties; (iii) wages and salaries of $283,851; (iv) stock-based compensation of $154,915, and (vi) general office & administrative costs, investor relations and other costs to administer the Company.

The Company's loss and comprehensive loss for the fourth quarter of 2020 reflects (i) non-cash impairment charge of $6,962,863; (ii) exploration and evaluation expenditures of $1,760,751; (ii) wages and salaries of $317,073; (iii) professional and legal fees of $246,351; (iv) general office & administrative costs, investor relations and other costs to administer the Company.

The Company's loss and comprehensive loss for the third quarter of 2020 reflects (i) $3,605,230 non-cash loss arising on the Redemption; (ii) exploration and evaluation expenditures of $831,536; (iii) $801,076 recognized in other comprehensive (gain) loss from the revaluation of the Company's USD-denominated Contact Gold Properties; (iv) the non-cash accretion of the host amount of the Preferred Shares of $682,467; (v) wages and salaries of $303,772; (vi) general office & administrative costs, investor relations and other costs to administer the Company.

The Company's loss and comprehensive loss for the second quarter of 2020 reflects (i) $1,572,766 recognized in other comprehensive (gain) loss from the revaluation of the Company's USD-denominated Contact Gold Properties, (ii) foreign exchange gain of $560,956 reflective of the impact of the rate of foreign exchange on the value of the Preferred Shares, net of a gain on the revaluation of our USD-denominated cash balance at period end; (iii) the non-cash accretion of the host amount of the Preferred Shares of $651,536, (iv) wages and salaries of $337,711; (v) exploration and evaluation expenditures of $333,299; (vi) general office & administrative costs, investor relations and other costs to administer the Company.

The Company's loss and comprehensive gain for the first quarter of 2020 reflects (i) $3,370,774 recognized in other comprehensive gain from the revaluation of the Company's USD-denominated Contact Gold Properties, (ii) foreign exchange loss of $1,192,011 reflective of the impact of the rate of foreign exchange on the value of the Preferred Shares, net of a gain on the revaluation of our USD-denominated cash balance at period end; (iii) the non-cash accretion of the host amount of the Preferred Shares of $622,005, (iv) exploration and evaluation expenditures of $340,192, (v) wages and salaries of $314,626; (vi) general office & administrative costs, investor relations and other administration costs.

The Company's loss and comprehensive loss for the fourth quarter of 2019 reflects (i) $704,170 recognized in other comprehensive (gain) loss from the revaluation of the Company's USD-denominated Contact Gold Properties,  (ii) exploration and evaluation expenditures of $657,423, (iii) the non-cash accretion of the host amount of the Preferred Shares of $593,814,  (iv) wages and salaries of $560,472; (v) general office & administrative costs, investor relations and other costs to administer the Company.

The Company's loss and comprehensive loss for the third quarter of 2019 reflects (i) exploration and evaluation expenditures of $723,812, (ii) the non-cash accretion of the host amount of the Preferred Shares of $580,708, (iii) $441,761 recognized in other comprehensive gain from the revaluation of the Company's USD-denominated Contact Gold Properties; (iv) stock-based compensation of $260,326, and (v) general office & administrative costs, investor relations and other costs to administer the Company.

The Company's loss and comprehensive loss for the second quarter of 2019 reflects (i) a loss on disposal of exploration properties of $1,381,434; (ii) exploration and evaluation expenditures of $1,059,106, (iii) $817,443 recognized in other comprehensive (gain) loss from the revaluation of the Company's USD-denominated Contact Gold Properties (iv) the non-cash accretion of the host amount of the Preferred Shares of $534,960, (v) foreign exchange gain of $355,866; and (vi) general office & administrative costs, investor relations and other costs to administer the Company.

The Company's loss and comprehensive loss for the first quarter of 2019 reflects (i) $817,979 recognized in other comprehensive (gain) loss from the revaluation of the Company's USD-denominated Contact Gold Properties; (ii) exploration and evaluation expenditures of $598,341, (iii) wages and salaries of $539,498; (iv) the non-cash accretion of the host amount of the Preferred Shares of $509,113, (v) stock-based compensation of $249,789, and (vi) general office & administrative costs, investor relations and other costs to administer the Company.

Financial Position

The following financial data and discussion is derived from the Consolidated Financial Statements.

	March 31, 2021	December 31, 2020	December 31, 2019
Current Assets	$3,965,986	$5,162,944	$1,238,743
Total Assets	$34,348,638	$36,081,596	$39,675,218
Total Current Liabilities	$641,547	$412,498	$501,434
Total Liabilities	$2,323,727	$2,119,711	$15,717,782
Shareholders' Equity	$32,024,911	33,961,885	$23,957,436
Number of Contact Shares outstanding	240,837,627	240,757,892	84,471,973
Basic and fully diluted loss per weighted average number of Contact Shares for the period ended	$(0.01)	$(0.14)	$(0.14)

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Assets

The increase in total assets reflects net decrease of $1 million to the value attributable to the Contact Gold Properties, a $4 million increase in the balance of cash and cash equivalents reflecting the closing of three financings in 2020 (inclusive of the Redemption Placement), net of continued exploration and general corporate activities, and the decrease of prepaids and deposits as compared to amounts held in the comparative year.

The Contact Properties, and changes to the reported values thereto, include:

	Green Springs	Pony Creek	Cobb Creek	South Carlin Projects	Portfolio properties	Total
	$	$	$	$	$	$
December 31, 2018	-	29,425,698	312,474	4,439,555	7,169,591	41,347,318
Additions	466,857	-	-	-	-	466,857
Recovery from earn-in	-	-	(88,163)	-	-	(88,163)
Disposals & Abandonments	-	-	-	-	(1,381,434)	(1,381,434)
Foreign Exchange	(5,200)	(1,410,674)	(18,599)	(212,830)	(333,262)	(1,980,565)
December 31, 2019	461,657	28,015,024	205,712	4,226,725	5,454,895	38,364,013
Additions	147,880	60,766	-	-	-	208,646
Recovery from earn-in	-	-	(140,265)	-	(32,678)	(172,943)
Impairments	-	-	-	(3,374,163)	(3,588,700)	(6,962,863)
Foreign Exchange	(4,791)	(548,992)	(36,651)	(75,674)	(10,350)	(676,458)
December 31, 2020	604,746	27,526,798	28,796	776,888	1,823,167	30,760,395
Foreign Exchange	(7,457)	(339,435)	(356)	(44,532)	(65,525)	(457,305)
Recovery from earn-in	-	-	-	(25,432)	-	(25,432)
March 31, 2021	597,289	27,187,363	28,440	706,924	1,757,642	30,277,658

The value of the Contact Properties may vary period-over-period reflective of changes in the USD-$ foreign exchange rate.  Balances presented as the "Portfolio properties" include those Contact Properties that are not separately identified.

In asset purchases that are not business combinations under the Financial Accounting Standards Board's (the "FASB") Accounting Standards Codification ("ASC") ASC 805, Business Combinations, a deferred tax asset ("DTA") or liability ("DTL") is calculated with the impact recorded against the assigned value of the asset acquired. However, ASC 740, Income Taxes, prohibits any immediate income tax expense or benefit from the recognition of those deferred taxes. There is a DTL-related balance attributable to the mineral properties acquired in respect of NNPT, calculated at a rate of 5% and determined using a simultaneous equations method, attributed to the respective properties.

Liabilities

Current liabilities as at March 31, 2021 comprises payables and accrued liabilities of $607,801 (December 31, 2020: $379,765; and December 31, 2019: $468,058), other current liabilities of $33,746 reflective of the amount due to the Cobb Counterparty in the next 12-months (December 31, 2020: $32,733; and December 31, 2019: $33,376). The balances of payables and accruals will generally vary dependent upon the level of activity at the Company, and the timing at period end of invoices and amounts we have actually paid.

During the year ended December 31, 2020, the Company recognised a reclamation obligation of $141,686 relating to disturbance at the Pony Creek and Green Springs (year ended December 31, 2019: $nil).  The balance has been included as a non-current obligation reflective of the estimated future timing of any related reclamation and remediation activities, and is unchanged as at March 31, 2021.

Pursuant to the Redemption, the balance of liabilities at December 31, 2020 relating to the values of the "host" and the Embedded Derivatives that comprise the Preferred Shares are nil.

A summary of changes to the value of the Preferred Shares in the year ended December 31, 2020 is as follows:

Host instrument:

Carrying value of the Preferred Shares host instrument at December 31, 2019	$12,612,107
Change in carrying value
Accretion	1,956,008
Foreign exchange	362,186
Redemption at September 28, 2020	18,535,531
Loss on Redemption	(3,605,230)
December 31, 2020	$-

Embedded Derivatives:

Fair value of Embedded Derivatives at December 31, 2019	$634,417
Extinguishment of Embedded Derivatives upon Redemption	(634,417)
December 31, 2020	$-

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Liquidity and Capital Resources

Going Concern, Capital Management and Contractual Obligations

The properties in which we currently have an interest are in the exploration stage. The Company has not generated significant revenues or cash flows from operations since inception and does not expect to do so for the foreseeable future.  As at the date of this MD&A, the Company has approximately $2.53 million available in cash, and working capital of approximately $2.47 million.  Contact Gold's financial liabilities of payables and accrued liabilities are generally payable within a 90-day period.

The Consolidated Financial Statements have been prepared on a going concern basis that contemplates the realization of assets and discharge of liabilities at their carrying values in the normal course of business for the foreseeable future; and do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern.  Contact Gold's continuation as a going concern depends on its ability to successfully raise financing through the issuance of debt or equity.

In March 2020 the World Health Organization declared coronavirus COVID-19 ("COVID-19") a global pandemic. This contagious disease outbreak, which has continued to spread, and any related adverse public health developments, has adversely affected workforces, economies, and financial markets globally, potentially leading to an economic downturn.  As of the date of this MD&A, COVID-19 has had no impact on the Company's ability to access and explore its current properties but may impact the Company's ability to raise money or explore its properties should travel restrictions be extended or expanded in scope. It is not possible for the Company to predict the duration or magnitude of the adverse results of the outbreak and its effects on the Company's business or ability to raise funds.

Although the Company has been successful in the past in obtaining financing, there is no assurance that the Company will be able to obtain adequate financing in the future or that such financing will be on terms acceptable to the Company, therefore giving rise to a material uncertainty, which may cast substantial doubt as to whether Contact Gold's cash resources and working capital will be sufficient to enable the Company to continue as a going concern for the 12-month period after the date that the Interim Financial Statements are issued.

Consequently, management pursues various financing alternatives to fund operations and advance its business plan, the most recent of which include a non-brokered private placement, issuing in aggregate 12,500,000 private placement units ("PP Units") at a price of $0.10 per PP Unit (the "2020 Private Placement"), and a public offering that closed in September 2020, raising aggregate gross proceeds of $14.77 million (the "2020 Offering"), each as detailed in this MD&A. The Company acknowledges that satisfaction of its capital requirements and completion of its planned exploration program for 2021, will require additional funding, likely by way of a capital raise.  There is no guarantee that any contemplated transaction will be concluded. To facilitate the management of its capital requirements, the Company prepares annual expenditure budgets that are updated as necessary depending on various factors, including successful capital deployment and general industry conditions. The Company may determine to reduce the level of activity and expenditures, or divest certain mineral property assets, to preserve working capital and alleviate any going concern risk.

Circumstances that could impair our ability to raise additional funds, or our ability to undertake transactions, are discussed in the Offering Circular under the heading "Risk Factors".  In particular, the Company's access to capital and its liquidity will be impacted by global macroeconomic trends, the significant global impacts from the COVID-19 outbreak, fluctuating commodity prices and investor sentiment for the mining and metals industry.

Capital Management

Contact Gold manages its capital in order to meet short term business requirements, after taking into account cash flows from operations, expected capital expenditures and Contact Gold's holdings of cash. To facilitate the management of its capital requirements, Contact Gold prepares annual expenditure budgets that are updated as necessary depending on various factors, including successful capital deployment and general industry conditions. On an ongoing basis, management evaluates and adjusts its planned level of activities, including planned exploration, development, permitting activities, and committed administrative costs, to ensure that adequate levels of working capital are maintained. It is necessary for the Company to raise new capital to fund operations on a reasonable regular basis. We believe that this approach, given the relative size and stage of Contact Gold, is reasonable.

There may be circumstances where, for sound business reasons, funds may be re-allocated at the discretion of the Board or management of Contact Gold. While we remain focused on our plans to continue exploration and development on the Contact Properties, we may (i) conclude to curtail certain operations; or (ii) should we enter into agreements in the future on new properties we may be required to make cash payments and complete work expenditure commitments under those agreements, which would change our planned expenditures.

There are no known restrictions on the ability of our affiliates to transfer or return funds amongst the group.

Contractual Obligations

In addition to the option payments for Green Springs, and consideration payable for Cobb Creek described in this MD&A under "Mineral Properties", we have obligations in connection with certain of our mineral property interests that require payments to be made to the government or underlying land or mineral interest owners. Our property obligations, however, are eliminated should we choose to no longer invest funds exploring the particular property.

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Outstanding Securities

There were 240,837,627 Contact Shares issued and outstanding as at March 31, 2021 (240,757,892 at December 31, 2020) and 53,550,125 share purchase warrants outstanding.  As of the date of this MD&A, there are 240,837,627 Contact Shares issued and outstanding, and 53,550,125 share purchase warrants outstanding.

Recent financings and issuances of Contact Shares

To maintain financial flexibility, the Company filed the Shelf Prospectus with the Commissions on October 24, 2018. The Shelf Prospectus will, subject to securities regulatory requirements, enable Contact Gold to make offerings of up to $30 million of any combination of Contact Shares, debt securities, subscription receipts, units and warrants (all of the foregoing, collectively, the "Securities") during the 25-month period that the Shelf Prospectus, including any amendments thereto, remains valid.

The specific terms of any future offering of Securities will be established in prospectus supplements to the Shelf Prospectus (a "Prospectus Supplement"), filed with the applicable Canadian securities regulatory authorities.

A. On May 22, 2020, the Company closed the final tranche of the 2020 Private Placement. In aggregate with the closing of the first (April 24, 2020) and second (May 5, 2020) tranches of the 2020 Private Placement, the Company issued 12,500,000 PP Units, at $0.10 each, for gross proceeds of $1,250,000. Each PP Unit consists of one Contact Share and a PP Warrant, with each PP Warrant entitling the holder to purchase an additional Contact Share at a price of $0.15 per share for a period of 24 months from the issuance date of each PP Warrant, subject to accelerated vesting and expiration conditions.

The securities issued pursuant to the 2020 Private Placement are subject to a four month and one day statutory hold period in Canada, and are also deemed to be "restricted securities " under Rule 144 of the United States' Securities Act of 1933, as amended (the "Securities Act"), which generally requires a one-year hold period.  In the event that at any time between four months and one day following the closing date and the Expiry Date, the Contact Shares trade on the TSXV at a closing price which is equal to or greater than $0.30 for a period of ten consecutive trading days, the Company may accelerate the Expiry Date of the Warrants by giving notice to the holders thereof and in such case the Warrants will expire on the 30th day after the date such notice is provided.

The fair value of each PP Warrant issued was determined using the Black Scholes valuation model; the significant inputs into the model were share price of $0.10, exercise price of $0.15, volatility of 67%, determined on the Company's historical data over an expected life of 2 years and adjusted to better align with that which was recognized in determining the original value of the host instrument of the Preferred Shares (the "Volatility Calculation"), and an annual risk-free interest rate of 0.32%, resulting in a fair value of $0.05 per PP Warrant.

B. In satisfaction of the first anniversary payment obligation under the Green Springs Option the Company issued  362,941 Contact Shares on July 23, 2020.  The Contact Shares issued were valued at USD$50,000 ($66,960).

C. On August 17, 2020, pursuant to an exercise of PP Warrants, the Company issued 140,000 Contact Shares.

D. On September 29, 2020, pursuant to the 2020 Prospectus Supplement, the Company closed the 2020 Offering, issuing 73,870,000 "Prospectus Units" at a price of $0.20 per Prospectus Unit of gross proceeds of $14,774,000.

Each Prospectus Unit consists of one Contact Share and one-half of one Contact Share purchase warrant (each whole warrant, a "Prospectus Warrant"), with each Prospectus Warrant entitling the holder thereof to acquire one Contact Share at an exercise price of $0.27 until September 29, 2022.  The fair value of each Prospectus Warrant issued was determined using the Black Scholes valuation model; the significant inputs into the model were share price, exercise price of $0.185, volatility of 67%, determined using Volatility Calculation, and an annual risk-free interest rate of 0.24%, resulting in a fair value of $0.05 per PP Warrant.

Share issue costs of $1,839,934 associated with the 2020 Offering were recognized in the period.  Share issue costs includes an amount of $1,030,109 in fees paid in cash to the underwriters of the 2020 Offering, including $179,084 in expenditures incurred directly by the underwriters that were also net settled on closing of the 2020 Offering.  The Company also issued 4,255,125 broker warrants ("Broker Warrants") as partial consideration for services associated to the 2020 Offering. Each Broker Warrant entitles the holder thereof to acquire one Contact Share at a price of $0.27 until September 29, 2022. The value of the Broker Warrants of $198,246 has been recognized as share issue costs on the statement of equity.

E. Concurrent with closing the 2020 Offering, and pursuant to having satisfied the terms of the LOI, Waterton Nevada purchased a total of 69,412,978 Contact Shares in a private placement offering at a deemed price per Contact Share of $0.195, for aggregate gross proceeds of $13,535,531.  Share issue costs of $71,733 associated with the Redemption Placement were recognized in equity in the period.  As discussed in this MD&A, the proceeds of the Redemption Placement were used, along with $5,000,000 in cash from the proceeds of the 2020 Offering, to redeem the Preferred Shares. Share issue costs of $71,733 associated with the Redemption Placement were recognized in equity in the period.

F. On March 10, 2021, pursuant to the exercise of RSUs, the Company issued an aggregate of 54,215 Contact Shares.

G. On March 31, 2021, pursuant to the exercise of RSUs, the Company issued an aggregate of 25,520 Contact Shares.

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Escrowed Contact Shares and other restrictions and obligations

As at December 31, 2020, there were no remaining Contact Shares held in escrow pursuant to the rules of the TSXV (December 31, 2019 - 3,511,538).

So long as Waterton Nevada holds at least 15% of the issued and outstanding Contact Shares it has the right to maintain its pro rata interest in the Company in subsequent financings.  Waterton Nevada also holds certain registration rights as it relates to offerings of Contact Shares.

Stock-based compensation

i) Stock Options

As at March 31, 2021, there were 11,532,500 (December 31, 2020: 11,532,500) Options outstanding to purchase Contact Shares, of which 5,790,000 had vested at December 31, 2020 (December 31, 2020: 3,756,666).  As at the date of this MD&A, there are 11,532,500 Options outstanding to purchase Contact Shares, of which 6,446,667 had vested. The remaining average contractual life of Options outstanding as of the date of this MD&A is 3.03 years.

ii) Deferred Share Units

The Company awarded 423,909 DSUs to certain directors during the three months ended March 31, 2021 (year ended December 31, 2020: 1,027,231).  Directors' fees are paid quarterly, and beginning in July 2019 the Company changed the form of remuneration payable to the independent directors to DSUs, rather than cash.  A further 487,500 DSUs were awarded on June 15, 2021 to these same directors.

DSUs granted under the Contact Gold Deferred Share Unit Plan, have no expiration date and are generally redeemable upon termination of service.

iii) Restricted Share Units

As at March 31, 2021, the Company had awarded 561,710 RSUs (December 31, 2020: 561,710), of which 481,975 were outstanding at the date of this MD&A.

Financial Instruments and Other Instruments

Financial assets and liabilities are recognized when the Company becomes a party to the contractual provisions of the instrument.  Financial assets are derecognized when the rights to receive cash flows from the assets have expired or have been transferred and the Company has transferred substantially all risks and rewards of ownership.

Financial assets and liabilities are offset, and the net amount reported in the consolidated balance sheets, when there is a legally enforceable right to offset the recognized amounts and there is an intention to settle on a net basis, or realize the asset and settle the liability simultaneously.

Financial instruments measured at fair value are classified into one of three levels in the fair value hierarchy according to the significance of the inputs used in making the measurement.

The three levels of the fair value hierarchy are as follows:

Level 1 — Unadjusted quoted prices (unadjusted) in active markets for identical assets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2 — Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability; and

Level 3 — Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

At initial recognition, Contact Gold classifies its financial instruments in the following categories depending on the purpose for which the instruments were acquired:

Held-for-trading financial assets and liabilities are recorded at fair value as determined by active market prices or valuation models, as appropriate.  Valuation models require the use of assumptions, which may include the expected life of the instrument, the expected volatility, dividend payouts, and interest rates. In determining these assumptions, management uses readily observable market inputs where available or, where not available, inputs generated by management.  Changes in fair value of held-for-trading financial instruments are recorded in gain or loss for the period.  The Company held no held-for-trading financial assets or liabilities as at December 31, 2020.  The Embedded Derivatives, which were classified as Level 3 financial liabilities at FVTPL, and valued together as one embedded derivative were eliminated pursuant to the Redemption. Certain inputs to the calculation of the value of the Embedded Derivatives used Level 2 and Level 3 inputs.

Available-for-sale financial assets are recorded at fair value as determined by active market prices. Unrealized gains and losses on available-for-sale investments are recognized in other comprehensive gain or loss. If a decline in fair value is deemed to be other than temporary, the unrealized loss is recognized in net loss (gain).  Investments in equity instruments that do not have an active quoted market price are measured at cost. As at March 31, 2021 and as at December 31, 2020, the Company has classified certain of its financial assets in this category.

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Loans and receivables are recorded initially at fair value, net of transaction costs incurred, and subsequently at amortized cost using the effective interest rate method.  Loans and receivables of Contact Gold are composed of 'Cash and Cash Equivalents' (Level 1); and 'Receivables' (Level 2) and are classified as current or non-current assets according to their nature.  The carrying value of the Company's loans and receivables as at March 31, 2021 and as at December 31, 2020 approximate their fair value due to their short-term nature.

Other financial liabilities are recorded initially at fair value and subsequently at amortized cost using the effective interest rate method. Subsequently, these other financial liabilities are measured at amortized cost using the effective interest method with interest expense recognized on an effective yield basis. The effective interest method is a method of calculating the amortized cost of a financial liability and of allocating interest expenses over the corresponding period. The effective interest rate is the rate that exactly discounts estimated future cash payments over the expected life of the financial liability, or, where appropriate, a shorter period.  Other financial liabilities include payables and accrued liabilities (Level 2), and the Cobb Creek obligation (Level 3).  Other financial liabilities are classified as current liabilities if payment is due within 12 months. Otherwise, they are presented as non-current liabilities. One USD 30,000 payment of the Cobb Creek obligation is due in November 2021.

Risks Associated With Financial Instruments

The Company is exposed in varying degrees to a variety of financial instrument related risks. As at March 31, 2021, the Company's financial instruments consist of cash, receivables, marketable securities and accounts payable and accrued liabilities. It is management's opinion that (i) the Company is not exposed to significant interest, currency or credit risks arising from its financial instruments, and (ii) the fair values of these financial instruments approximate their carrying values unless otherwise noted in the Consolidated Financial Statements.

The Cobb Creek Obligation are considered to Level 3 type financial liabilities, determined by observable data points, in particular the Company's share price, and for certain of these financial instruments, the rate of USD-$ foreign and the Company's credit spread, with reference to current interest rates and yield curves.

The type of risk exposure and the way in which such exposure is managed is provided as follows:

Credit risk

Credit risk is the risk that one party to a financial instrument will cause a financial loss for the other party by failing to discharge an obligation. Contact Gold's credit risk is primarily attributable to its liquid financial assets. The Company limits exposure to credit risk and liquid financial assets through maintaining its cash with high credit quality banking institutions in Canada and the USA. The Company mitigates credit risk on these financial instruments by adhering to its investment policy that outlines credit risk parameters and concentration limits.  As at March 31, 2021 the balance of cash held on deposit was $3.72 million (December 31, 2020: $4.75 million). The Company has not experienced any losses in such amounts and believes the exposure to significant risks on its cash and cash equivalents in bank accounts is relatively limited.

Liquidity Risk

Liquidity risk is the risk that an entity will encounter difficulty in meeting obligations associated with financial liabilities that are settled by delivering cash or another financial asset.  The Company's financial liabilities of payables and accrued liabilities are generally payable within a 90-day period.

The Company has not generated significant revenues or cash flows from operations since inception and does not expect to do so for the foreseeable future.  Accordingly, Contact Gold is dependent on external financing, including the proceeds of future equity issuances or debt financing, to fund its activities.  Significant disruptions to capital market conditions should be expected to increase the risk that the Company can not finance its business.

Interest Rate Risk

Contact Gold is subject to interest rate risk with respect to its investments in cash. The Company's current policy is to invest cash at floating rates of interest, and cash reserves are to be maintained in cash and cash equivalents in order to maintain liquidity, while achieving a satisfactory return for the Company's shareholders. Fluctuations in interest rates when cash and cash equivalents mature impact interest income earned.

Fair Value Estimation

With the exception of the Contact Preferred Shares, and other non-current liabilities, the carrying value of the Company's financial assets and liabilities approximates their estimated fair value due to their short-term nature.

Market Risk - Foreign Exchange

The significant market risk to which the Company is exposed is foreign exchange risk. The results of the Company's operations are exposed to currency fluctuations. To date, the Company has raised funds entirely in Canadian dollars. The majority of the Company's mineral property expenditures will be incurred in United States dollars. The fluctuation of the Canadian dollar relation to the USD will consequently have an impact upon the financial results of the Company.

A 1% increase or decrease in the exchange rate of the US dollar against the Canadian dollar would result in a $26,612 increase or decrease respectively, in the Company's cash balance.  The Company has not entered into any derivative contracts to manage foreign exchange risk at this time.  A significant portion of the Company's cash balance may be held in USD in any given period.

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Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make judgements, estimates, and assumptions that affect the reported amounts of assets, liabilities, and expenses. A detailed presentation of all of Contact Gold's significant accounting policies and the estimates derived therefrom, along with discussion as to judgments and estimates made by management which might impact the financial information, and a summary of new accounting pronouncements, please refer to our disclosures in the Annual Financial Statements at Note 2.

Preliminary internal discussions have begun in order to evaluate the consequences of the new pronouncements, but the full impact has yet to be assessed.

Known Trends and Uncertainties

Trends and uncertainties, and economic and industry risk factors that may affect our business, in particular those that could affect our liquidity and capital resources, are described in more detail under the heading "Risk Factors" in this Offering Circular.  In particular, there are currently significant uncertainties in capital markets impacting the availability of equity financing for the purposes of mineral exploration and development, including:

Global Financial Conditions, and the Market Price of the Company's Securities

Global financial conditions have been characterized by ongoing volatility with a particularly negative impact on access to public financing for earlier-stage and even advanced-stage mineral exploration companies.  As at the date of this MD&A there is also a significant amount of uncertainty and economic disruption caused by the global COVID-19 outbreak that has had a volatile and unpredictable impact on access to capital and liquidity, and access to public financing.

These conditions may affect the Company's ability to obtain equity or debt financing in the future on terms favourable to the Company or at all. If such conditions continue, the Company's operations could be negatively impacted.  More specifically, the price of the Company's securities, its financial results, and its access to the capital required to finance its exploration activities may in the future be adversely affected by declines in the price of precious and base metals and, in particular, the price of gold. Precious metal prices fluctuate widely and are affected by numerous factors beyond the Company's control such as the sale or purchase of precious metals by various dealers, central banks and financial institutions, interest rates, exchange rates, inflation or deflation, currency exchange fluctuation, global and regional supply and demand, production and consumption patterns, speculative activities, increased production due to improved mining and production methods, government regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals, environmental protection, and international political and economic trends, conditions and events.  If these or other factors continue to adversely affect the price of gold, the market price of the Company's securities may decline, and the Company's operations may be materially and adversely affected.

The Contact Shares currently trade on the TSXV. Securities of micro-cap and small-cap companies have experienced substantial price and volume volatility in the past, often based on factors unrelated to the financial performance or prospects of the companies involved or the value of underlying assets. These factors include macroeconomic developments and political environments in North America and globally and market perceptions of the attractiveness of particular industries. There is no assurance that the price of the Contact Shares will be unaffected by any such volatility.

The price of the Contact Shares is also likely to be significantly affected by short-term changes in mineral and commodity prices or in its financial condition or results of operations as reflected in its quarterly financial reports.

Other factors that may have an effect on the price of the Contact Shares include those listed under heading "Risk Factors - Global Financial Conditions and the Market Price of the Company's Securities."

As a result of any of these factors, the market price of the Contact Shares at any given point in time may not accurately reflect the Company's long-term value and shareholders may experience capital losses as a result of their investment in the Company. Securities class action litigation often has been brought against companies following periods of volatility in the market price of their securities. The Company may in the future be the target of similar litigation.  Securities litigation could result in substantial costs and damages and divert management's attention and resources.

Early-Stage Development Company

The Company is a junior resource company focused primarily on the acquisition, exploration and development of mineral properties located in Nevada. The Company's properties have no established mineral resources or mineral reserves on any of the Contact Properties due to the early stage of exploration at this time.  Any reference to potential quantities and/or grade is conceptual in nature, as there has been insufficient exploration to define any mineral resource or mineral reserve and it is uncertain if further exploration will result in the determination of any mineral resource or mineral reserve. Quantities and/or grade described in this MD&A should not be interpreted as assurances of a potential mineral resource or reserve, or of potential future mine life or of the profitability of future operations.

Few properties that are explored are ultimately developed into producing mines and there is no assurance that any of the Company's projects can be mined profitably. Substantial expenditures are required to establish mineral resources or mineral reserves through drilling, to develop metallurgical processes to extract the metal from the ore and in the case of new properties, to develop the mining and processing facilities and infrastructure at any site chosen for mining. Any profitability in the future from the business of the Company will be dependent upon developing and commercially mining an economic deposit of minerals, which in itself is subject to numerous risk factors.

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The exploration and development of mineral deposits involves a high degree of financial risk over a significant period of time that even a combination of management's careful evaluation, experience and knowledge may not eliminate. While discovery of ore-bearing structures may result in substantial rewards, few properties that are explored are ultimately developed into producing mines. Major expenses may be required to establish reserves by drilling and to construct mining and processing facilities at a particular site. It is impossible to ensure that the current exploration and development programs of the Company will result in profitable commercial mining operations. The profitability of the Company's operations will be, in part, directly related to the cost and success of its exploration and development programs, which may be affected by a number of factors.  Substantial expenditures are required to establish mineral reserves that are sufficient to support commercial mining operations and to construct, complete and install mining and processing facilities on those properties that are actually developed.

No assurance can be given that any particular level of recovery of minerals will be realized or that any potential quantities and/or grade will ever qualify as a mineral resource, or that any such mineral resource will ever qualify as a commercially mineable (or viable) deposit which can be legally and economically exploited.

Where expenditures on a property have not led to the discovery of mineral reserves, incurred expenditures will generally not be recoverable.

Government Regulation

The Company's exploration operations are subject to government legislation, policies and controls relating to prospecting, development, production, environmental protection, including plant and animal species, and more specifically including the greater sage-grouse, mining taxes and labour standards. In order for the Company to carry out its activities, its various licences and permits must be obtained and kept current. There is no guarantee that the Company's licences and permits will be granted, or that once granted will be extended. In addition, the terms and conditions of such licences or permits could be changed and there can be no assurances that any application to renew any existing licences will be approved. There can be no assurance that all permits that the Company requires will be obtainable on reasonable terms, or at all. Delays or a failure to obtain such permits, or a failure to comply with the terms of any such permits that the Company has obtained, could have a material adverse impact on the Company. The Company may be required to contribute to the cost of providing the required infrastructure to facilitate the development of its properties. The Company will also have to obtain and comply with permits and licences that may contain specific conditions concerning operating procedures, water use, waste disposal, spills, environmental studies, abandonment and restoration plans and financial assurances. There can be no assurance that the Company will be able to comply with any such conditions. Future taxation of mining operators cannot be predicted with certainty so planning must be undertaken using present conditions and best estimates of any potential future changes.

Subsequent Events Not Otherwise Described Herein

With the exception of transactions and activities described in this Offering Circular, there were no subsequent events after period end.

Scientific and Technical Disclosure

The Contact Properties are all early stage and do not contain any mineral resource estimates as defined by NI 43-101. There are no assurances that the geological similarities to projects mentioned herein operated by GSV or NGM LLC, or other project along the Carlin Trend, will result in the establishment of any resource estimates at any of Contact Gold's property interests including Pony Creek, or that the Pony Creek can be advanced in a similar timeframe. The potential quantities and grades disclosed herein are conceptual in nature and there has been insufficient exploration to define a mineral resource for the targets disclosed herein. It is uncertain if further exploration will result in targets on any of the Contact Properties being delineated as a mineral resource.

The scientific and technical information contained in this MD&A has been reviewed and approved by Vance Spalding, CPG, Vice President Exploration, Contact Gold, who is a "qualified person" within the meaning of NI 43-10.

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BUSINESS

The following discussion should be read in conjunction with the accompanying financial statements, management's discussion and analysis and related notes included elsewhere in this Offering Circular.

Business Objectives and Operations

Contact Gold is a gold exploration company focused on discovering and developing oxide gold targets and making district-scale gold discoveries in Nevada.

The Contact Properties are on Nevada's Carlin, Independence, Cortez, and Northern Nevada Rift gold trends which host numerous gold deposits and mines. Contact Gold controls a significant land position comprising target-rich mineral tenure which hosts numerous known gold occurrences, ranging from early- to advanced-exploration and resource definition stage. The Company has also optioned the Cobb Creek property to a third-party. As at the date of this Offering Circular, Contact Gold's properties comprise, in aggregate, approximately 140 km2 of unpatented mining claims and mineral tenure.

The Company is currently focused on advancing the Green Springs Project and the Pony Creek Project. The Green Springs Project is located near the southern end of the Cortez Trend of Carlin-type gold deposits in White Pine County, Nevada. The Pony Creek Project is located in Elko County, Nevada.

The Company has focused on generating exploration drill targets at each of the Green Springs Project and the Pony Creek Project through extensive geological mapping, geophysical surveys, rock and soil sampling, structural analysis and fossil age dating. Preliminary metallurgical test work at both properties has demonstrated gold recoveries.

See "The Pony Creek Project" and "The Green Springs Project" under the header "Description of Property" in this Offering Circular.

Competitive Conditions

The mining business is competitive in all phases of exploration, development and production. Contact Gold competes with a number of other exploration and mining companies in the search for, and acquisition of, mineral properties, many of whom have greater financial resources. As a result of this competition, Contact Gold may be unable to acquire attractive mineral properties in the future on terms it considers acceptable. Contact Gold also competes for financing with other resource companies, many of whom have greater financial resources and/or more advanced properties. There can be no assurance that additional capital or other types of financing will be available if needed or that, if available, the terms of such financing will be favourable to Contact Gold.

The ability of Contact Gold to acquire properties largely depends on its success in exploring and developing its present properties and on its ability to select, acquire and bring to production suitable properties or prospects for mineral exploration and development. Contact Gold may compete with other exploration and mining companies for the procurement of equipment and for the availability of skilled labour. Factors beyond the control of Contact Gold may affect the marketability of minerals mined or discovered by Contact Gold. See "Risk Factors" in this Offering Circular.

Industry and economic factors that may affect our business

We anticipate having to rely on financings through the issuances of Common Shares in order to continue to fund activities. There are significant uncertainties in capital markets impacting the availability of equity financing for the purposes of mineral exploration and development. Certain uncertainties relating to the global economy, political uncertainties and increasing geopolitical risk, increased volatility in the prices of gold, copper, other precious and base metals and other minerals, as well as increasing volatility in the foreign currency exchange markets may also impact the Company's business and our ability to raise new capital, and accordingly, may impact our ability to remain a going concern.

Contact Gold's operations are also exposed to various levels of regulatory, economic, political and other risks and uncertainties which may impact the Company's business and our ability to raise new capital. There can be no assurance that Contact Gold will be able to comply with any a changing regulatory, economic or political environment. See "Risk Factors" in this Offering Circular.

Environmental Regulation

Contact Gold's exploration and development activities, as well as any current or future operations, are subject to environmental laws and regulations in the jurisdictions in which it operates. See "Risk Factors". Contact Gold maintains, and anticipates continuing to maintain, a policy of operating its business in compliance with all environmental laws and regulations.

Cycles

Given the general weather conditions and exploration season in North Central Nevada, Contact Gold's exploration and evaluation asset expenditures tend to be greater from April to December than in the rest of the year.

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Employees

As at the date of this Offering Circular, Contact Gold has 6 employees located in Canada and 2 employees located in Nevada. Contact Gold also operates through sub-contractors and consultants.

Significant Acquisitions

None, other than those described herein relating to the Transactions which closed on June 7, 2017.

Significant Dispositions

No significant dispositions have been completed by the Company since the commencement of its financial year ended December 31, 2020.

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DESCRIPTION OF MINERAL PROPERTY INTERESTS

The Pony Creek Project

Unless stated otherwise, the information in this section is summarized, compiled or extracted from the Pony Creek Technical Report. Material differences and changes that have occurred subsequent to the effective date of the Pony Creek Technical Report have been summarized in this Offering Circular under heading "The Pony Creek Project - Recent Developments". The Pony Creek Technical Report was prepared in accordance with NI 43-101 and has been filed with the securities regulatory authorities in all of the provinces and territories of Canada, except Québec. The disclosure in this Offering Circular derived from the Pony Creek Technical Report and updates as to recent developments at Pony Creek have been prepared with the consent of Mr. Spalding, Vice-President, Exploration of the Company, who is a qualified person within the meaning of NI 43-101.

The Pony Creek Technical Report is subject to certain assumptions, qualifications and procedures described therein. Reference should be made to the full text of the Pony Creek Technical Report, which has been filed with the applicable Canadian securities regulatory authorities pursuant to NI 43-101 and is available for review under the Company's issuer profile on SEDAR at www.sedar.com. The Pony Creek Technical Report is not and shall not be deemed to be incorporated by reference in this Offering Circular.

Property Description and Location

The Pony Creek property is comprised of 1,345 unpatented lode mining claims located on federal lands managed by the BLM covering approximately 107 square kilometers in the southern part of the Piñon Range in Elko County, Nevada (see Figure 1 below). The property is centered at approximately 40°21′10″N, 115°58′20″W, in the southern portion of the Carlin gold trend, approximately 27 kilometers south of the presently producing Emigrant gold mine of Nevada Gold Mines LLC ("NGM LLC") (previously of Newmont Mining Corporation ("Newmont")) and 11 kilometers south of Gold Standard Ventures' Pinion and Dark Star gold deposits (see Figure 2 below).

Ownership of the unpatented mining claims is in the name of the holder (locator), subject to the paramount title of the United States, under the administration of the BLM. Under the General Mining Act of 1872, which governs the location of unpatented mining claims on federal lands in the United States, the locator has the right to explore, develop, and mine minerals on unpatented mining claims without payments of production royalties to the U.S. government, subject to the surface management regulation of the BLM. Annual claim maintenance and County filing fees are the only government payments related to the unpatented mining claims.

Figure 1 - Location Map, Pony Creek Project

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Figure 2 - Property Map for the Pony Creek Project

585000
590000
595000
600000
4475000
4470000
4465000
4460000
4455000
N
0
5
10
Kilometers

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Royalties and Agreements

In December 2016, Winwell entered into a securities exchange agreement with Waterton to acquire the Contact Properties. The consideration for the acquisition of the Contact Properties was a cash payment by Contact Gold (Winwell following completion of the Arrangement) of $7.0 million and the issuance to Waterton of Common Shares of Contact Gold representing approximately 37% of the pro forma interest in Contact Gold and preferred shares of Contact Gold with a face value of $15 million.

The Pony Creek claims are subject to a royalty of 3.0% of the net smelter returns from any and all production and sale of minerals from the claims. The royalty is payable to Royalty Consolidation Company LLC ("RCC"), and its successors. RCC is an affiliate of Waterton. The claims owner may permanently reduce the royalty rate from 3.0% to 2.0% in exchange for the payment to RCC of US$1,500,000. The royalty reduction option expires on February 7, 2020.

Mineral production from the Pony Creek claims would be subject to the Nevada net proceeds tax ("NNPT"). For operations with annual gross proceeds over $4,000,000, the NNPT rate is 5%. For operations with gross proceeds less than $4,000,000 annually, the NNPT tax rate is dependent on the ratio of net proceeds to gross proceeds.

Environmental and Permitting

There are no known environmental liabilities within the Pony Creek property. Contact Gold currently has one Plan of Operations being prepared for submittal to the BLM for review and six notices of intent in place for exploration on Pony Creek.

Based on the personal observations of the author of the Pony Creek Technical Report (the "Pony Creek Technical Report Author"), there is no indication of encumbrances or known problems with legal access of the Pony Creek property, and the Pony Creek Technical Report Author was not aware of any land use or conflicting rights, or such other factors and risks that might affect title or the right to explore, beyond what is described in the Pony Creek Technical Report.

Accessibility, Climate, Local Resources, Infrastructure and Physiography

Physiography

The Pony Creek property covers the crest of the Piñon Range at elevations ranging from 2,000 meters to about 2,400 meters within the Bailey Mountain and Robinson Mountain U.S.G.S. 7.5 minute topographic quadrangles. Most of the property comprises gently rolling to moderately steep, sagebrush- and grass- covered hills with a few juniper, mountain mahogany and pine trees.

Access to Property

From Elko, Nevada access to the property is generally by proceeding south via State Highway 227 (Lamoille highway) for a distance of 8.7 kilometers, then south on State Highway 228 past the town of Jiggs, for a total of 53.3 kilometers to the intersection with the Red Rock Ranch gravel county road. Proceeding west on the Red Rock Ranch road, after 2.1 kilometers bear left at the first intersection and bear left again at the next intersection after another 2.3 kilometers. After traveling 24.3 kilometers, you are on the Pony Creek eastern project boundary. To continue to the Bowl Zone, turn right on a two-track road and after 2.1 kilometers turn right on another two-track road and continue to the top of the range where the Bowl Zone is situated. Alternatively Pony Creek can be accessed from the west by travelling the Indian Pony road off State Highway 278.

Climate

The climate can be described as dry and montane. Temperatures are cool to cold during the winter, with occasional moderate snowfalls, and summers are warm with cool nights. The area is fairly dry during the summer. Total annual precipitation is about 23 centimeters per year, mostly as snow during the winter months. The climate is favorable for year-round mining. Road access for exploration may be limited or interrupted by snow and mud during December through April. Conditions can be highly variable from year to year.

Local Resources and Infrastructure

A highly-trained mining and industrial workforce is available at Elko, Carlin, Winnemucca, and Reno, Nevada, as well as in Salt Lake City, Utah. The project area is served by U.S. Interstate Highway 80, which passes about 45 kilometers to the north. Mining and industrial equipment, fuel, maintenance, and engineering services and supplies are available in Elko, as are telecommunications, a regional commercial airport, hospitals, and banking.

There are no inhabitants in the immediate project area and there is no electrical power at the project site, but ranch power is available a few miles away. Although the project area is generally hilly, flat areas are present and have the potential for sitting a processing plant, tailings storage areas, waste disposal areas, and leach pads.

Year-round surface water is not available within the property, and most of the springs dry up in August and September. No ground water has been encountered in airlift testing of Contact Gold's RC drill holes to date. A few holes have encountered very small volumes of ground water, but not enough to stop the pneumatic hammer from functioning. The drilled area to date appears to be mostly dewatered as is the case at the Bald Mountain mine to the south, and while detailed hydrological studies will need to be completed as part of any future mine planning, it would appear that dewatering requirements will be minimal in the areas that Contact has been drilling. Large water volumes were encountered in one of the Grandview 2017 holes drilled near the Red Rock Ranch in the lower elevations on the east side of the project.

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History

Silver, gold, copper, lead, and zinc were discovered approximately 22.5 kilometers north of the Pony Creek property in the central Piñon Range in 1869, at what was subsequently organized into the Railroad (or Bullion) mining district. The Railroad district was worked throughout the 1870s and 1880s, mainly for lead, copper, and silver. The district was later revived in 1905, and there was intermittent production through to the early 1940s.

In the southern Piñon Range, the Larrabee mining district was organized and covered two areas of shallow workings and prospects where small, but unrecorded, amounts of silver and copper may have been produced, as well as less than 1,000 tons of barite. Modern historical exploration in the southern Piñon Range commenced with regional stream-sediment sampling by Newmont in 1980. This led to the recognition of anomalous gold and arsenic in exposures of hydrothermally altered rhyolite within what is now the Pony Creek property. Table 1 below summarizes the historical exploration of the Pony Creek Project area.

Newmont located 180 claims at Pony Creek in the early 1980s and, beginning in 1981, conducted drilling programs intermittently through 1989. In 1987, NERCO drilled six RC holes, but it is not known if this was done under an agreement with Newmont or on ground not controlled by Newmont; the holes were drilled outside of the current property limits. Gold mineralization was intersected by Newmont's drilling in the south lobe of a rhyolitic intrusive body and in sedimentary rocks beneath the rhyolite, in what became to be known as the Bowl area. The results of Newmont's exploration program apparently did not meet their corporate objectives, and Newmont optioned the property to Westmont Mining, Inc. ("Westmont") in 1990. Westmont drilled 31 RC holes through 1992.

In April of 1993, Quest International Management Services, Inc. ("Quest") acquired Westmont and in 1994 formed a joint venture with Uranerz U.S.A., Inc. ("Uranerz") to explore the property. In 1995, the Uranerz joint venture was terminated. A total of 173 holes were drilled from 1981 through 1995.

Quest and Barrick Gold Exploration Inc. ("Barrick") formed a joint venture in August 1997. Barrick's main effort consisted of recompiling and reinterpreting drill hole and geophysical data generated by previous operators and conducting a controlled-source audio-magnetotelluric ("CSAMT") survey in the northern part of the claim block. The joint venture drilled 4 RC holes.

In 1999, Quest was acquired by the Standard Mining Co., which abandoned the Pony Creek property. Later that year, Mr. Carl Pescio located new claims over the mineralized rhyolite area and leased the property to the Homestake Mining Company ("Homestake") shortly afterward. Homestake drilled 5 RC holes and terminated their agreement with Mr. Pescio.

Nevada Contact Inc. ("Nevada Contact", unrelated to Contact Gold) optioned the property from Mr. Pescio in 2001 and drilled 8 RC holes in 2002 before terminating the agreement in early 2003. In July 2003, Mill City International Corp. ("Mill City") purchased the property from Mr. Pescio, who became an officer of Mill City.

Grandview Gold Inc. ("Grandview") entered into a letter option agreement with Mill City in 2004. Grandview carried out mapping and surface sampling, and in 2005 and 2006 drilled a total of 10 core holes.

A 2006 technical report on the Pony Creek project prepared for Vista Gold (the "Russell Report, 2006") presented regional gravity and total-field aeromagnetic maps compiled and interpreted by J. Wright in 2004. The Russell Report, 2006 did not specify the company that commissioned the Wright 2004 geophysical interpretations, so it is not clear if this work was done for Mill City or Grandview. These regional geophysical maps are presented in Figure 3 below.

By 2006 ownership of the Pony Creek property had been transferred from Mill City to the "Pescio Group". In mid-2006, Vista Gold Corp. ("Vista") acquired the Pony Creek property from the Pescio Group and, following a series of transactions, control of the property was assigned to Allied Nevada Gold Corp. ("Allied Nevada") in May 2007. Neither Vista nor Allied Nevada conducted exploration of the Pony Creek property, but the claims were maintained.

During 2007, Grandview drilled 13 RC holes. It is assumed by the Pony Creek Technical Report Author that Grandview's option, discussed above, survived through the change in property ownership to Allied Nevada.

Allied Nevada entered bankruptcy in March 2015. In June of the same year, a subsidiary of Waterton acquired Pony Creek, along with other exploration assets, through the bankruptcy process.

Contact Gold was formed pursuant to the Arrangement. As part of the Arrangement, Winwell continued into the State of Nevada and changed its name to Contact Gold, following which, Contact Gold acquired Clover Nevada from Waterton, which held the Pony Creek property, along with 12 other exploration stage properties in Nevada. No recorded mineral production has been attributed to the Pony Creek property and no workings larger than a few small prospect pits are known to exist.

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Table 1 -Exploration at Pony Creek Since 1980

Year	Operator	Drilling (holes)	Comments
1980	Newmont	none	Stream sediment sampling, 100 claims staked
1981-1982	Newmont	20 RC; 2 Core	Drilling, Mapping, soil sampling, aeromagnetic survey, 80 claims staked
1983-1985	Newmont	59 RC	Drilling, photogeologic study, structural analysis, soil sampling, mapping
1987	NERCO	6 RC	Drilling (west of claim boundary, or at Pony Spur?)
1987-1989	Newmont	40 RC	Mapping, Drilling at Bowl, Pot Holes, Picnic Ridge and Pony Spur?
1990	Westmont-Newmont JV	none	JV formed with Westmont operating
1991-1992	Westmont-Newmont JV	31 RC	Soil Sampling, induced Potential survey, Drilling
1993	Ramrod Gold Inc.	none	Westmont acquired by Ramrod Gold (Quest)
1994-1995	Uranerz U.S.A.	15 RC	Optioned from Quest, IP, ground magnetics, mapping, soil sampling
1996-1997	Quest International	none	Quest purchases Newmont interest
1997-1998	Barrick-Quest JV	4 RC	JV with Quest, compilation, rock sampling, drilling, CSAMT
1999	Homestake	none	Quest acquired by Standard mining, claims lapse, Pescio stakes, Homestake leases
2000	Homestake	5 RC	Homestake terminates lease
2001-2003	Nevada Contact	8 RC	Leases from Pescio, relog drill holes, CSAMT surveys, drilling
2003	Mill City International	none	Mill City purchases Pony from Pescio
2004-2007	Grandview Gold	10 Core; 13 RC	Options from Mill City/Pescio, mapping, drilling, Mill City option terminates
2006-2014	Vista gold / Allied Nevada	none	Vista acquires Pony Creek in 2006, spun-off to Allied Nevada in 2007, goes dormant
2015-2016	Waterton	none	Acquired out of Allied bankruptcy in 2015 by affiliates of Waterton
2017	Contact Gold	37 RC; 5 Core	Acquired from Waterton, drilling, gravity, CSAMT, soil and rock sampling, mapping
2018	Contact Gold	51 RC	Drilling, soil and rock sampling, CSAMT from GSV for northern Pony Creek, mapping
306 total

Geological Setting and Mineralization

The Pony Creek project is situated in the south-central Carlin trend, a northwest-southeast alignment of sedimentary rock-hosted gold deposits and mineralization in the Basin and Range geologic province of western North America. The area of what is now known as the greater Carlin trend was within the passive, marine continental margin during early and middle Paleozoic time, which is the time of deposition of the oldest rocks observed in the area. A westward-thickening wedge of sediments was deposited along the continental margin, in which the eastern facies tended to be siltier and carbonate-rich shelf and slope deposits and carbonate platform deposits, while the western facies were primarily fine-grained siliciclastic sediments of deeper basin environments. The Carlin trend is proximal to the shelf-slope break, although the position of this break was not static over time.

A prominent structural feature of the Piñon Range is the Piñon Range anticline and the related "Piñon graben" (Abbott, 2003). Abbott (2003) considered the anticline to be related to the development of the Eocene Ruby Mountains metamorphic core complex, which overprinted the folds and faults of the Antler, Sonoma and Sevier fold and thrust belts. According to Abbott (2003) the Piñon Range anticline was overprinted by a Tertiary right-lateral wrench fault system.

Hydrothermal alteration at Pony Creek is reported to be characterized by the assemblage quartz-sericite- pyrite within the intrusive body in and near north-trending and northeast-trending faults. The fault zones are fragmental and/or brecciated, and contain very fine-grained quartz, sericite, and pyrite or limonite. Pyrite occurs both as disseminated grains and on fracture surfaces while limonite occurs after pyrite or is secondary in fractures. Away from the faults the intrusion becomes less altered, grading outward from a rock with relict feldspar ghosts to one with a distinct porphyritic texture. In the center of the intrusion, a granular texture in which the feldspars have been argillically altered is present, leaving open or clay- filled vugs. The intrusion locally contains 3% to 5% pyritized and chloritized hornblende crystals.

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Newmont geologists used the terms "sanded rhyolite" and "rhyolite sand" to describe the texture of the rhyolite intrusion in some of the altered and mineralized areas. They reported that sanded rhyolite consists of medium-grained, rounded clasts of glassy rhyolite breccia commonly occurring near the margins and at the base of the intrusion, and locally as narrow stockwork zones within the intrusion. The distribution and texture of the sanded rhyolite suggest that the unit formed in vitric chill margins and was apparently affected by subsequent hydrothermal activity.

Sedimentary rocks along the margins of the intrusion and immediately beneath it are silicified, decalcified, sulfidized, and variably oxidized near gold mineralized zones.

Almost all significant mineralization identified to date in surface exposures and drilling is spatially associated with the rhyolite intrusive body, either within it or in silicified and altered Mississippian- Permian clastic rocks immediately beneath and adjacent to the intrusion. This mineralization appears to be related to or controlled by north, northwest and northeast striking structures.

At the Pony Creek property, a porphyritic rhyolite intrusion of Eocene age is present near the axis of the Piñon Range anticline, emplaced as a north-south elongated body that is approximately 3.2 km long and 1.2 km wide. It is variably hydrothermally altered and locally mineralized. Almost all significant gold mineralization identified to date in surface exposures and drilling is spatially associated with the rhyolite intrusive body, either within it or in silicified and altered Mississippian-Permian clastic rocks immediately beneath and adjacent to the intrusion. This mineralization appears to be related to or controlled by north and north-east striking structures.

Bowl Zone

The presence of significant gold mineralization at the Bowl Zone was first established by Newmont. The mineralization is associated with oxidized and unoxidized marcasite, pyrite, and minor realgar and stibnite that occur along fractures and as disseminations in and beneath the rhyolite intrusion, as well as in the matrix of breccias in the intrusion. Newmont defined two continuous zones of mineralization in the Bowl area. One occurs along what is interpreted as a steeply dipping, north-trending structure that forms the eastern boundary of the Bowl area. The second lies to the west and forms a tabular, flat-lying zone or zones of mineralization that occur at, or on either side of, the lower contact of the rhyolite with the underlying Paleozoic sediments. Work by Contact Gold has identified a second, north-striking structure parallel to the eastern bounding fault. Drilling has shown that these three zones are continuously mineralized in some areas.

As presently defined by drilling, the Bowl area is somewhat continuously mineralized over a north-south strike length of about 1,400 meters, with maximum east-west extents of 600 meters and a maximum depth of about 200 meters. This area includes the three more continuously mineralized zones mentioned above. The high-angle, structurally-controlled mineralization along the eastern limits of the Bowl area is generally narrow, sinuous, and irregular, but can have substantial grades. For example, Newmont's hole PC-20 intercepted 22.9 meters of continuous gold mineralization starting at 124.97 meters that averages 7.17g Au/t, including a 6.1-meter interval of 15.99g Au/t. While this intercept is from a vertical RC hole, which therefore overstates the true thickness of the steeply dipping mineralization along the fault, the grade is consistent with adjacent holes. It seems likely that the mineralizing fluids in the Bowl area were at least partially focused along this high-angle north-south structure, which is near the eastern contact of the rhyolite intrusion in this area. The mineralized fault may be related to the reactivation of a structural zone that controlled the hypothetical dike-like roots of the flat-lying portions of the rhyolite intrusion.

Of Contact Gold's 93 holes drilled to date, 56 have been at the Bowl Zone. These holes were designed to: confirm and expand areas of mineralization intersected in historic holes, to gather cyanide solubility data to eventually develop an oxide model to target higher grade and better oxidized portions of the Bowl mineralization, to explore the edges of the current drill pattern where ore controls were thought to exist, and three deep core holes were completed in 2017 as recommended by Gustin (2017) to test for the Devil's Gate/Webb contact at depth beneath the high-grade portion of the Bowl Zone. The deepest hole, PC17-27 was drilled to a total depth of 977.4 meters where the hole remained in Pennsylvanian/Permian aged sedimentary rocks with abundant fusilinid fossils which are age diagnostic.

West Target

The West Target was generated by Contact Gold in 2017 based on geology, geochemistry, and geophysics, and was never drilled by previous explorers. A new, significant area of gold mineralization currently measuring 1 km in a north-south direction and 400 meters wide east-west at its maximum, was subsequently defined after the discovery hole, PC18-18 returned 0.42 g/t Au over 33.53 meters starting 4.57 meters below surface. Cyanide assays showed the intervals to be well oxidized with cyanide assays averaging 89% of fire assays for the entire interval in hole 18 and similar, strong recoveries in the other holes' cyanide assays.

Gold mineralization at the West Target is associated with a large silicified, north-striking rib of Pennsylvanian-Permian aged calcareous conglomerate (the same host at GSV's North Dark Star deposit to the north of Pony Creek). Gold grades are enhanced where multiple cross cutting NW and NE striking faults intersect the North-South Conglomerate ridge that occupies the Emigrant-Dark Star-Dixie-Bowl zone structural corridor. To date the best gold grades have been encountered on the east and west margins of this silicified conglomerate. Assays have been received for 16 holes to date, with all widely spaced holes returning anomalous to low grade gold intersections. It remains completely open for expansion, particularly to the north and south.

Contact Gold drilling to date includes 23 holes at the West Target.

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North Zone

Gold mineralization has been somewhat irregularly intersected in drilling in a broad area within and adjacent to the northern lobe of the rhyolite intrusion. The most continuous mineralization identified to date in this area occurs within two north-trending zones that occur within a larger northwest-trending zone of generally lower-grade and more erratically distributed mineralization.

The easternmost of the two north-trending zones includes the most significant and continuous gold mineralization in the North area. This approximately 40-meter wide mineralized zone occurs over a strike length of 200 meters, is open to the south, and is defined by holes PC-111, PC-121, PC-128, 95-07, 95-08, and PC-06-03. The most significant intercept, 16.8 meters @ 1.50 g Au/t, was returned from hole PC-121. The top of the mineralization lies 50 to 100 meters from the surface, with mineralized thicknesses of 15 to 30 meters. The mineralization within this zone is very similar to the Bowl area, with the gold occurring near the contact of rhyolite intrusion and underlying Pennsylvanian/Permian age calcareous sandstone and conglomerate units. Specific mineralized areas are shown in Figure 3 below.

As part of Westmont's 1992 drilling program, three holes (PC-129, PC-130, and PC-131) tested the possible northern extension of the eastern north-trending zone as it projects beyond the limits of the rhyolite intrusion. These three holes are the northernmost holes drilled at Pony Creek. PC-129, the southern of the three holes, intersected 42.7 meters grading 0.47 g Au/t starting at a down-the-hole depth of 26 meters. The gold mineralization in this hole is hosted in what was logged as weakly argillized arkosic sandstone with veinlets of very fine-grained pyrite and limonite-stained fractures. The next hole to the north, PC-130, intersected a large void and was abandoned; the void might be indicative of the targeted fault. The northernmost hole intersected unmineralized sedimentary rocks.

The eastern, possibly northwest-trending portion of the North area is predominantly characterized by anomalous to low-grade gold values within the rhyolite intrusion and Permian-Pennsylvanian units, although thin higher-grade zones were intermittently intersected.

The 11 holes drilled by Contact Gold at the North Zone were designed as offsets of previously mineralized holes, particularly Westmont hole 129.

Pony Spur

The Pony Spur Target was acquired in 2017 as part of Contact Gold's expansion of Pony Creek. The claims cover a regional-scale, northwest-striking fault that projects into the Bowl Zone and into the major SE flexure in the otherwise north-striking Emigrant/ Dark Star/ Pony Creek structural zone. Very strong silicification with a high barite and hematite content occurs within the Mississippian Chainman sandstone at Pony Spur. Contact Gold drilled three holes in 2018, with significant gold intersections in each hole. Two of the three intercepts were well oxidized with good gold recoveries in cyanide assays. Gold mineralization occurs at the Devonian Devil's Gate/Webb contact (same host as the Pinion deposit owned by Gold Standard Ventures and Alligator Ridge Mine owned by Kinross).

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Figure 3 - Mineralized Areas and Map of Drill Holes at the Pony Creek Property

West Target
North Zone
Pony Spur
Bowl Zone
Section
Contact Gold Drilling
Historical Drilling
Au Grade Thickness
> 100 gram x metre
> 50 gram x metre
> 25 gram x metre
> 10 gram x metre
0
500
1,000
Meters
585000
586000
587000
588000
4471000
4470000
4469000
4468000
4467000

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Exploration

Contact Gold began exploration at Pony Creek in late June, 2017 after 10 years of dormancy at the property. Contact Gold has completed 93 drill holes totalling 21,216 meters to the date of this Offering Circular. Drill programs were designed to confirm and expand known areas of historic drilling, with a focus on understanding the controls to mineralization as well as the degree and configuration of oxidation and the orientation of the higher grade gold mineralization, and to test new exploration targets that were developed through geological mapping, soil and rock geochemistry and gravity and CSAMT surveys.

Drilling

The project database includes data for 295 holes totalling 59,837 meters drilled at the Pony Creek project from 1981 through September 2018 as summarized in Table 2 (historical drilling) and Table 3 (Contact Gold drilling) below. Data is missing for 11 of the historic holes mentioned by Russell (2004). Seventeen of the holes were drilled with diamond core ("core") methods and the rest were RC drill holes. A total of 148 holes were inclined and 147 holes were vertical or near vertical. Of Contact Gold's 93 drill holes, only 27 were vertical, and a qualitative analysis of intercepts indicates that the angle holes more often intersect significant intervals of gold because those holes have a higher likelihood of intersecting high angle, structural controls to gold mineralization. Most of the holes mentioned by Michael Gustin in a technical report prepared for Contact Gold prior to completing the Arrangement ("Gustin, 2017") as being off the current Pony Creek boundary are now within Pony Creek due to the acquisition of the Pony Spur claims.

The available data are not complete enough to determine the relationship between the true thickness of the gold mineralization and the length of the mineralized intercepts in the drill holes. In most cases, the orientation of the mineralization is unknown.

The most significant intervals of gold mineralization encountered in the historical drilling are listed in Table 2 below.

Table 2 - Summary of Historical Drilling at the Pony Creek Project

Year	Company	RC Holes	RC Meters	Core Holes	Core Meters	Total Meters
1981-1982	Newmont	20	2,662.4	2	559.0	3,221.4
1983-1985	Newmont	59	8,240.3			8,240.3
1987	Newmont	16	1,799.5			1,799.5
1988	Newmont	3	576.1			576.1
1989	Newmont	16	2,619.8			2,619.8
1991-1992	Westmont	31	4,597.9			4,597.9
1994-1995	Uranerz	15	3,819.1			3,819.1
1997-1998	Barrick-Quest	4	970.8			970.8
2000	Homestake	5	1,849.5			1,849.5
2002-2003	Nevada Contact	8	2,389.6			2,389.6
2005-2007	Grandview	13	3,912.1	10	4,589.7	8,501.8
2017	Contact Gold	37	7,604.9	5	2,784.1	10,389.0
2018	Contact Gold	51	10,862.6			10,862.6
Totals		278	51,904.7	17	7,932.8	59,837.4

No information is available concerning the drilling contractors, drill rig types and drilling methods used during the Newmont and NERCO drill programs from 1981 through 1989. The drilling done by the Westmont-Newmont joint venture in 1991 and 1992 was done by Hackworth Drilling of Elko, Nevada. In 1991, an Ingersoll-Rand PH600 truck-mounted RC drill was used and an MPD 1000 track-mounted drill was used. In 1992, a Schramm C650 track-mounted RC drill was used. No other information is available.

The Pony Creek Technical Report Author has been unable to obtain any information on the drilling contractors, drill rig types and drilling methods used during the Uranerz drilling in 1994-1995, or the drilling done by Barrick in July, 1998.

Database files indicate that the Homestake drilling in 2000, and the Nevada Contact drilling in 2001-2003 utilized RC drilling. Eklund Drilling of Elko, Nevada conducted the Homestake RC drilling using a track-mounted MPD 1500 drill. A track-mounted RC rig was also used by Nevada Contact for most of their 2002 holes, with a truck-mounted TH-75 RC rig used for hole PCK02-06A.

Mill City did not conduct any drilling on the property. Grandview completed 2 core holes in 2005 and resumed drilling in late July, 2006. The 2006 drilling was conducted by Boart Longyear using a core drill. Inspection of core stored in Lovelock, Nevada indicates the drilling was done with HQ-diameter core size. In 2007 Grandview drilled 12 RC holes, but no other information is available. Portions of the 10 core holes drilled by Grandview are stored in the Waterton Resources storage facility in Lovelock, Nevada, and have been recovered by Contact Gold.

The most significant intervals of gold mineralization encountered from Contact Gold's drilling are listed in Table 3 below. Of the 40 drill holes not listed in Table 3 below, only three did not contain a reportable gold intercept (minimum of 0.14 g/t Au over 3.05m).

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Table 3 - Summary of Significant Mineralized Intervals, Contact Gold Drilling at Pony Creek(1)

Drill Hole	From (m)	To (m)	Au g/t	Interval (m)	Zone/Target	Metallurgy
PC18-01	28.96	56.39	0.91	27.43	Bowl Zone
including	35.05	50.29	1.18	15.24
	77.72	80.77	0.21	3.05
	92.97	99.06	0.32	6.10
	109.73	117.35	0.42	7.62
	121.92	129.54	0.91	7.62		Oxide
PC18-02	1.52	60.96	0.53	59.44	Bowl Zone	13.72m oxide
	74.68	77.72	0.20	3.05
	111.25	114.30	0.19	3.05
PC18-03	0.00	3.05	0.16	3.05	Bowl Zone	Oxide
	38.10	144.78	1.37	106.68
including	86.87	134.11	2.51	47.24		Oxide
PC18-04	50.29	143.26	1.00	92.97	Bowl Zone
including	68.58	74.68	4.00	6.10		Oxide
and including	109.73	124.97	1.82	15.24
and including	135.64	138.69	1.61	3.05		Oxide
PC18-05	22.86	32.00	0.33	9.14	Bowl Zone	Oxide
	85.35	88.39	1.08	3.05		Oxide
	99.06	102.11	0.13	3.05		Oxide
PC18-06	15.24	18.29	0.24	3.05	Bowl Zone
	24.38	27.43	0.15	3.05
	38.10	44.20	0.16	6.10
	67.06	80.77	0.15	13.72
	112.78	120.40	0.17	7.62
	129.54	164.59	0.35	35.05		Mixed
including	155.45	164.59	0.29	9.14		Oxide
	185.93	201.17	0.20	15.24		Oxide
PC18-07	0.00	25.91	0.18	25.91	Bowl Zone	Oxide
	25.91	38.10	0.16	12.19
	59.44	62.48	0.14	3.05
	132.59	135.64	0.24	3.05
	149.35	156.97	0.31	7.62
	163.07	166.12	0.19	3.05
	173.74	176.79	0.31	3.05		Oxide
PC18-08	161.55	170.69	0.19	9.14	Bowl Zone	Oxide
	184.41	208.79	0.21	24.48		Oxide
	301.76	306.33	0.25	4.57		Oxide
PC18-09	30.48	39.62	0.29	9.14	Bowl Zone	Oxide
PC18-10	39.62	42.67	0.19	3.05	Bowl Zone
	51.82	56.39	0.21	4.57
	62.48	70.10	0.19	7.62
PC18-11					Bowl Zone
PC18-12	103.63	124.97	0.61	21.34	Bowl Zone	Oxide
	144.78	147.83	0.18	3.05		Oxide
	163.07	166.12	0.17	3.05		Oxide
PC18-28	44.20	50.29	0.22	6.10	Bowl Zone
	88.39	92.97	0.33	4.57
	100.59	149.36	0.64	48.77
	178.31	181.36	0.15	3.05
	201.17	204.22	0.14	3.05
	364.24	367.29	0.45	3.05
	385.58	388.62	0.14	3.05
PC18-29	30.48	44.20	0.15	13.72	Bowl Zone
	88.39	123.45	0.34	35.05		Oxide
	129.54	164.59	0.31	35.05		Oxide

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Drill Hole	From (m)	To (m)	Au g/t	Interval (m)	Zone/Target	Metallurgy
	184.41	187.45	0.15	3.05		Oxide
PC18-30	3.05	15.24	0.14	12.19	Bowl Zone	Oxide
PC18-31	77.72	80.77	0.21	3.05	Bowl Zone	Oxide
	92.97	128.02	0.57	35.05		Oxide
including	99.06	103.63	1.77	4.57		Oxide
	149.35	163.07	0.38	13.72		Oxide
PC18-32	224.03	227.08	0.35	3.05	Bowl Zone	Oxide
	256.04	262.13	0.34	6.10		Oxide
PC18-33	41.15	92.97	0.31	51.82	Bowl Zone
	108.21	114.30	0.17	6.10
	131.07	135.64	0.19	4.57
	243.84	252.99	0.73	9.14
	266.70	301.76	2.42	35.05
including	274.32	298.71	3.15	24.38
	312.42	347.48	0.32	35.05
PC18-34	57.91	60.96	0.19	3.05	Bowl Zone
	67.06	71.63	0.16	4.57
	76.20	79.25	0.16	3.05
	83.82	91.44	1.58	7.62
including	85.35	88.39	3.09	3.05
	105.16	131.07	0.55	25.91		Mixed
PC18-35	74.68	79.25	0.25	4.57	Bowl Zone
	94.49	97.54	0.15	3.05
	112.78	115.83	0.15	3.05
	121.92	141.73	0.71	19.81
including	134.11	137.16	1.24	3.05
	214.89	220.98	0.27	6.10		Oxide
	263.66	266.70	0.15	3.05		Oxide
PC17-18	6.1	9.14	0.14	3.05	Bowl Zone
	13.72	28.96	0.21	15.24
	57.91	77.72	0.24	19.81
	97.54	115.83	0.3	18.29
	231.65	240.79	0.18	9.14
PC17-19	92.97	102.11	0.52	9.14	Bowl Zone
	149.35	153.93	1.75	4.57
	160.02	166.12	3.95	6.1
	172.21	175.26	0.56	3.05
PCC17-15	0	14.02	0.19	14.02	Bowl Zone
	108.36	114.76	0.43	6.4
	132.28	146.61	0.2	14.33
PCC17-11	109.42	128.02	0.26	18.59	Bowl Zone
	135.64	159.41	0.23	23.77
	172.21	176.18	0.23	3.96
PC17-29	51.82	60.96	0.32	9.14	Bowl Zone
	70.1	96.01	0.18	25.91
	102.11	117.35	0.48	15.24
	193.55	214.89	0.44	21.34
	220.98	243.84	0.37	22.86
PC17-30	18.29	24.38	0.17	6.1	Bowl Zone
	38.1	41.15	0.18	3.05
	51.82	56.39	0.21	4.57
	64.01	97.54	0.24	33.53
	143.26	147.83	0.37	4.57
	160.02	163.07	0.25	3.05
	207.27	236.22	0.22	28.96
	254.51	257.56	0.16	3.05
PC17-31	140.21	143.26	0.22	3.05	Bowl Zone

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Drill Hole	From (m)	To (m)	Au g/t	Interval (m)	Zone/Target	Metallurgy
PC17-37	51.82	163.07	0.35	7.62	Bowl Zone
PC17-38	39.62	42.67	0.31	3.05	Bowl Zone
	71.63	86.87	0.17	15.24
	233.17	240.79	0.16	7.62
PCC17-040	64.01	86.87	2.12	22.86	Bowl Zone
including	65.53	74.68	4.53	9.14
PC17-41	15.24	18.29	0.25	3.05	Bowl Zone
	25.91	57.91	0.59	32
	102.11	106.68	0.15	4.57
PC17-42	50.29	53.34	0.22	3.05	Bowl Zone
	60.96	70.1	1.06	9.14
PCC17-28	39.62	42.67	0.15	3.05	Bowl Zone
	57.91	64.01	0.17	6.1
	106.68	109.73	0.21	3.05
	115.83	118.87	0.23	3.05
	123.45	126.49	0.18	3.05
	134.11	137.16	0.15	3.05
	199.65	205.74	1.88	6.1
PC18-15	1.52	4.57	0.21	3.05	West Target	Oxide
PC18-16	230.13	23.17	0.26	3.05	West Target	Oxide
PC18-17	13.72	25.91	0.18	12.19	West Target	Oxide
	91.44	94.49	0.18	3.05		Oxide
	106.68	111.25	0.34	4.57		Oxide
PC18-18	4.57	38.10	0.42	33.53	West Target	Oxide
PC18-19	73.15	76.20	0.28	3.05	West Target	Oxide
PC18-20	169.17	185.93	0.19	16.76	West Target	Oxide
PC18-21	10.67	19.81	0.34	10.67	West Target	Oxide
PC18-22	19.81	30.48	0.71	10.67	West Target	Oxide
PC18-23	10.67	25.91	0.29	15.24	West Target	Oxide
	39.62	47.24	0.24	7.62		Oxide
	64.01	96.01	0.22	32.00		Oxide
PC18-24	1.52	18.29	0.28	16.76	West Target	Oxide
PC17-23	30.48	44.2	0.32	13.72	North Zone	Oxide
PC17-22	44.2	47.24	0.26	3.05	North Zone	Oxide
PC17-25	35.05	38.1	0.17	3.05	North Zone	Oxide
	65.53	68.58	0.15	3.05		Oxide
	71.63	85.35	0.33	13.72		Oxide
PC17-20	27.43	32	0.31	4.57	North Zone	Oxide
	64.01	68.58	0.72	4.57		Oxide
PC17-21	12.19	19.81	0.28	7.62	North Zone	Oxide
	25.91	70.1	0.34	44.2		Oxide
	100.59	108.21	0.18	7.62		Oxide
PC17-26	25.91	35.05	0.33	9.14	North Zone	Oxide
	71.63	74.68	0.14	3.05		Oxide
PC17-32	83.82	86.87	0.14	3.05	North Zone	Oxide
PC17-33	35.05	47.24	0.17	12.19	North Zone	Oxide
PC17-34	140.21	163.07	0.16	22.86	North Zone	Oxide
PC17-43	4.57	19.81	0.33	15.24	North Zone	Oxide
	47.24	50.29	0.15	3.05		Oxide
	126.49	141.73	0.17	15.24		Oxide

(1) Contact Gold has completed cyanide assays at ALS Chemex on all 2018 fire assays above 0.10 g/t Au and all 2017 fire assays above 0.14 g/t Au, to begin to develop a database from which an oxide model can be built (refer to discussion under sub-heading "Mineral Processing and Metallurgical Testing"). Certain intervals provided in the table above highlight results indicating mineralization that is either oxide or mixed type from such preliminary metallurgical testing. Oxidation in Contact Gold's drill intercepts of gold mineralization varies from complete to almost none. The Company continues to gather, assess and analyze data in order to classify portions of the gold mineralization drilled to date as oxide, transitional or sulfide. Drill intervals for which there is no initial metallurgical notation provided require the Company to undertake additional testing in order to make an initial determination of potential recovery.

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Contact Gold utilized a Shramm 455 track mounted RC drill provided by Major Drilling of Salt Lake City for the 2017 and 2018 programs, and in 2017 Major utilized a LF 90 core drill. All RC drilling was wet and utilized a rotary, 16 section pie splitter for sample collection, and great care was taken to make sure enough pie plates were installed to avoid overfilling and losing sample. Only one to occasionally two pie plates were left open for sample collection. Almost all core drilling was HQ size, although one hole had to be reduced to NQ due to pullback limitations of the drill. All drill cores were photographed and then sawn in half by Rangefront Consulting in their Elko warehouse and half was submitted to ALS Chemex for assay, while the other half was kept and is in storage at Contact Gold's Elko warehouse.

Interpretation

Half of the holes at Pony Creek have been drilled at vertical to subvertical angles. In some areas, such as at Bowl, there are sufficient drill data to define mineralization that is oriented subhorizontally, and in these areas the steeply-angled holes cut the shallowly-dipping mineralization at high angles. This leads to drilled thicknesses that approximate true mineralized thicknesses. However, steeply-dipping holes that intersect high-angle mineralized structures, such as at the eastern limits of the Bowl area, can lead to down-hole gold intercepts that exaggerate the true thickness of the mineralization. Vertical and near vertical holes also have a much lesser chance of intersecting high angle mineral controls compared to angle holes, and Contact has observed that when angle holes and vertical holes are drilled from the same pad, the angle holes are often better mineralized because the vertical holes have a lesser chance of cutting the high angle, mineralized structures. As noted by the Pony Creek Technical Report, in many cases throughout the property, the data are not sufficient to determine the orientation of the intersected mineralization with confidence, although significant improvements in the understanding of ore controls have been gained by Contact Gold's drilling. Future resource estimation will need to account for variable drill-hole- to-mineralization orientations in order to avoid overstatement of mineralized widths.

Due to the preponderance of RC drilling at the project, 1.524-meter (5-foot) down-hole sample lengths dominate the drill-hole database. Very little information is available for the sampling methods and analytical procedures used at Pony Creek prior to 2000. Most of the RC drilling was sampled and assayed at 1.524-meter intervals, but there is little information regarding dry versus wet RC drilling, potential RC contamination issues, or how RC samples were collected and split. Drill core was mainly sampled on 1.524-meter intervals, although in some holes long intervals were not sampled and assayed. In 1991, Westmont's RC samples were collected at 1.524-meter intervals and split with a Gilson splitter when dry, or a rotating cone splitter when wet. Beginning with the Homestake RC drilling in 2000, sample intervals were mainly every 1.524 meters. For core holes drilled by Grandview in 2006, the core was sawed in half on 1.524-meter sample intervals after being logged and photographed. As the Pony Creek mineralization is presently understood, these sample lengths are appropriate.

Mineral Processing and Metallurgical Testing

The assay database provided by Waterton, as well as the paper data obtained from Barrick by Contact Gold in 2018, did not include any cyanide soluble gold assays or other metallurgical test work from prior operators at Pony Creek.

Contact Gold has completed cyanide assays at ALS Chemex on all 2018 fire assays above 0.100 g/t Au and all 2017 fire assays above 0.140 g/t Au, to begin to develop a database from which a three-dimensional oxide model can be built to constrain a future resource calculation. Oxidation in Contact Gold's drill intercepts of gold mineralization varies from complete to almost none. Contact Gold's programs then completed fire assays with a gravimetric finish (ALS code Au-GRA21) for fire assay AA values in excess of 4.0 ppm Au; and for samples with a fire assay AA value exceeding 0.14 ppm in 2017 and 0.100 ppm Au in 2018, cyanide solubility assays were complete (ALS code Au-AA13) to identify oxide (typically more readily extracted and recovered) versus sulfide (often requiring more complex processing) mineralization.

The best oxidized interval encountered to date was from drill hole PC18-003 which returned 2.51 g/t Au over 47.24 meters from 86.87 meters depth. Cyanide assays from this interval averaged 89% recovery when compared to the fire assay / AA values used to calculate the intercept.

In 2018, Contact Gold generated composites using remaining pulp material from 111 individual samples from oxidized, mixed and sulfide drill intercepts. Gold recoveries on two oxide composites by Contact Gold were 85% for the rhyolite gold mineralization and 90% for the conglomerate composite of the weighted average of fire assays for the same composites, indicating that the oxidized portion of gold mineralization at Pony Creek's Bowl Zone is amenable to standard cyanidation processing.

A summary of bottle roll test results performed for Contact Gold are summarized in Table 4 below.

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Table 4: Summary of bottle roll test results conducted by ALS Chemex for Bowl Zone composites

	Weighted Average Grade of Fire Assays	Bottle Roll Cyanide Assay	% Gold Recovery Bottle Roll versus Fire Assay
Bowl Zone Conglomerate Oxide Composite #1	0.55 g/t Au	0.45 g/t Au	90%
Bowl Zone Rhyolite Oxide Composite #2	0.27 g/t Au	0.23 g/t Au	85%
Bowl Zone Transitional Oxide and Sulfide	0.41 g/t Au	0.18 g/t Au	44%
Bowl Zone Weakly oxidized Rhyolite	0.93 g/t Au	0.21 g/t Au	23%
Bowl Zone Unoxidized Sandstone / Siltstone	2.59 g/t Au	0.23 g/t Au	9%

Based upon the fact that most cyanide assays conducted by Contact Gold demonstrate recovery of at least some gold in cyanide assays from some sulfide material, whereas most double refractory Carlin-Type gold ores (carbonaceous and sulfide encapsulated) do not yield any detectable gold from cyanide assays, and upon the fact that very little carbon that might be preg robbing has been observed in logging chips and core by Contact Gold geologists, preg robbing assays were completed on one sulfide interval from drill hole PC18- 04.

The objective was to determine if the sulfide mineralization might be placed on a heap leach along with oxide without any ill effects, as opposed to being selectively mined and placed on a waste dump, which would increase mining costs. Further metallurgical testing will be needed to say for sure, but perhaps some gold might even be recovered from the sulfide in the process. The preg robbing values varied for 34 individual 1.524 metre intervals from -3% to 69% preg robbing with 59% (20 of 34) of the samples 40% preg robbing which is the threshold where heap leach operations become concerned. More testing will be needed to see if the higher values might be just preg "borrowing" in which case a heavier dose of CN might recover the gold and keep it separate from the rest of the pad or put it on the top lift of the pad.

Sampling, Analysis and Security of Samples

There is no information on the analytical laboratories, sample preparation procedures and analytical methods used prior to 2000. Homestake's RC samples drilled in 2000 were sent to the Bondar Clegg laboratory in Sparks, Nevada. Gold was determined by fire-assay fusion of 30g aliquots with an atomic absorption ("AA") finish. Mercury was determined by cold-vapor AA, and silver plus 35 major, minor and trace elements were determined by inductively-coupled plasma-emission spectrometry ("ICP") following an aqua regia digestion. It is not known how the samples were prepared for assay.

Nevada Contact's RC drilling samples in 2003 were sent to ALS Chemex in Elko, Nevada, for sample preparation. The samples were oven dried, then crushed in their entirety to 70% at -2mm. The crushed material was riffle split to obtain a 250g split, which was then ring-pulverized to 85% at -75μm. These pulps were then shipped to the ALS Chemex analytical laboratory in either Sparks, Nevada, or in North Vancouver, British Columbia, for assaying. Gold was determined by fire-assay fusion with an AA finish using 30g aliquots.

In 2005 and 2006, Grandview's core samples were sent to ALS Chemex in Elko, Nevada, for sample preparation. The samples were crushed to 70% at -2mm. The crushed material was riffle split to obtain a 1.0kg split, which was then ring-pulverized to 85% at -75μm. These pulps were then shipped to the ALS Chemex analytical laboratory in either Sparks, Nevada, or in North Vancouver, British Columbia, for assaying. Gold was determined by fire-assay fusion with an AA finish using 50g aliquots. 34 major, minor and trace elements were determined by ICP following an aqua regia digestion.

Grandview's rock samples in 2006 were also prepared at the ALS Chemex facility in Elko, Nevada, using the preparation methods described for the 2005-2006 core samples. The rock sample pulps were assayed by ALS Chemex in North Vancouver, British Columbia, for gold by 30g fire-assay fusion with an AA finish. Separate 1g aliquots were analyzed for 47 major, minor and trace elements using a combination of ICP and mass spectrometry ("ICP-MS"), and mercury was determined by cold-vapor AA.

In 2007 Grandview's RC drilling samples were submitted to ALS Chemex in Elko, Nevada. Following sample preparation, the pulps were then shipped to the ALS Chemex analytical laboratory in either Sparks, Nevada, or in North Vancouver, British Columbia, for assaying. Gold was determined by fire- assay fusion with an AA finish using 30g aliquots.

Contact Gold's RC and core samples were assayed by ALS Chemex using standard preparation - crushed to 70% at -2mm. The crushed material was riffle split to obtain a 1.0kg split, which was then ring-pulverized to 85% at -75μm. These pulps were then shipped to the ALS Chemex analytical laboratory in either Sparks, Nevada, or in North Vancouver, British Columbia, for assaying. Gold was determined by ALS Chemex method FAAA23 fire-assay fusion with an AA finish and 5 ppb detection using 30g aliquots. 6.09 meter composites were prepared from four 1.524 meter samples on RC holes, and the composites were assayed by ALS Chemex method MEMS61M for 49 major, minor and trace elements using a 4 acid digestion for all elements except mercury which is analyzed by cold vapor. Core samples were assayed for the same MEMS61M package but was not composited.

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Sample Security

The Pony Creek Technical Report Author is unaware of any information concerning the handling, storage or transport of drilling samples from the drill sites to the analytical laboratories by the historical operators of the Pony Creek project.

Quality Assurance/Quality Control

During the 2000 RC drilling by Homestake, a total of 54 duplicate RC samples were analyzed at Bondar Clegg. A total of six core duplicate samples and 38 RC duplicate samples were analyzed by ALS Chemex during Grandview's drilling in 2006 and 2007. It is not known if QA/QC programs were instituted by the other historical operators at the Pony Creek project. Internal QA/QC methods involving analytical blanks, standards, and duplicate samples were employed by Bondar Clegg for the analyses of Homestake's drilling samples in 2000. ALS Chemex typically used internal blanks, standards, and duplicate samples for QA/QC controls during the analyses of Grandview's drilling and rock samples in 2005-2006.

Contact Gold implements an industry standard QA/QC program. A certified standard, duplicate or blank is inserted into the sample sequence every 10 samples using sequential numbers, with no footage or meters noted on samples. RC duplicates were initially collected using a Y splitter attachment on the rig, but because those initial Y split duplicates regularly failed in comparison, a riffle splitter is now used to split the single sample into two and duplicate assays now compare very well. QA/QC failures are addressed in the form of re assaying batches in which they occur prior to finalizing gold intercept calculations. A yearly summary report is completed documenting all failures and follow-up measures and includes charts of duplicates, standards and blanks.

Site Inspection

The Pony Creek Technical Report Author has visited the project numerous times in his capacity of VP Exploration for Contact Gold, based in Elko, Nevada. Most visits have been to the drill rig to inspect sampling and logging methods, safety protocols and to visit key outcrops and soil and rock anomalies as they are identified. As part of the claims check, the Pony Creek Technical Report Author located and recorded with GPS several claim posts in 2017 and 2018 and conducted rock chip sampling as follow up within soil anomalies.

The Pony Creek Technical Report Author assisted in locating and moving the core and chips from Waterton's Lovelock facility to Contact Gold's Elko facilities, and reviewed many of the mineralized RC chips and drill core intervals as assays arrived.

Mineral Resources and Mineral Reserves

There are no current mineral resources or mineral reserves estimated for the Pony Creek project at this time.

Exploration and Development

On the basis of the discussion in previous sections, the Pony Creek project clearly warrants additional exploration investment. An aggressive work program is therefore recommended.

Multiple, high quality drill targets have been defined by Contact Gold at Bowl and North Zones, and at West, Pony Spur, Moleen, Elliott Dome and Willow targets. Detailed mapping and rock sampling has been completed, and CSAMT data is sufficient so that there are seven, drill ready targets/zones, but further surface investigations should be completed to both refine existing targets and to develop new targets elsewhere on Pony Creek. To this end, detailed mapping focused on gold and trace element soil anomalies should continue, accompanied by selective rock-chip sampling of altered or otherwise permissive outcrops. Core drilling should be 25% of the total meterage to provide the exploration team with the details of the project stratigraphy, structure, alteration, and mineralization. Since the stratigraphy will be a critical component of the development of targets and interpretation of results, Contact Gold should continue with the biostratigraphy program, and a consultant who is expert in Nevada stratigraphy, such as Jon Thorson who Contact Gold used in 2017 should inspect drill core.

Contact Gold exceeded the Phase 1 program of US$2.5M recommended in the Gustin, 2017 43-101 report by spending US$3.1M, and in 2018 conducted a Phase 2 program estimated to total of US$2.5M. Due to the success of these programs in confirming and adding significant areas of gold mineralization, the project warrants additional exploration investment.

A Phase 3 budget and program totaling US$3,500,000, including of 10,000 meters of RC and 2,500 meters of core drilling is therefore recommended, to be immediately followed by a Phase 4 budget and program of US$6,520,000, including 20,000 meters of RC and 5,000 meters of core. These programs include RC and core drilling and associated road building, additional soil and rock- chip sampling, geologic studies, and geophysics, and resource calculation and metallurgical studies. Costs for the recommended program are summarized in Table 5 below.

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Table 5: Summary of Estimated Costs for Recommended Exploration

Item	Phase 3 (US$)	Phase 4 (US$)
Geology; Soil and Rock Sampling	400,000	400,000
Geophysics	100,000	100,000
RC Drilling Program - Contractors	1,000,000	2,200,000
Core Drilling Program - Contractors	1,000,000	2,000,000
Drilling Program - Assaying	400,000	900,000
Drilling Program - Personnel	100,000	200,000
Project Supervision and Interpretation	100,000	200,000
Land Holding	240,000	260,000
Permitting and Environmental	60,000	60,000
Resource Calculation	50,000	100,000
Metallurgy	50,000	100,000
Total	3,500,000	6,520,000

It is the Pony Creek Technical Report Author's opinion that the Pony Creek project is a project of merit and warrants the proposed program and level of expenditures outlined above.

Recent Developments

No material changes relating to Pony Creek have occurred since the date of the Pony Creek Technical Report. A summary of recent results from exploration activities at Pony Creek are summarized below:

Exploration and Development

With the exception of the exploration results detailed in this section "Pony Creek Project - Recent Developments", significant results from 2018, and earlier are included in the Pony Creek Technical Report.

2018 Exploration

A 10,860 metre, 51 hole drill program was completed at Pony Creek in 2018, comprised of 25 confirmation and exploration holes at the Bowl Zone, and 23 exploration and confirmation holes at the West Zone (renamed as the Stallion Zone) and three exploration holes at Pony Spur (the "2018 Drill Program"). 48 of 51 drill holes intersected significant gold mineralization, with oxidized corridors defined at the 1 km x 300 m "North Zone" (renamed as the Appaloosa Zone) and west of the "Bowl (Stallion) Zone". Both of these zones, and the Pony Spur target, are open for expansion in most directions.

On October 16, 2018, the Company announced the development of the Elliott Dome target, a new Carlin-type gold drill target on the northern part of the Pony Creek Project. The Elliott Dome target is immediately adjacent to GSV's "Jasperoid Wash" discovery. Elliott Dome was identified through surface mapping, rock and soil sampling and geophysical anomalies apparent in seven lines of CSAMT data that the Company obtained from work undertaken by GSV on Contact Gold's property.

On November 28, 2018, the Company reported exploration drill results from 13 holes drilled along the margins of the West Zone discovery, extending the strike length of the West Zone to 2.3 km. Reported drill highlights include:

  0.33 g/t oxide Au over 92.97 m from surface, including
    0.6 g/t oxide Au over 13.7 m in hole PC18-51
  0.26 g/t oxide Au over 50.29 m from surface in hole PC18-50
  0.31 g/t oxide Au over 39.62 m from surface in hole PC18-49
  0.38 g/t oxide Au over 15.24 m oxide from 71.63 m, and 0.28 g/t oxide Au over 9.14 m from 7.62 m, in hole PC18-41
  0.70 g/t oxide Au over 6.10 m from surface in drill hole PC18-40.

On February 28, 2019, the Company announced the results from the final three drill holes from the 2018 Drill Program. Results from the southeast edge of the Bowl Zone continued to show that gold mineralization is present over significant widths and remain open for expansion. Reported highlights include:

  0.56 g/t Au over 21.34 m from 51.67 m, including
    1.53 g/t Au over 4.57 m from 62.48 m in hole PC18-47
  0.44 g/t Au over 33.53 m from 67.06 m in drill hole PC18-46
  0.25 g/t Au over 27.40 m from 51.82 m in drill hole PC18-45

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2019 Exploration

A 4,660 metre, 25 hole drill program was completed at Pony Creek in 2019, comprised of 14 confirmation and exploration holes at the Bowl Zone, and 5 exploration and confirmation holes at the North (Appaloosa) Zone and six exploration holes at the West (Stallion) (the "2019 Drill Program"). RC drilling in 2019 continued to return long intervals of near-surface oxide gold, and in a number of instances extended the depth of gold mineralization from shallower gold discoveries. Exploration to date is believed to have added and enhanced several high-quality drill targets at Pony Creek through a systematic approach, including: "West (Mustang)", "Elliott Dome", "North (Palomino)", "DNZ", and "Pony Spur".

On November 13, 2019, the Company summarized exploration drill results from the 2019 Drill Program at the Bowl Zone, highlights of which include:

  1.21 g/t Au over 12.19 m from 64.01 m in hole PC19-03

- including 3.47 g/t oxide Au over 3.05 m

  0.88 g/t Au over 16.76 m from 86.87 m in hole PC19-03

  0.8 g/t Au over 32.00 m from 65.53 m in hole PC19-02

- including 1.48 g/t Au over 13.72 m

  0.43 g/t Au over 35.05 m from 15.24 m in hole PC19-01

  0.58 g/t Au over 22.68 m from 50.29 m in hole PC19-04

- including 1.46 g/t Au over 4.57 m

  1.69 g/t Au over 7.62 m from 80.77 m in hole PC19-04

  0.71 g/t Au over 25.91 m from 112.78 m in hole PC19-04

- including 1.75 g/t Au over 6.10 m

  0.51 g/t Au over 32.00 m from 230.13 m in hole PC19-05

  0.7 g/t Au over 39.62 m from 108.21 m in hole PC19-08

- including 1.31 g/t Au over 13.72

  0.94 g/t Au over 12.19 m from 50.29 m in hole PC19-12

- including 1.27 g/t Au over 6.10 m from 53.34 m

A total of 108 holes have been drilled at the Bowl Zone to the date of this Offering Circular.

During 2019 the Company also reported very encouraging results from the 2019 Drill Program at the "Stallion Zone" (formerly known as the West Zone), and at the "Appaloosa Zone" (formerly known as the North Zone).

The Stallion Zone was discovered by Contact Gold in 2018. It is an outcropping zone of oxide gold mineralization measuring in excess of 2 km located 1.6 km north of the Bowl Zone. Through the date of this AIF 28 of 29 Contact Gold drill holes have intersected long runs of near- and at-surface, oxidized gold mineralization, with numerous individual assays ranging from 0.6 g/t Au to 1.1 g/t Au. The northern portion of the Stallion Zone has recently returned the widest intervals of oxide gold all starting from surface at Pony Creek. Surface work completed in 2019 indicates that it may continue eastward beneath a low angle fault which covers the zone in unmineralized rock, to the highly-prospective Mustang target. If this indication holds, the mineralized trend would measure 3 kilometers by 300 m. The Stallion Zone remains open in all directions.

The oxide gold corridor known as the Appaloosa Zone is located 1.2 km northeast of the Bowl Zone, and though sparsely drilled, it continues to return thick intervals of oxide gold in the near surface. The gold mineralization footprint currently measures in excess of 1.6 km x 200 m and remains open for expansion, with numerous untested coincident gold-in-soil geochemical & geophysical targets yet to be drilled.

In conjunction with the 2019 Drill Program, the Company continued to collect additional soil samples for geochemical analysis to further develop and refine existing high priority drill targets. As of the date of this Offering Circular, results from the 2018 Drill Program and the 2019 Drill Program have been released.

An approved Plan of Operations permit was received in June 2020 which permits a significant amount of disturbance to follow up on multiple targets, including the Bowl Zone, the Appaloosa Zone, the Stallion Zone, the Elliott Dome target, the Mustang target, the Palomino target, the DNZ target, and the Pony Spur zone.

During the year ended December 31, 2019, the Company also determined not to renew/maintain a number of peripheral/non-core claims in the eastern portion of the property following a geological assessment of these claims. A total of 313 claims were not renewed with the BLM in September 2019. Accordingly, the claims boundary outlined at Pony Creek - Figure 1 in this Offering Circular has changed subsequent to the effective date of the Technical Report. The total area of the Pony Creek Project is approximately 81 km2 as of the date of this Offering Circular.

During 2019, only a portion of the recommended US$ 3.5 million Phase 3 program was completed due to the availability of desirable permitting and access to capital.

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The Green Springs Project

The scientific and technical information in the section below is summarized, compiled or extracted from the Green Springs Technical Report and prepared for the Company by John J. Read, CPG who is a "qualified person" and independent" within the meanings of NI 43-101. The summary below is subject in entirety to all the assumptions, qualifications and procedures set out in the Green Springs Technical Report and which may not be fully described herein. For full technical details on the Green Springs Project, reference should be made to the full text of the Green Springs Technical Report which was prepared in accordance with NI 43-101 and has been filed with the securities regulatory authorities in all of the provinces and territories of Canada, except Québec, and is available under the Company's profile on SEDAR at www.sedar.com. The summary below is qualified in its entirety by reference to the full text of the Green Springs Technical Report. The author of the Green Springs Technical Report has reviewed and approved the scientific and technical disclosure contained in this Offering Circular related to the Green Springs Project.

The Green Springs Technical Report is not and shall not be deemed to be incorporated by reference in this Offering Circular.

Project Description, Location and Access

The Green Springs property is located on the western flank of the White Pine Range in southwestern White Pine County, Nevada, approximately 360 kilometres (223 mi) east of the capital city of Carson City and approximately 100 km (61 mi) southwest of the White Pine County seat at Ely, Nevada (see Figure 1 below). The claim package encompasses approximately 4,150 acres (1,680 ha) in parts of Sections 13-16, 21-24, 26-28, 33 & 34 of T 15 N, R 57 E and Sections 3 & 4 of T 14 N, R 57 E. The property boundaries are irregular but are situated within a rectangular area with UTM coordinates in Zone 11N, NAD27.

Figure 4: Location of Green Springs property

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The project can be accessed from Eureka, Nevada going west on Highway 50 for 50 kilometres (31 miles) or from Ely, Nevada going east on Highway 50 for 60.5 kilometres (37 miles) to White Pine County Road 5, the Green Springs road, which is a well-marked and maintained gravel road. The Green Springs road continues, bearing right (southwest) at this first intersection, and then bearing left (south) at the next unmarked intersection, (west at this second intersection leads to Fiore Gold Ltd.'s Gold Rock project). Twenty-one miles south of the paved highway, a left turn off road off County Road 5 leads into the claim block. A large grove of big cottonwood trees that surround Green Springs proper are visible 100 metres ahead, and the reclaimed heap leach pads, dumps and highwalls are visible on the left.

Mineral Tenure

The Green Springs property consists of 220 contiguous unpatented mining claims, as set out in Table 6 and mapped out in Figure 5 below.

Table 6: Unpatented mining claims list with corresponding identification number

Property Name	Identification Number
Unpatented claims Bee and Eek; John Cox owner	BLM # NMC 748756 & 748757
Unpatented claims GRS 66-71, 86-92, 201-204, 204-209, 301-308, 405-408, 505-509, 603-609, and 702-707; DHI owner	BLM # NMC 883305-883359
Unpatented claims GSR 110-112, 210-212, 309-311, 409-411; DHI owner	BLM # NMC 859884-859895
Unpatented claims GRS 703-704, 800-804, 900-903; DHI owner	BLM # NMC 1031125-1031135
Unpatented claims CW 20-24, 27-32, 38-43, 47-53, 57-63, 69-73, 80-83, 91-92, 100-102, 111-112, 137-150, 152-162, 164-183, 190-196, 200-201, 206-211, 217-220, 227, 260; DHI owner	BLM # NMC 1093797-1093909
Unpatented claim CW 900; DHI owner	BLM # NMC 1104339
Unpatented claim CW 604; DHI owner	BLM # NMC 1105486
Unpatented claims CAT 100-116, 121-125, 127-128, 135-137; Nevada Select owner	BLM # NMC 1140296-1093909

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Figure 5: Claim map, Green Springs Property

Tenure Agreements and Encumbrances

The 220 claims are subject to various underlying ownership agreements set out in Table 7.

Table 7: Underlying Owners of the Green Springs property

Underlying Owner	# of Claims
John Cox	2
DHI Minerals (US) Ltd.*	191
Nevada Select Royalty, Inc.*	27
*Wholly-owned subsidiary of Ely Gold Royalties Inc.

Pursuant to an option agreement (the "Option Agreement") dated July 23, 2019 (the "Option Date") between Clover Nevada, Ely Gold Royalties Inc. ("Ely Gold"), DHI Minerals (US) Ltd ("DHI") and Nevada Select Royalty, Inc. ("Nevada Select"), Clover Nevada has an option to acquire a 100% interest in each of the properties of DHI and Nevada Select (together with Ely Gold, the "Optionor") and has been assigned an interest in the John Cox properties pursuant to a mining lease and option to purchase agreement dated January 16, 2013. Under the terms of the Option Agreement, Clover Nevada (along with Contact Gold, the "Optionee") can earn an undivided 100% interest in the Optionor's Green Springs properties by making the following payments (each, a "Payment"):

(a) reimburse the Optionor for 2019 claim fees in a pro-rated amount of $6,125 on the Option Date;

(b) issue to Ely Gold 2,000,000 Contact Gold shares within 5 business days from TSXV acceptance of the Option Agreement;

(c) reimburse the Optionor or otherwise pay Bronco Creek Exploration Inc. ("Bronco"), which was the original owner of the CW claims and was subsequently acquired by DHI, $25,000 for the 2019 option payment due under an agreement relating to the "CW" claims on June 30, 2019;

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(d) $50,000 on the first anniversary of the Option Date;

(e) $50,000 on the second anniversary of the Option Date;

(f) $50,000 and on the third anniversary of the Option Date; and

(g) $100,000, on the fourth and final anniversary of the Option Date.

At the option of the Optionee, any of the Payments may be made by the Optionee issuing the equivalent value in Contact Gold Common Shares, to Ely Gold at the volume weighted average price ("VWAP") per Contact Gold share on the TSXV for the 30 trading days prior to the payment date of the Payment, except that the Payment shall be made in cash if the VWAP is less than CAD$0.10.

Also pursuant to the Option Agreement, Contact Gold shall pay all mining claim maintenance and rental fees that would be otherwise due to the appropriate government agency or agencies and all amounts that would be due and payable to other parties of underlying agreements.

The underlying surface in the project area is administered by the United States Department of the Interior's Bureau of Land Management (the "BLM") and the United States Forest Service (the "USFS").

The BLM administers all unpatented mining claims. These require a $165 per claim annual rental fee paid to the BLM and a payment of $12 per claim to the respective county. These payments have been made and the claims are in good standing through August 31, 2021.

Royalties

The Green Springs property is subject to the following royalties: (a) a 3.0% NSR royalty on the two Cox claims; (b) 3.0% NSR royalty on the 76 GSR and GRS claims; (c) a 3.5% NSR royalty on the 115 CW claims; (d) a 4.5% NSR royalty on the 27 CAT claims.

The Green Springs property is also subject to the following advance royalties: (a) an annual advance royalty payment on the CW claim block, to be set off and credited against 80% of royalty payments as they become due, in the amount of 20 troy ounce (or cash equivalent) and increased 35 troy ounces after the issuance of a Feasibility Study and until commencement of commercial production; and (b) a $5,000 annual advance royalty payment on the Bee and Eek claims.

The claims subject to these various royalty agreements are summarized on Figure 5.

Environmental Liabilities

Contact Gold is currently exploring the Green Springs property under an approved PoO (#09-14-01) that covers 801 acres (324 ha) located on land administered by the USFS in Sections 14, 15, 22, 26, 27, and 34, Township 15N, Range 57E. Within the area of the PoO exploration-related disturbance and reclamation bonding can be conducted in two phases of up to 3.5 acres in phase I and an additional 71.5 acres in phase II. A reclamation bond of $62,100 has been posted with the USFS.

The PoO was submitted to the USFS in October of 2013 by DHI and approved by the USFS in September of 2014. Enviroscientists Inc. (now EM Strategies), an environmental consulting company, provided the necessary biological baseline studies for vegetation and wildlife; ASM Affiliates completed a cultural resources inventory; and the USFS prepared a geohydrology report in support of the September 2014 Environmental Assessment.

The Green Springs project also has the requisite Reclamation Permit (#3809) issued by the State of Nevada for disturbance exceeding 5 acres that mirrors the PoO.

In addition, Contact Gold has obtained an approved BLM Notice (NVN-98617, Green Springs Project NOI) for the BLM-controlled portion of the property with a total planned disturbance currently of approximately 0.5 acres located in Sections 21, 28, and 33 of Township 15N, Range 57E. A reclamation bond in the amount of $5,453 has been approved by the BLM.

The Green Springs property is not subject to any known environmental liabilities: Facilities used by USMX Inc. ("USMX", formerly the U.S. Mineral Exploration Company) during mining operations from 1988 to 1990 have been removed and reclaimed. The heap leach pads remain but have been recontoured and revegetated. The three pits are still open but protected by berms and boulders at access points. There are no obvious remaining environmental liabilities, but no inquiries have been made with the BLM or USFS.

History

The Green Springs project is located within the White Pine mining district. Prior to the 1980's there were no known mineral deposits on the property; however, there is one small shaft at the Alpha zone of unknown age.

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The potential for gold mineralization at Green Springs was recognized in the first major "rush" of exploration for a newly recognized gold deposit type, the Carlin type gold deposit. The first modern lode mining claims at the Green Springs property were located by USMX in 1979. Since that time, the Green Springs property has been under control of various companies who have conducted exploration programs of differing size and scale; the most extensive historical work was done by USMX, which included production from the Green Springs mine.

The period beginning in the late 1970's represents the first exploration efforts at Green Springs and began with regional reconnaissance by USMX focusing on jasperoid occurrences. USMX staked the initial claims at Green Springs covering a 4 kilometre (2.5 mi) north-trending band of jasperoid outcrops on the western flank of the White Pine Range. Following that, and until 1986, exploration activities were undertaken by USMX's five joint venture partners. In 1986, USMX themselves took on exploration on the property. Initial efforts were promising. A detailed soil sampling program was conducted over the band of jasperoids that were subsequently found to reflect the main gold trend. Gold values as high as 3.4 g/t Au (0.1 oz/ton) were obtained from soil samples over argillized (decalcified) limestone next to relatively barren jasperoid outcrops in areas that subsequently turned out to be over the main gold deposits. USMX commenced drilling at the same time and the fourth drill hole in the program intersected 21 metres (69 ft) of 1.9 g/t gold (0.055 oz/ton) USMX's efforts eventually culminated in developing a gold resource and, ultimately, mining from three open pits, starting in 1988. The Green Springs mine operated until 1990.

After mining ceased, the original USMX claims were eventually abandoned and by the middle 1990's the ground was open again. Former USMX geologist John Cox located two claims along the mineralized trend in the late 1990's which he currently holds.

Following closure of the Green Springs mine, the project area saw essentially no activity until 1997 when Homestake Mining Company ("Homestake") entered the district and established a claim position covering the mine trend and ground to the west. Little is known of Homestake's program other than the drilling of 13 moderately deep drill holes in 1997 and 1998 on BLM ground several hundred metres west of the Green Springs mine trend. Contact Gold has drill hole locations, orientation and lithology data in their database, but possesses no assays or any other information related to Homestake's drilling or other exploration activities. Homestake dropped the claims in 1998.

In 2003, Genesis Gold Corporation ("Genesis") located 65 claims covering the area of historic production and drilling. The Genesis claim position was subsequently leased to Palladon Ventures Ltd. ("Palladon") in 2004. At the same time, Genesis optioned the two Cox claims and subleased them to Palladon. In 2005, Palladon commissioned a NI 43-101 technical report for the project. Shortly afterward, Palladon signed an option agreement with Maestro Ventures Ltd ("Maestro", later re-named Invenio Resources, "Invenio") in May 2006 to explore the Genesis property. Invenio ultimately terminated its option agreement in 2013, and Genesis relinquished its option of the Cox claims. Both Palladon and Maestro undertook limited exploration programs that included geologic mapping and sampling and Maestro contracted a controlled-source audio-frequency magnetotellurics ("CSAMT") survey. No drilling was done by either company.

In 2008, Bronco located claims surrounding the Genesis claim block to the east and west (CW claims). Bronco conducted geologic mapping, sampling and a geophysical survey (CSAMT and natural-source). In 2009 they drilled six holes on the west side of the Green Springs mine trend that were designed to test structural interpretations derived from CSAMT data.

In 2010 Genesis added 11 claims to their position to cover some recently dropped ground in the north end of the Green Springs area over what is now referred to as the Tango target. This brought Genesis' position to a total of 76 claims.

Ely Gold, via its wholly owned subsidiary DHI, purchased the rights to the Genesis claims from Palladon in February, 2013, subject to a royalty interest retained by Genesis. At the same time, Ely Gold acquired rights to the two Cox claims as well as the CW claims from Bronco. DHI drilled 14 holes in 2015 in the area of past production and along the mine trend.

In December 2016, Colorado leased the claims from Ely Gold and extended the claim block to the south with 27 additional claims along the projection of the mine trend in that direction. Colorado conducted a program that included geologic mapping, rock and soil sampling and the drilling of 12 holes in 2017. Their drilling concentrated on peripheral targets along the mine trend to the north and south of the area of production, as well as two holes in the Golf target, situated well east of the mine trend. Colorado Resources terminated their lease agreement in May 2018, with the claims (including those staked by Colorado) reverting back to Ely Gold.

Contact Gold optioned the property from Ely Gold in July 2019 and currently holds the property under option. Contact Gold's work to date has comprised some target evaluation, rock chip sampling and a 10-hole confirmatory drill program.

Historical Mining Resource Estimates

In April 2013, Ely Gold commissioned a preliminary resource estimation from SRK Consulting, Denver Colorado ("SRK"). According to a technical memorandum dated April 16, 2013, SRK produced a non-CIM compliant resource estimate within only the area of past production at C pit, C North, D pit and E zone. The data provided to SRK comprised assays for 182 drill holes, though many of these holes had incomplete assay information. SRK further noted other issues, including lack of a geologic model, inaccuracies in the topographic model among other items.

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A qualified person has not done sufficient work to classify the historical estimate as current mineral resources or mineral reserves and Contact Gold is not treating the historical estimate as current mineral resources or mineral reserves.

Historical Production

Approximately 74,000 ounces of gold was produced at the Green Springs mine by USMX from May 1988 to early 1990. Mining was from three pits, the "C", "C North" and "D" which in total produced 1.1 million metric tons averaging 2.1 g/t (0.061 oz/ton) gold at a cutoff of 0.7 g/t (0.02 oz/ton), with a strip ratio of 2.7 to 1. The largest pit, the C pit, covered three closely spaced mineralized zones that contained one million tons averaging 1.9 g/t gold (0.055 oz/ton). The highest grade gold mined on the Green Springs property was from the D pit, which yielded 140,000 metric tons that averaged 2.4 g/t (0.07 oz/ton) from a single 395-foot by 100- foot by 100-foot shoot (120-m by 30-m by 30-m). Mined ore was crushed and agglomerated and placed on leach pads with final recovery from carbon columns. Gold recoveries were reported to be 80%.

USMX ceased operations at Green Springs prior to running out of ore when they acquired the Yankee gold deposits near the Alligator Ridge mine, which they viewed as more lucrative.

Geological Setting, Mineralization and Deposit Types

The Green Springs project is located at the southeast end of the Battle Mountain - Eureka (Cortez) Gold Trend, a northwest alignment of a number of historical and currently producing Carlin style gold deposits that have produced in excess of 23 million ounces of gold (Source: Annual reports available publicly on the websites for Barrick Gold, Newmont and SSR Mining as compiled by Gustin 2013). Situated within the Basin and Range province of Nevada, the Green Springs property is located on the western flank of the White Pine Mountain Range, which consists largely of Cambrian through Permian carbonate and clastic sedimentary rocks deposited in shelf and foreland basin environments that have been folded and thrust faulted by Mesozoic compression, and subsequently overprinted by Tertiary extension.

The property is underlain by a sequence of Paleozoic carbonate and siliciclastic sedimentary rocks ranging in age from Devonian to Mississippian. These include the Devonian Guilmette Formation, Devonian-Mississippian Pilot Shale, Mississippian Joana Limestone, Mississippian Chainman Formation and Mississippian Diamond Peak Formation. Igneous rocks are not abundant on the property, consisting of a small outcrop of felsic intrusive rocks in the northwest part of the claim block and a felsic dike encountered in drilling. Two Cretaceous-age granitic intrusions are exposed at Mount Hamilton, 12 kilometres (7.5 mi) to the north.

Paleozoic strata at Green Springs were affected by a sequence of deformational events that is consistent with that observed across the Basin and Range. These structures include: folding and thrust faulting of probable Mesozoic age; high-angle faulting that formed north-northeast, west-northwest and north-south striking faults; low-angle younger-over-older faulting of unknown age (though may be Late Mesozoic or Early Tertiary); and Tertiary extension-related faulting that formed north and north-northeast-striking faults as well as low-angle detachments.

The most prominent features in the Green Springs project area are two parallel north-south trending anticlines that extend through much of the property. These are broad open anticlines plunging slightly to the south-southwest. The Green Springs mine trend, which encompasses the past-producing Green Springs mine and other known mineralized zones, is situated on the faulted western limb of the western of these two anticlines.

Hydrothermal alteration associated with Green Springs gold mineralization is typical of Carlin-type deposits. Alteration in these deposits is characterized by decalcification (carbonate removal by acidic hydrothermal fluids); silicification in the form of jasperoid; oxidation, generally as limonite and earthy hematite after very fine-grained pyrite; and crystalline barite. Decalcification of the calcareous lower part of the Chainman Formation results in a strongly bleached, porous rock within and in close proximity to mineralized zones at Green Springs. Abundant voids and cavern development in limestone units also occurs and is a result of carbonate removal. Jasperoid is abundant at Green Springs and is largely controlled by stratigraphy, with jasperoid horizons developed at the top and bottom of the gold-hosting lower Chainman limestone and in the upper part of the Joana Limestone. Dark-colored resistant jasperoid outcrops of upper Joana are prevalent across the property.

Most mineralization discovered to date is oxidized. Some unoxidized intervals with disseminated pyrite have been observed in drill holes at depth, particularly in the dark-colored mudstone/siltstone in both the Chainman and Pilot formations. Based on cyanide leach assays from Contact Gold's recent drilling and preliminary bottle roll tests, cyanide solubilities are generally quite good.

Multielement geochemical analyses on drill samples as well as surface samples at Green Springs indicates that gold is associated with arsenic, antimony, mercury and thallium. This trace element geochemical association is typical of Carlin type gold deposits. Examination of several intervals from Contact Gold's 2019 drill holes show that gold-mineralized intercepts generally contain hundreds of ppm As, tens of ppm Sb, Hg >0.5 ppm (commonly >1 ppm), and Tl >1 ppm (commonly tens of ppm).

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The gold mineralization is Carlin type, hosted in Devonian and Mississippian limestone and siliciclastic units, namely the Chainman Formation, Joana Limestone and Pilot Shale , and displays many of the hallmarks considered typical of Carlin-type deposits including: (i) hosted by Paleozoic calcareous/clastic sedimentary rocks, (ii) ore zones with diffuse boundaries and extremely fine-grained gold, (iii) hydrothermal alteration dominated by silicification (jasperoid) and decalcification, and (iv) associated anomalous pathfinder geochemistry of arsenic, antimony, thallium, mercury, silver and barium. Historic mining produced gold from the lower Chainman Formation and the upper part of the Joana. Structural controls to known mineralization along the Green Springs mine trend include the faulted western limb of a north to northeast-striking anticline and west-northwest striking cross-faults. Contractional structures including folds and reverse and thrust faults are evident at Green Springs and may serve as structural controls to mineralization.

Carlin-type gold deposits are widely distributed throughout northern and central Nevada and several occur in the region around Green Springs, including the currently producing Pan mine 25 km (15.5 miles) northwest, the Gold Rock development project 10 km (6 miles) northwest, the past producing Griffon mine 16 km (10 miles) southeast, and the currently producing Alligator Ridge (Vantage) mine 70 km (43 miles) north. Each of these nearby deposits occur in a stratigraphic setting similar to Green Springs and share many other similarities relating to mineralization, as do many of the deposits on the well-known Carlin Trend 150 km (100 miles) to the north.

Exploration

The Green Springs project area has been the subject of a number of campaigns of exploration activity carried out by several previous operators and currently by Contact Gold. These exploration programs have included geologic mapping, widespread soil sampling, rock sampling, geophysical surveys (controlled-source audio-frequency magnetotellurics (CSAMT), audio magnetotelluric, natural source (NSAMT) and induced polarization (IP)) and drilling. The most recent activity is Contact Gold's 2019 and ongoing exploration program which has included data compilation, digitization, verification and interpretation of geology, rock chipsampling, target delineation and the drilling of 10 reverse circulation ("RC") holes in 2019 at the Alpha, Bravo, Charlie North and Echo Zones.

Exploration in the area dates to the late 1970's with a USMX program targeting jasperoid occurrences which led to the staking of claims in 1979. The first drill programs began shortly thereafter. Beginning in 1986, USMX began more aggressive exploration on the property which culminated in resource development and ultimately mining. The Green Springs mine operated from 1988 to 1990. After cessation of mining, the original claims were abandoned and essentially no activity took place until the late 1990's when Homestake conducted a small program. The initial claims that constitute the core of the claim position today were staked in 2003 by Genesis. Since that time the property has been leased to various operators who conducted programs including mapping, sampling, geophysics and some drilling. DHI, Bronco and Colorado Resources Ltd. ("Colorado") each completed small drill programs. Peripheral ground was staked by Bronco in 2008 and by Colorado in 2016. That, plus the addition of a small position on the north end of the property in 2010, resulted in the current claim block of 220 claims. Contact Gold optioned the claims from subsidiaries of Ely Gold in July 2019.

Contact Gold's 2019 program comprised field confirmation of mineralized zones and targets, rock sampling and the drilling of 10 RC holes. Their drilling was mainly confirmatory, drilling in zones of known mineralization on various targets across the property but focusing on mineralization in Pilot Shale.

Various exploration targets exist in the project area. USMX originally defined five target areas/mineralized zones, eventually mining gold from two of them. These are mostly located along the main north-south mine trend (Echo, Bravo, Charlie zones); the Alpha target occurs to the northeast of the trend. These targets have seen varying amounts of drilling and it is envisioned that exploration potential still remains in most of them. In addition to these mineralized zones, several other target areas have been identified off of the mine trend. Most of these have not been drill tested.

Drilling

Several drilling campaigns have been carried out at the Green Springs project by various operators, including most recently Contact Gold. Drilling done prior to Contact Gold acquiring the property is considered historic and data relating to that drilling is known to Contact Gold from a drill hole database which was acquired by Contact Gold from Ely Gold in 2019 at the time of acquiring the property. Including recent drilling by Contact, the database includes data for 661 RC drill holes, totalling 38,974 metres (127,834 ft). The average depth of drilling is 59 metres (193.5 ft), and nearly all the holes were vertical with only 43 holes drilled at angles.

The vast majority of holes in the database were drilled by USMX Inc. (formerly U.S. Minerals Exploration Company) and their JV partners between 1981 and 1987 and many of those holes have been mined out. A total of 29,722 metres (97,488 ft) was drilled in 606 holes during that period. Since 1990, only 55 holes have been drilled on the project.

Table 8 below outlines the various drilling campaigns carried out at the Green Springs property. The author of the Green Springs Technical Report noted that the completeness of data from historic drilling contained in the database is somewhat variable. The drill data present in the database are believed to have been acquired according to industry-accepted standards at the time the programs were carried out but, due to the lack of assay certificates and field-identified hole locations, no attempt has been made by Contact Gold nor the author to verify data from the bulk of historic drill holes. Though no historic holes have been twinned, Contact Gold's 2019 Drill Program focused on previously drilled mineralization at the Alpha, Bravo, Charlie North, and Echo zones, and results confirm the presence of mineralization in all of these zones.

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Table 8: Drilling campaigns carried out at the Green Springs property

Year	Company	Holes	Metres	Cumulative Metres
1981-1986	USMX JV Partners	69	3957.5	3957.5
1986 - 1987	USMX	495	25018.7	28976.2
1986 - 1987?	USMX? (T series)	32	350.5	29326.7
1986-1987?	USMX? (CV short hole series)	10	395.3	29722
1997-1998	Homestake	13	2962.7	32684.7
2009	Bronco	6	1428.0	34112.7
2015	DHI Minerals (Ely Gold)	14	2066.5	36179.2
2017	Colorado Resources	12	1493.5	37672.7
2019	Contact Gold	10	1301.5	38974.2
Totals		661	38974.2

The data includes gold assays for all drill holes except the T series of 40 holes, which were all subsequently mined out of the Charlie pit; and a series of 10 CV holes in the valley south of the Echo zone, which may have been drilled by someone other than USMX. (The CV holes are considered inconsequential since they are all too short to have reached the target Chainman/Joana contact.) The remaining drill holes in the database drilled by Bronco, DHI (Ely Gold), Colorado and Contact Gold have gold assays with certificates, and select multielement data, along with down hole surveys and drill logs. Figure 6 below shows the distribution of drill holes at Green Springs.

All holes drilled to date at the Green Springs property were done by RC; evidently no core drilling has been done.

Contact Gold has no information about the previous operators' methods used to determine drill collar locations. It is not known if collar locations were surveyed professionally by any of the historical operators. Evidence for several historic collar locations has been observed in the field and those locations, some of which are marked with hole identification, closely coincide with collar locations in the database.

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Figure 6: Drill hole collar locations at the Green Springs property

Historical Drilling

Contact Gold's data include 632 drill holes from the historical period of drilling (including 75 drilled by USMX JV partners prior to 1986). An additional 20 holes in the dataset have assay data but no collar locations. Almost all holes were drilled vertically. USMX's drilling programs were strongly focused on the main mine trend and constitutes the bulk of the historic drilling and the majority of mineralized intercepts from USMX drill holes were from the Charlie, Charlie North, and Delta pits and have been mined out. A number of holes were also drilled at the A zone (now called Alpha target), and a scattering of holes were drilled to the south of the E (Echo) zone.

Homestake conducted a short 2,963 metres, 13-hole program in 1997-1998, several hundred metres west of the mine trend with holes angled easterly, presumably to test for peripheral mineralization or a west-trending extension. Contact Gold currently has no other data for these holes and it is unknown whether they encountered mineralization.

Six holes were drilled by Bronco in 2009 totalling 1,428m, also located to the west of the mine trend. Bronco's holes were designed to test structural interpretations derived from CSAMT data. Two of the holes ended in alluvium, one hole ended in Chainman Shale, and the remaining three ended in Joana Limestone. None of the holes tested the upper or lower contacts of the Pilot Shale. Select intervals were assayed, and no significant gold assays were returned from those intervals.

In 2015, DHI completed 14 holes (2,065 metres) on the mine trend (see Table 9). Some of their drilling was largely confirmatory in nature targeting near-surface Chainman Formation in the B, C and E zones; the other objective was to test for deeper mineralization in the Pilot Shale. Hole GS15-14 collared to the east of the C pit and drilled to the southwest intersected partially oxidized low-grade gold mineralization in the lower Pilot just above the contact with Guilmette Limestone (Cox, 2015). This proof of concept test illustrates the potential for Pilot-hosted mineralization on the mine trend below known mineralization. DHI's 2015 program was largely successful, encountering mineralization in all but two holes. The best intercept of the program was drilled in the E (Echo) mineralized zone (41.1 metres @ 4.57 g/t Au; 134.8 ft @ 0.133 oz/t) with the hole bottoming in mineralization.

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Table 9: Significant gold intercepts from the DHI drilling campaign

Hole #	Depth (m)	Zone	Overall Au Intercept				Included Au Intercepts
			From (m)	To (m)	Interval (m)	Au (g/t)	From (m)	To (m)	Interval (m)	Au (g/t)
GS15-01	79	North C	21.4	68.6	47.2	1.18	21.4	35.1	13.7	2.16
GS15-02	239	North C	36.6	71.6	35	1.21	45.7	64	18.3	1.75
GS15-03	108	North C	47.2	82.3	35.1	0.84	74.7	82.3	7.6	1.45
GS15-04	91	B	13.7	22.8	9.1	1.23
GS15-05	84	B	33.5	35	1.5	0.31
GS15-06	105	E	64	105.1	41.1	4.57 *	70.1	94.5	24.4	6.77
GS15-07	98	E	71.6	77.7	6.1	0.23
GS15-08	99	E	76.2	99.1	22.9	0.34*	76.2	86.9	10.7	0.57
GS15-09	198	E	42.7	67.1	24.4	1.35	45.7	59.4	13.7	1.98
GS15-10	190	E	44.2	48.8	4.6	0.17
GS15-11	157	E	13.7	44.2	30.5	0.62	18.3	33.5	15.2	0.87
GS15-12	178	C	No significant results
GS15-13	198	C	No significant results
GS15-14	239	C	201.2	208.8	7.6	0.29
*Hole ended in mineralization

In 2017, Colorado completed 12 RC drill holes (1,492 metres) and tested primarily peripheral targets at the Echo, Alpha zones and the previously untested Golf target situated west of the mine trend (see Figure 6 above). Four holes in the Echo zone targeted the Chainman/Joana contact, encountering mineralization in all. The 6 holes drilled in the Alpha zone were designed to test the Pilot Shale. All these holes intersected mineralization, for example 38.1 metres @ 1.37 g/t Au (125 ft @ 0.04 oz/t), including 19.81 metres @ 2.36 g/t Au (65 ft @ 0.069 oz/t). The two holes in the Golf target successfully confirmed gold in the subsurface in a target far-removed from the mine trend (e.g. 6.1 m @ 1.12 g/t Au; 20 ft @ 0.032 oz/t). The Colorado drill program was successful in intersecting significant intervals of gold mineralization at all zones (see Table 10 below).

Table 10: Significant gold intercepts from Colorado Resources 2017 drill program

Hole ID	Zone	Total Depth (m)	From (m)	To (m)	Interval (m)	Au g/t
GSC17-1	E Zone	124.97	76.20	117.35	41.15	3.23
including			89.92	97.54	7.62	9.75
including			91.44	96.01	4.57	12.00
GSC17-2	E Zone	126.49	73.15	124.97	51.82	0.38
including			76.20	99.06	22.86	0.61
GSC17-3	E Zone	118.87	79.25	100.58	21.34	0.23
GSC17-4	E Zone	124.97	74.68	115.82	41.15	1.85
including			80.77	91.44	10.67	4.16
GSC17-5	A Zone	102.11	27.43	67.06	39.62	1.07
GSC17-6	A Zone	120.40	27.43	51.82	24.38	1.75
including			38.10	48.77	10.67	2.89
GSC17-7	A Zone	120.40	24.38	51.82	27.43	0.54
GSC17-8	A Zone	102.11	16.76	54.86	38.10	1.37
including			16.76	36.58	19.81	2.36
GSC17-9	A Zone	141.73	13.72	82.30	68.58	0.82
GSC17-10	A Zone	120.40	18.29	39.62	21.34	1.14
GSC17-11	G Zone	166.12	0.00	9.14	9.14	0.68
GSC17-12	G Zone	124.97	1.52	7.62	6.10	1.12

Drilling by Contact Gold

Contact Gold's 2019 Drill Program comprising 10 RC drill holes (1,301.5 metres) was largely confirmatory in nature, designed to put holes in areas of known mineralization in the Echo, Charlie, Bravo and Alpha zones (see Figure 6 above). Four of their holes targeted mineralization in the lower Chainman (Echo, Charlie, Bravo zones) and six holes in the Alpha target targeted the Pilot. All holes were successful in confirming oxide mineralization in all zones.  Figures 7 and 8 are example cross sections showing Contact Gold's drill holes in relation to historic drilling.

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Figure 7: E-W cross-section through the Alpha zone showing mineralized intercepts in Pilot Shale from Contact drill holes GS19-01, -02, -03, -06 in relation to stratigraphy and historic holes. View looking north.

Figure 8: Cross-section through the Echo zones showing
Contact drill hole GS19-07 in relation to historic drilling. View looking north

All of the 10 drill holes completed by Contact Gold encountered gold mineralization. Drilling in the Echo, Charlie North and Bravo zones on the Green Springs mine trend confirm mineralization in the lower Chainman Formation and holes drilled in the Alpha target to the northeast of the main mine trend intersected mineralization within the Pilot Shale. Geology, alteration, oxidation state and presence of gold mineralization from earlier drilling campaigns was confirmed in Contact Gold's drilling. A tabulation of significant gold intercepts from Contact Gold's 10 2019 drill holes is presented in Table 11 below. True width of drilled mineralization is unknown in most cases, but owing to the primary control being strataform, and stratigraphy generally having shallow dips at Green Springs, is estimated to be at least 70% of drilled thickness.

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Table 11: Significant intercepts from Contact Gold 2019 drill holes

As noted previously, many of the historic drill holes at Green Springs have been mined out during production of the Green Springs mine. However, many mineralized intercepts remain. To varying degrees some of these can be considered to represent open mineralization. Some historic holes bottomed in mineralization. Figure 9 below shows all drilling on the Green Springs Project in relation to the various mineralized zones and exploration targets with select intercepts for Contact Gold's 2019 drilling.

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Figure 9: Map showing all drilling on the Green Springs project in relation to the various mineralized zones and exploration targets with select intercepts for Contact Gold's 2019 drilling

Sampling, Analysis and Data Verification

Drilling

Limited information is available on methodologies employed by historic operators at Green Springs, particularly for programs prior to 2015. Hence, for the majority of the historic drilling, parameters such as drill sample collection, chain of custody, sample preparation, quality assurance/quality control ("Qa/Qc") procedures and analytical techniques are unknown. It is presumed that procedures and techniques employed by historic operators at Green Springs with regards to drill sample collection and transport were consistent with those in common practice at the time, but the author of the Green Spring Technical Report cannot verify this. For those programs where the assay laboratory is known, analyses were carried out by either ALS Global, Bureau Veritas or Actlabs. All three of these laboratories are well known, industry-accepted assay labs which had (and currently have) international ISO 9001 certification.

Contact Gold's 2019 Drill Program has the most complete information of all the Green Springs drill campaigns and includes complete information regarding drill sampling collection, chain of custody, prep and analysis.

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All drilling is presumed to be done by RC. Though it is possible some of the very earliest drilling employed a conventional drill rig, USMX's drilling (representing the bulk of all drilling at Green Springs) utilized a Drill Systems MPD 1000 RC rig. Given industry standard practice and generally shallow depths drilled, it is unlikely that the more recent programs would have used conventional drilling. No diamond drilling is known to have taken place to date at Green Springs.

Contact Gold employed Qa/Qc protocols for their 2019 drilling as described in the section entitled "Analytical Data - Quality Assurance/Quality Control".

Surface Sampling

Soil Sampling

The Green Springs property has had extensive soil sampling conducted by various operators. Contact Gold's data contains records for approximately 7000 soil samples which were collected by USMX, Bronco, Colorado and Maestro. Gold and multielement geochemical methods are known for some of the sampling, but the majority of samples in the database have only location and analytical results. Field sampling techniques employed during the various programs have not been documented except for USMX programs where samples were collected from depths of 10-30 centimetres on a 60 by 30 metre (100 x 200 ft) grid.

All soil samples in Contact Gold's data have gold and multielement analyses though the number of elements varies depending on what analytical package was used.

Rock Sampling

Contact Gold's data contains results for 399 rock samples, which were collected since 2004 by Palladon, Genesis, Maestro, Colorado and Contact Gold. Data for this sampling are complete and include location, description, date, sampler, analytical methods, and Au and multielement geochemical results. All samples were prepped and analyzed by ALS using Au-AA23 for Au and either MEMS-61, MEMS-41 or ME-ICP 41 for multielement analyses. These different multielement packages utilize different sample digestion techniques and analytical instrumentation with different detection limits which can sometimes make it difficult to compare geochemical data from different samples.

It is almost assured that earlier operators conducted rock sampling but the data is apparently no longer available and does not appear in the Contact Gold data set.

Analytical Data - Quality Assurance/Quality Control

Industry-standard Qa/Qc protocols generally include: the insertion of CRM (certified reference material) standards and barren (blank) samples periodically into the sample stream, collection of duplicate samples (on the drill rig --common with RC drilling, or using ¼ split drill core), and re-analyzing a portion of samples at a second laboratory.

Similar to other drill-related data, information on Qa/Qc procedures and protocols employed by historic operators at Green Springs is not well known; however, Contact Gold's Qa/Qc program is well-defined. It is unknown if historic operators at Green Springs employed Qa/Qc protocols on their surface samples (predominantly soil). Contact Gold did not employ such protocols with their rock sampling.

In addition to any Qa/Qc program employed by the operator, analytical laboratories use their own internal Qa/Qc procedures to ensure sample prep quality, reproducibility of analyses etc. This is certainly the case with ALS, Bureau Veritas and Actlabs. When discrepancies are discerned by these internal laboratory procedures, samples are generally re-prepped or re-analyzed, as required, by the lab before reporting. Neither Contact Gold nor the author has reviewed laboratory internal Qa/Qc data for Green Springs analytical data.

No information is available as to what, if any, Qa/Qc procedures were employed during any of the drill programs undertaken by USMX and its joint venture partners during the 1980's or by Homestake's 13-hole program in 1997-1998.

Visual inspection and observations of assay data from Bronco's, DHI's and Colorado's drilling program suggests that they were inserting control samples, standards and blanks into their drill sample streams, however Contact Gold does not have information as to what CRM (certified reference material) standards were being used. An evaluation of the Qa/Qc from prior drilling programs cannot be made. It would be advisable for Contact Gold to continue in its attempts to obtain more data from Qa/Qc programs of previous operators.

In contrast to historic operators' Qa/Qc programs, the procedures employed in the execution of Contact Gold's 2019 drilling are well documented. CRM standards and blanks were inserted into the sample stream and some duplicate samples were collected. Second-lab check assays were not done, although it is Contact Gold's intention to do so with select samples from the 2019 drilling as well as with future drill programs.

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All control samples (standard, blank, duplicate) were assigned sample names sequentially with the rest of the drill hole samples and shipped together with all samples from a given drill hole.

Upon finalization by ALS of an assay work order, a digital file is emailed with assay results and an accompanying certificate. These are reviewed by Contact Gold's geologist for suspect values or control sample failures. The geologist will then instruct ALS of any follow-up on control sample fails if necessary.

Contact Gold considers a control sample fail to be: a gold assay that is outside of (above or below) 3 standard deviations from the accepted value for a given CRM standard (standard deviation data is determined and provided by Rocklabs), a gold value above detection for a blank, or a duplicate sample with greater than 20% deviation from the duplicate's counterpart sample.

Contact Gold's 2019 program comprised a total of 783 drill samples which included 19 control samples (8 CRM standards, 2 blanks, and 9 duplicate samples). The protocol employed by Contact Gold was to insert a control sample (either standard, blank or duplicate) nominally every 20 to 30 samples though this was not strictly followed. Whereas the author considers this extent of control samples passable for a short first-pass confirmatory drill program, it is advised to increase the amount of control samples and the frequency of insertion in subsequent drill programs.

CRM Standards and Blanks

The certified reference material standards used by Contact Gold during its 2019 program were Rocklabs products purchased through A & A Equipment in Elko, Nevada. The standards were purchased in pulp form with sample weights averaging 0.14 kg. The standards used and their accepted gold values were: OXB130 (0.125 ppm), OXE143 (0.621 ppm) and OXJ120 (2.365 ppm). These standards have an oxide matrix and represent a range of accepted gold values considered suitable for the material encountered at Green Springs.

Blank material was purchased from Shea Clark Smith (MEG Labs, Reno Nevada). They were prepared from barren carbonate material and were coarse samples with weights averaging 1.3 kg.

For Contact Gold's 2019 drilling, gold assays reported by ALS for the 8 CRM control samples were all within the 3 standard deviation limit. The two blank control samples did not have detectable gold (<0.005 ppm ALS assay). All standards and blanks from Contact Gold's 2019 drilling were considered passed.

Duplicate Samples

Duplicate samples were prepared at the drill rig by drilling the selected interval and then halving the sample using a riffle splitter.

One duplicate sample from hole GS19006 was initially considered a fail. Samples GS1906020 and GS1906021 (original and duplicate) returned ALS Au-AA23 assays of 0.316 ppm Au and 0.221 ppm Au, respectively, representing a difference of 0.095 ppm (35% deviation from the sample-pair average of 0.2685 ppm). Each of the two samples were re-analyzed by ALS by creating new pulps from each sample's reject material and the subsequent values returned were: GS1906020: 0.318 ppm Au and GS1906021: 0.223 ppm Au (i.e. showing good repeatability with the original assays). After further review, Contact Gold determined that a duplicate was never included in the sample sequence and, instead of being a duplicate, sample GS1906021 was actually the subsequent 5-ft sample. This was further evidenced by ALS receiving one less sample (the last sample) than was included on the sample submittal prepared by Contact Gold. At this point Contact Gold determined that no further follow-up was necessary.

Results for the nine duplicate samples were as expected, returning values quite close to the corresponding "original" sample.

Data Verification

Validating Green Springs project data include such details as verifying drill hole collar locations, drill hole analytical results and the accuracy of geologic information. As noted in the Green Springs Technical Report, data verification relating to historic drilling (e.g. collar survey methods, the existence of downhole surveys, gold assay analytical methods, Qa/Qc protocols, geologic logging parameters) is largely unknown. As pointed out by SRK concerning pre-2013 historic data, much uncertainty exists regarding data verification.

Evidently, DHI recognized that there were issues regarding collar surveys of earlier drill holes (primarily USMX holes) on the project and undertook re-re-surveying, though Contact Gold is unaware of the results of that effort. It is possible that other operators prior to Contact Gold (e.g. Colorado, Bronco) also made attempts to verify project data that were collected prior to their own involvement. This could be valuable information though the author is unaware that such attempts were made.

As part of the Green Springs Technical Report, during a site visit and subsequent data review, the author was able to verify certain items relating to Green Springs project exploration. These mostly pertain to Contact Gold's 2019 activity as their program has much more complete information.

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Drill Hole Collar Locations

During the site visit, several drill sites were examined in the field. These include 3 Contact Gold drill sites (representing 6 drill holes due to multiple holes being drilled on a single pad; GS1901, GS1902, GS1903, GS1907, GS1910) and one DHI Minerals drill site (GS15-07). In the field the author obtained UTM NAD 27 Zone 11 coordinates for these sites using a handheld Garmin GPS. Subsequent comparison of these location data coincided well with locations in Contact Gold's database. Drill collar elevations were not obtained by the author in the field due to the inherent inaccuracy of a standard handheld GSP in determining elevations.

Review of Drill Cuttings

While in the field, the author reviewed drill cuttings for 3 drill holes GS1907, GS1903 (Contact Gold holes from the Echo and Alpha zones, respectively) and GS17-01 (Colorado hole from the Echo zone). This review was done together with drill hole gold assays (and trace elements for holes with multielement data) and drill log data. Examination of drill cuttings showed that lithologic contacts and alteration zones were consistent with the logging information in the database. A good correlation was observed between visual alteration/mineralization parameters in the cuttings with reported gold (and trace elements where applicable) on the laboratory assay certificates. These alteration features are typical of Carlin-type gold mineralization.

Analytical Data

Assay Database Audit

Contact Gold supplied the author with laboratory assay certificates (in pdf format) for a number of drill holes to be used to verify a sampling of the assay data as it appears in Contact Gold's database. Certificates for 3 Contact Gold drill holes (GS19 series), 3 Colorado drill holes (GS17 series) and 3 DHI drill holes (GS15 series) were reviewed. This represents exploration undertaken on the project since 2015. No attempt was made to verify data related to earlier programs (as previously noted, Contact Gold does not possess assay certificates for much of the historic drilling). Contact Gold's data include gold assays and some multielement geochemical analyses. Only gold data were examined; no attempt was made to verify the multielement geochemical data. Furthermore, no attempt was made to determine the completeness of Contact Gold's assay database (as noted by SRK (2013) some of the drilling done prior to 2013 had missing assays or incomplete sampling for some holes). However, for the Contact Gold, Colorado and DHI drill holes reviewed, the author noted the completeness of assay data in the database and noted only one missing assay interval.

The author verified 131 assay intervals for 3 DHI Minerals holes (GS15-01, -05, -08), representing approximately 10% of the assay records in the database for GS15 series holes. For the intervals checked, complete agreement was found between the assay certificates and the database except for the one interval with a missing assay in the Contact Gold data.

Assay data for 90 samples from 3 holes (GSC17-2, -7 and -12) were verified for Colorado drilling. This represents roughly 10% of the data for GS17 series holes. Of the 90 intervals checked, 4 errors were found. The number of erroneous occurrences found is not considered significant.

For Contact Gold drill holes (GS19 series) assay intervals were checked and verified from holes GS1901, GS1904, GS1907 and GS1909. Eighty-seven (87) intervals were checked, representing roughly 11% of the assay records for Contact Gold's 2019 drill holes. Complete agreement was found for all records checked.

Contact Gold's handling of their drill assay data appears to be well-executed with no missing samples or discrepancies noted for the drill holes reviewed. It was noted that sample assay values below the laboratory detection limit (<0.005 ppm Au) are entered as 0.0025 ppm. This is good standard industry practice that provides a numerical value as well as distinguishes between a valid analysis and no data.

Quality Assurance/Quality Control (Qa/Qc)

As discussed previously, Qa/Qc procedures followed by past operators are largely unknown. It is known that Colorado, Bronco and DHI were inserting blanks and standards into their drill sample streams but Contact Gold has no information as to the standards being employed for any of these programs. No information regarding Qa/Qc exists for earlier programs (USMX); it is possible that such procedures were not used. As such, no verification of assay data utilizing an analysis of Qa/Qc results can be done for any of the historical programs. The author recommended that Contact Gold make attempts to procure these data and perform an evaluation in order to help validate of some of the historic data. Contact Gold utilized Qa/Qc procedures and, as described above, these are well documented.

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Limits of Validation

The author validated only a sample of Contact Gold's drill-related data and information. As has been stated, it is known that uncertainties exist surrounding some of the historic (pre-Contact Gold) data. It is possible that errors exist outside of the drill holes checked and drill assays verified.

No surface sample assay data was verified; however, as part of the site visit the author examined several mineralized outcrops in conjunction with sample assays and found good correlation between anomalous assay values and visually altered and mineralized outcrop.

Although some of the pre-Contact Gold programs appear to have employed industry standard practices, there still exist uncertainties and much of the data cannot be verified at this time.

For Contact Gold's 2019 program, the author believes the data to be of good quality and accuracy and can be relied upon.

Mineral Processing and Metallurgical Testing

The assay database provided by DHI to Contact Gold did not include any cyanide soluble gold assays or other metallurgical test work from prior operators at Green Springs. As part of Contact Gold's normal analytical protocols employed during their 2019 Drill Program, all samples yielding fire assay gold results greater than or equal to 0.1 ppm Au were also subjected to cyanide leach assay. This can be considered a preliminary first step in determining gold extractability by cyanide solution. In addition, limited bottle roll testing was conducted as a means of confirming cyanide extractability.

Cyanide Solubility Analyses

During the 2019 Drill Program, Contact Gold's drill sample submittals to ALS Global required all samples be analyzed by fire assay with an atomic absorption finish (ALS method Au-AA23) for gold and, in addition, all samples retuning > 0.1 ppm Au by that method also be analyzed by cyanide leach (ALS method Au-AA13, cyanide leach extraction with atomic absorption spectrometry determination fort gold). This helps provide a factual check on visual oxidation calls from logging from which ultimately a three-dimensional oxide model can be built to constrain a future resource calculation. Overall, both logging and cyanide analyses indicate that oxidation in Contact Gold's drill intercepts containing gold mineralization is mostly complete with generally very good cyanide recoveries, though some of the intercepts from the Alpha zone exhibit lesser cyanide recoveries than those from other zones.

Based on cyanide assays, most of the gold mineralization intersected during Contact Gold's 2019 drilling is non-refractory. Table 12 lists gold mineralized intervals from the 2019 drilling with determination of oxidation as determined by cyanide assays (Au-AA313). The best oxide interval was from drill hole GS19-07 which returned a weight-averaged fire assay value of 2.369 g/t Au over 70.1 metres (0.069 oz/t over 230 ft). Calculating the same interval with cyanide assays yields an average of 2.388 g/t Au (0.070 oz/t).

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Table 12: Gold mineralized intercepts from Contact Gold's 2019 drilling with determination of oxidation-based on cyanide solubility assays (Au-AA13).

Bottle Roll Testing

In 2020, three cyanide bottle roll tests were completed on composite samples from 2019 RC drill intercepts from the Alpha, Bravo and Echo Zones. Composites were made by combining individual 5 ft sample intervals from single drill holes in each zone. Two composites were from Chainman/Joana-hosted mineralization in the Echo and Bravo Zones (holes GS19-07 in the Echo zone and GS19-10 in the Bravo zone) and were logged as oxide. The third composite was from hole GS19-02 in the Alpha zone and was logged as mixed oxide and sulfide from the lower Pilot Shale. Bottle roll tests were carried out by ALS Global, Reno Nevada utilizing method Au-AA14 (cyanide extraction of a 1 kg sample using a 12-hour agitated leach followed by atomic absorption spectrometry determination of Au).

Bottle roll test results are as follows in Table 13 below, using original Fire Assay and Gravimetric methods:

Table 13: Summary of bottle roll test results conducted by ALS for Contact Gold on 2019 RC drilling at Green Springs

Zone	Hole ID	Start	End	Interval	Bottle Roll	BR recovery vs
		metres	metres	metres	Assay	FA/AA +/-Grav
Alpha	GS19-02	24.38	50.29	25.91	0.78	49%
Echo	GS19-07	85.34	106.68	21.34	6.02	108%
Bravo	GS19-10	12.19	35.05	22.86	1.04	99%

The Alpha zone composite showed reduced cyanide extractability presumably due to the composite being made up of both oxidized and unoxidized samples. Ten of the samples, representing 15.2 metres (50 ft), individually showed approximately 90% cyanide solubility in the Au-AA13 analyses. Seven of the samples included in the composite, representing 10.67 metres (35 ft) showed less than 20% cyanide solubility. The author of the Green Springs Technical Report noted that future work should focus on testing these material types separately. Individual cyanide assays (Au-AA13) in the Alpha zone, hosted within the Pilot Shale, shows cyanide extractability within the mineralized zone increasing with depth towards the limestone contact.

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The author of the Green Springs Technical Report commented that overall, the initial bottle roll tests from Green Springs are encouraging and demonstrate the amenability of both the remaining Chainman Shale-hosted mineralization, as well as the underexplored Pilot Shale-hosted mineralization to cyanide extraction methods. The author also recommended that future work include additional bottle roll testing and, ultimately, column leach tests which would help evaluate potential amenability to heap leach processing for Green Springs mineralization.

Mineral Resource and Mineral Reserve Estimates

There are no mineral resource estimates for the Green Springs property. There has been insufficient exploration to define a mineral resource.

Exploration, Development and Production

In the opinion of the author of the Green Springs Technical Report, the Green Springs project clearly warrants additional exploration investment and an aggressive work program is therefore recommended.

Multiple, high quality drill targets have been identified by Contact Gold along the Green Springs mine trend of deposits and zones including Alpha and Tango in the north part of the property, to Bravo, Charlie North, Echo Zones and the Zulu target in the south. The parallel anticline trend located 1 kilometre east of the mine trend encompassing the Whiskey, Foxtrot, Golf and other unnamed targets south of Golf represents additional exploration potential. Detailed geologic mapping, and surface rock and soil sampling has been completed, and this in combination with existing CSAMT data is sufficient to define at least nine, drill-ready targets, though further surface investigations should be completed to both refine existing targets and to develop new targets elsewhere in the Green Springs project area. To this end, detailed mapping focused on gold and trace element soil anomalies should continue, accompanied by selective rock-chip sampling of altered or otherwise permissive outcrops. Gravity and possibly magnetic surveys are recommended to provide additional data upon which to target drill holes, especially in areas that are covered, or have poor exposure of geology. Core drilling should be at least 20% of the total metreage to provide the exploration team with the details of the project stratigraphy, structure, alteration, and mineralization. Drill core would also allow for additional metallurgical testing.

Contact Gold's 2019 exploration program confirmed the target concept of primary interest: that gold mineralization occurs within the lower Pilot Shale, particularly at the contact of the Pilot Shale with the underlying Guilmette Limestone. This concept was key to Contact Gold's decision to acquire the project. The remaining potential at the Chainman Shale / Joana Limestone contact appears limited to perhaps 100,000 to 200,000 ounces gold but the Pilot Shale target has been essentially unexplored at Green Springs. The proof of concept program was successful, and so an aggressive approach to pursuing this target along the entire length of the Green Springs mine trend as well as peripheral targets is recommended. Deeper drilling on the northern Carlin trend in the 1980's and early 1990's was key to discovering the giant deposits at Post/Betze, Meikle and Leeville after 20 previous years of mining.

A Phase 1 budget and program totalling $3.77 million is recommended, including 15,000 metres (49,125 ft) of RC and 3,750 metres (12,250 ft) of core drilling is recommended. Depending on the success of the Phase 1 program, a Phase 2 program with a budget of $5.32 million, including an additional 21,000 metres of RC and 5,250 metres of core would be recommended. These programs include drilling and associated road building, additional soil and rock- chip sampling, geologic studies, and geophysics, and resource calculation and metallurgical studies. This work would address already defined targets in and adjacent to the mine trend as well as work on peripheral target areas. Costs for the recommended program are summarized in Table 14.

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Table 14: Recommended exploration budget for Green Springs

Item	Phase 1 (US$)	Phase 2 (US$)
Geology; Soil and Rock Sampling	$150,000	$175,000
Geophysics Gravity / Magnetics Survey	$75,000	$75,000
RC Drilling Contractors	$1,250,000	$1,750,000
Core Drilling Contractors	$1,250,000	$1,750,000
Drilling Program - Assaying	$500,000	$700,000
Drilling Program - Personnel	$247,500	$350,000
Project Supervision and Interpretation	$125,000	$175,000
Land Holding	$100,000	$100,000
Permitting and Environmental	$60,000	$75,000
Resource Calculation	--	$100,000
Metallurgy	$12,500	$70,000
Total	$3,770,000	$5,320,000

It is the author's opinion that the Green Springs project is a project of merit and warrants the proposed program and level of expenditures outlined above.

Recent Developments

No material changes relating to Green Springs have occurred since the date of the Green Springs Technical Report.

Exploration and Development

2020 Exploration

On September 2, 2020, announced the start of drilling at Green Springs, with a planned focus initially for one RC rig to drill at the property's Echo Zone, and then carry on at targets along the know gold trend to test the potential for the Pilot Shale to host Carlin-type gold mineralization,  as well as at the Tango, Foxtrot, and Whiskey target areas where the Pilot Shale/Devils Gate Limestone contact is exposed at surface.

A 5.785 m, 41 hole drill program was completed at Green Springs in the fall of 2020, comprised of 9 core holes and 32 RC drill holes.  The program was partly confirmation and exploration offsets of mineralization hosted in the Chainman shale's lower limestone unit, which was the host rock at the Charlie and Delta pits, and 16 of the holes were drilled slightly deeper to test the regional host for gold mineralization in the underlying Pilot shale.

Contact Gold's 2019 drilling program comprising 10 RC drill holes (1,301.5 m) was largely confirmatory in nature, designed to put holes in areas of known mineralization in the Echo, Charlie, Bravo and Alpha zones (see Figure 3 above). Four of their holes targeted mineralization in the lower Chainman (Echo, Charlie, Bravo zones) and six holes in the Alpha target targeted the Pilot. All holes were successful in confirming oxide mineralization in all zones. Figures 4 and 5 are example cross sections showing Contact Gold's drill holes in relation to historic drilling.

Expenditures for the 2020 Exploration program were lower than the recommended program as there was less drilling completed than anticipated while the Company worked to complete drill roads and drill pads necessary to drill  the more exploratory holes.

2021 Exploration

Phase 1 drilling in the Company's 2021 exploration program totaled 59 drill holes for 7,511 metres and was completed from early March to late May. On May 18th, 2021, Contact Gold announced results from the first six holes of the program with a headline intercept of 1.45 g/t Au over 47.24 metres in hole GS21-05 from the Mine Trend.  On June 15, 2021, Contact Gold released a further 16 drill holes, including a new gold discovery at the Tango Zone. Results from an additional 47 drill holes are pending as of the date of this Offering Circular.

Tenure Agreements and Encumbrances

Contact Gold has staked 19 new claims (1.5 km2) immediately north of the Tango target along the Pilot Shale/Guilmette Limestone contact for a total of 239 unpatented mining claims.  As of the date of this Offering Circular the claim package encompasses approximately 4,536 acres (1,836 ha).

Annual rental fees have been paid to the BLM and to the respective county such that the claims are in good standing through August 31, 2021.

The Company issued 362,941 Contact Shares to the Optionor on July 23, 2020 in satisfaction of the first GS Option anniversary date.

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DIRECTORS, OFFICERS AND CERTAIN SIGNIFICANT EMPLOYEES

The following table sets forth the names, ages and titles of our directors and executive officers.

Name, Age Position with the Company and Municipality of Residence	Principal Occupation
Matthew Lennox-King Age: 45 President, Chief Executive Officer and a Director since June, 2017 Whistler, British Columbia

Mr. Lennox-King brings over 20 years of experience in mineral exploration to the Company, as a geologist, and mining company executive. From April 2011 to November 2015, Mr. Lennox-King was President and Chief Executive Officer of Pilot Gold Inc., a TSX listed gold exploration & development company, active in the Western United States and Eastern Europe. At Pilot Gold, Mr. Lennox-King raised over $70 million in equity financings to support the company's activities. Prior to joining Pilot Gold, Mr. Lennox-King was a Senior Geologist at Fronteer Gold Inc. where he successfully identified properties and executed multimillion-dollar exploration programs that generated exponential deposit growth for Fronteer Gold. Mr. Lennox-King brings expertise in mineral exploration, finance, corporate governance, M&A and corporate leadership to his role as President & CEO. Mr. Lennox-King holds a B.Sc. in Geological Sciences from the University of British Columbia and was a 2014 recipient of Business in Vancouver's Top 40 Under 40. He was also previously a non-executive director of BCM Resources Inc., a TSX-V listed base metals focused exploration company.

John Wenger Age: 47 Vice-President Strategy, Chief Financial Officer and Corporate Secretary since June, 2017 Vancouver, British Columbia

From 2011 to 2017, Mr. Wenger served as Chief Financial Officer and Corporate Secretary of Pilot Gold, where he was part of a management team that raised over $100 million, and successfully completed multiple property transaction deals and acquisitions. Mr. Wenger worked for Ernst & Young LLP from 2001 to 2011 where he acquired considerable experience in financial reporting for both Canadian and U.S. publicly listed companies, primarily in the mining industry. Mr. Wenger has been a Chartered Professional Accountant with the Chartered Professional Accountants of British Columbia since 2006. Mr. Wenger was also previously a non-executive director of Osprey Gold Development Ltd., a TSXV-listed company.

Vance Spalding Age: 54 Vice-President, Exploration since June, 2017 Spring Creek, Nevada

Mr. Spalding's gold exploration experience spans more than 30 years. A Certified Professional Geologist (AIPG), and Qualified Person, he most recently served as Deputy Director of Brownfields Exploration for Kinross Gold Corporation. At Kinross, Mr. Spalding built and led the exploration team at Bald Mountain from January 2016 to June 2017, overseeing 60 km of drilling and adding 1.24 Moz of gold to the mineable reserve base. Mr. Spalding previously worked with Pilot Gold from listing in April of 2011 until January, 2016 serving first as Exploration Manager and then as Vice President of Exploration, identifying projects for acquisition and managing programs at the Kinsley (Nevada) and Goldstrike (Utah) properties, and overseeing budgets of up to $20M per year and 20 full time employees in Nevada and Turkey. Prior to this, Mr. Spalding served as Fronteer Gold's U.S. Exploration Manager from 2009 until the sale to Newmont in 2011, where he oversaw the generative exploration program as well as early to advance stage drilling and development. He served as Project Manager at Centerra / Cameco Gold from 1997 to 2009, where he led the discovery of 2 Moz of gold at the REN project on the northern Carlin Trend. He also served as Exploration Manager at Centerra's Kumtor Gold mine in the Kyrgyz Republic. Prior to Centerra, he worked with Santa Fe Pacific Gold and Gold Fields Mining on various exploration and development projects in the western United States, including Mule Canyon and Atlanta in Nevada, and Elkhorn in Montana. Mr. Spalding holds a B.Sc. in Geology from the University of Idaho.

Andrew Farncomb Age: 40 Senior Executive Vice-President and a Director since June, 2017 Toronto, Ontario

Mr. Farncomb brings extensive experience in the capital markets to the Company. Mr. Farncomb has diverse experience advising public and private companies on mergers and acquisitions and financing transactions across a range of sectors. In the natural resources sector, Mr. Farncomb has worked with exploration to production stage companies in advisory and Board capacities. Mr. Farncomb is a founder and Principal at Cairn Merchant Partners LP (since May 2012), an independent merchant bank focused on principal investing. Prior to forming Cairn Merchant Partners, Mr. Farncomb was a Partner at Paradigm Capital Inc., a Canadian investment bank focused on small to medium-sized companies. Prior to Paradigm Capital, Mr. Farncomb held a business development role at a consumer goods company in Hong Kong. Mr. Farncomb is also a board member of several TSX and TSXV-listed and private companies. He is also a member of the board of directors and chairs the Investment Committee at the Flavelle Foundation. Mr. Farncomb graduated from the Smith School of Business at Queen's University with a Bachelor of Commerce (Honors) degree and received the Merrill Lynch Scholarship.

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Name, Age Position with the Company and Municipality of Residence	Principal Occupation
John Dorward Age: 49 Chairman of the Board and a Director since June, 2017 Melbourne, Australia

Mr. Dorward is President and Chief Executive Officer of Roxgold Inc. (since September 2012), a TSX-listed gold producer and has over 20 years of experience in the mining and finance industries. Prior to his time at Roxgold, Mr. Dorward served as Vice-President, Business Development at Fronteer Gold from October 2009 to April 2011 where he was an integral part of the team that sold the large Michelin uranium deposit, acquired AuEX Ventures Inc., and successfully advanced Fronteer Gold's properties prior to the company's sale to Newmont for $2.3 billion in 2011. Mr. Dorward was the Chief Financial Officer of Mineral Deposits Ltd. from 2006 to 2009, where he was responsible for financing the construction of the Sabodala Gold Project in Senegal, West Africa, and was the Chief Financial Officer at Leviathan Resources Ltd., an ASX-listed gold producer, before its acquisition in 2006. He was a non-executive director of Pilot Gold from 2011 to 2015, and was also a non-executive director of Navarre Minerals Ltd., an ASX-listed exploration company.

George Salamis Age: 55 Director since June, 2017 North Vancouver, British Columbia

Mr. Salamis has over 25 years of experience in mineral exploration, mine development and operations and was previously the Executive Chairman of Integra Gold Corp., a gold development company acquired by Eldorado Gold for $590M in June 2017. Mr. Salamis is also Chief Executive Officer of Pinecrest Resources Ltd. (since 2014), a TSXV-listed exploration company. Mr. Salamis has previously held senior management positions with a number of mining companies including Placer Dome Inc. and Cameco Corporation. He has been involved in mergers and acquisitions transactions valued over $1.8 billion, either through the sale of assets, or of junior mining companies that he played a key role in building. Mr. Salamis holds a degree in geology from the University of Montreal.

Riyaz Lalani Age: 44 Director since June, 2017 Toronto, Ontario

Riyaz Lalani is the Chief Operating Officer of Think Research Corporation. Prior to that role Mr. Lalani was the Chief Corporate Officer at The Supreme Cannabis Company, Inc. Mr. Lalani specializes in financial transactions, shareholder actions, crisis communications and media relations. As the founder and CEO of leading communications and stakeholder relations firm Bayfield Strategy, Inc., Mr. Lalani has extensive experience working with public companies, boards of directors, shareholders and the media. He has been involved with more than 150 shareholder actions and dozens of hostile M&A transactions. Before founding Bayfield Strategy, Mr. Lalani was the Chief Operating Officer of Canada's largest proxy firm, where he co-led the firm's efforts to provide confidential strategic and governance advice to more than a dozen large-cap public companies to protect against potential or threatened dissident actions. He was also previously employed by an international asset manager for 10 years in New York and Toronto, including as its director of research for several years. Mr. Lalani is a director of a TSX-V listed company, and a past director of three public companies.

Charlie (Richard) Davies Age: 45 Director since June, 2017 Toronto, Ontario

Mr. Davies has over 15 years of experience in exploration and mining, and is currently the Principal, Exploration for Waterton Global Resource Management, Inc. (since April 2014), where his primary duties involve technical evaluations and developing mining projects for study work. Prior to joining Waterton, Mr. Davies served over six years as an Exploration Manager for Kinross Gold. Prior to Kinross Gold, Mr. Davies held senior exploration management roles for Bolnisi Gold NL in Mexico and Ivanhoe Mines Mongolia Ltd in Mongolia. Mr. Davies was awarded a PhD in Economic Geology and holds a Bachelor of Science (First Class Honours).

Involvement in Certain Legal Proceedings

Corporate Cease Trade Orders

To Contact Gold's knowledge, no director or executive officer of Contact Gold is, as of the date hereof, or was within ten years before the date hereof, a director, chief executive officer or chief financial officer of any company (including Contact Gold), that:

(a) was subject to a cease trade order, an order similar to a cease trade order, or an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days that was issued while the director or executive officer was acting in the capacity as director, chief executive officer or chief financial officer; or

(b) was subject to a cease trade order, an order similar to a cease trade order, or an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days, that was issued after the director or executive officer ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

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Bankruptcies and Other Proceedings

To Contact Gold's knowledge, no director or executive officer of Contact Gold, or a shareholder holding a sufficient number of securities of Contact Gold to affect materially the control of Contact Gold:

(a) is, as of the date hereof, or has been within the ten years before the date hereof, a director or executive officer of any company (including Contact Gold) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

(b) has, within the ten years before the date hereof, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the director, executive officer or shareholder.

Penalties or Sanctions

To Contact Gold's knowledge, no director or executive officer of the Contact Gold, or a shareholder holding a sufficient number of securities of Contact Gold to affect materially the control of Contact Gold, has been subject to:

(a) any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

(b) any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in making an investment decision.

Board of Directors

The Board, at present, is composed of seven directors, two of whom are executive officers of Contact Gold and five of whom are considered to be "independent", as that term is defined in applicable securities legislation. Each of Messrs. Davies, Dorward, Lalani and Salamis are considered to be independent directors. Mr. Lennox-King, by reason of his being the President and Chief Executive Officer of Contact Gold and Mr. Farncomb by reason of his position as Executive Vice-President are not. In determining whether a director is independent, the Board, among other things, considers whether the director has a relationship which could be perceived to interfere with the director's ability to objectively assess the performance of management.

The Board is responsible for approving long-term strategic plans and annual operating plans and budgets recommended by management. Board consideration and approval is also required for material contracts and business transactions, and all debt and equity financing transactions.

The Board delegates to management responsibility for meeting defined corporate objectives, implementing approved strategic and operating plans, carrying on Contact Gold's business in the ordinary course, managing Contact Gold's cash flow, evaluating new business opportunities, recruiting staff and complying with applicable regulatory requirements. The Board also looks to management to furnish recommendations respecting corporate objectives, long-term strategic plans and annual operating plans.

Directorships

Certain of the directors of Contact Gold are also directors of other reporting issuers (or equivalent) in a jurisdiction or a foreign jurisdiction as follows:

Name of Director	Other reporting issuer (or equivalent in a foreign jurisdiction)
John Dorward	Roxgold Inc.
Andrew Farncomb	Canterra Minerals Corporation Northern Superior Resources Inc.
Riyaz Lalani	None
George Salamis	Edgewater Exploration Ltd. Integra Resources Corp. Newcore Gold Ltd.
Charlie Davies	None

Interlocking Boards and CEO Board restriction

None of Contact Gold's directors currently serve together on the board of any other reporting issuer.

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Mr. Lennox-King is not allowed to sit on the board of more than one other reporting issuer.

Orientation and Continuing Education

Contact Gold has not yet developed an official orientation or training program for new directors. As required, new directors have the opportunity to become familiar with the Contact Gold by meeting with the other directors, officers and employees. Orientation activities are tailored to the particular needs and experience of each director and the overall requirements of the Board.

Director Term Limits

Contact Gold has not adopted term limits for the directors of the Board as term limits could result in the loss of directors who have been able to develop, over a period of time, significant insight into Contact Gold and its operations and an institutional memory that benefits the Board as well as Contact Gold and its stakeholders.

Retirement Policy

Contact Gold does not currently have a retirement policy requiring its directors to retire at a certain age.

Written Position Description of the CEO

The Board has developed a written position description for the CEO, which delineates the role and responsibilities of the CEO, along with such other responsibilities as may be delegated to the CEO by the Board or its Committees from time to time.

CEO Succession Planning

There is currently no formal process in place to manage succession planning for the position of CEO. The Corporate Governance and Nominating Committee ("CGNC") and the Board does not believe at this time that Contact Gold is dependent upon any one of the individual Executives, including the CEO so as to require a formal succession plan. It is envisaged that a member of the Executive or the Board would temporarily assume the position and duties of CEO on an interim basis should the need arise while a search for a suitable candidate was undertaken. The CGNC expect to continue its ongoing review for a need to formalize a succession process in 2019 in order to ensure that a qualified successor to Contact Gold's Chief Executive Officer position can be identified, if and when appropriate.

Ethical Business Conduct

The Board monitors the ethical conduct of Contact Gold and ensures that it complies with the applicable legal and regulatory requirements of relevant securities commissions and stock exchanges. Contact Gold has a Code of Conduct and Business Ethics, as well as more specific Codes of Conduct for Senior Financial Officers and for members of the Board. Each of which can be found on Contact Gold's website at http://contactgold.com/corporate/governance/.

In general, the Board has found that the fiduciary duties placed on individual directors by Contact Gold's governing corporate legislation and the common law, as well as the restrictions placed by applicable corporate legislation on the individual director's participation in decisions of the Board in which the director has an interest, have been sufficient to ensure that the Board operates independently of management and in the best interests of Contact Gold.

Complaints Procedures

Contact Gold has also adopted specific procedures to receive complaints and submissions relating to accounting matters (the "Whistleblower Policy", included as a schedule to the Code of Conduct and Business Ethics), which outline complaint procedures for financial concerns and other corporate issues. A Complaints Officer has been appointed under the Whistleblower Policy to whom complaints and submissions can be made regarding accounting, internal accounting controls or auditing matters or issues of concern regarding accounting or auditing matters.

Excluding complaints or submissions made directly to the Complaints Officer regarding financial, accounting or auditing matters, the Board does not formally monitor compliance with the Codes. Management is responsible to report to the CGNC when they become aware of any breaches or alleged breaches of the Codes and complaints made by suppliers or employees against Contact Gold or any director, employee or officer. In the event of a violation of any of the Code of Conduct and Business Ethics, the applicable committee of the Board will investigate the breach or alleged breach and, if appropriate, recommend corrective disciplinary action, including, if warranted, termination of employment. In the event that a breach or alleged breach relates to financial, accounting or auditing issues, the Complaints Officer and the Audit Committee will share responsibility to investigate the matter.

At the date of this Circular, there has been no conduct by a director or executive officer that constitutes a departure from the Codes and the Complaints Officer has received no complaints under the Whistleblower Policy.

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Meetings without management present

During 2020, and through to the date of this Offering Circular the independent members of the Board met in camera at each regular board and committee meeting.

Nomination of Directors

The Board does not have a formal process for identifying new candidates for Board nomination. When required, the Board collaborates with management to identify potential candidates to consider their suitability for membership on the Board.

Governance and Compensation Committee

On May 25, 2021, the Board established a Governance and Compensation Committee that is comprised entirely of independent directors; this committee is charged with the responsibility of identifying new candidates for Board nomination, and determining remuneration for executive officers of the Company, among other things. The current members of the G&C Committee are: Mr. George Salamis, Mr. John Dorward, and Mr. Riyaz Lalani.

The responsibilities and powers of the Governance and Compensation Committee will be set out in a written charter, and are expected to include, among other things:

(a) monitor compliance with Contact Gold's corporate governance policies;

(b) develop a code or codes of business conduct and ethics for Contact Gold and review the code(s) of business conduct and ethics and approve changes if necessary, on an annual basis;

(c) assist the Board in monitoring compliance with Contact Gold's code(s) of business conduct and ethics;

(d) propose agenda items and content for submissions to the Board related to corporate governance issues and provide periodic updates on recent developments in corporate governance;

(e) conduct a periodic review of the relationship between management and the Board and its effectiveness;

(f) review on an ongoing basis Contact Gold's approach to governance, and recommend the establishment of appropriate governance policies and standards in light of securities law and exchange requirements;

(g) review and recommend to the Board changes to the way directors are to be elected to the Board by Shareholders, if appropriate;

(h) conduct at least annually an evaluation of the effectiveness of the Board and its Committees and recommend any changes to the composition of the Board;

(i) conduct an annual evaluation of the overall performance and effectiveness of individual directors;

(j) recommend to the Board a slate of candidates for presentation to the Shareholders at each annual meeting of Shareholders and one or more nominees for each vacancy on the Board that occurs between annual meetings of Shareholders, if any;

(k) recommend to the Board qualified members of the Board for membership on Committees of the Board and recommend a qualified member of the Board to act as Chair of the Board;

(l) provide orientation for new directors and ongoing education for all directors; and

(m) review executive officer succession plans and ensure that a qualified successor to Contact Gold's Chief Executive Officer position is identified, if and when appropriate.

(n) annually review and approve corporate goals and objectives relevant to the CEO and executive officer compensation, evaluate the performance of the CEO and each executive officer's performance in light of those goals and objectives, and recommend to the Board for approval the compensation level for the CEO and each executive officer based on this evaluation;

(o) administer and make recommendations to the Board regarding the adoption, amendment or termination of Contact Gold's incentive compensation plans and equity-based plans (including specific provisions) in which the CEO and executive officers may participate;

(p) recommend to the Board compensation and expense reimbursement policies for Board members; and

(q) review and approve employment agreements, severance arrangements and change in control agreements and other similar arrangements for the CEO and executive officers.

While a formal process has not yet been developed, it is expected that Board candidates will be identified through industry contacts and search firms.  Contact Gold has not completed an assessment of potential risks associated with Contact Gold's compensation policies and practices. The G&C Committee is responsible for annually reviewing Contact Gold's compensation arrangements, as set out above, and may determine to undertake such an assessment during a later period.

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Audit Committee

Contact Gold has an Audit Committee, which is currently comprised of Mr. Riyaz Lalani (Chair), George Salamis, and Mr. John Dorward, each of whom is considered independent and financially literate in accordance with applicable securities laws. The Audit Committee has adopted a written charter that sets out its duties and responsibilities. Each member of the Audit Committee is a financial expert, with experience preparing, analyzing and evaluating financial statements presenting a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by financial statements prepared by Contact Gold. Mr. Dorward holds a Bachelor of Commerce degree, and has completed the Chartered Financial Analyst designation. Mr. Dorward has previously served as Chief Financial Officer of other publicly-listed companies in the mining and metals sector, and also sat on the audit committee of other similar companies. Mr. Salamis has over 20 years of experience leading publicly traded companies. He has also served on the audit committees of other similar companies. Mr. Lalani has extensive experience working with public companies, boards of directors, and shareholders. He was also previously employed by an international asset manager for 10 years in New York and Toronto, including as its director of research for several years. Mr. Lalani is a director of a TSX-V listed company, and a past director of three public companies

As part of Contact Gold's corporate governance practices, the Audit Committee has adopted a Policy on Pre-Approval of Audit and Non-Audit Services for the pre-approval of services performed by Contact Gold's auditors. The objective of this policy is to specify the scope of services permitted to be performed by Contact Gold's auditors and to ensure that the independence of Contact Gold's auditors is not compromised through engaging them for other services. All services provided by Contact Gold's auditors are pre-approved by the Audit Committee as they arise or through an annual pre- approval of amounts for specific types of services. The Audit Committee has concluded that all services performed by Contact Gold's auditors comply with the Policy on Pre-Approval of Non-Audit Services, and professional standards and securities regulations governing auditor independence.

The Charter of the Audit Committee can be found on Contact Gold's website at http://contactgold.com/_resources/governance/Contact-Gold-Audit-Committee-Charter-2017.pdf.

Health, Safety & Sustainability

Contact Gold has established a Health, Safety and Sustainability Committee, which is currently comprised of Messrs. Charlie Davies , Andrew Farncomb, and Matthew Lennox-King. The Health, Safety and Sustainability Committee have adopted a written charter, pursuant to which its responsibilities include, among other things:

(a) encourage, assist, support and counsel management of Contact Gold in developing short and long-term policies, standards and principles with respect to sustainability, the environment, health and safety;

(b) review and monitor the sustainability, environmental, safety and health policies and activities of Contact Gold on behalf of the Board to ensure that Contact Gold is in compliance with appropriate laws and legislation, and policy;

(c) review regular sustainability, environment, health and safety reports; and

(d) review an annual report by management on sustainable development, environmental, safety and health issues.

The Health, Safety and Sustainability Committee has also adopted a policy recognizing that Contact Gold's success is tied to health, safety and sustainability of the communities in which Contact Gold operates, and acknowledges that Contact Gold and its personnel have a shared responsibility in working with the communities in which Contact Gold operates.

Other Board Committees

Other than as described herein, the Board has not appointed any other committees to date.

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EXECUTIVE COMPENSATION

The following table contains compensation data for our named executive officers for the current fiscal year. In this section "Named Executive Officer" or "NEO" means the Chief Executive Officer, the Chief Financial Officer and each of the three most highly compensated executive officers, other than the Chief Executive Officer and the Chief Financial Officer, who were serving as executive officers at the end of the most recently completed fiscal years ended December 31, 2020, and whose total salary and bonus exceeds $150,000, as well as any additional individuals for whom disclosure would have been provided except that the individual was not serving as an officer of Contact Gold at the end of the most recently completed financial year end.

Summary Compensation Table

The following table sets forth information regarding compensation for fiscal year 2020 awarded to, earned by or paid to our three most highly compensated executives during 2020.

Name	Cash Compensation	Other Compensation	Total Compensation
Matt Lennox-King	$250,000	$8,410(1)	$257,410
Vance Spalding	$254,885	$26,830(2)	$281,715
John Wenger	$225,000	$8,206(3)	$233,206

(1) Consists of life insurance coverage, extended medical and dental premiums.

(2) Consists of life insurance coverage, extended medical and dental premiums, in aggregate of $US$12,000 ($16,098), and an annual amount of US$8,000 ($10,732) paid in cash in lieu of Company contributions to a US 401k plan. United States dollar amounts translated based on the Bank of Canada's daily average exchange rate 1.3415 for the year ended December 31, 2020.

(3) Consists of life insurance coverage, extended medical and dental premiums.

Executive Incentive Plan

Each of Messrs. Lennox-King, Spalding and Wenger will be eligible to participate in the such annual employee and executive incentive plans as may be approved by the Compensation Committee (the "Compensation Committee") of the Board from time to time ("Performance Incentive Plan"). The Company's first formal performance incentive arrangement was implemented in 2018.  The Performance Incentive Plans implemented for each subsequent year considered similar measures of performance and weighting.

Performance Incentive Plans are administered by the Compensation Committee.  Pursuant to the 2020 Performance Incentive Plan, each participant was eligible for an incentive payment in 2020 calculated as follows:

(1) The maximum Target Bonus as a % of Salary for each of Messrs. Lennox-King, Spalding and Wenger is set forth in this Offering Circular under heading "Employment Agreements".

(2) Performance as a % of Target is determined as having 40% weighting to a measure of the Company's share price performance relative to peers for the year, and a 60% weighting as to individual performance across the following areas: Exploration Success; Business Development; and Safety.

For 2020 there were no amounts awarded pursuant to any bonus plan.

Specific goals and performance measurement objectives for the NEOs relating to 2021 have not been approved at the date of this Offering Circular.  It is expected that the general categories for individual performance weighting will be in line with those of previous years.

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Equity Incentive Plan Information

The following tables provides information regarding outstanding stock option awards and awards of restricted share unit awards held by each of the persons named in the Summary Compensation Table as of the date of this Offering Circular.

Options

Name and position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Issue, conversion or exercise price ($)	Expiry date
Matt Lennox-King	-	300,000	0.12	December 24, 2025
	-	200,000	0.19	January 15, 2025
	58,333	116,667	0.275	April 3, 2024
	400,000	200,000	0.39	March 28, 2023
Vance Spalding	-	300,000	0.12	December 24, 2025
	-	175,000	0.19	January 15, 2025
	50,000	100,000	0.275	April 3, 2024
	333,334	166,666	0.39	March 28, 2023
John Wenger	-	300,000	0.12	December 24, 2025
	-	175,000	0.19	January 15, 2025
	50,000	100,000	0.275	April 3, 2024
	333,334	166,666	0.39	March 28, 2023

Restricted Share Units

Name and position	Number of Securities Underlying Unexercised RSUs (#) Exercisable	Number of Securities Underlying Unexercised RSU (#) Unexercisable	Issue, conversion or exercise price ($)	Expiry date
Matt Lennox-King	-	62,500	N/A	December 24, 2023
	-	33,334	N/A	January 15, 2023
Vance Spalding	-	50,000	N/A	December 24, 2023
	-	50,160	N/A	January 15, 2023
John Wenger	-	50,000	N/A	December 24, 2023
	-	30,000	N/A	January 15, 2023

Employment Agreements

The employment agreements in place for each of the each of the persons named in the Summary Compensation Table are of an indefinite term and contain provisions regarding base salary, paid vacation time, and eligibility for benefits and security-based compensation. The employment agreements also contain confidentiality provisions of indefinite application and certain change-of- control provisions, as discussed below.

Employment Agreement with Matthew Lennox-King

The Company and Mr. Lennox-King are parties to an employment agreement, dated as of April 7, 2017 (the "MLK Employment Agreement"), providing for the terms and conditions of Mr. Lennox-King's employment as President and Chief Executive Officer of the Company.

The MLK Employment Agreement provides for an annual base salary of $250,000 during the period from June 7, 2017 to December 31, 2017.  There has been no increase to the annual base salary for subsequent periods.  In addition, Mr. Lennox-King is entitled to a target bonus opportunity under the Performance Incentive Plan in any given year equal to 60% of his base salary and is eligible to participate in equity remuneration and other employee benefit plans offered to other senior executives of the Company.

Under the MLK Employment Agreement, if the Company terminates Mr. Lennox-King's employment without cause, Mr. Lennox-King shall be entitled to (i) his earned but unpaid compensation, (ii) any amounts of compensation awarded pursuant to the Performance Incentive Plan with respect to a completed calendar year which remains unpaid on termination, and (iii) a severance payment in the aggregate amount equal to 100% of his annual base salary within 7 business days following the earlier of (a) the Termination Date, or (b) the date at which Annual Bonus amounts are paid to active employees.  Furthermore, in the event of a possible Change of Control, Mr. Lennox-King is also entitled to a lump sum payment, and his unvested Options and RSUs shall vest immediately.  The estimated payment, including perquisites, for Mr. Lennox-King, assuming the occurrence a Change of Control and resultant cessation of employment, on December 31, 2020, is approximately $545,273, less statutory deductions. The specific entitlements and mechanics by which a Change of Control payment is determined and awarded are detailed and defined in this Offering Circular under heading "Employment Agreements - Change of Control".

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Employment Agreement with Vance Spalding

The Company and Mr. Spalding are parties to an employment agreement, dated as of April 7, 2017 (the "VS Employment Agreement"), providing for the terms and conditions of Mr. Spalding's employment as Vice-President Exploration of the Company.

The VS Employment Agreement provides for an annual base salary of USD 190,000 during the period from June 7, 2017 to December 31, 2017.  There has been no increase to the annual base salary for subsequent periods.  In addition, Mr. Spalding is entitled to a target bonus opportunity under the Performance Incentive Plan in any given year equal to 40% of his base salary, with full discretion of the Board of up to 60% for extraordinary achievement, and is eligible to participate in equity remuneration and other employee benefit plans offered to other senior executives of the Company.

Under the VS Employment Agreement, if the Company terminates Mr. Spalding's employment without cause, Mr. Spalding shall be entitled to (i) his earned but unpaid compensation, (ii) any amounts of compensation awarded pursuant to the Performance Incentive Plan with respect to a completed calendar year which remains unpaid on termination, and (iii) a severance payment in the aggregate amount equal to 100% of his annual base salary within 7 business days following the earlier of (a) the Termination Date, or (b) the date at which Annual Bonus amounts are paid to active employees.  Furthermore, in the event of a possible Change of Control, Mr. Spalding is also entitled to a lump sum payment, and his unvested Options and RSUs shall vest immediately.  The estimated payment, including perquisites, for Mr. Spalding, assuming the occurrence a Change of Control and resultant cessation of employment, on December 31, 2020, is approximately $585,646, less statutory deductions. The specific entitlements and mechanics by which a Change of Control payment is determined and awarded are detailed and defined in this Offering Circular under heading "Employment Agreements - Change of Control".

Employment Agreement with John Wenger

The Company and Mr. Wenger are parties to an employment agreement, dated as of April 7, 2017 (the "JW Employment Agreement"), providing for the terms and conditions of Mr. Wenger's employment as Vice-President, Strategy, Chief Financial Officer and Corporate Secretary of the Company.

The JW Employment Agreement provides for an annual base salary of $225,000 during the period from June 7, 2017 to December 31, 2017.  There has been no increase to the annual base salary for subsequent periods.  In addition, Mr. Wenger is entitled to a target bonus opportunity under the Performance Incentive Plan in any given year equal to 50% of his base salary and is eligible to participate in equity remuneration and other employee benefit plans offered to other senior executives of the Company.

Under the JW Employment Agreement, if the Company terminates Mr. Wenger's employment without cause, Mr. Wenger shall be entitled to (i) his earned but unpaid compensation, (ii) any amounts of compensation awarded pursuant to the Performance Incentive Plan with respect to a completed calendar year which remains unpaid on termination, and (iii) a severance payment in the aggregate amount equal to 100% of his annual base salary within 7 business days following the earlier of (a) the Termination Date, or (b) the date at which Annual Bonus amounts are paid to active employees.  Furthermore, in the event of a possible Change of Control, Mr. Wenger is also entitled to a lump sum payment, and his unvested Options and RSUs shall vest immediately.  The estimated payment, including perquisites, for Mr. Wenger, assuming the occurrence a Change of Control and resultant cessation of employment, on December 31, 2020, is approximately $493,738, less statutory deductions. The specific entitlements and mechanics by which a Change of Control payment is determined and awarded are detailed and defined immediately below in this Offering Circular under heading "Employment Agreements - Change of Control".

Change of Control

The Company recognizes the valuable services that each of Messrs. Lennox-King, Spalding and Wenger (together, the "Named Executive Officers") provide to the Company and the importance of the continued focus of the Named Executive Officers in the event of a possible Change of Control (as herein defined). Because a Change of Control could give rise to the possibility that the employment of a Named Executive Officer would be terminated without cause or adversely changed, the Board considers it in the best interests of the Company to alleviate any distraction by ensuring that, in the event of a Change of Control, each Named Executive Officer would have certain guaranteed rights.  Accordingly, the Company has provided for the following:

A Change of Control payment is triggered if the employment of the individual Named Executive Officer is terminated within the 12- month period following the effective date of a Change of Control by (A) death; (B) the resignation of the Executive for "Good Reason" (as defined herein); or (C) the Company other than for just cause.

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For the purposes of the foregoing, "Good Reason" means the occurrence of any one of the following events without the express agreement in writing of the relevant Executive:

(a) a material adverse change in any of the duties, powers, rights, discretion, prestige, title, salary, benefits, or perquisites of the Named Executive Officer as they exist, and with respect to financial entitlements, the conditions under and manner in which they were payable, immediately prior to the effective date of the Change of Control;

(b) a change in the office or body to whom the Named Executive Officer reports immediately prior to the effective date of the Change of Control, except if such office or body is of equivalent rank or stature, provided that this does not include a change resulting from a promotion in the normal course of business; or

(c) a material change in the location at which the Named Executive Officer is regularly required to carry out the terms of his employment with the Company immediately prior to the effective date of the Change of Control.

In the event that a Change of Control payment is triggered:

  Each Named Executive Officer shall be entitled to 24 months base salary. Such payments shall be made in one lump sum, plus two times the average amount of bonus paid in the preceding two years less applicable statutory deductions, within 7 days of the effective date of the termination of employment; and

  All unvested Options and RSUs that have been granted to the Named Executive Officer prior to the Change of Control shall vest immediately before such Change of Control and the NEO shall for a period of up to 18 months after the effective date of the Change of Control be permitted to exercise any such Options and RSUs if not yet exercised (however, in no event shall the Named Executive Officer be permitted to exercise any Options or RSUs beyond the expiry date thereof).

For purposes of the foregoing, a "Change of Control" is defined as the occurrence of any of the following:

(a) the acquisition, beneficially, directly or indirectly, by any person or group of persons acting jointly or in concert, within the meaning of Multilateral Instrument 62-104, Takeover Bids and Issuer Bids (or any successor instrument thereto), of Contact Shares which, when added to all other Contact Shares at the time held beneficially, directly or indirectly by such person or persons acting jointly or in concert, totals for the first time more than 50% of the outstanding Contact Shares; or

(b) the removal, by extraordinary resolution of the shareholders of Contact Gold, of more than 51% of the then incumbent directors of Contact Gold, or the election of a majority of directors to the Board who were not nominees of the incumbent board of Contact Gold at the time immediately preceding such election; or

(c) the consummation of a sale of all or substantially all of the assets of Contact Gold, or the consummation of a reorganization, merger or other transaction which has substantially the same effect; or

(d) a merger, consolidation, plan of arrangement or reorganization of Contact Gold that results in the beneficial, direct or indirect transfer of more than 50% of the total voting power of Contact Gold's outstanding securities to a person, or group of persons acting jointly and in concert, who are different from the person that have, beneficially, directly or indirectly, more than 50% of the total voting power prior to such transaction; or

(e) any decrease in the Named Executive Officers' annual salary, vacation, or other form of remuneration; or

(f) any action or event that would constitute a constructive dismissal of the Named Executive Officer at common law.

The Company's Omnibus Stock and Incentive Plan and RSU Plan also contain certain provisions relating to the accelerated vesting and exercise of Options and RSUs granted thereunder in the event the Company proposes to amalgamate, merge or consolidate with any other corporation (other than a wholly-owned subsidiary) or to liquidate, dissolve or wind-up, or in the event an offer to purchase or repurchase the Contact Shares or any part thereof is made to all or substantially all holders of Contact Shares.

Termination

Generally, the employment contracts of the Named Executive Officers may be terminated by the Company at any time for just cause without notice or payment in lieu thereof or payment of any compensation whatsoever by way of anticipated earnings, bonus payments, benefit contributions or damages of any kind.

In the absence of just cause, on providing two weeks' written notice to the Named Executive Officer, the Company shall provide 12 months' salary and Benefits.

In the event of termination of a Named Executive Officer in circumstances other than in connection with Change of Control and in the absence of just cause, estimated payments for each of Messrs. Lennox-King, Wenger, and Mr. Spalding, excluding perquisites, assuming the occurrence of such termination event on December 31, 2019, are approximately $250,000, $225,000, and $246,772 respectively (the latter translated at the year-end rate of exchange as published by the Bank of Canada). The Named Executive Officers would also be entitled to continuing employee benefits over the relevant severance period or a corresponding payout of the benefit amount.

If the Executive's termination is for any reason other than just cause or the resignation of the Named Executive Officer (in the latter case, all unvested Options and RSUs shall lapse after three months from the termination date, and be of no further force or effect from such date forward).

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Each Named Executive Officer has provisions in their employment contract that restricts such Named Executive Officer, both during the term of the agreement and at any time thereafter, from disclosing any confidential information to any person, or using the same for any purpose other than the purposes of the Company.  No Named Executive Officer may disclose or use for any purpose, other than those of the Company, the private affairs of the Company, or any other information which he may acquire during the course of his employment in respect of the business and affairs of the Company.

Each Named Executive Officer employment agreement also provides that the individual will not, either during the term of his agreement or at any time within a period of one year following the termination of his employment, either  individually, or  in  partnership, or  jointly,  or  in  connection with  any person or  persons, firm, association, syndicate, company or corporation, whether as employee, principal, agent, shareholder or in any other manner whatsoever, explore, acquire, lease or option any mineral property, any portion of which lies within 10 kilometres of any property which the Company is exploring, has acquired, leased or optioned, or is in the process of acquiring, leasing or optioning, at the termination of his agreement or any renewal thereof1

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides details of compensation plans under which equity securities of Contact Gold are authorized for issuance as of the date of this Offering Circular. A description of the significant terms of each of the equity compensation plans of Contact Gold follows the table below:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (b)(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1)
Equity compensation plans approved by security holders	11,532,500 Options 481,975 RSUs 2,340,904 DSUs	$0.27/Option	2,144,621
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	11,532,500 Options 481,975 RSUs 2,340,904 DSUs	N/A	2,144,621

Notes:

(1) Subject to any increase in such limit, the maximum number of Shares available for issuance under the Compensation Plan, the RSU Plan and the DSU Plan (each as defined below), in aggregate, is 16,500,000.

Stock Option Plans and Other Incentive Plans

Contact Gold's stock and incentive stock option plan (the "Compensation Plan"), Restricted Share Unit Plan (the "RSU Plan"), and Deferred Share Unit Plan (the "DSU Plan") are Contact Gold's approved securities-based compensation plans. Each was last approved by Shareholders on May 28, 2020.

The following is a summary of the material terms of the Compensation Plan:

Employees, directors and consultants of Contact Gold and its affiliates are eligible to participate in the Compensation Plan (the "Eligible Participants" and, following the grant of an award (an "Award") pursuant to the Compensation Plan, the "Participants"). The Compensation Committee of the Board or such other committee authorized by Contact Gold is responsible for administering the Compensation Plan. The Compensation Plan permits the Compensation Committee to grant Awards for Options, stock appreciation rights, restricted stock, performance awards and dividend equivalents to Eligible Participants.

Shares Issuable Pursuant to the Compensation Plan

The number of Common Shares reserved for issuance under the Compensation Plan, together with any other security-based compensation arrangements granted or made available by Contact Gold from time to time, shall not exceed 16,500,000 Common Shares, subject to adjustment as set forth in the Compensation Plan. Subject to applicable law, prior approval of the TSXV and the Shareholders will be required for an amendment to the Compensation Plan to increase such limit, other than pursuant to any adjustments under the terms of the Compensation Plan.

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Types of Awards

Options

The Compensation Committee may grant Options to any Eligible Participant at any time, in such number and on such terms as will be determined by the Compensation Committee in its discretion. Options may be granted only to employees of Contact Gold or a parent subsidiary corporation of Contact Gold. The exercise price for any Option granted pursuant to the Compensation Plan will be determined by the Compensation Committee and specified in an award agreement, provided however, that the price will not be less than the Fair Market Value (as such term is as defined in the Compensation Plan) of the Common Shares on the date of grant, subject to certain exemptions.

Options will vest and become exercisable at such times and on the occurrence of such events, and be subject to such restrictions and conditions, as the Compensation Committee in each instance approves. Options will expire at such time as the Compensation Committee determines at the time of grant; provided, however that no Option will be exercisable later than the fifth anniversary date of its grant.

Stock Appreciation Rights

A stock appreciation right or a "SAR" entitles the holder to receive the difference between the Fair Market Value of a Share on the date of exercise and the grant price. The Compensation Committee may grant SARs to any Eligible Participant at any time and on such terms as will be determined by the Compensation Committee. The grant price of a SAR will be determined by the Compensation Committee and specified in an award agreement. The price will not be less than the Fair Market Value of the Share on the day of grant, provided, however, that the Compensation Committee may designate a grant price below Fair Market Value on the date of grant if the SAR is granted in substitution for a SAR previously granted by an entity that is acquired by or merged with Contact Gold or an affiliate. SARs will vest and become exercisable upon whatever terms and conditions the Compensation Committee, in its discretion, subject to the terms of the Compensation Plan.

Upon the exercise of an SAR, a Participant shall be entitled to receive payment from Contact Gold in an amount representing the difference between the Fair Market Value of the underlying Share on the date of exercise over the grant price.

Restricted Stock and Restricted Stock Units

Restricted Stock are awards of Common Stock that are subject to forfeiture based on the passage of time, the achievement of performance criteria, and/or upon the occurrence of other events, over a period of time, as determined by the Compensation Committee. Restricted Stock Units are any unit granted under the Compensation Plan evidencing the right to receive a Common Share (or a cash payment equal to the Fair Market Value of a Common Share) at some future date. The Compensation Committee may grant Restricted Stock and Restricted Stock Units to any Eligible Participant at any time and on such terms as the Compensation Committee determines. The specific terms, including the number of Restricted Stock and Restricted Stock Units awarded, the restriction period, the settlement date and any other restrictions or conditions that the Compensation Committee determines to impose on any Restricted Stock and Restricted Stock Units shall be set out in an award agreement. To the extent required by law, holders of Restricted Stock shall have voting rights during the restricted period.

Performance Awards

Performance awards are awards, denominated or payable in cash, Common Shares (including Restricted Stock), other securities or Awards, or other property of Contact Gold, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved. The Compensation Committee may grant performance awards to any Eligible Participant at any time, in such number and on such terms as may be determined by the Compensation Committee in its discretion.

Dividend Equivalents

Dividend equivalents are Awards which Eligible Participants shall be entitled to receive payments (in cash or Common Shares as determined in the discretion of the Compensation Committee) equivalent to the amount of cash dividends paid by Contact Gold to holders of Common Shares with respect to a number of Common Shares determined by the Compensation Committee. Subject to the terms of the Compensation Plan, and any applicable award agreement, such dividend equivalents may have such terms and conditions as the Compensation Committee shall determine. Notwithstanding the foregoing, the Compensation Committee may not grant dividend equivalents to Eligible Participants in connection with grants of Options or SARs to such Eligible Participants.

Assignability

Awards shall not be transferable or assignable by the Participant otherwise than by will or the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by the Participant and after death only by the Participant's legal representative.

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Cessation of Awards

Death

If a Participant dies while an employee, officer or director of, or consultant to Contact Gold, the legal representative of the Participant may exercise the Participant's vested Options for a period until the earlier of the original expiry date of the Award and 90 days after the date of the Participant's death, but only to the extent the Options were by their terms exercisable on the date of death. For greater certainty, all unvested Options held by a Participant who dies shall terminate and become void on the date of death of such Participant.

Termination other than Death

Upon termination of the Participant's employment or term of office or engagement with Contact Gold for any reason other than death: (i) any of the Options held by the Participant that are exercisable on the termination date continue to be exercisable until the earlier of three months (six months in the case of a voluntary retirement) after the termination date and the date on which the exercise period of the Option expires, and any Options that have not vested at the termination date shall immediately expire; (ii) any RSUs (as defined herein) held by a Participant that have vested at the termination date will be paid to the Participant and any RSUs that have not at the termination date will be immediately cancelled; and (iii) the treatment for all other types of Awards shall be as set out in the applicable award agreement.

If a Participant who is a non-executive director of Contact Gold ceases to be an Eligible Participant as a result of his or her retirement from the Board, each unvested Option held by such Participant shall automatically vest on the date of his or her retirement from the Board, and thereafter each vested Option held by such Participant will cease to be exercisable on the earlier of the original expiry date of the Option and 90 days after the date of his or her retirement from the Board.

If a Participant ceases to be an Eligible Participant for any reason whatsoever other than by death or, in the case of a non-executive director, retirement from the Board, each vested Option held by the Participant will cease to be exercisable on the earlier of the original expiry date of the Option and six (6) months after the termination date; provided that all unvested Options held by such Participant shall automatically terminate and become void on the termination date of such Participant.

Except as otherwise determined by the Compensation Committee or as provided in an award agreement, upon a Participant's termination of employment or resignation or removal as a director, during the applicable restriction period, all shares of restricted stock held by such Participant at such time shall be forfeited and reacquired by Contact Gold.

Amending the Compensation Plan

The Board may amend, alter, modify, suspended or terminate the Compensation Plan or the terms of any previously granted Award, provided that no amendment to the terms of any previously granted Award may, except as expressly provided in the Compensation Plan, or with the written consent of the Participant or holder thereof, adversely alter or impair the terms or conditions of the Award previously granted to a Participant under the Compensation Plan.

Prior approval of the Shareholders shall only be required for any amendment to the Compensation Plan or an Award that would: (i) increase the maximum number of Common Shares that may be issuable from treasury pursuant to Awards granted under the Compensation Plan; or (ii) require Shareholder approval under applicable law or the rules or regulations of any securities exchange that is applicable to Contact Gold.

Disinterested Shareholder approval is required for the following: (i) any individual Award grant that would result in the grant to insiders (as a group) of Contact Gold, within a 12 month period, of an aggregate number of Awards exceeding 10% of the issued and outstanding Common Shares, calculated on the date an Award is granted to any Insider; (ii) any individual Award grant that would result in the number of Common Shares issued to any individual in any 12 month period under the Compensation Plan exceeding 5% of the issued Common Shares, less the aggregate number of Common Shares reserved for issuance or issuable under any other share compensation arrangement of Contact Gold; and (iii) any amendment to Awards held by insiders of Contact Gold that would have the effect of decreasing the exercise price of the Award.

The Deferred Share Unit Plan

On May 28, 2020, the Shareholders approved Contact Gold's DSU Plan in order to promote the interests of Contact Gold by attracting and retaining qualified persons to serve on the Board and to promote a greater alignment of long term interests between DSU Plan participants and the Shareholders.

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The following is a summary of the material terms of the DSU Plan:

Administration of the DSU Plan

The DSU Plan is administered by the Board, however, the Board has the authority to delegate all of its powers and authority under the DSU Plan to the Compensation Committee. Under the DSU Plan, the Board may, before a relevant date in respect of which compensation is otherwise payable, grant deferred share units ("DSU") to any person who is a director and not otherwise an employee of Contact Gold ("DSU Eligible Person") a DSU award (a "DSU Award"). In addition, DSU Eligible Persons are entitled, at any time before compensation is earned, to elect to receive any portion of their cash compensation in DSUs. DSUs are akin to "phantom shares" that track the value of the underlying Common Shares but do not entitle the recipient to the actual underlying Common Shares until such DSUs vest. Each DSU entitles the recipient to receive, on a deferred payment basis and subject to adjustment as provided for in the DSU Plan, cash equal to the fair market value of a Share on vesting of the DSU Award. DSU Awards vest upon the date the DSU Eligible Person ceases to be a director, and is not otherwise an employee or officer, of Contact Gold (the "Separation Date").

Payment of DSU Awards

DSU Awards are currently designed to be paid out in cash or Common Shares. After the Separation Date, Contact Gold will pay a cash amount equal to the fair market value of the Common Shares underlying the DSUs redeemed, to the holder of the DSU Award, less applicable withholding taxes. For the purposes of the DSU Plan, fair market value of the Common Shares is determined, as at a particular date, as the weighted average of the trading price per Share on the TSXV for the last five (5) trading days ending on that date.

Maximum Number of Common Shares Issued and Maximum Annual Award Value

Pursuant to the DSU Plan, the maximum number of Common Shares available for issuance upon the vesting of DSUs under the DSU Plan, and when combined with all securities issuable pursuant to the RSU Plan, in the aggregate, will not exceed 5,013,449 Common Shares. The maximum number of Common Shares issuable to insiders of Contact Gold under all security-based compensation arrangements (including the Compensation Plan, the DSU Plan and the RSU Plan) at any time shall not exceed 10% of the issued and outstanding Common Shares within any one (1) year period.

The aggregate equity award value, based on grant date fair value, of any grants of DSUs under the DSU Plan that are eligible to be settled in Common Shares, in combination with the aggregate equity award value, based on grant date fair value, of any grants under any other security-based compensation arrangement shall not exceed $150,000 within any one (1) year period.

Transferability

DSUs and all other rights, benefits or interests in the DSU Plan are non-transferrable, other than to the DSU grantee's beneficiary or estate, as the case may be, upon the death of the DSU grantee.

Amendments to the DSU Plan

The DSU Plan may be amended or discontinued by the Board at any time, subject to applicable regulatory and Shareholder approvals, provided that no such amendment may materially and adversely affect any DSU previously granted under the DSU Plan without the consent of the DSU holder, except to the extent required by law. The Board may at any time, and from time to time, and without Shareholder approval, amend any provision of the DSU Plan, subject to any regulatory or stock exchange requirement at the time of such amendment, including, without limitation: (i) for the purposes of making formal minor or technical modifications to any of the provisions of the DSU Plan; (ii) to correct any ambiguity, defective provision, error or omission in the provisions of the DSU Plan; (iii) to change the vesting provisions of DSUs; (iv) to change the termination provisions of DSUs or the DSU Plan which does not entail an extension beyond the original expiry date of the DSUs; or (v) to make any amendments necessary or advisable because of any change under applicable law; provided, however, that no such amendment of the DSU Plan may be made without the consent of each affected participant in the DSU Plan if such amendment would adversely affect the rights of such affected participant(s) under the DSU Plan, provided, however, that no such amendment of the DSU Plan may be made without the consent of each affected participant in the DSU Plan if such amendment would adversely affect the rights of such affected participant(s) under the DSU Plan.

The Restricted Share Unit Plan

On May 28, 2020, the Shareholders approved Contact Gold's RSU Plan to allow for certain discretionary bonuses and similar awards as an incentive and reward for selected eligible persons related to the achievement of long-term financial and strategic objectives of Contact Gold and the resulting increases in Shareholder value. Restricted share units ("RSU") are akin to "phantom shares" that track the value of the underlying Common Shares but do not entitle the recipient (an "RSU Grantee") to the actual underlying Common Shares until such RSUs vest.

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The following is a summary of the material terms of the RSU Plan:

Eligible Participants

Eligible Participants Participation in the RSU Plan is restricted to employees and officers of the Resulting Issuer (an "RSU Eligible Person"). Employees, including directors who are also employees, are eligible to participate in the RSU Plan.

Administration of Plan

The RSU Plan will permit the Board to grant awards of RSUs to an RSU Grantee on. Upon vesting, the RSUs will be converted on a one-for-one basis for freely tradable, non-restricted Common Shares. The Board shall have the discretion to stipulate the length of time for vesting and to determine various performance objectives based on certain business criteria as a pre-condition to a RSU vesting. It is the Board's intent that all RSUs will only vest upon the lapse of a certain time period or the achievement of performance objectives designed to advance Contact Gold's business interests and increase the value of Contact Gold. The performance objectives to be met will be established by Contact Gold at the time of grant of the RSU. RSUs shall expire if they have not vested prior to an expiry date to be set by the Board, which shall be no later than December 31 of the third calendar year after the year in which the RSUs have been granted, and will be terminated to the extent the performance objectives or other vesting criteria have not been met.

Payment of RSU Awards

RSU awards are currently designed to be paid out on the trigger date (which, with respect to an RSU, is the date set by the Board in the applicable award agreement, and if no date is set by the Board, then December 1 of the third calendar year following the grant date of the RSU) in Common Shares or, in the event Contact Gold is unable to obtain the required regulatory approvals, a cash amount equal to the fair market value of the Company Issuer underlying the RSUs, less any applicable withholding tax.

Maximum Number of Common Shares Issued

The maximum number of Common Shares available for issuance upon the vesting of RSUs under the RSU Plan, and when combined with all securities issuable pursuant to the DSU Plan, in the aggregate, shall not exceed 5,013,449 Common Shares, subject to any adjustments under the terms of the RSU Plan.

Any Common Shares subject to a RSU which has been granted under the RSU Plan and which is settled, cancelled or terminated in accordance with the terms of the RSU Plan, shall again be available under the RSU Plan.

Dividends

In the event a cash dividend is paid on Common Shares, an RSU Grantee will be credited with the number of RSUs equal to the amount obtained by: (i) multiplying the amount of the dividend per Share by the aggregate number of RSUs that were credited to the RSU Grantee's account as of the record date for payment of the dividend and (ii) dividing by the fair market value of the Common Shares on the date on which the dividend is paid.

Fractional Entitlements

Where an RSU Grantee would be entitled to receive a fractional share of Common Shares in respect of any fractional vested RSU, Contact Gold shall pay to such RSU Grantee, in lieu of such factional shares, cash equal to the fair market value of such fractional Company.

Transferability

RSUs may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of (other than to the beneficiary or estate of an RSU Eligible Person, as the case may be, upon the death of the RSU Grantee) during the vesting period.

Amendments to the RSU Plan

The RSU Plan may be amended or discontinued by the Board at any time, subject to applicable regulatory and Shareholder approvals, provided that no such amendment may materially and adversely affect any RSU previously granted under the RSU Plan without the consent of the RSU holder, except to the extent required by law. The Board may, without notice, at any time and from time to time, without Shareholder approval, amend the RSU Plan or any provisions thereof in such manner as the Board, in its sole discretion, determines appropriate including, without limitation: (i) for the purposes of making formal minor or technical modifications to any of the provisions of the RSU Plan; (ii) to correct any ambiguity, defective provision, error or omission in the provisions of the RSU Plan; (iii) to change the vesting provisions of RSUs; (iv) to change the termination provisions of RSUs or the RSU Plan which does not entail an extension beyond the original expiry date of the RSU; or (v) to make any amendments necessary or advisable because of any change in applicable law, provided, however, that no such amendment of the RSU Plan may be made without the consent of each affected participant in the RSU Plan if such amendment would adversely affect the rights of such affected participant(s) under the RSU Plan.

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Oversight and description of director and Named Executive Officer compensation

Compensation objectives are established by the Compensation Committee and include the following:

• attracting and retaining highly-qualified individuals;

• creating among directors, officers, consultants and employees, a corporate environment which will align their interests with those of the shareholders; and

• ensuring competitive compensation that is also affordable for Contact Gold.

The compensation program is designed to provide competitive levels of compensation. Contact Gold recognizes the need to provide a total compensation package that will attract and retain qualified and experienced executives as well as align the compensation level of each executive to that executive's level of responsibility. In general, Contact Gold's directors and Named Executive Officers may receive compensation that is comprised of three components:

• salary, wages or contractor payments;

• stock option, restricted share unit, and deferred share unit grants and awards; and bonuses.

The objectives and reasons for this system of compensation are to allow Contact Gold to remain competitive compared to its peers in attracting experienced personnel. The salaries are set on the basis of a review and comparison of salaries paid to executives at similar companies.

Option grants are designed to reward directors and Named Executive Officers for success on a similar basis as the Shareholders, although the level of reward provided by a particular Option grant is dependent upon the volatile stock market.

Any bonuses paid are allocated on an individual basis and are based on review by the Board of the work planned during the year and the work achieved during the year, including work related to mineral exploration, administration, financing, shareholder relations and overall performance. There were no bonus amounts awarded relating to the years ended December 31, 2018 and 2017. Contact Gold is in the process of implementing a bonus plan that will include comparative share price or market cap performance against a group of peers, as well as performance metrics relating to corporate and personal business and exploration objectives. As at the date of this Offering Circular, Contact Gold has not adopted any formal policy to allow Contact Gold to claw-back bonuses or any other payments for inappropriate behaviour.

As a junior mineral exploration company, Contact Gold remains at risk of losing qualified personnel to companies with greater financial resources and it attempts to mitigate this risk wherever possible through appropriate written contracts.

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PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding beneficial ownership of the Common Shares, as of the date of this Offering Circular.

• each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our Common Shares;

• each of our named executive officers;

• each of our directors; and

• all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with Commission rules. The information does not necessarily indicate beneficial ownership for any other purpose.

The following table states the name of each person nominated by management for election as directors, such person's principal occupation or employment and the approximate number of voting securities of the Company that such person beneficially owns, or over which such person exercises direction or control:

Name and position	Address	Number of Shares(1)	Percent of Class(1)	Preferred Stock
Matthew Lennox-King(2) President, CEO and Director	400 Burrard St., Suite 1050, Vancouver, BC Canada V6C 3A6	4,826,598	2.00%	-nil
John Dorward(3) Director	400 Burrard St., Suite 1050, Vancouver, BC Canada V6C 3A6	2,566,089	1.07%	-nil
Andrew Farncomb(4) Senior Vice-President and Director	400 Burrard St., Suite 1050, Vancouver, BC Canada V6C 3A6	4,368,458	1.81%	-nil
Riyaz Lalani(5) Director	400 Burrard St., Suite 1050, Vancouver, BC Canada V6C 3A6	916,270	0.38%	-nil
George Salamis(6) Director	400 Burrard St., Suite 1050, Vancouver, BC Canada V6C 3A6	1,630,655	0.68%	-nil
Charlie Davies(7) Director	400 Burrard St., Suite 1050, Vancouver, BC Canada V6C 3A6	717,485	0.30%	-nil
John Wenger(8) Vice-President, Strategy and Chief Financial Officer	400 Burrard St., Suite 1050, Vancouver, BC Canada V6C 3A6	1,835,618	0.76%	-nil
Vance Spalding(9) Vice-President, Exploration	400 Burrard St., Suite 1050, Vancouver, BC Canada V6C 3A6	1,124,653	0.47%	-nil

(1) Based on 240,837,627 Contact Shares issued and outstanding as of the date of this Offering Circular. Number of Shares and Percent of Class calculations include for certain individuals holding Warrants with an exercise price of $0.15, as follows: Matthew Lennox-King: 250,000 (expire: April 23, 2022); John Dorward: 250,000 (expire: May 5, 2022); Andrew Farncomb: 350,000 (expire: April 23, 2022) and 1,079,960 (expire: May 22, 2022); and John Wenger: 420,040 (expire: May 22, 2022).

(2) Includes 3,793,266 Contact Shares; 783,332 stock options; and 250,000 warrants exercisable within 60 days of the date this Offering Circular.

(3) Includes 1,272,834 Contact Shares; 408,332 stock options; and 250,000 warrants exercisable within 60 days of the date this Offering Circular and 634,923 DSU vested or vesting within 60 days of the date this Offering Circular.

(4) Includes 2,280,165 Contact Shares; 658,333 stock options; and 1,429,960 warrants exercisable 60 days of the date this Offering Circular.

(5) Includes 408,332 stock options exercisable 60 days of the date this Offering Circular and 507,938 DSU vested or vesting within 60 days of the date this Offering Circular.

(6) Includes 777,878 Contact Shares; and 408,332 stock options exercisable 60 days of the date this Offering Circular and 444,445 DSU vested or vesting within 60 days of the date this Offering Circular.

(7) Includes 408,332 stock options exercisable 60 days of the date this Offering Circular and 309,153 DSU vested or vesting within 60 days of the date this Offering Circular.

(8) Includes 757,245 Contact Shares 658,333 stock options; and 420,040 warrants exercisable 60 days of the date this Offering Circular.

(9) Includes 466,320 Contact Shares; and 658,333 stock options exercisable 60 days of the date this Offering Circular.

Page | 99

To the knowledge of the directors or senior officers of Contact Gold, as at the date of this Offering Circular, no person or corporation beneficially owns, directly or indirectly, or exercises control or direction over, 5% or more of the shares, other than as set out below:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Amount and Nature of Beneficial Ownership Acquirable	Percent of Class
Common Shares	Waterton Precious Metals Fund II Cayman LP (1)	100,764,627	-	41.84%

(1) Mr. Isser Elishis, Managing Partner, Chief Investment Officer of Waterton Global Resource Management exercises sole voting and/or investment powers with respect to the Common Shares held.

Page | 100

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policy Regarding Related Party Transactions

Contact Gold does not have a policy for approval of related party transactions. The Audit Committee reviews management's assessment of related party transactions each quarter.

Transactions with related persons

Other than the transactions described below, during the years ended December 31, 2020, December 31, 2019 and December 31, 2018, the Company had no transactions with any director or executive officer, any nominee for election as a director, any beneficial owner of more than 10% of the Company's Common Shares or any immediate family member of any of the foregoing.

Transactions with Individuals or Entities Affiliated with Waterton Nevada

As disclosed in this Offering Circular, Options have previously been granted, and director fees prior to 2020 were paid and payable in cash to Mr. Charlie Davies, one of Waterton Nevada's Board nominees. During 2020 that number of DSUs with a face value equal to the cash otherwise payable to Mr. Davies was paid as director fees.

Waterton Nevada purchased a total of 69,412,978 Contact Shares in the Redemption Placement.

The Company redeemed all of the issued and outstanding Preferred Shares, and paid the balance of the accrued Dividend pursuant to the Redemption.

Transactions with Cairn Merchant Partners LP

An amount of $60,000 (2019: $60,000; and 2018: $60,000) was invoiced by Cairn Merchant Partners LP ("Cairn"), an entity in which Andrew Farncomb, a director and officer of the Company is a principal for employee service; $Nil is payable at December 31, 2020 (December 31, 2019: $60,000 and 2018: $45,000).  Mr. Farncomb's base salary is paid in part directly, and in part to Cairn in consideration of general management and administrative services rendered through Cairn.

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DESCRIPTION OF CAPITAL STOCK

Contact Gold is authorized to issue an unlimited number of common shares in the capital of Contact Gold.

Common Shares

Holders of the Common Shares are entitled to one vote for each Common Share held on all matters submitted to a shareholder vote. Holders of the Common Shares do not have cumulative voting rights. Therefore, the holders of a majority of the Common Shares voting for the election of directors can elect all of the directors. Under the BCBCA, unless the articles otherwise provide, a quorum for transaction of business at a general meeting is two persons entitled to vote at the meeting, whether present in person or by proxy. However, if the number of shareholders entitled to vote at the meeting is less than the requisite quorum, then quorum for that meeting is all of the shareholders entitled to vote at the meeting, whether present in person or by proxy. A vote by the holders of a majority of the outstanding Common Shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the articles of incorporation of the Company. Holders of the Common Shares have no preemptive rights, no conversion rights and there are no redemption provisions applicable to the Common Shares. There are no provisions for sinking or purchase funds, for permitting or restricting the issuance of additional securities and any other material restrictions, and for requiring a holder of Common Shares to contribute additional capital.

Holders of the Common Shares are entitled to share in all dividends that the Board, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding Common Shares entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any outstanding as such time, having preference over the Common Shares.

Warrants

The Warrants will be governed by the terms of a warrant indenture, as supplemented (the "Warrant Indenture"), between the Company and Computershare Trust Company of Canada (the "Warrant Agent), as warrant agent. The following summary of certain anticipated provisions of the Warrant Indenture does not purport to be complete and is subject in its entirety to the detailed provisions of the Warrant Indenture. Reference is made to the Warrant Indenture and warrant supplement for the full text of the attributes of the Warrants which has been filed by the Company on EDGAR by amendment to the Company's Form 1-A. A register of holders will be maintained at the principal offices of the Warrant Agent in Vancouver, British Columbia.

The Unit Shares and the Warrants comprising the Units will separate following the closing of the Offering. Each Warrant will entitle the holder to acquire, subject to adjustment in certain circumstances, one Warrant Share at an exercise price of $0.27 on or before 4:30 p.m. (Vancouver time) on September 29, 2022, after which time the Warrants will be void and of no value.

The Warrant Indenture will provide for adjustment in the number of Warrant Shares issuable upon the exercise of the Warrants and/or the exercise price per Warrant Share upon the occurrence of certain events, including:

(i) the issuance of Common Shares or securities exchangeable for or convertible into Common Shares to all or substantially all of the holders of Common Shares as a stock dividend or other distribution (other than a distribution of Common Shares upon the exercise of Warrants);

(ii) the subdivision, redivision or change of the Common Shares into a greater number of shares;

(iii) the reduction, combination or consolidation of the Common Shares into a lesser number of shares;

(iv) the issuance to all or substantially all of the holders of Common Shares of rights, options or warrants under which such holders are entitled, during a period expiring not more than 45 days after the record date for such issuance, to subscribe for or purchase Common Shares, or securities exchangeable for or convertible into Common Shares, at a price per share to the holder (or at an exchange or conversion price per share) of less than 95% of the "current market price", as defined in the Warrant Indenture, for the Common Shares on such record date; and

(v) the issuance or distribution to all or substantially all of the holders of Common Shares of shares of any class other than the Common Shares, rights, options or warrants to acquire Common Shares or securities exchangeable or convertible into Common Shares, of evidences of indebtedness, or any property or other assets.

The Warrant Indenture will also provide for adjustments in the class and/or number of securities issuable upon exercise of the Warrants and/or exercise price per security in certain cases in the event of the following additional events: (a) reclassifications of Common Shares or a capital reorganization of the Company (other than as described in clauses (i) or (ii) above), (b) consolidations, amalgamations, arrangements, mergers or other business combinations of the Company with or into another entity, or (c) any sale, lease, exchange or transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another entity, in which case each holder of a Warrant which is thereafter exercised will receive, in lieu of Common Shares, the kind and number or amount of other securities or property which such holder would have been entitled to receive as a result of such event if such holder had exercised the Warrants prior to the event.

Page | 102

The Company will also covenant in the Warrant Indenture that, during the period in which the Warrants are exercisable, it will give notice to holders of Warrants of certain stated events, including events that would result in an adjustment to the exercise price for the Warrants or the number of Warrant Shares issuable upon exercise of the Warrants, at least 14 days prior to the record date or effective date, as the case may be, of such events.

No fractional Warrant Shares will be issuable upon the exercise of any Warrants, and no cash or other consideration will be paid in lieu of fractional shares. Holders of Warrants will not have any voting or pre-emptive rights or any other rights which a holder of Common Shares would have. The Warrants will be transferable in accordance with the terms of the Warrant Indenture.

From time to time, the Company and the Warrant Agent, without the consent of the holders of Warrants, may amend or supplement the Warrant Indenture for certain purposes, including curing defects or inconsistencies or making any change that does not adversely affect the rights of any holder of Warrants. Any amendment or supplement to the Warrant Indenture that adversely affects the interests of the holders of the Warrants may only be made by "extraordinary resolution", which will be defined in the Warrant Indenture as a resolution either (a) passed at a meeting of the holders of Warrants at which there are holders of Warrants present in person or represented by proxy representing at least 20% of the aggregate number of the then outstanding Warrants and passed by the affirmative vote of holders of Warrants representing not less than 66⅔% of the aggregate number of all the then outstanding Warrants represented at the meeting and voted on the poll upon such resolution or (b) adopted by an instrument in writing signed by the holders of not less than 66⅔% of the aggregate number of all then outstanding Warrants.

We anticipate that the Warrants and Additional Warrants will only be delivered in certificated form (such as via Computershare's Quickcert system) or on a non-certificated basis under a Direct Registration System (DRS) maintained by the Warrant Agent, which books and records shall bear a notation that the Warrants were sold in reliance upon Regulation A.

Neither the Warrants nor the Warrant Shares have been registered under the Securities Act or any state securities laws, and the Warrants may be exercised only if the Warrant Shares are registered under the Securities Act and applicable state securities laws or an exemption from such registration requirements is available. The offer and sale of the Units, Unit Shares, Warrants and Warrant Shares have been or will be qualified under Regulation A of the Securities Act, which permits the qualification of securities that issued upon exercise of outstanding warrants under Rule 251(d)(3)(i)(C) and Rule 251(d)(3)(i)(F) of Regulation A; provided that the issuer is current in its annual and semi-annual filings pursuant to Rule 257(b) of Regulation A. The Company has agreed to file its annual and semi-annual filings pursuant to Rule 257(b) during the period in which the Warrants remain exercisable.

Broker Warrants

The Company has agreed to issue the Underwriters that number of Broker Warrants as is equal to 6.0% of the number of Units sold under the Offering (including in respect of any exercise of the Over-Allotment Option), other than in respect of sales to persons on the President's List on which Broker Warrants equal to 3.0% of the number of Units sold under the Offering will be issued.  Each Broker Warrant shall be exercisable to purchase, subject to adjustment in certain circumstances, one Broker Share at a price of $0.27 until September 29, 2022. The terms governing the Broker Warrants will be set out in the certificates representing the Broker Warrants, and will include, among other things, customary provisions for the appropriate adjustment of the class and number of the Broker Shares issuable pursuant to any exercise of the Broker Warrants upon the occurrence of certain events, including any subdivision, consolidation or reclassification of the Common Shares, any capital reorganization of the Corporation or any merger, consolidation or amalgamation of the Company with another entity. This Offering Circular qualifies the issuance of the Broker Warrants.

The Broker Warrants were deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(e)(1). In accordance with FINRA Rule 5110(e)(1), neither the Broker Warrants nor any securities issuable upon exercise of the Broker Warrants may be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the qualified economic disposition of such securities by any person for a period of 180 days immediately following the qualification date or commencement of sales of this Offering, except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners and except as otherwise provided for in FINRA Rule 5110(e)(2).

Recent Sales of Unregistered Securities

Set forth below are recent sales of unregistered securities:

On May 22, 2020 we closed the final tranche of the 2020 Private Placement. In aggregate we issued 12,500,000 Private Placement Units, for gross proceeds of $1,250,000.

Page | 103

Contact Gold issued 362,941 Shares as the first-anniversary payment due pursuant to the Green Springs Project earn-in option with Ely Gold.

On August 17, 2020, the Company issued 140,000 Shares pursuant to the exercise of Warrants.

On September 29, 2020, the Company closed its public offering of units for aggregate gross proceeds of $14,774,000, pursuant to Regulation A under U.S. Securities Act.  A total of 73,870,000 Units were sold at a price of $0.20 per Unit.  Each Unit consisted of one common share in the capital of the Company and one-half of one Share purchase warrant, with each Warrant entitling the holder thereof to acquire, subject to adjustment in certain circumstances, one Common Share at an exercise price of $0.27 until September 29, 2022.

On September 29, 2020, the Company closed a private placement of 69,412,978 Common Shares ("Shares") at a price per share of $0.195 for aggregate gross proceeds of approximately $13.54 million (the "Redemption Placement"). The Redemption Placement was made under the terms of a binding letter of intent between the Company and Waterton Nevada Splitter, LLC, a limited liability company, entered on August 6, 2020 (the "Waterton Letter of Intent"). Waterton is an "accredited investor" (as defined in Rule 501(a) of Regulation D under the Securities Act. The Redemption Placement was made in reliance upon the exemption from registration requirements pursuant to Section 4(a)(2) of the U.S. Securities Act and applicable state securities law. The Shares issued in the Redemption Placement are subject to a four month and one day statutory hold period in Canada, expiring on January 30, 2021, and are deemed to be "restricted securities" under Rule 144 of the U.S. Securities Act.

On March 10, 2021, pursuant to the exercise of RSUs, the Company issued an aggregate of 54,215 Common Shares.

On March 31, 2021, pursuant to the exercise of RSUs, the Company issued an aggregate of 25,520 Common Shares.

Pursuant to Rule 701 of the Securities Act, Contact Gold made the following compensatory grants:

During the year ended December 31, 2020: 2,125,000 Options at priced at $0.19, vesting in thirds with a five-year expiry from the date of grant were awarded to directors, officers and other Contact Gold personnel; 1,027,231 DSUs to Contact Gold directors; and 239,210 RSUs to certain employees and officers of the Contact Gold.

During the period January 1, 2021 through to the date of this Offering Circular: 3,112,500 Options at priced at $0.12, vesting in thirds with a five-year expiry from the date of grant were awarded to directors, officers and other Contact Gold personnel; 911,409 DSUs to Contact Gold directors and 322,500 RSUs to certain employees and officers of the Contact Gold.

DSUs granted under the Contact Gold Deferred Share Unit Plan, have no expiration date and are redeemable upon termination of service.  RSUs granted under the Contact Gold Restricted Share Unit Plan vest in thirds annualy, and expire on the last day of the third year after the date of award.

On March 10, 2021, certain officers and employees exercised an aggregate of 54,215 vested RSUs resulting in the issuance of 54,215 Contact Shares.

See, "Executive Compensation - Stock Options and Other Compensation Securities."

Except as otherwise noted, the securities issued in each of the foregoing transactions were issued pursuant to exemptions under the Securities Act, including Section 4(a)(2) and/or Rule 506(b) of Regulation D, each under the Securities Act, and outside the United States pursuant to exemptions available under Rule 903 of Regulation S under the Securities Act.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Shares is Computershare Investor Services Inc., with its principal office at 3rd Floor - 510 Burrard St. Vancouver, BC V6C 3B9.

Listing

Contact Gold Common Shares began trading on the TSXV under the symbol "C" on June 15, 2017. Contact Gold Common Shares began trading on the OTCQB on May 19, 2020, and following the Reorganization, currently trades under the symbol "CGOLF".

Page | 104

PLAN OF DISTRIBUTION

The Warrants are governed by the terms of the Warrant Indenture, as supplemented (the "Warrant Indenture"), between the Company and Computershare Trust Company of Canada (the "Warrant Agent), as warrant agent.  Reference is made to the Warrant Indenture and warrant supplement for the full text of the attributes of the Warrants which has been filed by the Company on EDGAR by amendment to the Company's Form 1-A. A register of holders will be maintained at the principal offices of the Warrant Agent in Vancouver, British Columbia.

Each Warrant and Broker Warrant entitles the holder to acquire, subject to adjustment in certain circumstances, one Warrant Share at an exercise price of $0.27 on or before 4:30 p.m. (Vancouver time) on September 29, 2022, after which time the Warrants and Broker Warrants, as applicable, will be void and of no value.

Neither the Warrants nor the Warrant Shares have been registered under the Securities Act or any state securities laws, and the Warrants may be exercised only if the Warrant Shares are registered under the Securities Act and applicable state securities laws or an exemption from such registration requirements is available. The offer and sale of the Warrant Shares have been or will be qualified under Regulation A of the Securities Act, which permits the qualification of securities that issued upon exercise of outstanding warrants under Rule 251(d)(3)(i)(C) and Rule 251(d)(3)(i)(F) of Regulation A; provided that the issuer is current in its annual and semi-annual filings pursuant to Rule 257(b) of Regulation A.  The Company has agreed to file its annual and semi-annual filings pursuant to Rule 257(b) during the period in which the Warrants remain exercisable.

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LEGAL MATTERS

The validity of the issuance of the Warrant Shares and Broker Warrant Shares offered by this Offering Circular will be passed upon for us by Cassels Brock LLP.

EXPERTS

The consolidated financial statements of Contact Gold Corp. as at December 31, 2020 and 2019, and for the years ended December 31, 2020, December 31, 2019, and December 31, 2018 appearing in this Offering Circular have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 2 to the Annual Statements) included herein, and are include in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an Offering Circular on Form 1-A with the Commission under Regulation A of the Securities Act with respect to the Units offered by this Offering Circular. This Offering Circular, which constitutes a part of the Offering Circular, does not contain all of the information set forth in the Offering Circular or the exhibits and schedules filed therewith. For further information with respect to us and our Units, please see the Offering Circular and the exhibits and schedules filed with the Offering Circular. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the Offering Circular are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Circular. The Offering Circular, including its exhibits and schedules, may be inspected without charge at www.sec.gov, the Commission's Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

Upon completion of this Offering, we will become subject to the information and periodic reporting requirements of the Exchange Act, and, in accordance therewith, will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the public reference room and on the Commission's website referred to above.

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FINANCIAL STATEMENTS TABLE OF CONTENTS

As of and for the Years Ended December 31, 2020 and 2019

As of and for the Three Months Ended March 31, 2021, 2020 and 2019

Financial Statements

Condensed Interim Consolidated Balance Sheets as of March 31, 2021 and December 31, 2020	A-33

Condensed Interim Consolidated Statement of Loss and Comprehensive Loss for the Three Months Ended March 31, 2021, 2020, and 2019	A-34

Condensed Interim Consolidated Statement of Shareholders' Equity for the Three Months Ended March 31, 2021, 2020, and 2019	A-35

Condensed Interim Consolidated Statement of Cash Flows for the Three Months Ended March 31, 2021, 2020, and 2019	A-36

Notes to the Condensed Interim Consolidated Financial Statements	A-37

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Contact Gold Corp.
An exploration stage company

CONSOLIDATED FINANCIAL STATEMENTS
Prepared in accordance with United States Generally Accepted Accounting Principles
For the years ended December 31, 2020 and 2019

(Expressed in Canadian dollars)

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of Contact Gold Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Contact Gold Corp. ("the Company") as of December 31, 2020 and 2019, the related consolidated statements of loss and comprehensive loss, shareholders' equity and cash flows for each of the three years in the period ended December 31, 2020, and the related notes (collectively referred to as the "consolidated financial statements"). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2020, in conformity with U.S. generally accepted accounting principles.

The Company's ability to continue as a going concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations and has stated that substantial doubt exists about the Company's ability to continue as a going concern. Management's evaluation of the events and conditions and management's plans regarding these matters are also described in note 2. The consolidated financial statements do not include adjustments that might result from the outcome of this uncertainty. As explained below, auditing the Company's evaluation of its ability to continue as a going concern was a critical audit matter.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Going Concern
Description of the Matter

As discussed above and in note 2(a) to the consolidated financial statements, the consolidated financial statements have been prepared on a going concern basis. Through the year ended December 31, 2020, the Company recorded a comprehensive loss of $18.4 million.  As at December 31, 2020, the Company has an accumulated deficit of $39.9 million, and working capital of $4.8 million. The going concern basis of preparation is dependent on the Company's ability to successfully raise financing. Accordingly, note 2(a) to the consolidated financial statements recognizes this ability of the Company to obtain financing on terms acceptable to the Company as a material uncertainty which casts substantial doubt as to the Company's ability to continue as a going concern.

Auditing management's going concern assessment is challenging as it involves subjective assumptions about the ability to raise future financing and future cash outflows relating to planned exploration activities and other ongoing operating and administrative expenditures that are inherently uncertain.

How We Addressed the Matter in Our Audit

In response to the matter identified, our audit procedures included, among others, obtaining the future cash flow forecast prepared by management. To assess the ability of the Company to fund its planned operations for the period from January 1, 2021 to March 31, 2022, we evaluated the appropriateness of the inputs and key assumptions used in the cash flow forecasts, specifically the assumption for cash outflows related to exploration activities, taking into consideration the strategic objectives the Company has communicated to the market. We reviewed the prior year cash flow forecasts against actual results to assess the accuracy of management's forecasting process. In addition, we assessed management's consideration of the degree to which the Company could defer or avoid certain expenditures, if necessary. In addition, we assessed management's plans and ability to raise future financing by observing past financing ability. We also assessed the accuracy and completeness of the disclosures around the Company's going concern position in note 2(a) of the consolidated financial statements.

Impairment of Exploration Properties
Description of the Matter

As discussed in note 4 to the consolidated financial statements, the Company holds various exploration stage properties. As at December 31, 2020, these properties had a carrying value of $30.8 million.  As outlined in note 2(g) to the consolidated financial statements, management assesses the possibility of impairment in the carrying value of long-lived assets, including capitalized acquisition costs, development costs, and prepaid claims maintenance fees, at every reporting period when events or circumstances indicate that the carrying amounts of the asset or asset group may not be recoverable. An impairment loss is measured with reference to the amount by which the carrying amount of the asset exceeds its fair value using market participant assumptions. As a result of this assessment, the Company recognized a $6.6 million impairment loss.

Management considers, among other things, the historical cost of the properties compared to the value realized by peers in recent comparable transactions for similar mineral property assets, an estimate of potential sales proceeds as compared to the carrying value of the property, and other similar factors which may indicate or question the potential economic value of the exploration properties.

Auditing the assumptions noted above related to the recoverable value of an early stage exploration property is challenging as the estimates and judgments involved in measuring economic obsolescence are highly subjective and may have a significant impact on the determination of the value.

How We Addressed the Matter in Our Audit

In response to the matter identified, our audit procedures included, among others, evaluating the methodology and significant assumptions applied by management in performing its impairment test for each of the relevant exploration properties. Working with our valuation professionals, we assessed the appropriateness of management's assumptions with respect to the level of economic obsolescence that exists within the Company's exploration properties. With the assistance of our valuation professionals, we assessed the comparable transactions used by management and the existence of other macro-economic factors that may indicate economic obsolescence.

We have served as the Company's auditor since 2017.
/s/ Ernst & Young LLP
Chartered Professional Accountants
Vancouver, Canada
March 19, 2021

Contact Gold Corp.
Consolidated Balance Sheets
(Expressed in Canadian dollars, unless otherwise noted)

As at	Note	December 31, 2020	December 31, 2019
		$	$
Assets

Current assets
Cash and cash equivalents		4,753,148	844,169
Prepaids	3	335,907	301,879
Receivables	4(c)	73,889	92,695
Deferred share issue costs		-	-
Total current assets		5,162,944	1,238,743

Non-current assets
Bonding deposit	4(c)	150,000	56,250
Fixed assets		8,257	16,212
Exploration properties and deferred acquisition costs	4	30,760,395	38,364,013
Total non-current assets		30,918,652	38,436,475

Total assets		36,081,596	39,675,218

Liabilities and shareholders' equity

Current liabilities
Payables and accrued liabilities	5	379,765	469,058
Other current liabilities	4(d)	32,733	33,376
Total current liabilities		412,498	501,434

Non-current liabilities
Redeemable preferred stock	6	-	13,246,524
Other non-current liabilities	4(a), 4(b), 4(c)	169,195	51,622
Deferred tax liability	8	1,538,018	1,918,202
Total non-current liabilities		17,07,213	15,216,348

Total liabilities		2,119,711	15,717,782

Shareholders' Equity
Share capital	7	69,865,410	44,562,187
Contributed surplus	7	6,075,498	3,012,870
Accumulated other comprehensive income (loss)		(2,045,437)	(1,398,180)
Accumulated deficit		(39,933,586)	(22,219,441)
Total shareholders' equity		33,961,885	23,957,436

Total liabilities and shareholders' equity		36,081,596	39,675,218

Going concern	1, 2(b)
Subsequent events	14

Contact Gold Corp.
Statements of Loss and Comprehensive Loss

(Expressed in Canadian dollars, unless otherwise noted)

	Note	Year ended December 31, 2020	Year ended December 31, 2019	Year ended December 31, 2018
		$	$	$
Operating expenses:
Write-down of exploration properties	4	6,962,863	1,381,434	2,047,237
Loss on redemption of Preferred Shares	6	3,605,230	-	-
Exploration and evaluation expenditures	4	3,265,778	3,038,682	4,447,379
Accretion of redeemable preferred stock obligation	6	1,956,008	2,218,595	1,842,900
Wages and salaries		1,273,182	1,555,414	1,070,348
Professional, legal & advisory fees		524,049	454,051	421,946
Foreign exchange loss (gain)		413,769	(608,050)	542,343
Stock-based compensation	7(e)	266,774	817,792	1,202,235
Administrative, office, and general		246,592	241,246	240,914
Investor relations, promotion and advertising		180,835	249,749	502,384
Accretion of Cobb Creek obligation	4(c)	15,927	19,552	22,249
Loss on change in value of private placement rights		-	39,248	-
Interest and other income		(2,247)	(13,150)	(23,582)
Loss (gain) on change in value of embedded derivatives	6	(634,417)	48,635	(461,261)

Loss (gain) before income taxes		18,074,343	9,443,198	11,855,092

Income tax (recovery)	8	(360,198)	(69,072)	-

Loss (gain) for the period		17,714,145	9,374,126	11,855,092

Other comprehensive loss (gain)
Net fair value loss (gain) on financial assets	4(c)	18,750	(15,000)	-
Exchange differences on translation of foreign operations		628,507	1,912,831	(3,290,026)

Comprehensive loss for the period		18,361,402	11,271,957	8,565,066

Loss per Contact Share	7(f)

Basic and diluted loss (gain) per share		0.14	0.14	0.26

Weighted average number of Contact Shares (basic and diluted)		128,707,739	72,811,303	50,572,328

Contact Gold Corp.
Consolidated Statements of Shareholders' Equity
(Expressed in Canadian dollars, unless otherwise noted)

	Common Shares		Contributed surplus	Accumulated other comprehensive (loss) income	Accumulated deficit	Total shareholders' equity (deficit)
	(Notes 4, 7)		(Notes 7(d) and 7(e) )
	#	$			$	$
Balance as at January 1, 2018	50,346,986	38,478,543	650,284	(2,790,375)	(990,223)	35,348,229
Shares issued pursuant to acquisition of East Bailey	250,000	112,500	-	-	-	112,500
Stock-based compensation	-	-	1,311,832	-	-	1,311,832
Restricted Shares	-	34,722	33,333	-	-	68,055
Cumulative translation adjustment	-	-	-	3,290,026	-	3,290,026
Net loss for the period	-	-	-	-	(11,855,092)	(11,855,092)
Balance as at December 31, 2018	50,596,986	38,625,765	1,995,449	499,651	(12,845,315)	28,275,550

2019 Private Placement	9,827,589	2,850,001	-	-	-	2,850,001
2019 Prospectus Offering	20,000,000	4,000,000	-	-	-	4,000,000
Conversion of Private Placement Rights	2,047,398	39,248	-	-	-	39,248
Share issue costs	-	(1,386,160)	-	-	-	(1,386,160)
Shares issued pursuant to Green Springs	2,000,000	400,000	-	-	-	400,000
Stock-based compensation	-	-	1,017,421	-	-	1,017,421
Restricted Shares	-	33,333	-	-	-	33,333
Cumulative translation adjustment	-	-	-	(1,897,831)	-	(1,897,831)
Net loss for the period	-	-	-	-	(9,374,126)	(9,374,126)
Balance as at December 31, 2019	84,471,973	44,562,187	3,012,870	(1,398,180)	(22,219,441)	23,957,436

2020 Private Placement	12,500,000	582,894	667,106	-	-	1,250,000
2020 Prospectus Offering	73,870,000	13,053,201	1,720,799	-	-	14,774,000
Redemption Placement	69,412,978	13,535,531	-	-	-	13,535,531
Share issue costs	-	(1,995,784)	198,246	-	-	(1,797,538)
Share issue pursuant to Green Springs	362,941	66,960	-	-	-	66,960
Share issued pursuant to exercise of Warrants	140,000	28,476	(7,476)	-	-	21,000
Stock-based compensation	-	-	483,953	-	-	483,953
Restricted Shares	-	31,945	-	-	-	31,945
Cumulative translation adjustment	-	-	-	(647,257)	-	(647,257)
Net loss for the period	-	-	-	-	(17,714,145)	(17,714,145)
Balance as at December 31, 2020	240,757,892	69,865,410	6,075,498	(2,045,437)	(39,933,586)	33,961,885

Contact Gold Corp.
Consolidated Statements of Cash Flows
(Expressed in Canadian dollars, unless otherwise noted)

		Year ended December 31, 2020	Year ended December 31, 2019	Year ended December 31, 2018
Cash flows from operating activities
Net loss (gain) for the period		(17,714,145)	(9,374,126)	(11,855,092)
Adjusted for:
Movements in working capital:
Receivables		(1,444)	(65,490)	7,529
Prepaids		(34,028)	159,433	11,922
Payables and accrued liabilities		(108,293)	(134,099)	393,971
Gains and losses relating to change in fair value of embedded derivatives	6	(634,417)	48,635	(461,261)
Change in fair value of Private Placement Rights		-	39,248	-
Loss on redemption of Preferred Shares	6	3,605,230	-	-
Accretion of Contact Preferred Shares	6	1,956,008	2,218,595	1,842,900
Foreign exchange relating to Contact Preferred Shares	6	362,185	(610,407)	741,314
Stock-based compensation	7(e)	515,898	1,050,754	1,379,887
Write-down of exploration property interests		6,962,863	1,381,434	85,176
Tax recovery on write-down of exploration properties		(360,198)	(69,072)	-
Loss on disposal of exploration property interests	4(e)	-	-	1,962,061
Accretion of Cobb Creek obligation	4(c)	15,927	19,552	22,249
Amortization	4	12,387	20,265	8,514
Foreign exchange impact on Cobb Creek obligation		(2,487)	-	-
Foreign exchange impact on translation of cash balances during the period		51,584	2,357	(198,971)
Interest income on cash and cash equivalents		100	-	-
Other income		(2,147)	-	-

Net cash used in operating activities		(5,374,977)	(5,312,921)	(6,059,801)

Cash flows from investing activities
Purchase of equipment		(4,432)	-	(38,314)
Acquisition of remaining 51% of Cobb Creek		-	-	(38,871)
Acquisition costs paid for exploration property interests		-	(43,261)	(31,643)
Change in working capital related to exploration property interest	4(c)	39,348	-	-
Cash deposits for bonding and exploration activities		-	188,975	-
Cash received from farm-in of Wilson Peak	4(e)	32,678	-	-
Cash received from disposal of exploration properties		-	-	639,959

Net cash used in investing activities		67,594	145,714	531,131

Cash flows from financing activities
Cash received from Prospectus Offerings	7(b)	14,774,000	3,469,277	-
Share issue costs, paid on Prospectus Offerings	7(b)	(1,621,688)	(808,510)	-
Share issue costs, paid on Redemption Placement	6,7(b)	(71,733)	-	-
Change in working capital attributable to share issue cost		(20,000)	-	(313,220)
Cash paid on Redemption	6,7(b)	(5,000,000)	-	-
Cash received from Private Placement, net	7(b)	1,250,000	2,828,236	-
Share issue costs, paid on Private Placement	7(b)	(84,116)	(25,162)	-
Cash from exercise of Warrants		21,000	-	-

Net cash generated from financing activities		9,247,463	5,463,841	(313,220)
Effect of foreign exchange on cash		(31,101)	2,371	210,796

Net increase (decrease) in cash		3,908,979	299,005	(5,631,094)

Cash and cash equivalents, beginning of period		844,169	545,164	6,176,258
Cash and cash equivalents, end of the period		4,753,148	844,169	545,164

Supplemental cash flow information	11

CONTACT GOLD CORP. Notes to the Consolidated Financial Statements for the years ended December 31, 2020, 2019 and 2018 (Expressed in Canadian dollars)

1. NATURE OF OPERATIONS

Contact Gold Corp. (the "Company", or "Contact Gold") was incorporated under the Business Corporations Act (Yukon) on May 26, 2000, and was continued under the Business Corporations Act (British Columbia) on June 14, 2006.  Contact Gold was further continued under the laws of the State of Nevada on June 7, 2017.

The Company is engaged in the acquisition, exploration and development of exploration properties in Nevada. The Company is domiciled in Canada and maintains a head office at 1050-400 Burrard St., Vancouver, BC, Canada.

The Company began trading on the TSX Venture Exchange ("TSXV") under the symbol "C" on June 15, 2017.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Basis of consolidation

These consolidated financial statements (the "Consolidated Financial Statements") have been prepared in accordance with accounting principles generally accepted in the United States ("U.S. GAAP") on a historical cost basis, except for financial instruments which have been measured at fair value, and are presented in Canadian dollars ("$"), except where otherwise indicated.

The Consolidated Financial Statements include the accounts of Carlin Opportunities ("Carlin"), Contact Gold and Clover Nevada II LLC ("Clover").  The Company completed a reverse-acquisition ("RTO") transaction on June 7, 2017, and accordingly, pursuant to Financial Accounting Standards Board (the "FASB") Accounting Standards Codification ("ASC") 805, Business Combinations ("ASC 805"), Carlin has been identified as the accounting acquirer for accounting and financial reporting purposes, and is presented in the Consolidated Financial Statements as the parent company.  All significant intercompany transactions are eliminated on consolidation.

The Board of Directors of the Company (the "Board") authorized the Consolidated Financial Statements on March 19, 2021.

b. Going concern

Contact Gold recorded a loss and comprehensive loss of $18.36 million for the year ended December 31, 2020.  As at December 31, 2020, Contact Gold has an accumulated deficit of $39.93 million, and working capital of $4.75 million.  The Company has not generated significant revenues or cash flows from operations since inception and does not expect to do so for the foreseeable future.  Contact Gold's continuation as a going concern depends on its ability to successfully raise financing.

The Consolidated Financial Statements have been prepared on a going concern basis that contemplates the realization of assets and discharge of liabilities at their carrying values in the normal course of business for the foreseeable future; and do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern.

In March 2020, the World Health Organization declared coronavirus COVID-19 ("COVID-19") a global pandemic. This contagious disease outbreak, which has continued to spread, and any related adverse public health developments, has adversely affected workforces, economies, and financial markets globally, potentially leading to an economic downturn.  As of the date these financial statements are issued, COVID-19 has had no impact on the Company's ability to access and explore its current properties but may impact the Company's ability to raise money or explore its properties should travel restrictions be extended or expanded in scope. It is not possible for the Company to predict the duration or magnitude of the adverse results of the outbreak and its effects on the Company's business or ability to raise funds.

Although the Company has been successful in the past in obtaining financing, there is no assurance that it will be able to obtain adequate financing in the future or that such financing will be on terms acceptable to the Company, therefore giving rise to a material uncertainty, which may cast substantial doubt as to whether Contact Gold's cash resources and working capital will be sufficient to enable the Company to continue as a going concern for the 12-month period after the date that these Consolidated Financial Statements are issued.

Consequently, management is pursuing various financing alternatives to fund operations and advance its business plan.  In order to satisfy its capital requirements and undertake its planned exploration program for 2021 the Company acknowledges that it will be necessary to raise funds, likely through a capital raise in the first half of the year.  There is no guarantee that any contemplated transaction will be concluded.

To facilitate the management of its capital requirements, the Company prepares annual expenditure budgets that are updated as necessary depending on various factors, including successful capital deployment and general industry conditions.  The Company may determine to reduce the level of activity and expenditures, or divest of certain mineral property assets, to preserve working capital and alleviate any going concern risk.

CONTACT GOLD CORP. Notes to the Consolidated Financial Statements for the years ended December 31, 2020, 2019 and 2018 (Expressed in Canadian dollars)

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

c. Use of estimates and measurement uncertainties

The preparation of financial statements in accordance with U.S. GAAP requires the Company to make judgments, estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at each period end, and the reported amounts of expenses during the related reporting period.

The more significant areas requiring the use of management's estimates and assumptions include: the type and amount of exploration property acquisition and transaction costs eligible for capitalization, the assessment of impairment of mineral properties, income taxes, the valuation of share-based compensation, and prior to their respective redemption and extinguishment, the disclosed fair value of the Contact Preferred Shares' "host" instrument, the period end revaluation of the Contact Preferred Share embedded derivatives (the "Embedded Derivatives", as defined at Note 6), and in the comparative period, the fair value of the Rights.

To the extent possible, the Company bases its estimates on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. Actual results could differ from the amounts estimated in these Consolidated Financial Statements; uncertainty about these assumptions and estimates could result in outcomes that require a material adjustment to the carrying amount of assets or liabilities affected in future periods.  Further information on management's judgments, estimates and assumptions and how they impact the various accounting policies are described in the relevant notes to these financial statements.

d. Cash and cash equivalents

The Company considers cash in banks, deposits in transit, and highly-liquid term deposits with original maturities of three months or less to be cash. Because of the short maturity of these instruments, the carrying amounts approximate their fair value. Restricted cash, if any, is excluded from cash and cash equivalents and is included in long-term assets.

e. Foreign exchange

Items included in the Consolidated Financial Statements are measured using the currency of the primary economic environment in which each company operates (the "functional currency").  Each of Carlin and Contact Gold Corp. raise financing and incur expenditures in $, giving rise to a Canadian dollar functional currency; Clover incurs expenditures and receives funding from the Company in USD, and accordingly has a USD functional currency.

In preparing the Consolidated Financial Statements, transactions in currencies other than the Company's functional currency are recorded at the rates of exchange prevailing at the dates of the transactions. At the end of each reporting period, monetary assets and liabilities are translated into $ at the exchange rate in effect at the balance sheet date, and non-monetary assets and liabilities are translated into $ at the exchange rate in effect at the time of acquisition or issue. Pursuant to the relief provided under ASC 830, Foreign Currency Matters, and for those transactions that have occurred uniformly throughout the comparative periods, an average rate is used to translate income transactions.

Exchange differences arising from assets and liabilities held by Clover, are recognized in other comprehensive gain or loss as cumulative translation adjustments.

f. Mineral properties, claims maintenance fees, and development costs

The Company has not yet established the existence of mineralized materials on any of its mineral property interests, as defined by the United States Securities and Exchange Commission (the "SEC") under Industry Guide 7, "Description of Property by Issuers Engaged or to be Engaged in Significant Mining Operations" ("Industry Guide 7").  As a result, the Company is in the "Exploration Stage", as defined under Industry Guide 7, and will continue to remain in the Exploration Stage until such time proven or probable reserves have been established.  In accordance with U.S. GAAP, expenditures relating to the acquisition of mineral rights are initially capitalized as incurred.  Claim maintenance fees paid to the United States' Department of Interior's Bureau of Land Management (the "BLM") and similar fees paid to state and municipal agencies, as well as fees paid annually pursuant to private property lease and other similar land use arrangements (together, "Claims Maintenance fees") are accounted for as prepaid assets and amortized over the course of the period through which they provide access and title.  Mineral property exploration expenditures and pre-extraction expenditures are expensed as incurred until such time as the Company exits the Exploration Stage by establishing proven or probable reserves. To date, no amounts have been capitalized in respect of development activities.

Companies in the "Production Stage", as defined under Industry Guide 7, having established proven and probable reserves and exited the Exploration Stage, typically capitalize expenditures relating to ongoing development activities, with corresponding depletion calculated over proven and probable reserves using the units-of-production method and allocated to future reporting periods to inventory and, as that inventory is sold, to cost of goods sold.

CONTACT GOLD CORP. Notes to the Consolidated Financial Statements for the years ended December 31, 2020, 2019 and 2018 (Expressed in Canadian dollars)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

f. Mineral properties, maintenance fees, and development costs (continued)

The Company is in the Exploration Stage which has resulted in the Company reporting larger losses than if it had been in the Production Stage due to the expensing, instead of capitalization, of expenditures relating to the exploration and advancement of the Contact Properties. Additionally, there would be no corresponding amortization allocated to future reporting periods of the Company since those costs would have been expensed previously, resulting in both lower inventory costs and cost of goods sold and results of operations with higher gross profits and lower losses than if the Company had been in the Production Stage. Any capitalized costs, such as expenditures relating to the acquisition of mineral rights, are depleted over the estimated extraction life using the straight-line method.  As a result, the Company's consolidated financial statements may not be directly comparable to the financial statements of companies in the Production Stage.

The acquisition of title to mineral properties is a complicated and uncertain process. Although management of Contact Gold take steps to verify title to exploration properties in which it holds an interest, in accordance with industry standards for the current stage of exploration of such properties, these procedures do not guarantee title. Property title may be subject to unregistered prior agreements or transfers and may be affected by undetected defects.  Furthermore, resource exploration is a speculative business and involves a high degree of risk. There is no certainty that the expenditures made by Contact Gold in the exploration of its property interests will result in discoveries of commercial quantities of minerals. Significant expenditures are required to locate and estimate ore reserves, and further the development of a property.  Capital expenditures to bring a property to a commercial production stage are also significant. There is no assurance the Company has, or will have, commercially viable ore bodies. There is no assurance that management of the Company will be able to arrange sufficient financing to bring ore bodies into production.

Upon disposal or abandonment, any consideration received is credited against the carrying amount of the exploration and evaluation assets, with any excess consideration greater than the carrying amount included as a gain in net income or loss for the applicable period.

g. Impairment of long-lived assets

At each reporting date, management assesses the possibility of impairment in the carrying value of long-lived assets, including capitalized acquisition costs, development costs, and prepaid claims maintenance fees, whenever events or circumstances indicate that the carrying amounts of the asset or asset group may not be recoverable.  An impairment is determined to exist if the total projected future cash flows on an undiscounted pre-tax basis are less than the carrying amount of a long-lived asset or asset group.  An impairment loss is measured with reference to the amount by which the carrying amount of the asset or asset group exceeds its fair value using market participant assumptions.  Such fair value is determined with reference to ASC 820, Fair Value Measurements and Disclosures, as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Where practical, management calculates the estimated undiscounted future net cash flows relating to the asset or asset group using estimated future prices, proven and probable reserves and other mineral resources, and operating, capital and reclamation costs. In the case of exploration properties for which it is not possible to determine cash flow information, management considers, among other things, the historical cost of the properties compared to the value realized by peers in recent comparable transactions for similar mineral property assets, an estimate of potential sales proceeds as compared to the carrying value of the property, and other similar factors which may indicate or question the potential economic value of an exploration property.

Resource exploration is a speculative business and involves a high degree of risk. There is no certainty that the expenditures made by Contact Gold in the exploration of its property interests will result in discoveries of commercial quantities of minerals. Exploration for mineral deposits involves risks which even a combination of professional evaluation and management experience may not eliminate. Significant expenditures are required to locate and estimate ore reserves, and further the development of a property.

Management's estimates of mineral prices, mineral resources, foreign exchange rates, production levels, operating capital requirements, and reclamation costs are subject to risk and uncertainties that may affect the determination of the recoverability of the long-lived asset.

Capital expenditures to bring a property to a commercial production stage are also significant. There is no assurance the Company has, or will have, commercially viable ore bodies. There is no assurance that management of the Company will be able to arrange sufficient financing to bring ore bodies into production.

It is possible that material changes could occur that may adversely affect management's estimates.

CONTACT GOLD CORP. Notes to the Consolidated Financial Statements for the years ended December 31, 2020, 2019 and 2018 (Expressed in Canadian dollars)

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

h. Financial instruments and fair value accounting

Financial assets and liabilities are recognized when the Company becomes a party to the contractual provisions of the instrument.  Financial assets are derecognized when the rights to receive cash flows from the assets have expired or have been transferred and the Company has transferred substantially all risks and rewards of ownership.

Financial assets and liabilities are offset, and the net amount reported in the consolidated balance sheets, when there is a legally enforceable right to offset the recognized amounts and there is an intention to settle on a net basis, or realize the asset and settle the liability simultaneously.

Financial instruments measured at fair value are classified into one of three levels in the fair value hierarchy according to the significance of the inputs used in making the measurement.

The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices (unadjusted) in active markets for identical assets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2 - Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability; and

Level 3 - Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

At initial recognition, Contact Gold classifies its financial instruments in the following categories depending on the purpose for which the instruments were acquired:

Held-for-trading financial assets and liabilities are recorded at fair value as determined by active market prices or valuation models, as appropriate.  Valuation models require the use of assumptions, which may include the expected life of the instrument, the expected volatility, dividend payouts, and interest rates. In determining these assumptions, management uses readily observable market inputs where available or, where not available, inputs generated by management.  Changes in fair value of held-for-trading financial instruments are recorded in gain or loss for the period.  The Company held no held-for-trading financial assets or liabilities as at December 31, 2020. The Embedded Derivatives, which were, until their redemption and extinguishment, classified as Level 3 financial liabilities at FVTPL, and valued together as one embedded derivative due to their interconnected nature and similar risk exposures. Certain inputs to the calculation of the value of the Embedded Derivatives used Level 2 and Level 3 inputs.

Available-for-sale financial assets are recorded at fair value as determined by active market prices. Unrealized gains and losses on available-for-sale investments are recognized in other comprehensive gain or loss. If a decline in fair value is deemed to be other than temporary, the unrealized loss is recognized in net loss (gain).  Investments in equity instruments that do not have an active quoted market price are measured at cost. As at December 31, 2020, the Company has classified certain of its financial assets in this category.

Loans and receivables are recorded initially at fair value, net of transaction costs incurred, and subsequently at amortized cost using the effective interest rate method.  Loans and receivables of Contact Gold are composed of 'Cash and Cash Equivalents' (Level 1); and 'Receivables' (Level 2), and are classified as current or non-current assets according to their nature.  The carrying value of the Company's loans and receivables as at December 31, 2020 approximate their fair value due to their short-term nature.

Other financial liabilities are recorded initially at fair value and subsequently at amortized cost using the effective interest rate method. Subsequently, these other financial liabilities are measured at amortized cost using the effective interest method with interest expense recognized on an effective yield basis. The effective interest method is a method of calculating the amortized cost of a financial liability and of allocating interest expenses over the corresponding period. The effective interest rate is the rate that exactly discounts estimated future cash payments over the expected life of the financial liability, or, where appropriate, a shorter period.  Other financial liabilities include payables and accrued liabilities (Level 2), and the Cobb Creek obligation (Level 3).  Other financial liabilities are classified as current liabilities if payment is due within 12 months. Otherwise, they are presented as non-current liabilities.  One USD 30,000 payment of the Cobb Creek obligation is due in November 2021 (Note 5(d)).

CONTACT GOLD CORP. Notes to the Consolidated Financial Statements for the years ended December 31, 2020, 2019 and 2018 (Expressed in Canadian dollars)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

i. Impairment of financial assets

At each reporting date, management assesses whether there is objective evidence that a financial asset is impaired. If such evidence exists, the Company recognizes an impairment loss, as follows:

(i) Available-for-sale financial assets: A significant or prolonged decline in the fair value of the security below its cost is evidence that the assets are impaired. The impairment loss is the difference between the original cost of the asset and its fair value at the measurement date, less any impairment losses previously recognized in the consolidated statements of loss and comprehensive loss. This amount represents the cumulative loss in accumulated other comprehensive loss that is reclassified to net loss.

(ii) Financial assets carried at amortized cost: The loss is the difference between the amortized cost of the loan or receivable and the present value of the estimated future cash flows, discounted using the instrument's original effective interest rate. The carrying amount of the asset is reduced by this amount either directly or indirectly through the use of an allowance account.

j. Reclamation and remediation costs

Contact Gold records provisions for reclamation and remediation based on the best estimate of costs for site closure and reclamation activities that the Company is required to undertake, and the liability is recognized at fair value at the time such environmental disturbance occurs.  The liability is accreted over time through periodic charges to the consolidated statements of loss and comprehensive loss.  In addition, the asset retirement cost is capitalized as part of the mineral property's carrying value and, upon commercial production, will be amortized over the life of the related mineral property.  The capitalized amount is depreciated on the same basis as the related asset.  Reclamation costs are periodically adjusted to reflect changes in the estimated present value resulting from the passage of time and revisions to the estimates of either the timing or amount of the reclamation costs. Significant judgments and estimates are involved in forming expectations of the amounts and timing of future closure and reclamation costs. Changes in reclamation estimates are reflected in earnings (loss) in the period an estimate is revised.  Estimated reclamation obligations are based on when spending for an existing disturbance is expected to occur.  The Company reviews, on an annual basis, unless otherwise deemed necessary, the reclamation obligation at each of its exploration properties in accordance with ASC guidance for asset retirement obligations.

Reflecting the level of disturbance as at December 31, 2020, the Company has accrued a provision for reclamation in the Consolidated Financial Statements (Notes 4(a), 4(b), 5).

k. Income taxes

The liability method of accounting for income taxes is used and is based on differences between the accounting and tax bases of assets and liabilities. Deferred tax assets ("DTA") and liabilities ("DTL") are recognized for temporary differences between the tax and accounting basis of assets and liabilities as well as for the benefit of losses available to be carried forward to future years for tax purposes using enacted income tax rates expected to be in effect for the period in which the differences are expected to reverse.  The amount of a DTA is evaluated and, if realization is not considered more likely than not, a valuation allowance is provided.

l. Uncertainty in income tax positions

The Company recognizes tax benefits from uncertain tax positions only if it is at least more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. Any tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon settlement with the taxing authorities. Related interest and penalties, if any, are recorded as tax expense in the tax provision.

m. Share-based compensation

The Company grants share-based awards as an element of compensation.  Share-based awards granted by the Company under the "Contact Gold Omnibus Stock and Incentive Plan" (the "Incentive Plan") can include stock options ("Options") to purchase a common share in the capital of the Company ("Contact Share"), restricted shares ("Restricted Shares"), deferred share units ("DSUs"), or restricted share units ("RSUs"; and together with DSUs, "Units").  Compensation expense for Options granted to employees and directors is determined based on estimated fair values of the Options at the time of grant using the Black-Scholes option pricing model, which takes into account, as of the grant date, the fair market value of the shares, expected volatility, expected hold period before exercise, expected dividend yield and the risk-free interest rate over the expected life of the Option. The determination of compensation expense also accounts for forfeitures related to service conditions by estimating the number of awards expected to be forfeited and adjusting the estimate when subsequent information indicates that the estimate is likely to change.

CONTACT GOLD CORP. Notes to the Consolidated Financial Statements for the years ended December 31, 2020, 2019 and 2018 (Expressed in Canadian dollars)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

m.    Share-based compensation (continued)

The compensation expense is recognized using the graded attribution method over the vesting period of the respective Options.  The expense relating to the fair value of Options is included as such on the consolidated statements of loss and comprehensive loss, or included within exploration and evaluation expenditures; and is credited to contributed surplus.  Compensation expense for Units and/or Restricted Shares granted to employees or directors is determined based on estimated fair values of the Units or Restricted Shares at the time of grant using quoted market prices or at the time the Units qualify for equity classification under ASC 718, Compensation-Stock Compensation ("ASC 718").  The cost is recognized using the graded attribution method over the vesting period of the respective Units. The expense relating to the fair value of the Units or Restricted Shares is included in expenses and is credited to other liabilities or contributed surplus based on the instrument's classification.  Withholding tax on share-based compensation is classified as a financing activity on the consolidated statement of cash flows.  Options and Units are settled in Contact Shares issued from treasury.

The assumptions used in these calculations are inherently uncertain. The resulting value calculated is not necessarily the value that the holder of the equity compensation could receive in an arm's length transaction, given that there is no market for the Options, and they are not transferable. Changes in these assumptions could materially affect the related fair value estimates.

n. Comprehensive Loss

In addition to the loss for a given period, comprehensive loss includes all changes in equity during a period, such as cumulative unrecognized changes in fair value of marketable equity securities classified as available-for-sale or other investments, and the translation of foreign subsidiaries to the Company's Canadian dollar presentation currency.

o. Loss per share

Loss per Common Share is calculated by deducting the dividends declared in the period (whether or not paid) from the loss for the period, and dividing the result by the weighted average number of Contact Shares outstanding during the period.  The Company follows the treasury stock method in the calculation of diluted loss per share. Under the treasury stock method, the weighted average number of Contact Shares outstanding used for the calculation of diluted loss per share assumes that the proceeds to be received on the exercise of dilutive Options, or share purchase warrants are used to repurchase Common Shares at the average market price during the period.

p. Accounting standards adopted

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments (ASU "2016-13"). ASU 2016-13 changed how companies account for credit losses for most financial assets and certain other instruments, generally resulting in earlier recognition of losses and impairments.  For trade receivables, loans and held-to-maturity debt securities, companies are required to estimate lifetime expected credit losses and recognize an allowance against the related instruments. For available-for-sale debt securities, companies are required to recognize an allowance for credit losses rather than reducing the carrying value of the asset.

In November 2018, the FASB issued ASU 2018-19, Codification Improvements to Topic 326, Financial Instruments - Credit Losses ("ASU 2016-13").  ASU 2016-13 introduced an expected credit loss methodology for the impairment of financial assets measured at the amortized cost basis.  That methodology replaced the probable, incurred loss model for those assets.  ASU 2018-19 is the final version of Proposed Accounting Standards Update 2018-270, which has been deleted. Additionally, the amendments clarify that receivables arising from operating leases are not within the scope of Subtopic 326-20.  Instead, impairment of receivables arising from operating leases should be accounted for in accordance with ASC 842.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement ("ASU 2018-13"). This update modifies the disclosure requirements for fair value measurements by removing, modifying or adding disclosures. ASU 2018-13 is effective for fiscal years beginning after December 15, 2019, and early adoption is permitted. Certain disclosures in the update are applied retrospectively, while others are applied prospectively. The Company is currently evaluating the potential impact of adopting this guidance on its financial statements.

These updates are effective for fiscal years beginning after December 15, 2019, and the Company noted no consequential impact upon adoption.

CONTACT GOLD CORP. Notes to the Consolidated Financial Statements for the years ended December 31, 2020, 2019 and 2018 (Expressed in Canadian dollars)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

q. Accounting policies not yet adopted

Simplifying the Accounting for Income Taxes

In December 2019, the FASB issued ASU 2019-12, Income Taxes - Simplifying the Accounting for Income Taxes ("Topic 740") which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application. ASU 2019-12 is effective for interim and annual periods beginning after December 15, 2020. The Company noted no impact the adoption of ASU 2019-12 on its consolidated financial statements.

Accounting for equity securities, equity method investments and certain derivatives

In January 2020, the FASB issued ASU No. 2020-01 ("ASU 2020-01"), Investments - Equity Securities (Topic 321), Investments - Equity Method and Joint Ventures (Topic 323), and Derivative and Hedging (Topic 815), which clarifies the interaction of rules for equity securities, the equity method of accounting, and forward contracts and purchase options on certain types of securities. The guidance clarifies how to account for the transition into and out of the equity method of accounting when considering observable transactions under the measurement alternative. ASU 2020-01 is effective for annual reporting periods beginning after December 15, 2020, including interim reporting periods within those annual periods, with early adoption permitted. The Company is currently evaluating the impact of the new guidance on its consolidated financial statements.

Leases (Topic 842): Codification Improvements

In March 2019, the FASB issued ASU No. 2019-01, "Leases (Topic 842): Codification Improvements" ("ASU 2019-01") which provides guidance on determining the fair value of the underlying asset by lessors that are not manufacturers or dealers and presenting sales-type and direct financing leases on the statement of cash flows. ASU 2019-01 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019 and early adoption is permitted. The Company is currently evaluating the impact of adopting this guidance.

3. PREPAIDS AND DEPOSITS

Prepaid expenses include $256,298 (December 31, 2019: $256,936) in Claims Maintenance fees.  Such fees to the BLM, cover the twelve-month period ranging from September 1 to August 31 of the subsequent year.  Fees paid to the respective Nevada counties cover the twelve-month period from November 1 to October 31 of the subsequent year. Fees paid pursuant to private property lease and other similar land use arrangements cover the 12-month period of their respective anniversaries (Note 14(b)).

During the year ended December 31, 2019, the Company established a surety bonding arrangement with a third-party (the "Surety Agent") whereby the Company's reclamation bonding obligations were replaced by deposits made by the Surety Agent.  A finance fee of $3,375 for the year ended December 31, 2020 (2019: $1,125) was charged on the balance of the amount advanced and deposited by the Surety Agent.  As at December 31, 2020, a total of $255,770 in bonding had been placed by the Surety Agent.

CONTACT GOLD CORP. Notes to the Consolidated Financial Statements for the years ended December 31, 2020, 2019 and 2018 (Expressed in Canadian dollars)

4. EXPLORATION PROPERTIES

On June 7, 2017, the Company closed the acquisition of a 100% interest in Clover, Nevada limited liability company holding a portfolio of gold properties located on Nevada's Carlin, Independence and Northern Nevada Rift gold trends (the "Contact Properties") in the State of Nevada (the "Clover Acquisition").  Consideration paid comprised Contact Shares (Note 7), Preferred Shares (Note 6) and a total of $7,000,000 in cash.  The DTL amount was determined by the application of Nevada net proceeds tax (the "NNPT", calculated at a rate of 5%) on the acquisition values of the Contact Properties, and is subject to change reflective of the carrying value of the properties from period to period and the impact thereon of changes to the rates of foreign exchange.

The Company has subsequently acquired additional mineral property claims contiguous to the original tenure ("Additions"), and either vended ("Disposals") or determined to abandon or impair certain properties.

	Pony Creek	Green Springs	Cobb Creek	South Carlin Projects	Portfolio properties	Total
	(a)	(b)	(c)	(d)	(e)
	$	$	$	$	$	$
December 31, 2018	29,425,698	-	312,474	4,439,555	7,169,591	41,347,318
Additions	-	466,857	-	-	-	466,857
Recovery from earn-in	-	-	(88,163)	-	-	(88,163)
Disposals & Abandonments	-	-	-	-	(1,381,434)	(1,381,434)
Foreign Exchange	(1,410,674)	(5,200)	(18,599)	(212,830)	(333,262)	(1,980,565)
December 31, 2019	28,015,024	461,657	205,712	4,226,725	5,454,895	38,364,013
Additions	60,766	147,880	-	-	-	208,646
Recovery from earn-in	-	-	(140,265)	-	(32,678)	(172,943)
Impairments	-	-	-	(3,374,163)	(3,588,700)	(6,962,863)
Foreign Exchange	(548,992)	(4,791)	(36,651)	(75,674)	(10,350)	(676,458)
December 31, 2020	27,526,798	604,746	28,796	776,888	1,823,167	30,760,395

With the exception of the Cobb Creek property (nil%), the Contact Properties each carry a net smelter returns ("NSR") royalty of between 2% and 4%, in favour of an affiliate of Waterton Nevada Splitter, LLC ("Waterton Nevada"), some of which include buy-down options.

Specific Contact Properties for which there were changes during the year:

a) Pony Creek

The Pony Creek project is located within the Pinion Range, in western Elko County, Nevada. There is a 3% NSR royalty on those claims that comprise Pony Creek acquired from Waterton Nevada.  The Company determined to allow a 1% buy-down option of this NSR to lapse on February 7, 2020, when such option expired.

Pony Creek also includes the claim packages formerly known as Lumps, Umps and East Bailey. There are NSR royalties of 2% and 3% NSR on certain of these acquired claims, up to 2% of which can be bought back for USD 1,000,000 per 1%, prior to September 2030. Advance royalty payments are also due annually; the amount paid in 2020 was USD 20,000.

An estimate for reclamation costs of $60,766 (2019: $nil) is included in the value of Pony Creek (Note 5).

b) Green Springs

Green Springs is located at the southern end of Nevada's Carlin Trend.  On July 23, 2019, Contact Gold and Clover entered into a purchase option agreement (the "Green Springs Option") with subsidiaries of Ely Gold Royalties Inc. ("Ely Gold"), whereby Clover shall have an option to purchase a 100% interest in the past-producing Green Springs gold property ("Green Springs").

Contact Gold issued 2,000,000 Contact Shares (valued at $400,000) and paid USD 25,000 ($32,855) in cash to Ely Gold to secure Green Springs. The Company also paid Ely Gold an additional USD 6,125 ($8,049) as reimbursement for Claims Maintenance fees relating to the initial period under option. The Company incurred $11,003 in direct expenditures to secure the Green Springs Option.  A DTL for the NNPT, and a foreign exchange adjustment were also recognized pursuant to the acquisition.  A payment of 362,941 Common Shares ($66,960) was made to Ely Gold on July 23, 2020 (Note 7), in satisfaction of the first anniversary payment obligation of USD 50,000.

CONTACT GOLD CORP. Notes to the Consolidated Financial Statements for the years ended December 31, 2020, 2019 and 2018 (Expressed in Canadian dollars)

4.  EXPLORATION PROPERTIES AND DEFERRED ACQUISITION COSTS (continued)

b) Green Springs (continued)

Total additional consideration to complete the acquisition of Green Springs, is as follows:

  USD 50,000 second anniversary
  USD 50,000 third anniversary
  USD 100,000 fourth anniversary

Anniversary payment amounts may be made in cash or in Contact Shares at Contact Gold's election, subject to regulatory and contractual minimum values of the Common Shares. Payment of all amounts can be accelerated and completed at any time. Certain claims within Green Springs are the subject of lease agreements with third-parties, one of which requires an annual USD 25,000 payment, whilst the other requires an annual payment in cash equal to the value of 20 ounces of gold. Existing royalties on certain mineral property claims that comprise Green Springs range from 3% to 4.5%, based on historical underlying agreements.

As estimate for reclamation costs of $80,920 (2019: $nil) is included in the value of Green Springs (Note 5).

c) Cobb Creek

Upon closing of the Clover Acquisition, the Company acquired a 49% interest in the Cobb Creek exploration property ("Cobb Creek") located in Elko County, Nevada.  The Company subsequently acquired the remaining 51% interest, and related historic data from the "Cobb Counterparty", in exchange for six annual payments of USD 30,000, the first of which was paid on closing of the agreement ($38,379). The discounted value of the annual payments at the time of the transaction was $114,329 (the "Cobb Creek obligation"). The total value of the Cobb Creek obligation was recognized as a financial liability at amortized cost, determined with an interest rate of 18.99%, in line with the effective interest rate determined for the Preferred Shares (Note 6).

By an agreement dated September 27, 2019, as amended (the "Cobb Creek Option"), Clover agreed to farm-out 100% of its interest in Cobb Creek to Fremont Gold Ltd. and its U.S. subsidiary (together, "Fremont").  Pursuant to the Cobb Creek Option, and for so long as it remains in good standing, the Company has assigned its agreement with the Cobb Counterparty, and all associated obligations to Fremont. Upon completion of the farm-out, Fremont will award to Clover a 2.0% NSR on Cobb Creek. Initial consideration included (i) 750,000 common shares of Fremont ("Fremont Shares") ($41,250), (ii) reimbursement of USD 6,000 ($7,949) for a portion of the prior year payment to the Cobb Counterparty, and (iii) reimbursement for the November 2019 payment to the Cobb Counterparty of USD 30,000 ($38,964).  Fremont also reimbursed the Company USD 29,569 ($38,407) in 2019 for certain claims-related holding costs, the amount of which was applied against prepaid Claims Maintenance fees (Note 3). In satisfaction of the first anniversary payment obligation under the Cobb Creek Option, Fremont issued 750,000 Fremont Shares to the Company on September 25, 2020 (USD 50,388 ($67,500)).

Pursuant to an amendment to the Cobb Creek Option, Contact Gold agreed to defer payment to December 31, 2020, and reduce the amount payable by Fremont from USD 30,000 to USD 15,000 in exchange for 500,000 additional Fremont Shares ($45,000).

In order to continue to keep the Cobb Creek Option in good standing, and to complete the acquisition of Cobb Creek, Fremont must keep all claims in good standing, make the annual payments to the Cobb Counterparty, and remit the following remaining consideration to the Company:

  Anniversary 2 (Year 3) USD 20,000
  Anniversary 3 (Year 4) USD 20,000
  Anniversary 4 (Year 5) USD 25,000
  Anniversary 5 (Year 6) USD 35,000
  Anniversary 6 (Year 7) USD 45,000
  Anniversary 7 (Year 8) USD 55,000
  Anniversary 8 (Year 9) USD 65,000
  Anniversary 9 (Year 10) USD 75,000

The value of the Fremont Shares received and cash amounts received from Fremont, including payments by Fremont to the Cobb Counterparty, have been applied against the carrying value of Cobb Creek.

The remaining Cobb Creek obligation is recorded to the consolidated balance sheets as a current ($32,733) and non-current amount ($27,509) as at December 31, 2020 ($33,376 and $51,622, respectively as at December 31, 2019).  Accretion expense of $15,927, and a foreign exchange gain of $2,487 have been recorded within other comprehensive loss for the year ended December 31, 2020 ($19,552 and $13,860, respectively, for the year ended December 31, 2019). The net fair value loss (gain) on the Fremont Shares of $18,750 (2019: Gain of $15,000) is recognized in other comprehensive loss.

CONTACT GOLD CORP. Notes to the Consolidated Financial Statements for the years ended December 31, 2020, 2019 and 2018 (Expressed in Canadian dollars)

4.  EXPLORATION PROPERTIES AND DEFERRED ACQUISITION COSTS (continued)

d) South Carlin Projects

The North Star property is located approximately eight kilometres north of the northern-most point of Pony Creek, in western Elko County, Nevada. An affiliate of Waterton Nevada holds a 3% NSR on the North Star property.

The Dixie Flats property sits immediately to the north of the North Star property.  There is a 2% NSR on the Dixie Flats property payable to an affiliate of Waterton Nevada. The Company determined to allow a 1% buy-down option of this NSR to lapse on February 7, 2020, when such option expired.

Subsequent to year end, the Company agreed to farm-out 100% of its interest in the North Star property and the Dixie Flats property (the "Carlin and Woodruff Agreement", Note 14(b)).  Pursuant to the Company's assessment of the value of the South Carlin Projects, as implied by the Carlin and Woodruff Agreement, the Company determined to write-down the value of North Star by $616,475 to $nil, and Dixie Flats by $2,757,688 to $776,888, with of a tax recovery of $175,965.

e) Portfolio properties

Balances presented as Portfolio properties include the remaining Contact Properties.  Those specific properties for which there was a change are summarized below:

Wilson Peak

With effect of November 20, 2020, the Company and a third-party entered into a lease agreement (the "Wilson Peak Option") relating to four of the Wilson Peak exploration property claims ("North Wilson").  Pursuant to the Wilson Peak Option, the Company received an initial payment of USD 25,000 ($32,678), with a second payment of USD 25,000 due on the first anniversary of the agreement.  The third-party is responsible to make Claims Maintenance fees relating to North Wilson, and upon payment of the first anniversary payment will acquire North Wilson from the Company outright.  There is an NSR of 3% payable to an affiliate of Waterton Nevada, with the ability to buy-down 1% on two of the North Wilson claims.

Pursuant to an assessment of the recoverable value of North Wilson, the Company has recognized a write-down to the value of Wilson Peak of $412,308, with a tax recovery of $21,167.

Woodruff

During the year ended December 31, 2018, and further to a determination to abandon the Woodruff mineral claims, the Company wrote-down the carrying value of Woodruff by $85,176 to $nil.  Prior to abandonment, however, the Company entered into a lease agreement with an option to purchase Woodruff with an arm's length party dated April 1, 2019.  The third-party operating Woodruff paid the Company $1,851 (USD 1,395) and paid the annual Claim Maintenance fees for the period September 1, 2019 through August 31, 2020. On March 31, 2020, the lease agreement was terminated by the lessor.  The Company determined to renew the claims in September 2020, with such cost (USD 1,028 ($1,308)) charged to the consolidated statements of loss and comprehensive loss.

Subsequent to year end, as part of the Carlin and Woodruff Agreement, the Company agreed to farm-out 100% of its interest in the Woodruff property to a third-party (Note 14(c)).

Hot Creek, Rock Creek, and Sno

As a consequence of the write-down recognised on the value of Wilson Peak the Company determined to write-down the values of the Hot Creek, Rock Creek and Sno properties as a reflection of the relatively comparable stage to which these properties have been advanced.  The Company has estimated the impairment amount as a reflection of the relative write-down recognised on Wilson Peak.  The aggregate amount written-down to the value of these three properties is $3,176,392, with a tax recovery of $163,066.

Dry Hills and Rock Horse

During the year ended December 31, 2019, the Company determined to abandon those mineral claims that comprise the Dry Hills, and Rock Horse properties; accordingly, the carrying value of these properties was written down by $1,381,434 to $nil, with a tax recovery of $69,072 recognized to the statement of loss and comprehensive loss.

Santa Renia and Golden Cloud

By an agreement dated November 5, 2018, the Company sold Golden Cloud and Santa Renia to Waterton Nevada in exchange for aggregate cash consideration of $560,951 (Note 10).  The Company recognized a $1,962,061 loss on the transaction in the year ended December 31, 2018. Waterton Nevada reimbursed the Company for $79,008 (USD 60,975) in Claims Maintenance fees relating in aggregate to the two properties (the "GC&SR Disposal").

CONTACT GOLD CORP. Notes to the Consolidated Financial Statements for the years ended December 31, 2020, 2019 and 2018 (Expressed in Canadian dollars)

  4.  EXPLORATION PROPERTIES AND DEFERRED ACQUISITION COSTS (continued)

Exploration and evaluation expenditures expensed to the consolidated statements of loss and comprehensive loss

Exploration and evaluation expenditures incurred by Contact Gold, including ongoing amortization of prepaid Claims Maintenance fees (Note 3), have been cumulatively expensed in the consolidated statements of loss and comprehensive loss.

Details of exploration and evaluation activities, and related expenditures incurred are as follows:

	Year ended December 31,
	2020	2019	2018
Drilling, assaying & geochemistry	$1,889,780	$1,001,301	$1,903,760
Amortization of Claims Maintenance fees	510,622	548,134	757,652
Wages and salaries, including share-based compensation	498,254	790,109	635,475
Geological contractors/consultants & related crew care costs	340,352	602,938	987,192
Permitting and environmental monitoring	26,770	60,084	163,300
Property evaluation and data review	-	36,116	-
Expenditures for the period	$3,265,778	$3,038,682	$4,447,379
Cumulative balance	$15,014,534	$11,748,756	$8,710,074

Wages and salaries through December 31, 2020, include share-based compensation of $62,873 (2019: $152,962; and 2018: $177,653) (Note 7(d)).  An amount of $12,387 (2019: $12,422; and 2018: $8,514) in amortization expense arising from the use of fixed assets at Pony Creek and Green Springs has been included in the amount reported as geological contractors/consultants & related crew care costs.

Details of exploration and evaluation expenditures incurred and expensed by Contact Gold on specific Contact Properties (including non-cash amortization of Claims Maintenance fees) are as follows:

	Year ended December 31,
	2020	2019	2018
Pony Creek	$484,698	$2,221,756	$3,854,801
Green Springs	2,602,535	505,328	-
Cobb Creek	1,367	45,020	149,841
South Carlin Projects	125,173	68,623	113,656
Portfolio properties	52,005	161,839	329,081
Property evaluation and data review	-	36,116	-
Expenditures for the period	$3,265,778	$3,038,682	$4,447,379
Cumulative balance	$15,014,534	$11,748,756	$8,710,074

5. PAYABLES AND ACCRUED LIABILITIES

	December 31, 2020	December 31, 2019
Payables	$125,248	$185,416
Accrued liabilities	254,517	282,642
	$379,765	$468,058

Payables and accrued liabilities are non-interest bearing.  The Company's normal practice is to settle payables within 30-days, or as credit arrangements will allow (Note 9).

During the year ended December 31, 2020, the Company recognised a reclamation obligation of $141,686 relating to disturbance at the Pony Creek and Green Springs (year ended December 31, 2019: $nil).  The balance has been included as a non-current obligation reflective of the estimated future timing of any related reclamation and remediation activities.

CONTACT GOLD CORP. Notes to the Consolidated Financial Statements for the years ended December 31, 2020, 2019 and 2018 (Expressed in Canadian dollars)

6. REDEEMABLE PREFERRED STOCK

On June 7, 2017, as partial consideration for the Clover Acquisition, the Company issued 11,111,111 non-voting preferred shares (the "Preferred Shares") with an aggregate face value denominated in USD of 11,100,000 (the "Face Value") ($15,000,000, converted using the Bank of Canada indicative exchange rate on the date prior to issuance of USD 0.74) to Waterton Nevada. The Preferred Shares had a five-year term from the date of issuance (the "Maturity Date") and carried a cumulative cash dividend accruing at 7.5% per annum (the "Dividend"; the Face Value, and the sum of the accrued Dividend amount together being the "Redemption Amount").

As a contract to buy non-financial assets (the Contact Properties) that is ultimately settled in either cash or Contact Shares, and as a reflection of the potential modification and variability of the cash flows from different elements of the Preferred Shares, the Company bifurcated value of the Preferred Shares in two components: (i) a "host" instrument, and (ii) the value of certain rights, privileges, restrictions and conditions attached to the Preferred Shares (the "Pref Share Rights") each, respectively determined to be an embedded derivative (together, the "Embedded Derivatives").  Industry standard methodology was used to determine the fair value of the host and the Embedded Derivatives, utilizing a set of coupled partial differential Black-Scholes equations solved numerically using finite-difference methods.  The fair value of the Preferred Shares was determined to be $14,987,020 (approximately equal to the Face Value ) at issuance.

Pursuant to (i) having satisfied the terms of a binding letter of intent (the "LOI") entered into with Waterton, and (ii) closing a private placement financing with Waterton Nevada (the "Redemption Placement") (Note 7(b)(ii)), the Company redeemed all of the issued and outstanding Preferred Shares on September 29, 2020 (the "Redemption").

The Redemption was completed as follows:

i) Contact Gold made a cash payment of $5,000,000 from the proceeds of the 2020 Offering (Note 7(b)(i)) to redeem USD 3,737,479 of the Preferred Shares (the "Cash Payment");

ii) Waterton Nevada purchased a total of 69,412,978 Contact Shares pursuant to the Redemption Placement at a deemed price per share of $0.195 for aggregate gross proceeds of $13,535,531; and

iii) Contact Gold used the proceeds of the Redemption Placement to redeem all of the remaining outstanding Preferred Shares.

Preferred Shares (host)

The host instrument was initially recorded at fair value of USD 6,033,480 ($8,140,371), and determined to be a Level 3 financial instrument, categorized as "Other financial liabilities".  Using the effective interest rate method, at a rate of 18.99%, the Preferred Shares, including the aggregate Dividend amount for the term to the Maturity Date, were carried at amortized cost each period end, with an accretion expense recorded to the consolidated statements of loss and comprehensive loss. Recognition of the host at amortized cost reflected the i) fixed rate Dividend, and ii) mandatory redemption feature of the instrument, both of which were payable in cash on the Maturity Date.

A summary of changes to the value of the Preferred Shares host instrument, including the impacts from changes to the foreign exchange rate, and the Redemption is set out below:

January 1, 2018	$8,419,705
Accretion	1,842,900
Foreign exchange	741,314
December 31, 2018	$11,003,919
Accretion	2,218,595
Foreign exchange	(610,407)
December 31, 2019	$12,612,107
Accretion	1,956,008
Foreign exchange	362,186
Redemption on September 28, 2020	(18,535,531)
Loss on Redemption	3,605,230
December 31, 2020	$-

At Redemption, the cumulative amount of the accrued Dividend reflected in the accretion expense was $3,685,951.

CONTACT GOLD CORP. Notes to the Consolidated Financial Statements for the years ended December 31, 2020, 2019 and 2018 (Expressed in Canadian dollars)

6.    REDEEMABLE PREFERRED STOCK (continued)

Pref Share Embedded Derivatives

The Embedded Derivatives included a "Conversion Option" and a "Change of Control Redemption Option", held by Waterton Nevada, and an "Early Redemption Option", of which Contact Gold had control.

The Embedded Derivatives were classified as liabilities, and each were interconnected and related to similar risk exposures, namely: (i) Contact Gold's interest rate risk (changes in the Company's credit spread change the economic value of the redemption), and (ii) the Company's foreign exchange rate risk exposure (as the foreign exchange rate, and the price of the Contact Shares and volatility thereof, impact the effective conversion price and number of Contact Shares issuable on conversion).  Accordingly, the Embedded Derivatives were valued together as one compound instrument. The estimated fair value of the Embedded Derivatives at issuance was USD 5,066,520 ($6,846,649).

In addition to certain observable inputs, the valuation technique used significant unobservable inputs such that the fair value measurement was classified as Level 3.  Significant inputs into the determination of fair value included (i) the share price of the Contact Shares, (ii) historical volatility, (iii) rates from the USD-$ foreign exchange forward curve, and (iv) the USD risk-free rate curve and the $ risk-free rate curve.  The Company also concluded on probability weightings for the potential exercise and timing thereof of the (i) Change of Control Redemption Option , and (ii) Early Redemption Option , in the calculation each period.

The fair value of the Embedded Derivatives immediately prior to the Redemption was determined to be $-nil reflecting in particular the elimination of any optionality for any potential exercise of the Conversion Option or Change of Control Redemption Option, and the certainty of exercise of the Early Redemption Option at a price equal to that of the Contact Shares issuable in the 2020 Prospectus.

A summary of changes to the value of the Embedded Derivatives is set out below:

January 1, 2018	$1,047,042
Change in fair value	(461,261)
December 31, 2018	$585,781
Change in fair value	48,636
December 31, 2019	$634,417
Extinguishment of Embedded Derivative upon Redemption	(634,417)
December 31, 2020	$-

7. SHARE CAPITAL AND CONTRIBUTED SURPLUS

  a) Authorized

The Company's authorized share capital consists of:

(i) up to 500,000,000 Contact Shares with a par value of USD 0.001, voting and participating; and

(ii) up to 15,000,000 Class A non-voting Preferred Shares (Note 6).

b)  Issued and outstanding common shares

Changes in issued common share capital during the year ended December 31, 2020:

(i) 2020 Prospectus Offering:  On September 29, 2020, pursuant to a prospectus supplement to a short form base prospectus filed with the securities regulatory authorities in each of the provinces and territories of Canada, except Québec (the "Commissions"), and an offering statement filed on Form 1-A, which includes an offering circular, pursuant to Regulation A under the Unites States' Securities Act of 1933, as amended (the "Securities Act"), filed with the SEC, the Company closed an offering of 73,870,000 "Prospectus Units" at a price of $0.20 per Prospectus Unit for gross proceeds of $14,774,000 (the "2020 Prospectus Offering").  Each Prospectus Unit consists of one Contact Share and one-half of one Contact Share purchase warrant (each whole warrant, a "Prospectus Warrant"), with each Prospectus Warrant entitling the holder thereof to acquire one Contact Share at an exercise price of $0.27 until September 29, 2022. The value ascribed to the Prospectus Warrants of $1,720,799 is reflected as a component of contributed surplus (Note 7(d)).

Share issue costs of $1,839,934 associated with the 2020 Prospectus Offering were recognized in the period.  Share issue costs includes an amount of $1,030,109 in fees paid in cash to the underwriters of the 2020 Prospectus Offering, including $179,084 in expenditures incurred directly by the underwriters that were also net settled on closing of the 2020 Prospectus Offering.

CONTACT GOLD CORP. Notes to the Consolidated Financial Statements for the years ended December 31, 2020, 2019 and 2018 (Expressed in Canadian dollars)

7.    SHARE CAPITAL AND CONTRIBUTED SURPLUS (continued)

b)  Issued and outstanding common shares (continued)

Changes in issued common share capital during the year ended December 31, 2020 (continued):

(i) 2020 Prospectus Offering (continued): The Company issued 4,255,125 broker warrants ("Broker Warrants") as partial consideration for services associated with the 2020 Prospectus Offering. Each Broker Warrant entitles the holder thereof to acquire one Contact Share at a price of $0.27 until September 29, 2022 (Note 7)(d).  An amount of $198,246 representing the value of the Broker Warrants has been recognized as share issue costs on the statement of equity.

(ii) Redemption Placement: Concurrent with closing the 2020 Prospectus Offering, and pursuant to having satisfied the terms of the LOI, Waterton Nevada purchased a total of 69,412,978 Contact Shares in a private placement offering at a deemed price per Contact Share of $0.195, for aggregate gross proceeds of $13,535,531 (Note 6).  Share issue costs of $71,733 associated with the Redemption Placement were recognized in equity in the period.

(iii) Warrant Exercise: On August 17, 2020, 140,000 Warrants were exercised for $21,000, and the Company issued 140,000 Contact Shares (Note 7)(d).

(iv) Green Springs Option: On July 23, 2020, the Company issued 362,941 Contact Shares in satisfaction of its first-anniversary payment obligation due pursuant to the Green Springs Option.  The value of the Contact Shares has been recognized in equity with a commensurate increase of $66,960 to the value of Green Springs (Note 4(b)).

(v) 2020 Private Placement: On May 22, 2020, the Company closed the third and final tranche of a non-brokered private placement, issuing in aggregate 12,500,000 "PP Units" at a price of $0.10 per PP Unit (the "2020 Private Placement"), each such PP Unit is comprised of one Contact Share and one share purchase warrant (a "PP Warrant") entitling the holder to purchase an additional Contact Share at a price of $0.15 per share for a period of 24 months from the issuance date of each PP Warrant.  In the event that at any time between four months and one day following the closing date and the Expiry Date, the Contact Shares trade on the TSXV at a closing price which is equal to or greater than $0.30 for a period of ten consecutive trading days, the Company may accelerate the expiry date of the PP Warrants by giving notice to the holders thereof and in such case the PP Warrants will expire on the 30th day after the date such notice is provided.

Gross proceeds of $1,250,000 were raised in the 2020 Private Placement; a total of $84,117 in related share issue costs have been recorded to equity.  The value ascribed to the Warrants of $667,106 is reflected as a component of contributed surplus in the year-ended December 31, 2020 (Note (7)(d)).

Changes in issued common share capital during the year ended December 31, 2019:

(vi) 2019 Private Placement: On March 14, 2019, the Company closed a non-brokered private placement of 9,827,589 Contact Shares (the "2019 Private Placement") at a price of $0.29 per Contact Share (the "Initial Price") for proceeds of $2,850,001. Each Contact Share was accompanied by one right (a "Right") which, subject to the rules and limitations of the TSXV, was automatically convertible to a certain number of additional Contact Shares without payment of additional consideration, upon the earlier of:

(a) the closing of a public offering registered or qualified under the Unites States' Securities Act of 1933, as amended (the "Securities Act") (a "Qualified Offering");

(b) a Change of Control of Contact Gold; or

(c) one year following the closing date of the 2019 Private Placement ("Time Deadline").

(together, (a), (b), (c), the "Conversion Scenarios").

In each instance a participant in the 2019 Private Placement would receive that number of additional Contact Shares such that the average price per Contact Share issued in aggregate, was effectively discounted from the Initial Price (the "Placement Price"), determined as follows:

(i) if the offering price of common stock sold in a Qualified Offering was greater than the Initial Price, the number of additional Contact Shares would be that which provides a 5% discount to that Initial Price; or

(ii) if the offering price of Contact Shares sold in a Qualified Offering was equal to or less than the Initial Price, the number of additional Contact Shares would be that which provides a 10% discount to that Qualified Offering Price; or

(iii) in the event of a Change of Control, the number of additional Contact Shares would be that which provides a 5% discount to that Initial Price; or

(iv) in the event of conversion at the Time Deadline, the number of additional Contact Shares would be that which provides the maximum allowable discount prescribed pursuant to the rules of the TSXV.

CONTACT GOLD CORP. Notes to the Consolidated Financial Statements for the years ended December 31, 2020, 2019 and 2018 (Expressed in Canadian dollars)

7.  SHARE CAPITAL AND CONTRIBUTED SURPLUS (continued)

b)  Issued and outstanding common shares (continued)

Changes in issued common share capital during the year ended December 31, 2019 (continued):

The Company accounted for the Rights as a derivative instrument classified as a Level 3-type current financial liability carried at fair value through profit or loss, and furthermore, because the Rights were not separable legally or practically from each other, they were treated as one instrument.

Recognition of the Rights considered the total consideration received by the Company in the 2019 Private Placement.  The Company used the residual method to allocate the value of proceeds received between the Rights and the Contact Shares.  The Rights were measured and recognized at their initial fair value, less directly attributable transaction costs, and the residual was allocated to those Contact Shares issued on initial closing.

The total estimated fair value of the Rights at issuance was $370,232, and the initial value of the Contact Shares recognized on the consolidated statement of equity was, accordingly $2,479,769. In determining the fair value of the Rights, it was necessary for the Company to make certain judgments relating to the probability and timing of the occurrence of each of the Conversion Scenarios. It was also necessary for the Company to make certain assumptions to derive the effective interest rate used in calculating the Company's credit spread, as well as assumptions relating to share price volatility.

The valuation was undertaken using certain observable and unobservable inputs in multiple Monte Carlo simulations. Significant inputs into the determination of fair value on the date of issuance included the following: (i) the price of the Contact Shares on the TSXV, (ii) the annualized historical volatility of the price of the Contact Shares on the TSXV (range: 85.8% - 92.3%), (iii) risk-free rates, and (iv) probability weightings for the likelihood and potential timing of each of the respective Conversion Scenarios determined by management, as well as expectations relating to the discount to be expected in a Qualified Offering.

The Company based its judgments and assumptions on parameters relevant to the initial closing date for the Private Placement on March 14, 2019. There is significant complexity to the interplay and impact of these various inputs and the quantum resultant from these relationships.  The nature of these judgments and assumptions, and the factors management considered in determining the resultant calculation, are inherently uncertain and subject to change from period to period.

A total of $40,923 in associated share issue costs were recognized in equity, of which $21,750 in finders' fees were net settled on closing of the 2019 Private Placement.

(vii) 2019 Prospectus Offering:  On May 22, 2019, pursuant to a prospectus supplement to a short-form base prospectus filed with the Commissions, and an offering statement filed on Form 1-A, which includes an offering circular, pursuant to Regulation A under the Securities Act, filed with the SEC, the Company closed an offering of 20,000,000 Contact Shares at a price of $0.20 per Contact Share (the "2019 Prospectus Offering").  Share issue costs of $1,327,412 associated with the Prospectus Offering, $313,220 of which had been recognized as deferred on the consolidated statement of financial position at December 31, 2018, were recorded to equity in the year ended December 31, 2019.  Share issue costs also includes an amount of $530,723 in fees paid to the underwriters of the 2019 Prospectus Offering, including certain expenditures incurred by the underwriters that were net settled on closing of the 2019 Prospectus Offering.

(viii) Conversion of Rights: Pursuant to having closed the Prospectus Offering at an issue price lower than the Placement Price, the 2019 Private Placement "Qualified Offering" criterion was met, and on May 22, 2019 an additional 2,047,398 Contact Shares were issued on conversion of the Rights.

An additional $6,004 in share issue costs associated with the conversion of the Rights were consequently recognized in equity.  All securities offered pursuant to the conversion of the Rights are restricted securities under Rule 144 under the Securities Act.

A summary of changes to the value of the Rights is set out below:

Fair value as at March 14, 2019	$370,232
Change in fair value	39,248
Fair value as at May 22, 2019	$409,480

Upon conversion of the Rights and issuance of the additional Contact Shares, $409,480 was recognized to equity, with an adjustment to the statement of loss and comprehensive loss for the $39,248 change in fair value.

CONTACT GOLD CORP. Notes to the Consolidated Financial Statements for the years ended December 31, 2020, 2019 and 2018 (Expressed in Canadian dollars)

7.  SHARE CAPITAL AND CONTRIBUTED SURPLUS (continued)

b)  Issued and outstanding common shares (continued)

Changes in issued common share capital during the year ended December 31, 2019 (continued):

(ix) Green Springs Option: Pursuant to acquiring the Green Springs Option, the Company issued 2,000,000 Contact Shares on July 23, 2019 to Ely Gold (Note 4(c)).

Changes in issued common share capital during the year ended December 31, 2018:

(x) East Bailey Acquisition: On February 5, 2018, the Company issued 250,000 Contact Shares with a value of $112,500 as partial consideration for the acquisition of the East Bailey property, now part of the Pony Creek property (Note 4(a)).

c)  Escrowed Contact Shares and other restrictions and obligations

As at December 31, 2020, there were no Contact Shares held in escrow (December 31, 2019: 3,511,538).

So long as Waterton Nevada holds at least 15% of the issued and outstanding Contact Shares it has the right to maintain its pro rata interest in the Company in subsequent financings.  Waterton Nevada also holds certain registration rights as it relates to offerings of Contact Shares.

d)  Warrants

Warrant transactions and the number of warrants outstanding are summarized as follows:

	Number of Warrants	Weighted Average Exercise Price
	#	C$
Outstanding as at December 31, 2019	-	-
PP Warrants	12,500,000	0.15
Prospectus Warrants	36,935,000	0.27
Broker Warrants	4,255,125	0.27
Exercised	(140,000)	0.15
Outstanding as at December 31, 2020	53,550,125	0.24

The remaining contractual life of Warrants outstanding as at December 31, 2020 is 1.65 years. An amount of $7,476 has been recognized to share capital pursuant to the exercise of 140,000 PP Warrants during the year ended December 31, 2020.

The fair value of each Warrant issued was determined using the Black Scholes valuation model; the significant inputs into the model were:

	PP Warrants	Prospectus Warrants	Broker Warrants
Share price	$0.145	0.185	0.185
Exercise price	$0.15	0.27	0.27
Volatility(1)	67%	67%	67%
Annual risk-free interest rate	0.32%	0.24%	0.24%
Fair value per Warrant	$0.05	$0.05	$0.05
Total value of issued Warrants	$667,106	$1,720,799	$198,246

(1) Volatility determined with reference to the Company's historical data matching the period of the Warrant's expected life and adjusted to better align with that which was recognized in determining the original value of the host instrument of the Preferred Shares.

CONTACT GOLD CORP. Notes to the Consolidated Financial Statements for the years ended December 31, 2020, 2019 and 2018 (Expressed in Canadian dollars)

7.  SHARE CAPITAL AND CONTRIBUTED SURPLUS (continued)

e) Equity remuneration

Pursuant to the "Contact Gold Omnibus Stock and Incentive Plan" (the "Incentive Plan"), the "Contact Gold Restricted Share Unit Plan", and the "Contact Gold Deferred Share Unit Plan", the Company has established equity remuneration plans, that contemplate the award of Options, Restricted Shares, DSUs, and RSUs, all in compliance with the TSXV's policy for granting such awards.

Share-based compensation expense for the year ended December 31, 2020, including an allocation of $31,945 relating to previously awarded Restricted Shares, was $266,774 (December 31, 2019: $817,792; and December 31, 2018: $1,202,235).  An additional amount of stock-based compensation expense of $62,873 was recognized in exploration and evaluation expenditures for the year ended December 31, 2020 (December 31, 2019: $152,962; and December 31, 2018: $177,653) (Note 5).  An expense of $186,250 was charged to wages and salaries relating to the award of DSUs during the year ended December 31, 2020 (December 31, 2019: $80,000; and December 31,  2018: $nil).

        i) Options

Under the Incentive Plan, the maximum number of Contact Shares reserved for issuance may not exceed 16,500,000 Contact Shares together with any other security-based compensation arrangements, and further subject to certain maximums to individual optionees on a yearly basis. The exercise price of each Option shall not be less than the market price of the Contact Shares at the date of grant.  All Options granted to date have a five-year expiry from the date of grant. Vesting terms of Options is determined by the Board at the time of grant. As at December 31, 2020, 3,756,666 Options have vested (December 31, 2019: 1,691,666).

Subject to discretion of the Board and normal course regulatory approvals, Contact Shares are issued from treasury in settlement of Options exercised; otherwise the value of such Contact Shares may be payable in cash

A summary of the changes in Options is presented below:

	Number of Options	Weighted Average Exercise Price $
Outstanding as at December 31, 2017	3,583,000	0.97
Granted	4,615,000	0.39
Outstanding as at December 31, 2018	8,198,000	0.64
Granted	1,670,000	0.275
Forfeited or cancelled	(3,473,000)	0.96
Outstanding as at December 31, 2019	6,395,000	0.37
Granted	5,237,500	0.15
Forfeited or cancelled	(100,000)	0.415
Outstanding as at December 31, 2020	11,532,500	0.27

The Company has awarded Options to directors, officers and other personnel as follows:

Grant Date	Number of Options	Exercise Price	Vesting
September 11, 2017	150,000	$ 0.75	vesting in thirds over a period of three years
November 24, 2017	200,000	$ 0.58	vesting in thirds over a period of three years
March 27, 2018	3,975,000	$ 0.39	vesting in thirds over a period of three years
April 17, 2018	150,000	$ 0.415	vesting in thirds over a period of three years
May 28, 2018	150,000	$ 0.295	vesting in thirds over a period of three years
April 3, 2019	1,670,000	$ 0.275	vesting in thirds over a period of three years
January 16, 2020	2,125,000	$ 0.19	vesting in thirds over a period of three years
December 23, 2020	3,112,500	$ 0.12	vesting in thirds over a period of three years

CONTACT GOLD CORP. Notes to the Consolidated Financial Statements for the years ended December 31, 2020, 2019 and 2018 (Expressed in Canadian dollars)

7.    SHARE CAPITAL AND CONTRIBUTED SURPLUS (continued)

e)    Equity remuneration (continued)

        i) Options (continued)

Certain Options were forfeited since their respective original grant dates:

Original grant date	Number of Options forfeited	Forfeiture date	Reversal of previously expensed amount
April 17, 2018	100,000	June 10, 2020	$ 21,245
April 17, 2018	80,000	March 15, 2019	$ 10,067
March 27, 2018	10,000	July 15, 2019	$ 10,067
March 27, 2018	150,000	April 17, 2018	$ 1,520

On July 8, 2019, the Company and certain officers and directors of the Company agreed to cancel an aggregate of 3,233,000 Options originally awarded on June 13, 2017.  An associated amount of $215,499 was recognized as an expense.

For the purposes of estimating the fair value of Options using Black-Scholes, certain assumptions are made such as expected dividend yield, volatility of the market price of the Company's common shares, risk-free interest rates and expected average life of the Options. Contact Gold bases its expectation of volatility on the volatility of similar publicly-listed companies, as the expected life of the Company's Options exceeds the Company's trading history.

The weighted average fair value of Options granted during the year ended December 31, 2020, determined using Black-Scholes was $0.08 (weighted average fair value to date: $0.15) per Option. The remaining average contractual life of Options outstanding is 3.45 years.

For the purposes of estimating the fair value of Options awarded in 2020, using the Black-Scholes model, certain assumptions are made such as the expected dividend yield (0%), risk-free interest rates (range between 0.43% and 2.14%), and expected average life of the options (5 years). As the expected life of Contact Gold's Options exceeded the length of time over which the Contact Shares have traded, average rates of volatility of 64%-132% were used, reflecting those of a group of similar publicly-listed companies in determining an expectation of volatility of the market price of the Contact Shares. A 0% forfeiture rate was applied to the Option expense.

        ii) Deferred Share Units

DSUs granted under the Contact Gold Deferred Share Unit Plan to Directors of the Company, have no expiration date and are redeemable upon termination of service.  Transactions relating to DSUs are summarised below:

Outstanding as at December 31, 2018	-
Granted	402,263
Exercised	-
Outstanding as at December 31, 2019	402,263
Granted	1,027,231
Exercised	-
Outstanding as at December 31, 2020	1,429,494

During the year ended December 31, 2020, an amount of $186,250 was recognized to the value of share capital relating to the award of these DSUs (December 31, 2019: $80,000).

CONTACT GOLD CORP. Notes to the Consolidated Financial Statements for the years ended December 31, 2020, 2019 and 2018 (Expressed in Canadian dollars)

7.    SHARE CAPITAL AND CONTRIBUTED SURPLUS (continued)

e)    Equity remuneration (continued)

iii) Restricted Shares

Restricted Shares granted under the Incentive Plan to an officer of the Company vested in thirds at the end of each year from the date of grant.  The Restricted Shares were deemed to have a fair value of $1.00 per Restricted Share on the date of grant, with reference to the price at which the Company issued the Contact Shares prior to listing on the TSXV.

Transactions relating to Restricted Shares are summarised below:

Number of Restricted Shares
Outstanding at December 31, 2017	100,000
Granted	-
Vested	33,333
Outstanding at December 31, 2018	66,667
Granted	-
Vested	33,333
Outstanding at December 31, 2019	33,334
Granted	-
Vested	33,334
Outstanding at December 31, 2020	-

The Restricted Shares are issued from treasury with vesting conditions, as determined by the Board, on grant date. The fair value of the Restricted Shares is charged to contributed surplus and is expensed to the consolidated statements of loss (gain) and comprehensive loss over the vesting period.  An amount of $31,945 was charged to the consolidated statement of loss and comprehensive loss as a component of exploration and evaluation during the year ended December 31, 2020 (2018: $33,333; and 2018: $34,722).  There has been no impact to cash flows from the Restricted Shares.

f) Gain or loss per share

The calculation of basic and diluted gain or loss per Contact Share for year ended December 31, 2020 was based on the loss attributable to common shareholders of $17,714,145 (December 31, 2019: 9,374,126; and December 31, 2018: 11,855,092), adjusted for the value of the Contact Preferred Share dividends payable for the year ended December 31, 2020 of $nil (2019: $995,928; and 2018: $1,187,489), and a weighted average number of Contact Shares outstanding of 128,707,739 (2019: 72,811,303; and 2018: 570,572,328), including the Restricted Shares in each respective period.

Diluted gain or loss per share did not include the effect of 11,532,500 Options (December 31, 2019: 6,395,000) as they are anti-dilutive.

CONTACT GOLD CORP. Notes to the Consolidated Financial Statements for the years ended December 31, 2020, 2019 and 2018 (Expressed in Canadian dollars)

8. TAX

The recovery of income taxes differs from the amount that would have resulted from applying combined Canadian federal and provincial statutory tax rates for each of the years ended December 31, 2020, 2019, and 2018:

	Year ended December 31, 2020	Year ended December 31, 2019	Year ended December 31, 2018
Loss before taxes	$(18,074,343)	$(9,374,126)	$(11,855,092)
Statutory Tax Rate	21.00%	21.00%	21.00%
Expected tax recovery	(3,795,612)	(1,968,566)	(2,489,570)
Permanent differences	1,623,337	498,761	770,056
Changes in tax rates	-	-	-
Difference in tax rates between Canada and US	(189)	(275)	(198)
Expired tax attributes	-	-	-
Other	20,140	(42,980)	91,473
Valuation allowance	1,792,126	1,443,988	1,628,238
Income tax expense	$(360,198)	$(69,072)	$-

\On June 7, 2017, Contact Gold Corp. migrated from Canada to the US. The applicable statutory rate for 2020 is the United States federal rate of 21% (2019 - 21%; and 2018 - 21%). The Company may also be subject to NNPT, currently calculated at a rate of 5% once a mineral property asset reaches production.

Effective January 1, 2018, the Canadian statutory tax rate increased to 27% due to a British Columbia legislative change, and the US statutory rate decreased to 21% due to US federal legislative change.

a) The Company recognizes tax benefits on losses or other deductible amounts generated in jurisdictions where it is more likely than not to realize the deferred tax assets.

NNPT arises on production, generating a deduction at such time for federal income tax purposes.  Deferred tax assets (liabilities) have been recognized with respect to the NNPT as follows:

	at December 31, 2020	at December 31, 2019	at December 31, 2018
Contact Properties	$(1,538,108)	$(1,918,202)	$(2,067,366)
Other	-	-	-
Net deferred tax liabilities	$(1,538,108)	$(1,918,202)	$(2,067,366)

Deferred tax assets (liabilities) have not been recognized with respect to the following:

	at December 31, 2020	at December 31, 2019	at December 31, 2018
Contact Properties	$2,908,882	$1,413,422	$1,170,674
Tax losses	2,585,830	2,323,693	1,591,339
Other	1,141,371	649,229	452,953
DTA	$6,636,082	$4,386,344	$3,214,966

b) As at December 31, 2020, the Company has Canadian non-capital tax loss carryforwards of approximately $69,719 (2019 - $162,308; 2018 - $274,493), and US non-capital tax loss carryforwards of approximately $11,563,981 (USD 9,082,611) (2019 - $11,404,737 (USD 8,780,980); 2018 - $7,224,885 (USD 5,296,060)).

The Company's unrecognized Canadian non-capital losses have the following expiry dates:

2037	$ 69,983
$ 69,983

The Company's unrecognized US non-capital losses have the following expiry dates, relating to non-capital losses incurred prior to 2018. The US non-capital losses incurred in 2018 onwards can be carried forward indefinitely.

2037	$ 1,835,575 (USD 1,441,702)
$ 1,835,575 (USD 1,441,702)

CONTACT GOLD CORP. Notes to the Consolidated Financial Statements for the years ended December 31, 2020, 2019 and 2018 (Expressed in Canadian dollars)

9. RELATED PARTIES

Contact Gold's related parties include (i) its subsidiaries; and (ii) Waterton Nevada as a reflection of its approximate 41.85% ownership interest in the Company at December 31, 2020, and the right it holds to put forward two nominees to the Board.

Waterton Nevada held a right of first offer, a right of first refusal, and other rights over the Contact Properties which were extinguished with the Redemption.  In compliance with such rights, during the year ended December 31, 2019, the Company provided notice to Waterton Nevada of its intent to abandon certain mineral property claims, including those that comprise Dry Hills and Rock Horse; in response, Waterton Nevada notified the Company of its intent to exercise its right to take assignment of the claims for nominal value.

Pursuant to the GC&SR Disposal, the Company sold the Golden Cloud and Santa Renia mineral properties to Waterton Nevada in exchange for cash consideration in the amount of $560,951 during the year ended December 31, 2018 (Note 5(e)).  Total cash consideration received of $639,959 included an amount of $79,008 as reimbursement of Claims Maintenance fees.

Options and DSUs have been granted, and director fees were paid and payable to Mr. Charlie Davies, one of Waterton Nevada's Board nominees. Mr. Davies is an employee of an affiliate of Waterton Nevada.

Waterton Nevada purchased a total of 69,412,978 Contact Shares in the Redemption Placement.

The Company redeemed all of the issued and outstanding Preferred Shares, and paid the balance of the accrued Dividend pursuant to the Redemption (Note 6)

Waterton Nevada purchased 3,603,020 Contact Shares in the 2019 Private Placement (Note 8(b)(i)), and 8,448,000 Contact Shares in the 2019 Prospectus Offering (Note 8(b)(ii)).  An additional 750,629 Contact Shares were issued to Waterton Nevada pursuant to the conversion of the Rights on May 22, 2019 (Note 8(b)(iii)).

An amount of $60,000 (2019: $60,000; and 2018: $60,000) was invoiced by Cairn Merchant Partners LP ("Cairn"), an entity in which Andrew Farncomb, a director and officer of the Company is a principal for employee service; $Nil is payable at December 31, 2020 (December 31, 2019: $60,000 and 2018: $45,000).  Mr. Farncomb's base salary is paid in part directly, and in part to Cairn in consideration of general management and administrative services rendered through Cairn.

10. SEGMENT INFORMATION

Reportable segments are those operations whose operating results are reviewed by the chief operating decision maker, being the individual at Contact Gold making decisions about resources to be allocated to a particular segment, and assessing performance provided those operations pass certain quantitative thresholds.

The Company undertakes administrative activities in Canada, and is engaged in the acquisition, exploration, and evaluation of certain mineral property interests in the State of Nevada, USA.  Accordingly, the Company's operations are in one commercial and two geographic segments.  The Contact Properties (Note 5) are held by the Company in Nevada.  The remaining assets, including cash and cash equivalents, prepaids and receivables reside in both of the Company's two geographic locations.

The Company is not exposed to significant operating risks as a consequence of the concentration of its assets in the United States. The Company is in the exploration stage and accordingly, has no reportable segment revenues.

Net loss is distributed by geographic segment per the table below:

	Year ended December 31, 2020	Year ended December 31, 2019	Year ended December 31, 2018
Canada	$7,647,9549	$4,869,987	$5,246,902
United States	10,066,196	4,504,139	6,608,190
	$17,714,145	$9,374,126	$11,855,092

Significant non-cash items, including an impairment expense of $6,962,863, the loss on redemption of Preferred Shares of $3,605,230, and accretion expense on the Preferred Shares of $1,956,008 for the year ended December 31, 2020 (2019: $2,218,595 and 2018: $1,842,900) is reflected in the net loss attributable to Canada.  The net loss attributable to Canada for the year ended December 31, 2020 also includes a non-cash gain on the Embedded Derivatives of $634,417 (2019: loss of $48,635;  and 2018: gain of $461,261), and a non-cash foreign exchange loss of $413,769 (December 31, 2019: gain of  $608,050; and December 31, 2018: loss of  $542,343).

CONTACT GOLD CORP. Notes to the Consolidated Financial Statements for the years ended December 31, 2020, 2019 and 2018 (Expressed in Canadian dollars)

11. SUPPLEMENTAL CASH FLOW INFORMATION

	Year ended December 31,
	2020	2019	2018
Non-cash financing and investing transactions, issuance of:
Contact Shares pursuant to acquisition of mineral properties (Note 4(b))	$66,960	$400,000	$112,500
Issuance of Broker Warrants (Note7(b)(i)	198,246	-	-
	$265,206	$400,000	$112,500

12. QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

2020	First	Second	Third	Fourth	Year
Revenues for the period	$-	$-	$-	$-	$-
Net loss for the period	2,702,007	692,049	5,186,995	9,133,094	17,714,145
Less: Dividends payable	291,222	408,157	-	-	-
Weighted average number of Contact Shares outstanding	84,471,973	89,829,116	98,868,559	240,757,892	128,707,739
Net loss per share for the period	0.04	0.01	0.05	0.04	0.14
2019	First	Second	Third	Fourth	Year
Revenues for the period	$-	$-	$-	$-	$-
Net loss for the period	1,777,295	3,664,724	2,159,347	1,772,760	9,374,126
Less: Dividends payable	237,908	229,954	304,678	223,388	995,928
Weighted average number of Contact Shares outstanding	52,453,308	69,873,460	83,971,973	84,471,973	72,811,303
Net loss per share for the period	0.04	0.06	0.03	0.02	0.14
2018	First	Second	Third	Fourth	Year
Revenues for the period	$-	$-	$-	$-	$-
Net loss for the period	1,248,596	2,844,511	3,180,414	4,581,571	11,855,092
Less: Dividends payable	281,158	291,869	251,897	362,565	1,187,489
Weighted average number of Contact Shares outstanding	50,446,986	50,596,986	50,596,986	50,596,986	50,572,328
Net loss per share for the period	0.03	0.06	0.07	0.10	0.26

13. MANAGEMENT OF CAPITAL AND FINANCIAL RISKS

The Company currently does not produce any revenue and has relied on existing balances of cash and cash equivalents, and capital financing to fund its operations. The Company's current capital consists of equity funding raised through issuances of common shares, and a deficit incurred through operations.

The Company relies upon management to manage capital in order to safeguard the Company's ability to continue as a going concern, to pursue the exploration and development of unproven mineral properties, and to maintain a flexible capital structure which optimizes the costs of capital at an acceptable risk. The Company manages its capital structure in order to meet short term business requirements, after taking into account cash flows from operations, expected capital expenditures and Contact Gold's holdings of cash; and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. To facilitate this, management prepares annual expenditure budgets that are updated as necessary depending on various factors, including successful capital deployment and general industry conditions.  On an ongoing basis, management evaluates and adjusts its planned level of activities, including planned exploration, development, permitting activities, and committed administrative costs, to ensure that adequate levels of working capital are maintained. It is necessary for the Company to raise new capital to fund operations on a reasonable regular basis. The Company believes that this approach is reasonable given its relative size and stage.

There are no known restrictions on the ability of our affiliates to transfer or return funds amongst the group, nor are there any externally imposed capital requirements.

There were no changes in the Company's approach to capital management during the year ended December 31, 2020.

Financial Risk Management

The Company is exposed in varying degrees to a variety of financial instrument related risks. The Company's financial instruments consist of cash and cash equivalents, receivables, payables and accrued liabilities, and the Cobb Creek obligation.  Prior to the Redemption, the Preferred Shares and related Embedded Derivatives were also considered to be financial instruments, as were the Rights prior to their conversion.  It is management's opinion that (i) the Company is not exposed to significant interest, currency or credit risks arising from its financial instruments, and (ii) the fair values of these financial instruments approximate their carrying values unless otherwise noted in these Consolidated Financial Statements.

CONTACT GOLD CORP. Notes to the Consolidated Financial Statements for the years ended December 31, 2020, 2019 and 2018 (Expressed in Canadian dollars)

13.  MANAGEMENT OF CAPITAL AND FINANCIAL RISKS (continued)

Prior to the Redemption, the Preferred Shares and the Embedded Derivatives were both considered to be Level 3 type financial liabilities, with each determined by observable data points, in particular the Company's share price, the rate of USD-$ foreign and the Company's credit spread, with reference to current interest rates and yield curves.

As the Company is currently in the exploration phase, none of its financial instruments are exposed to commodity price risk; however, the Company's ability to obtain long-term financing and its economic viability may be affected by commodity price volatility.

The type of risk exposure and the way in which such exposure is managed is provided as follows:

Liquidity Risk

Liquidity risk is the risk that an entity will encounter difficulty in meeting obligations associated with financial liabilities that are settled by delivering cash or another financial asset.  The Company's financial liabilities of payables and accrued liabilities are generally payable within a 90-day period.

The Company has not generated significant revenues or cash flows from operations since inception and does not expect to do so for the foreseeable future.  Accordingly, Contact Gold is dependent on external financing, including the proceeds of future equity issuances or debt financing, to fund its activities.  Significant disruptions to capital market conditions should be expected to increase the risk that the Company can not finance its business.

Credit risk

Credit risk is the risk that one party to a financial instrument will cause a financial loss for the other party by failing to discharge an obligation. Contact Gold's credit risk is primarily attributable to its liquid financial assets. The Company limits exposure to credit risk and liquid financial assets through maintaining its cash with high credit quality banking institutions in Canada and the USA. The Company mitigates credit risk on these financial instruments by adhering to its investment policy that outlines credit risk parameters and concentration limits.  The balance of receivables due are with the Canadian and United States government, respectively. As at December 31, 2020, the balance of cash and cash equivalents held on deposit was $4,753,148 (December 31, 2019: 844,169).

The Company has not experienced any losses in such amounts and believes the exposure to significant risks on its cash and cash equivalents in bank accounts is relatively limited.

Interest Rate Risk

Contact Gold is subject to interest rate risk with respect to its investments in cash. The Company's current policy is to invest cash at floating rates of interest, and cash reserves are to be maintained in cash and cash equivalents in order to maintain liquidity, while achieving a satisfactory return for shareholders. Fluctuations in interest rates when cash and cash equivalents mature impact interest income earned.

Fair Value Estimation

Except for the values of the Preferred Shares, and other non-current liabilities, the carrying value of the Company's financial assets and liabilities approximates their estimated fair value due to their short-term nature.

Market Risk - Foreign Exchange

The significant market risk to which the Company is exposed is foreign exchange risk. The results of the Company's operations are exposed to currency fluctuations. To date, the Company has raised funds entirely in Canadian dollars. The majority of the Company's exploration property expenditures will be incurred in United States dollars. The fluctuation of the Canadian dollar relation to the USD will consequently have an impact upon the financial results of the Company. A 1% increase or decrease in the exchange rate of the US dollar against the Canadian dollar would result in a $26,798 increase or decrease respectively, in the Company's cash balance at December 31, 2020. The Company has not entered into any derivative contracts to manage foreign exchange risk at this time.

CONTACT GOLD CORP. Notes to the Consolidated Financial Statements for the years ended December 31, 2020, 2019 and 2018 (Expressed in Canadian dollars)

14. SUBSEQUENT EVENTS

a) Stock-based compensation

Award of DSUs

The Company awarded 423,909 DSUs to certain directors on January 15, 2021 with an aggregate fair value of $48,750.  DSUs granted under the Contact Gold Deferred Share Unit Plan, have no expiration date and are redeemable upon termination of service.

Exercise of RSUs

On March 10, 2021, certain officers and employees exercised an aggregate of 54,215 vested RSUs resulting in the issuance of 54,215 Contact Shares.

b) Farm-out: Dixie Flats, North Star and Woodruff properties

On January 11, 2021, Clover granted an arms' length private company (the "Optionor") the sole and exclusive option to acquire a 100% interest in the Dixie Flats, North Star and Woodruff properties, subject to a 0.25% in addition to those payable to an affiliate to Waterton Nevada.  The Company received USD 20,000 and a reimbursement of Claims Maintenance fees of USD 31,417 upon execution of the agreement.  To maintain the option in good standing, the Optionor must make the following payments staged over several years:

Amount	Due Date of Payment
USD 30,000	18-month anniversary of the agreement
USD 40,000	second anniversary of the agreement
USD 50,000	third anniversary of the agreement
USD 60,000	fourth anniversary of the agreement
USD 75,000	annually on each of the fifth through the eighth anniversaries of the agreement

Once the Optionor has made an aggregate of USD 500,000 in cash payments to the Company, it shall be deemed to have earned in to a 100% interest in each and all of the Dixie Flats, North Star and Woodruff properties, subject to existing NSRs payable to an affiliate of Waterton Nevada, and an additional 0.25% NSR on the Dixie Flats property, payable to the Company.

If the Optionor should sub-option any or all of Dixie Flats, North Star and Woodruff properties to a third-party whose shares trade on a stock exchange or quotation system at the time of the transaction, or subsequent thereto, (a "Trading Sub-Optionee")  that Trading Sub-Optionee shall be obligated to issue one million of its common shares to the Company, or at least 5% of the Trading Sub-Optionee's then issued and outstanding common shares, subject to any required regulatory approval.

Contact Gold Corp.
An exploration stage company

CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
Prepared in accordance with United States Generally Accepted Accounting Principles
For the three month periods ended March 31, 2021, 2020 and 2019

(Expressed in Canadian dollars)

Contact Gold Corp.
Condensed Interim Consolidated Balance Sheets
(Expressed in Canadian dollars, unless otherwise noted)

As at	Note	March 31, 2021		December 31, 2020
		$		$
Assets

Current assets
Cash and cash equivalents			3,718,210	4,753,148
Prepaids	3		233,384	335,907
Receivables			14,392	73,889
Total current assets			3,965,986	5,162,944

Non-current assets
Bonding deposit	4(c)		100,000	150,000
Fixed assets			4,994	8,257
Exploration properties and deferred acquisition costs	4		30,277,658	30,760,395
Total non-current assets			30,382,652	30,918,652

Total assets			34,348,638	36,081,596

Liabilities and shareholders' equity

Current liabilities
Payables and accrued liabilities	5		607,801	379,765
Other current liabilities	4(c)		33,746	32,733
Total current liabilities			641,547	412,498

Non-current liabilities
Other non-current liabilities	4(c), 5		168,298	169,195
Deferred tax liability			1,513,882	1,538,018
Total non-current liabilities			1,682,180	1,707,213

Total liabilities			2,323,727	2,119,711

Shareholders' Equity
Share capital	7		69,880,560	69,865,410
Contributed surplus	7		6,317,772	6,075,498
Accumulated other comprehensive income (loss)			(2,530,722)	(2,045,437)
Accumulated deficit			(41,642,699)	(39,933,586)
Total shareholders' equity			32,024,911	33,961,885

Total liabilities and shareholders' equity			34,348,638	36,081,596

Going concern	1, 2(b)
Subsequent events	12

Contact Gold Corp.
Condensed Interim Statements of Loss (Gain) and Comprehensive Loss

(Expressed in Canadian dollars, unless otherwise noted)

	Note	Three months ended March 31, 2021	Three months ended March 31, 2020	Three months ended March 31, 2019
		$	$	$
Operating expenses:
Exploration and evaluation expenditures	4	919,237	340,192	598,341
Accretion of redeemable preferred stock obligation	6	-	622,005	509,113
Wages and salaries		283,851	314,626	539,498
Professional, legal & advisory fees		201,674	114,683	57,863
Foreign exchange loss (gain)		27,138	1,192,011	(220,682)
Stock-based compensation	7(d)	154,915	109,505	249,789
Administrative, office, and general		65,249	65,929	115,066
Investor relations, promotion and advertising		55,904	46,006	31,090
Accretion of Cobb Creek obligation	4(c)	2,624	3,899	4,700
Loss on change in value of private placement rights		-	-	3,815
Interest and other income		(1,479)	(579)	(5,075)
Loss (gain) on change in value of embedded derivatives	6	-	(106,270)	(106,223)

Loss (gain) before income taxes		1,709,113	2,702,007	1,777,295

Income tax (recovery)		-	-	-

Loss (gain) for the period		1,709,113	2,702,007	1,777,295

Other comprehensive loss (gain)
Net fair value loss (gain) on financial assets	4(c)	50,000	3,750	-
Exchange differences on translation of foreign operations		435,285	(3,370,774)	817,979

Comprehensive loss for the period		2,194,398	(665,017)	2,595,274

Loss per Contact Share	7(e)

Basic and diluted loss (gain) per share		$0.01	$0.04	$0.04

Weighted average number of Contact Shares (basic and diluted)		240,770,542	84,471,973	52,453,308

Contact Gold Corp.
Condensed Interim Consolidated Statements of Shareholders' Equity
(Expressed in Canadian dollars, unless otherwise noted)

	Common Shares		Contributed surplus	Accumulated other		Total
	(Notes 7)		(Notes 7(d)	comprehensive (loss) income	Accumulated deficit	shareholders' equity (deficit)
	#	$			$	$
Balance as at January 1, 2019	50,596,986	38,625,765	1,995,449	499,651	(12,845,315)	28,275,550

2019 Private Placement	9,827,589	2,479,769	-	-	-	2,479,769
Share issue costs	-	(40,219)	-	-	-	(40,219)
Stock-based compensation	-	-	289,969	-	-	289,969
Cumulative translation adjustment	-	-	-	(817,979)	-	(817,979)
Net loss for the period	-	-	-	-	(1,777,295)	(1,777,295)
Balance as at March 31, 2019	60,424,575	41,065,315	2,285,418	(318,328)	(14,622,610)	28,409,795

Balance as at January 1, 2020	84,471,973	44,562,187	3,012,870	(1,398,180)	(22,219,441)	23,957,436

Stock-based compensation	-	-	173,530	-	-	173,530
Cumulative translation adjustment	-	-	-	3,367,024	-	3,367,024
Net loss for the period	-	-	-	-	(2,702,007)	(2,702,007)
Balance as at March 31, 2020	84,471,973	44,562,187	3,186,400	1,968,844	(24,921,448)	24,795,983

Balance as at January 1, 2021	240,757,892	69,865,410	6,075,498	(2,045,437)	(39,933,586)	33,961,885

Shares issued pursuant to exercise of RSUs	79,735	15,150	(15,150)	-	-	-
Stock-based compensation	-	-	257,424	-	-	257,424
Cumulative translation adjustment	-	-	-	(485,285)	-	(485,285)
Net loss for the period	-	-	-	-	(1,709,113)	(1,709,113)
Balance as at March 31, 2021	240,837,627	69,880,560	6,317,772	(2,530,722)	(41,642,699)	32,024,911

Contact Gold Corp.
Condensed Interim Consolidated Statements of Cash Flows
(Expressed in Canadian dollars, unless otherwise noted)

		Three months ended March 31, 2021	Three months ended March 31, 2020	Three months ended March 31, 2019
Cash flows from operating activities
Net loss (gain) for the period		(1,709,113)	(2,702,007)	(1,777,295)
Adjusted for:
Movements in working capital:
Receivables		40,635	77,613	12,894
Prepaids		102,523	99,482	180,107
Payables and accrued liabilities		208,036	121,323	(38,813)
Gains and losses relating to change in fair value of embedded derivatives	6	-	(106,270)	(220,682)
Change in fair value of Private Placement Rights		-	-	3,815
Accretion of Contact Preferred Shares	6	-	622,005	509,113
Foreign exchange relating to Contact Preferred Shares	6	-	1,196,339	(222,425)
Stock-based compensation	7(d)	257,424	173,530	289,969
Accretion of Cobb Creek obligation	4(c)	2,624	3,899	4,700
Amortization	4	3,263	1,824	3,737
Foreign exchange impact on Cobb Creek obligation		(760)	11,959	2,473
Foreign exchange impact on translation of cash balances during the period		27,138	(4,328)	116,202
Interest and other income		(823)	100	200

Net cash used in operating activities		(1,069,054)	(504,531)	(1,136,005)

Cash flows from investing activities
Change in working capital related to exploration property interests	4(c)	18,863	-	-
Cash received from farm-out of South Carlin Projects	4(d)	25,432	-	-

Net cash used in investing activities		44,295	-	-

Cash flows from financing activities
Change in working capital attributable to share issue cost		-	-	(24,373)
Cash received from Private Placement, net		-	-	2,828,236
Share issue costs, paid on Private Placement		-	-	(85)

Net cash generated from financing activities		-	-	2,803,778

Effect of foreign exchange on cash		(10,179)	421	3,329

Net increase (decrease) in cash		(1,034,938)	(504,110)	1,671,102

Cash and cash equivalents, beginning of period		4,753,148	844,169	545,164
Cash and cash equivalents, end of the period		3,718,210	340,059	2,216,266
Supplemental cash flow information	10

CONTACT GOLD CORP.

Notes to the Condensed Interim Consolidated Financial Statements

Three months ended March 31, 2021, 2020 and 2019

(Expressed in Canadian dollars, unless otherwise noted - unaudited)

1. NATURE OF OPERATIONS

Nature of Business

Contact Gold Corp. (the "Company," or "Contact Gold"), was incorporated under the Business Corporations Act (Yukon) on May 26, 2000 and was continued under the Business Corporations Act (British Columbia) on June 14, 2006.  Contact Gold was further continued under the laws of the State of Nevada on June 7, 2017. The Company began trading on the TSX Venture Exchange ("TSXV") under the symbol "C" on June 15, 2017.

The Company is engaged in the acquisition, exploration and development of exploration properties in Nevada. The Company is domiciled in Canada and maintains a head office at 1050-400 Burrard St., Vancouver, BC, Canada.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

See Note 2 - Summary of Significant Accounting Policies contained in the audited financial statements of the Company as at and for the years ended December 31, 2020 and 2019 (the "AFS").

a. Unaudited interim financial data

The unaudited interim consolidated balance sheets, statements of loss and comprehensive loss (gain), cash flows, and shareholders' equity as at, and for each of the three months ended March 31, 2021 and 2020, and the related interim information contained within the notes (the "Interim Financial Statements") have been prepared in accordance with accounting principles generally accepted in the United States ("U.S. GAAP") and the rules and regulations of the United States Securities and Exchange Commission (the "SEC") for interim financial information.  Accordingly, they do not include all of the information and the notes required by U.S. GAAP for complete financial statements and should be read in conjunction with the AFS.

In the opinion of management, the Interim Financial Statements reflect all normal and recurring adjustments necessary for the fair statement of the Company's financial position as at March 31, 2021 and 2020 and results of its operations and cash flows for each of the three month periods ended March 31, 2021, 2020 and 2019. The results for three months ended March 31, 2021 are not necessarily indicative of the results to be expected for the fiscal year ending December 31, 2021, or for any other future annual or interim period.

The Board of Directors of the Company (the "Board") authorized the Interim Financial Statements on May 13, 2021.

b. Going concern

The Interim Financial Statements have been prepared on a going concern basis that contemplates the realization of assets and discharge of liabilities at their carrying values in the normal course of business for the foreseeable future; and do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern.

In March 2020, the World Health Organization declared coronavirus COVID-19 ("COVID-19") a global pandemic. This contagious disease outbreak, which has continued to spread, and any related adverse public health developments, has adversely affected workforces, economies, and financial markets globally, potentially leading to an economic downturn.  As of the date these financial statements are issued, COVID-19 has had no impact on the Company's ability to access and explore its current properties but may impact the Company's ability to raise money or explore its properties should travel restrictions be extended or expanded in scope. It is not possible for the Company to predict the duration or magnitude of the adverse results of the outbreak and its effects on the Company's business or ability to raise funds.

Contact Gold recorded a loss of $1.71 million and a comprehensive loss of $0.49 million for the three months ended March 31, 2021.  As at March 31, 2021, Contact Gold has an accumulated deficit of $ 41.64 million, and working capital of $3.32 million.  The Company has not generated significant revenues or cash flows from operations since inception and does not expect to do so for the foreseeable future.

Contact Gold's continuation as a going concern depends on its ability to successfully raise financing.  Although the Company has been successful in the past in obtaining financing, there is no assurance that it will be able to obtain adequate financing in the future or that such financing will be on terms acceptable to the Company, therefore giving rise to a material uncertainty, which may cast substantial doubt as to whether Contact Gold's cash resources and working capital will be sufficient to enable the Company to continue as a going concern for the 12-month period after the date that these Interim Financial Statements are issued.  Consequently, management is pursuing various financing alternatives to fund operations and advance its business plan.  To facilitate the management of its capital requirements, the Company prepares annual expenditure budgets that are updated as necessary depending on various factors, including successful capital deployment and general industry conditions.  The Company may determine to reduce the level of activity and expenditures, or divest of certain mineral property assets, to preserve working capital and alleviate any going concern risk. In order to satisfy its capital requirements and undertake its planned exploration program for 2021 the Company acknowledges that it will be necessary to raise funds, likely through a capital raise in the first half of the year.  There is no guarantee that any contemplated transaction will be concluded.

CONTACT GOLD CORP.

Notes to the Condensed Interim Consolidated Financial Statements

Three months ended March 31, 2021, 2020 and 2019

(Expressed in Canadian dollars, unless otherwise noted - unaudited)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

c. Basis of consolidation

These Interim Financial Statements have been prepared on a historical cost basis, except for financial instruments which have been measured at fair value, and are presented in Canadian dollars ("$"), except where otherwise indicated. Amounts in United States dollars are presented as "USD".

The Interim Financial Statements include the accounts of Carlin Opportunities ("Carlin"), Contact Gold and Clover Nevada II LLC ("Clover").  The Company completed a reverse-acquisition ("RTO") transaction on June 7, 2017, and accordingly, pursuant to Financial Accounting Standards Board (the "FASB") Accounting Standards Codification ("ASC") 805, Business Combinations ("ASC 805"), Carlin has been identified as the accounting acquirer for accounting and financial reporting purposes, and is presented in the Interim Financial Statements as the parent company.  All significant intercompany transactions are eliminated on consolidation.

d. Use of estimates and measurement uncertainties

The preparation of financial statements in accordance with U.S. GAAP requires the Company to make judgments, estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at each period end, and the reported amounts of expenses during the related reporting period.

The more significant areas requiring the use of management's estimates and assumptions include: the type and amount of exploration property acquisition and transaction costs eligible for capitalization, the assessment of impairment of mineral properties, income taxes, the valuation of stock-based compensation, and in comparative periods, the fair value of the "host" instrument of the non-voting preferred shares of Contact Gold ("Preferred Shares"), the period end revaluation of the Preferred Share embedded derivatives.

To the extent possible, the Company bases its estimates on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.  Actual results could differ from the amounts estimated in these Interim Financial Statements; uncertainty about these assumptions and estimates could result in outcomes that require a material adjustment to the carrying amount of assets or liabilities affected in future periods.  Further information on management's judgments, estimates and assumptions and how they impact the various accounting policies are described in the relevant notes to these financial statements.

e. Foreign exchange

Items included in the Interim Financial Statements are measured using the currency of the primary economic environment in which each company operates (the "functional currency").  Each of Carlin and Contact Gold Corp. raise financing and incur expenditures in $, giving rise to a Canadian dollar functional currency; Clover incurs expenditures and receives funding from the Company in USD, and accordingly has a USD functional currency.

In preparing the Interim Financial Statements, transactions in currencies other than the Company's functional currency are recorded at the rates of exchange prevailing at the dates of the transactions. At the end of each reporting period, monetary assets and liabilities are translated into $ at the exchange rate in effect at the balance sheet date, and non-monetary assets and liabilities are translated into $ at the exchange rate in effect at the time of acquisition or issue. Pursuant to the relief provided under ASC 830, Foreign Currency Matters, and for those transactions that have occurred uniformly throughout the comparative periods, an average rate is used to translate income transactions.

Exchange differences arising from assets and liabilities held by Clover, are recognized in other comprehensive gain or loss as cumulative translation adjustments

f. Mineral properties, claims maintenance fees, and development costs

The Company has not yet established the existence of mineralized materials on any of its mineral property interests, as defined by the  SEC under Industry Guide 7, "Description of Property by Issuers Engaged or to be Engaged in Significant Mining Operations" ("Industry Guide 7").  As a result, the Company is in the "Exploration Stage", as defined under Industry Guide 7, and will continue to remain in the Exploration Stage until such time proven or probable reserves have been established.  In accordance with U.S. GAAP, expenditures relating to the acquisition of mineral rights are initially capitalized as incurred.

CONTACT GOLD CORP.

Notes to the Condensed Interim Consolidated Financial Statements

Three months ended March 31, 2021, 2020 and 2019

(Expressed in Canadian dollars, unless otherwise noted - unaudited)

Claim maintenance fees paid to the United States' Department of Interior's Bureau of Land Management (the "BLM") and similar fees paid to state and municipal agencies, as well as fees paid annually pursuant to private property lease and other similar land use arrangements (together, "Claims Maintenance fees") are accounted for as prepaid assets and amortized over the course of the period through which they provide access and title.  Mineral property exploration expenditures and pre-extraction expenditures are expensed as incurred until such time as the Company exits the Exploration Stage by establishing proven or probable reserves. To date, no amounts have been capitalized in respect of development activities.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

f.  Mineral properties, maintenance fees, and development costs (continued)

Companies in the "Production Stage", as defined under Industry Guide 7, having established proven and probable reserves and exited the Exploration Stage, typically capitalize expenditures relating to ongoing development activities, with corresponding depletion calculated over proven and probable reserves using the units-of-production method and allocated to future reporting periods to inventory and, as that inventory is sold, to cost of goods sold.

The Company is in the Exploration Stage which has resulted in the Company reporting larger losses than if it had been in the Production Stage due to the expensing, instead of capitalization, of expenditures relating to the exploration and advancement of Contact Gold's mineral property interests. Additionally, there would be no corresponding amortization allocated to future reporting periods of the Company since those costs would have been expensed previously, resulting in both lower inventory costs and cost of goods sold and results of operations with higher gross profits and lower losses than if the Company had been in the Production Stage. Any capitalized costs, such as expenditures relating to the acquisition of mineral rights, are depleted over the estimated extraction life using the straight-line method.  As a result, the Interim Financial Statements may not be directly comparable to the financial statements of companies in the Production Stage.

The acquisition of title to mineral properties is a complicated and uncertain process. Although management of Contact Gold take steps to verify title to exploration properties in which it holds an interest, in accordance with industry standards for the current stage of exploration of such properties, these procedures do not guarantee title. Property title may be subject to unregistered prior agreements or transfers and may be affected by undetected defects.  Furthermore, resource exploration is a speculative business and involves a high degree of risk. There is no certainty that the expenditures made by Contact Gold in the exploration of its property interests will result in discoveries of commercial quantities of minerals. Significant expenditures are required to locate and estimate ore reserves, and further the development of a property.  Capital expenditures to bring a property to a commercial production stage are also significant. There is no assurance the Company has, or will have, commercially viable ore bodies. There is no assurance that management of the Company will be able to arrange sufficient financing to bring ore bodies into production.

Upon disposal or abandonment, any consideration received is credited against the carrying amount of the exploration and evaluation assets, with any excess consideration greater than the carrying amount included as a gain in net income or loss for the applicable period.

g. Accounting standards adopted

Simplifying the Accounting for Income Taxes

In December 2019, the FASB issued ASU 2019-12, Income Taxes - Simplifying the Accounting for Income Taxes ("Topic 740") which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application.

Accounting for equity securities, equity method investments and certain derivatives

In January 2020, the FASB issued ASU No. 2020-01 ("ASU 2020-01"), Investments - Equity Securities (Topic 321), Investments - Equity Method and Joint Ventures (Topic 323), and Derivative and Hedging (Topic 815), which clarifies the interaction of rules for equity securities, the equity method of accounting, and forward contracts and purchase options on certain types of securities. The guidance clarifies how to account for the transition into and out of the equity method of accounting when considering observable transactions under the measurement alternative.

These updates are effective for fiscal years beginning after December 15, 2020, and the Company notes no consequential impact upon adoption.

3. PREPAIDS AND DEPOSITS

Prepaid expenses include $137,637 (December 31, 2020: $256,298) in Claims Maintenance fees.  Such fees to the BLM, cover the twelve-month period ranging from September 1 to August 31 of the subsequent year.  Fees paid to the respective Nevada counties cover the twelve-month period from November 1 to October 31 of the subsequent year. Fees paid pursuant to private property lease and other similar land use arrangements cover the 12-month period of their respective anniversaries.

During the year ended December 31, 2019, the Company established a surety bonding arrangement with a third-party (the "Surety Agent") whereby the Company's reclamation bonding obligations were replaced by deposits made by the Surety Agent.  A finance fee of $7,760 for the three month period ended March 31, 2021 (2020: $1,513) was charged on the balance of the amount advanced and deposited by the Surety Agent.  As at March 31, 2021, a total of $280,770 (December 31, 2020: $255,770) in bonding had been placed by the Surety Agent.

CONTACT GOLD CORP.

Notes to the Condensed Interim Consolidated Financial Statements

Three months ended March 31, 2021, 2020 and 2019

(Expressed in Canadian dollars, unless otherwise noted - unaudited)

4. EXPLORATION PROPERTIES

On June 7, 2017, the Company closed the acquisition of a 100% interest in Clover, Nevada limited liability company holding a portfolio of gold properties located on Nevada's Carlin, Independence and Northern Nevada Rift gold trends (the "Contact Properties") in the State of Nevada (the "Clover Acquisition").  Consideration paid comprised common shares of the Company ("Contact Shares") (Note 7), Preferred Shares (Note 6) and a total of $7,000,000 in cash.  The deferred tax liability ("DTL") amount was determined by the application of Nevada net proceeds tax (the "NNPT", calculated at a rate of 5%) on the acquisition values of the Contact Properties, and is subject to change reflective of the carrying value of the properties from period to period and the impact thereon of changes to the rates of foreign exchange.

The Company has subsequently acquired additional mineral property claims contiguous to the original tenure ("Additions"), and either vended ("Disposals") or determined to abandon or impair certain properties.

	Green Springs	Pony Creek	Cobb Creek	South Carlin Projects	Portfolio properties	Total
	(a)	(b)	(c)	(d)
	$	$	$	$	$	$
December 31, 2019	461,657	28,015,024	205,712	4,226,725	5,454,895	38,364,013
Additions	147,880	60,766	-	-	-	208,646
Recovery from earn-in	-	-	(140,265)	-	(32,678)	(172,943)
Impairments	-	-	-	(3,374,163)	(3,588,700)	(6,962,863)
Foreign Exchange	(4,791)	(548,992)	(36,651)	(75,674)	(10,350)	(676,458)
December 31, 2020	604,746	27,526,798	28,796	776,888	1,823,167	30,760,395
Foreign Exchange	(7,457)	(339,435)	(356)	(44,532)	(65,525)	(457,305)
Recovery from earn-in	-	-	-	(25,432)	-	(25,432)
March 31, 2021	597,289	27,187,363	28,440	706,924	1,757,642	30,277,658

With the exception of the Cobb Creek property (nil%), the Contact Properties each carry a net smelter returns ("NSR") royalty of between 2% and 4%, in favour of an affiliate of Waterton Nevada Splitter, LLC ("Waterton Nevada"), some of which include buy-down options.

Specific Contact Properties for which there were changes during the year:

a) Green Springs

Green Springs is located at the southern end of Nevada's Carlin Trend.  On July 23, 2019, Contact Gold and Clover entered into a purchase option agreement (the "Green Springs Option") with subsidiaries of Ely Gold Royalties Inc. ("Ely Gold"), whereby Clover shall have an option to purchase a 100% interest in the past-producing Green Springs gold property ("Green Springs").

Contact Gold issued 2,000,000 Contact Shares (valued at $400,000) and paid USD 25,000 ($32,855) in cash to Ely Gold to secure Green Springs. The Company also paid Ely Gold an additional USD 6,125 ($8,049) as reimbursement for Claims Maintenance fees relating to the initial period under option. The Company incurred $11,003 in direct expenditures to secure the Green Springs Option.  A DTL for the NNPT, and a foreign exchange adjustment were also recognized pursuant to the acquisition.  A payment of 362,941 Common Shares ($66,960) was made to Ely Gold on July 23, 2020, in satisfaction of the first anniversary payment obligation of USD 50,000

Total additional consideration to complete the acquisition of Green Springs, is as follows:

  USD 50,000 second anniversary
  USD 50,000 third anniversary
  USD 100,000 fourth anniversary

Anniversary payment amounts may be made in cash or in Contact Shares at Contact Gold's election, subject to regulatory and contractual minimum values of the Common Shares. Payment of all amounts can be accelerated and completed at any time. Certain claims within Green Springs are the subject of lease agreements with third-parties, one of which requires an annual USD 25,000 payment, whilst the other requires an annual payment in cash equal to the value of 20 ounces of gold. Existing royalties on certain mineral property claims that comprise Green Springs range from 3% to 4.5%, based on historical underlying agreements.

As estimate for reclamation costs of $80,920 (2020: $80,920) is included in the value of Green Springs (Note 5).

CONTACT GOLD CORP.

Notes to the Condensed Interim Consolidated Financial Statements

Three months ended March 31, 2021, 2020 and 2019

(Expressed in Canadian dollars, unless otherwise noted - unaudited)

4.  EXPLORATION PROPERTIES (continued)

b) Pony Creek

The Pony Creek project is located within the Pinion Range, in western Elko County, Nevada. There is a 3% NSR royalty on those claims that comprise Pony Creek acquired from Waterton Nevada.  The Company determined to allow a 1% buy-down option of this NSR to lapse on February 7, 2020, when such option expired.

Pony Creek also includes the claim packages formerly known as Lumps, Umps and East Bailey. There are NSR royalties of 2% and 3% NSR on certain of these acquired claims, up to 2% of which can be bought back for USD 1,000,000 per 1%, prior to September 2030. Advance royalty payments are also due annually; the amount paid in 2020 was USD 20,000. The next payment (USD 25,000) is due in September 2021.

An estimate for reclamation costs of $60,766 (2020: $60,766) is included in the value of Pony Creek (Note 5).

c) Cobb Creek

Upon closing of the Clover Acquisition, the Company acquired a 49% interest in the Cobb Creek exploration property ("Cobb Creek") located in Elko County, Nevada.  The Company subsequently acquired the remaining 51% interest, and related historic data from the "Cobb Counterparty", in exchange for six annual payments of USD 30,000, the first of which was paid on closing of the agreement ($38,379). The discounted value of the annual payments at the time of the transaction was $114,329 (the "Cobb Creek obligation"). The total value of the Cobb Creek obligation was recognized as a financial liability at amortized cost, determined with an interest rate of 18.99%, in line with the effective interest rate determined for the Preferred Shares (Note 6).

By an agreement dated September 27, 2019, as amended (the "Cobb Creek Option"), Clover agreed to farm-out 100% of its interest in Cobb Creek to Fremont Gold Ltd. and its U.S. subsidiary (together, "Fremont").  Pursuant to the Cobb Creek Option, and for so long as it remains in good standing, the Company has assigned its agreement with the Cobb Counterparty, and all associated obligations to Fremont. Upon completion of the farm-out, Fremont will award to Clover a 2.0% NSR on Cobb Creek. Initial consideration included (i) 750,000 common shares of Fremont ("Fremont Shares") ($41,250), (ii) reimbursement of USD 6,000 ($7,949) for a portion of the prior year payment to the Cobb Counterparty, and (iii) reimbursement for the November 2019 payment to the Cobb Counterparty of USD 30,000 ($38,964).  Fremont also reimbursed the Company USD 29,569 ($38,407) in 2019 for certain claims-related holding costs, the amount of which was applied against prepaid Claims Maintenance fees (Note 3). In satisfaction of the first anniversary payment obligation under the Cobb Creek Option, Fremont issued 750,000 Fremont Shares to the Company on September 25, 2020 (USD 50,388 ($67,500)).

Pursuant to an amendment to the Cobb Creek Option, Contact Gold agreed to defer payment to December 31, 2020, and reduce the amount payable by Fremont from USD 30,000 to USD 15,000 in exchange for 500,000 additional Fremont Shares (the "Additional Shares").  The Additional Shares were issued to the Company on October 26, 2020 ($45,000).

In order to continue to keep the Cobb Creek Option in good standing, and to complete the acquisition of Cobb Creek, Fremont must keep all claims in good standing, make the annual payments to the Cobb Counterparty, and remit the following remaining consideration to the Company:

  Anniversary 2 (Year 3) USD 20,000
  Anniversary 3 (Year 4) USD 20,000
  Anniversary 4 (Year 5) USD 25,000
  Anniversary 5 (Year 6) USD 35,000
  Anniversary 6 (Year 7) USD 45,000
  Anniversary 7 (Year 8) USD 55,000
  Anniversary 8 (Year 9) USD 65,000
  Anniversary 9 (Year 10) USD 75,000

The value of the Fremont Shares received and cash amounts received from Fremont, including payments by Fremont to the Cobb Counterparty, have been applied against the carrying value of Cobb Creek.

The remaining Cobb Creek obligation is recorded to the consolidated balance sheets as a current ($33,746) and non-current amount ($28,360) as at March 31, 2021 ($32,733 and $27,509, respectively as at December 31, 2020).  Accretion expense of $2,624, and a foreign exchange gain of $760 have been recorded within other comprehensive loss (gain) for the three months ended March 31, 2021 ($3,899 and $11,959, respectively, for the three months ended March 31, 2020, and $4,700 and $2,473 for the three months ended March 31, 2019).

The net fair value loss on the Fremont Shares for the three months ended March 31, 2021 of $50,000 (three months ended March 31, 2020: $3,750) is recognized in other comprehensive loss.

CONTACT GOLD CORP.

Notes to the Condensed Interim Consolidated Financial Statements

Three months ended March 31, 2021, 2020 and 2019

(Expressed in Canadian dollars, unless otherwise noted - unaudited)

4.  EXPLORATION PROPERTIES (continued)

d) South Carlin Projects

The North Star property is located approximately eight kilometres north of the northern-most point of Pony Creek, in western Elko County, Nevada. An affiliate of Waterton Nevada holds a 3% NSR on the North Star property.

The Dixie Flats property sits immediately to the north of the North Star property.  There is a 2% NSR on the Dixie Flats property payable to an affiliate of Waterton Nevada.

On January 11, 2021, Clover granted an arms' length private company (the "Optionor") the sole and exclusive option to acquire a 100% interest in the Dixie Flats, North Star and Woodruff properties (the "South Carlin Projects"), subject to a 0.25% in addition to those payable to an affiliate to Waterton Nevada (the "South Carlin and Woodruff Agreement").  The Company received USD 20,000 ($25,432) and a reimbursement of Claims Maintenance fees of USD 31,417 ($39,950)  upon execution of the agreement.

To maintain the option in good standing, the Optionor must make the following payments staged over several years:

Amount	Due Date of Payment
USD 30,000	18-month anniversary of the agreement
USD 40,000	second anniversary of the agreement
USD 50,000	third anniversary of the agreement
USD 60,000	fourth anniversary of the agreement
USD 75,000	annually on each of the fifth through the eighth anniversaries of the agreement

Once the Optionor has made an aggregate of USD 500,000 in cash payments to the Company, it shall be deemed to have earned in to a 100% interest in the South Carlin Projects, subject to existing NSRs payable to an affiliate of Waterton Nevada, and an additional 0.25% NSR on the Dixie Flats property, payable to the Company.

If the Optionor should sub-option any or all of the South Carlin Projects to a third-party whose shares trade on a stock exchange or quotation system at the time of the transaction, or subsequent thereto, (a "Trading Sub-Optionee")  that Trading Sub-Optionee shall be obligated to issue one million of its common shares to the Company, or at least 5% of the Trading Sub-Optionee's then issued and outstanding common shares, subject to any required regulatory approval.  On January 11, 2021, the Optionor assigned the South Carlin and Woodruff Option to a third-party, however, as the third-party is currently not publicly traded, no share consideration has been received by the Company

Pursuant to the Company's assessment of the value of the South Carlin Projects, the Company determined to write-down the value of North Star by $616,475 to $nil, and Dixie Flats by $2,757,688 to $776,888, with of a tax recovery of $175,965 as at December 31, 2020.

Exploration and evaluation expenditures, including ongoing amortization of prepaid Claims Maintenance fees (Note 3), have been expensed in the consolidated statements of loss and comprehensive loss (gain).  Details of exploration and evaluation activities, and related expenditures incurred are as follows:

	Three months ended
	March 31, 2021	March 31, 2020	March 31, 2019
Drilling, assaying & geochemistry	$365,431	$5,063	$25,207
Wages and salaries, including share-based compensation	182,036	135,558	299,063
Amortization of Claims Maintenance fees	118,836	141,587	145,778
Geological contractors/consultants & related crew care costs	241,681	44,985	103,032
Permitting and environmental monitoring	11,253	12,999	16,764
Property evaluation and data review	-	-	8,497
Expenditures for the period	$919,237	$340,192	$598,341
Cumulative balance	$15,933,771	$12,088,948	$9,308,415

Wages and salaries through March 31, 2021, include stock-based compensation of $53,759 (three months ended March 31, 2020: $24,024; and three months ended March 31, 2019: $40,180) (Note 7(d)). An amount of $3,263 (three months ended March 31, 2020: $1,824 and three months ended March 31, 2019: $3,737) in amortization expense arising from the use of fixed assets at Pony Creek and Green Springs has been included in the amount reported as geological contractors/consultants & related crew care costs.

CONTACT GOLD CORP.

Notes to the Condensed Interim Consolidated Financial Statements

Three months ended March 31, 2021, 2020 and 2019

(Expressed in Canadian dollars, unless otherwise noted - unaudited)

4.  EXPLORATION PROPERTIES (continued)

Details of exploration and evaluation expenditures incurred and expensed on the Contact Properties are as follows:

	Three months ended
	March 31, 2021	March 31, 2020	March 31, 2019
Green Springs	$828,247	$151,110	$-
Pony Creek	80,660	164,762	495,063
Cobb Creek	42	140	9,895
South Carlin Projects	1,215	14,658	23,687
Portfolio properties	9,073	9,522	61,199
Property evaluation and data review	-	-	8,497
Expenditures for the period	$919,237	$340,192	$598,341
Cumulative balance	$15,933,771	$12,088,948	$9,308,415

5. PAYABLES AND ACCRUED LIABILITIES

	As at	As at
	March 31, 2021	December 31, 2020
Payables	$293,581	$125,248
Accrued liabilities	314,220	254,517
	$607,801	$379,765

Payables and accrued liabilities are non-interest bearing.  The Company's normal practice is to settle payables within 30-days, or as credit arrangements will allow (Note 8).

During the year ended December 31, 2020, the Company recognised a reclamation obligation of $141,686 relating to disturbance at the Pony Creek and Green Springs (Notes 4(a) and 4(b)).  The balance has been included as a non-current obligation reflective of the estimated future timing of related reclamation and remediation activities, and is unchanged as at March 31, 2021.

6. REDEEMABLE PREFERRED STOCK

On June 7, 2017, as partial consideration for the Clover Acquisition, the Company issued 11,111,111 non-voting Preferred Shares with an aggregate face value denominated in USD of 11,100,000 (the "Face Value") ($15,000,000, converted using the Bank of Canada indicative exchange rate on the date prior to issuance of USD 0.74) to Waterton Nevada. The Preferred Shares had a five-year term from the date of issuance (the "Maturity Date") and carried a cumulative cash dividend accruing at 7.5% per annum (the "Dividend"; the Face Value, and the sum of the accrued Dividend amount together being the "Redemption Amount").

The value of the Preferred Shares was bifurcated into two components: (i) a "host" instrument, and (ii) the value of certain rights, privileges, restrictions and conditions attached to the Preferred Shares each, respectively determined to be an embedded derivative (together, the "Embedded Derivatives").

Pursuant to (i) having satisfied the terms of a binding letter of intent (the "LOI") entered into with Waterton, and (ii) closing a private placement financing with Waterton Nevada (the "Redemption Placement"), the Company redeemed all of the issued and outstanding Preferred Shares on September 29, 2020 (the "Redemption").

The Redemption was completed as follows:

i) Contact Gold made a cash payment of $5,000,000 from the proceeds of the 2020 Offering to redeem USD 3,737,479 of the Preferred Shares (the "Cash Payment");

ii) Waterton Nevada purchased a total of 69,412,978 Contact Shares pursuant to the Redemption Placement at a deemed price per share of $0.195 for aggregate gross proceeds of $13,535,531; and

iii) Contact Gold used the proceeds of the Redemption Placement to redeem all of the remaining outstanding Preferred Shares.

CONTACT GOLD CORP.

Notes to the Condensed Interim Consolidated Financial Statements

Three months ended March 31, 2021, 2020 and 2019

(Expressed in Canadian dollars, unless otherwise noted - unaudited)

6.    REDEEMABLE PREFERRED STOCK (continued)

Preferred Shares (host)

The host instrument was initially recorded at fair value of USD 6,033,480 ($8,140,371), and determined to be a Level 3 financial instrument, categorized as "Other financial liabilities".  Using the effective interest rate method, at a rate of 18.99%, the Preferred Shares, including the aggregate Dividend amount for the term to the Maturity Date, were carried at amortized cost each period end, with an accretion expense recorded to the consolidated statements of loss and comprehensive loss. Recognition of the host at amortized cost reflected the i) fixed rate Dividend, and ii) mandatory redemption feature of the instrument, both of which were payable in cash on the Maturity Date.

A summary of changes to the value of the Preferred Shares host instrument, including the impacts from changes to the foreign exchange rate in the comparative periods is set out below:

December 31, 2018	$ 11,003,919
Accretion	509,113
Foreign exchange	(222,425)
March 31, 2019	$ 11,290,607
December 31, 2019	$ 12,612,107
Accretion	622,005
Foreign exchange	1,196,339
March 31, 2020	$ 14,430,451

Pref Share Embedded Derivatives

The Embedded Derivatives were classified as liabilities, and each were interconnected and related to similar risk exposures, namely: (i) Contact Gold's interest rate risk (changes in the Company's credit spread change the economic value of the redemption), and (ii) the Company's foreign exchange rate risk exposure (as the foreign exchange rate, and the price of the Contact Shares and volatility thereof, impact the effective conversion price and number of Contact Shares issuable on conversion).  Accordingly, the Embedded Derivatives were valued together as one compound instrument. The estimated fair value of the Embedded Derivatives at issuance was USD 5,066,520 ($6,846,649).

In addition to certain observable inputs, the valuation technique used significant unobservable inputs such that the fair value measurement was classified as Level 3.  Significant inputs into the determination of fair value included (i) the share price of the Contact Shares, (ii) historical volatility, (iii) rates from the USD-$ foreign exchange forward curve, and (iv) the USD risk-free rate curve and the $ risk-free rate curve.  The Company also concluded on probability weightings for the potential exercise and timing thereof of the (i) Change of Control Redemption Option , and (ii) Early Redemption Option , in the calculation each period.

The fair value of the Embedded Derivatives immediately prior to the Redemption was determined to be $-nil reflecting in particular the elimination of any optionality for any potential exercise of the Conversion Option or Change of Control Redemption Option, and the certainty of exercise of the Early Redemption Option at a price equal to that of the Contact Shares issuable in the 2020 Prospectus.

A summary of changes to the value of the Embedded Derivatives in the comparative periods is set out below:

December 31, 2018	$ 585,781
Change in fair value	(106,223)
March 31, 2019	$ 479,558

December 31, 2019	$ 634,417
Change in fair value	(106,270)
March 31, 2020	$ 528,147

CONTACT GOLD CORP.

Notes to the Condensed Interim Consolidated Financial Statements

Three months ended March 31, 2021, 2020 and 2019

(Expressed in Canadian dollars, unless otherwise noted - unaudited)

7. SHARE CAPITAL AND CONTRIBUTED SURPLUS

  a) Authorized

The Company's authorized share capital consists of:

(i) up to 500,000,000 Contact Shares with a par value of US$0.001, voting and participating; and

(ii) up to 15,000,000 Class A non-voting Preferred Shares (Note 6).

b)  Issued and outstanding common shares

Changes in issued common share capital during the three months ended March 31, 2021:

(i) Exercise of restricted share units ("RSUs"): On March 10, 2021, 54,215 RSUs were exercised and on March 31, 2021, a further 25,520 RSUs were exercised, resulting in the aggregate issuance of 79,735 Contact Shares (Note 7)(d)(iii).

Changes in issued common share capital during the three months ended March 31, 2020:

There were no changes in issued common share capital during the three months ended March 31, 2020.

On May 22, 2020, the Company closed the third and final tranche of a non-brokered private placement (the "2020 Private Placement"). A total of $6,150 in deferred share issue costs relating to the 2020 Private Placement are included on the consolidated balance sheet as at March 31, 2020.

Changes in issued common share capital during the three months ended March 31, 2019:

(ii) 2019 Private Placement: On March 14, 2019, the Company closed a non-brokered private placement of 9,827,589 Contact Shares (the "2019 Private Placement") at a price of $0.29 per Contact Share (the "Initial Placement Price") for proceeds of $2,850,001. Each issued Contact Share was accompanied by one right (a "Private Placement Right") which, subject to the rules and limitations of the TSXV, was automatically convertible to a certain number of additional Contact Shares without payment of additional consideration, upon meeting the earlier of certain milestones (any of which, a "Conversion Scenario"), including the closing of a public offering registered or qualified under the Unites States' Securities Act of 1933, as amended (the "Securities Act") (a "Qualified Offering").

(iii) In each instance a participant in the 2019 Private Placement would receive that number of additional Contact Shares such that the average price per Contact Share issued in aggregate with the conversion of the Private Placement Rights, was effectively discounted from the Initial Placement Price (the "Placement Price").  The number of additional shares issuable was determined based on different pricing scenarios.

The total estimated fair value of the Private Placement Rights at issuance was $370,232, and the initial value of the Contact Shares recognized on the consolidated statement of equity was $2,479,769.  Through March 31, 2019, an amount of $3,815 was recognized as the change in fair value of the Private Placement Rights.

A total of $40,923 in associated share issue costs were recognized in equity, of which $21,750 in finders' fees were net settled on closing of the 2019 Private Placement.  All securities offered pursuant to the 2019 Private Placement are restricted securities under Rule 144 under the Securities Act.

c)  Escrowed Contact Shares and other restrictions and obligations

So long as Waterton Nevada holds at least 15% of the issued and outstanding Contact Shares it has the right to maintain its pro rata interest in the Company in subsequent financings.  Waterton Nevada also holds certain registration rights as it relates to offerings of Contact Shares.

d)  Equity remuneration

Pursuant to the "Contact Gold Omnibus Stock and Incentive Plan" (the "Incentive Plan"), the "Contact Gold Restricted Share Unit Plan", and the "Contact Gold Deferred Share Unit Plan", the Company has established equity remuneration plans, that contemplate the award stock options to purchase a Contact Share ("Options"), restricted shares ("Restricted Shares"), RSUs, or deferred share units ("DSUs"; and together with RSUs, "Units"), all in compliance with the TSXV's policy for granting such awards.

CONTACT GOLD CORP.

Notes to the Condensed Interim Consolidated Financial Statements

Three months ended March 31, 2021, 2020 and 2019

(Expressed in Canadian dollars, unless otherwise noted - unaudited)

7.    SHARE CAPITAL AND CONTRIBUTED SURPLUS (continued)

d) Equity remuneration (continued)

Stock-based compensation expense for the three months ended March 31, 2021, was $154,915 (three months ended March 31, 2020: $109,505; and March 31, 2019: $249,789).  An additional amount of stock-based compensation expense of $53,759 was recognized in exploration and evaluation expenditures for the three months ended March 31, 2021 (three months ended March 31, 2020:  $24,025; and March 31, 2019: $40,180) (Note 4).  An expense of $48,750 was charged to wages and salaries relating to the award of DSUs during the three months ended March 31, 2021 (Three months ended March 31, 2020:  $40,000; and March 31, 2019: $nil).

  i) Options

Under the Incentive Plan, the maximum number of Contact Shares reserved for issuance may not exceed 10,026,899 Contact Shares together with any other security-based compensation arrangements, and further subject to certain maximums to individual optionees on a yearly basis. The exercise price of each Option shall not be less than the market price of the Contact Shares at the date of grant.  All Options granted to date have a five-year expiry from the date of grant. Vesting of Options is determined by the Board at the time of grant.

Subject to discretion of the Board and normal course regulatory approvals, Contact Shares are issued from treasury in settlement of Options exercised; otherwise the value of such Contact Shares may be payable in cash.

A summary of the changes in Options is presented below:

	Number of Options	Weighted Average Exercise Price $
Outstanding as at December 31, 2019	6,395,000	0.37
Granted	5,237,500	0.15
Forfeited or cancelled	(100,000)	0.415
Outstanding as at December 31, 2020	11,532,500	0.27
Granted	-	-
Forfeited or cancelled	-	-
Outstanding as at March 31, 2021	11,532,500	0.27

The Company has awarded Options to directors, officers and other personnel as follows:

Grant Date	Number of Options	Exercise Price	Vesting
September 11, 2017	150,000	$ 0.75	vesting in thirds over a period of three years
November 24, 2017	200,000	$ 0.58	vesting in thirds over a period of three years
March 27, 2018	3,975,000	$ 0.39	vesting in thirds over a period of three years
April 17, 2018	150,000	$ 0.415	vesting in thirds over a period of three years
May 28, 2018	150,000	$ 0.295	vesting in thirds over a period of three years
April 3, 2019	1,670,000	$ 0.275	vesting in thirds over a period of three years
January 16, 2020	2,125,000	$ 0.19	vesting in thirds over a period of three years
December 23, 2020	3,112,500	$ 0.12	vesting in thirds over a period of three years

As at March 31, 2021, 5,790,000 Options have vested (December 31, 2020: 3,756,666).

For the purposes of estimating the fair value of Options using Black-Scholes, certain assumptions are made such as expected dividend yield, volatility of the market price of the Company's common shares, risk-free interest rates and expected average life of the Options. Contact Gold bases its expectation of volatility on the volatility of similar publicly-listed companies, as the expected life of the Company's Options exceeds the Company's trading history.

The weighted average fair value of Options granted during the three months ended March 31, 2021, determined using Black-Scholes was $-nil (weighted average fair value to date: $0.27) per Option.  The remaining average contractual life of Options outstanding is 3.20 years.

CONTACT GOLD CORP.

Notes to the Condensed Interim Consolidated Financial Statements

Three months ended March 31, 2021, 2020 and 2019

(Expressed in Canadian dollars, unless otherwise noted - unaudited)

7.    SHARE CAPITAL AND CONTRIBUTED SURPLUS (continued)

d)    Equity remuneration (continued)

  ii) Deferred Share Units

DSUs granted under the Contact Gold Deferred Share Unit Plan to Directors of the Company, have no expiration date and are redeemable upon termination of service.  Transactions relating to DSUs are summarised below:

Outstanding as at December 31, 2019	402,263
Granted	1,027,231
Exercised	-
Outstanding as at December 31, 2020	1,429,494

Granted	423,909
Exercised	-
Outstanding as at March 31, 2021	1,853,403

During the three months ended March 31, 2021, an amount of $48,750 was recognized to the value of contributed surplus relating to the award of these DSUs (three months ended March 31, 2020: $40,000).

iii) Restricted Share Units

The Company has awarded a total of 561,710 RSUs, with an aggregate fair value of $84,149.90 to certain employees and officers of the Company. The RSUs vest in third over a period of three years, and each has an expiry date of December 31, 2023.  During the three months ended March 31, 2021, a total of $7,012 was recognized in stock-based compensation, and $2,062 is included in exploration and evaluation (three months ended March 31, 2020 $2,146, and $1,010, respectively).

On March 10, 2021, 54,215 RSUs were exercised and on March 31, 2021, a further 25,520 RSUs were exercised, resulting in the aggregate issuance of 79,735 Contact Shares.

iv) Restricted Shares

Restricted Shares granted under the Incentive Plan to an officer of the Company vest in thirds at the end of each year from the date of grant.  The Restricted Shares were deemed to have a fair value of $1.00 per Restricted Share on the date of grant, with reference to the price at which the Company issued the Contact Shares pursuant to the Subscription Receipt financing.

Transactions relating to Restricted Shares are summarised below:

Number of Restricted Shares
Outstanding as at December 31, 2018	66,667
Granted	-
Vested	-
Outstanding as at March 31, 2018	66,667

Outstanding as at December 31, 2019	33,334
Granted	-
Vested	-
Outstanding as at March 31, 2020	33,334

Outstanding as at December 31, 2020	-
Granted	-
Vested	-
Outstanding as at March 31, 2021	-

The Restricted Shares are issued from treasury with vesting conditions, as determined by the Board, on grant date. The fair value of the Restricted Shares is charged to contributed surplus and is expensed to the consolidated statements of loss (gain) and comprehensive loss over the vesting period.  There has been no impact to cash flows from the Restricted Shares.

CONTACT GOLD CORP.

Notes to the Condensed Interim Consolidated Financial Statements

Three months ended March 31, 2021, 2020 and 2019

(Expressed in Canadian dollars, unless otherwise noted - unaudited)

  7.    SHARE CAPITAL AND CONTRIBUTED SURPLUS (continued)

e) Gain or loss per share

Loss per Contact Share is calculated by deducting the dividends declared in the period (whether or not paid) from the loss for the period, and dividing the result by the weighted average number of Contact Shares outstanding during the period.  The Company follows the treasury stock method in the calculation of diluted loss per share. Under the treasury stock method, the weighted average number of Contact Shares outstanding used for the calculation of diluted loss per share assumes that the proceeds to be received on the exercise of dilutive Options, or share purchase warrants are used to repurchase Contact Shares at the average market price during the period

The calculation of basic and diluted gain or loss per Contact Share for year ended March 31, 2021 was based on the loss attributable to common shareholders of $1,709,113 (three months ended March 31, 2020: 2,702,007; and 2019: 1,777,295), adjusted for the value of the Contact Preferred Share dividends payable for the three months ended March 31, 2021 of $nil (three months ended March 31, 2020: $291,222; and 2019: $237,908), and a weighted average number of common shares outstanding of 240,770,542 (three months ended March 31, 2020: 84,471,973; and 2019: 52,453,308), including the Restricted Shares in each respective period.

Diluted gain or loss per share did not include the effect of 11,532,500 Options (December 31, 2020: 11,532,500) as they are anti-dilutive.

8. RELATED PARTIES

Contact Gold's related parties include (i) its subsidiaries; (ii) Waterton Nevada as a reflection of its approximate 41.85% ownership interest in the Company at March 31, 2021, and the right it holds to put forward two nominees to the Board; and (iii) Cairn Merchant Partners LP ("Cairn"), an entity in which Andrew Farncomb, a director and officer of the Company.

Options have previously been granted, and director fees were paid and payable (in the form of DSUs) to Mr. Charlie Davies, one of Waterton Nevada's Board nominees. Mr. Davies is an employee of an affiliate of Waterton Nevada.

An amount of $15,000 (three months ended March 31, 2020: $15,000; and March 31, 2019: $15,000) was invoiced by Cairn for employee service; $15,000 is payable at March 31, 2020 (December 31, 2020: $-nil).  Mr. Farncomb's base salary is paid in part directly, and in part to Cairn in consideration of general management and administrative services rendered through Cairn.

9. SEGMENT INFORMATION

Reportable segments are those operations whose operating results are reviewed by the chief operating decision maker, being the individual at Contact Gold making decisions about resources to be allocated to a particular segment, and assessing performance provided those operations pass certain quantitative thresholds.

The Company undertakes administrative activities in Canada, and is engaged in the acquisition, exploration, and evaluation of certain mineral property interests in the State of Nevada, USA.  Accordingly, the Company's operations are in one commercial and two geographic segments.  The Contact Properties (Note 4) are held by the Company in Nevada.  The remaining assets, including cash and cash equivalents, prepaids and receivables reside in both of the Company's two geographic locations.

The Company is not exposed to significant operating risks as a consequence of the concentration of its assets in the United States. The Company is in the exploration stage and accordingly, has no reportable segment revenues.

Net loss is distributed by geographic segment per the table below:

	Three months ended March 31, 2021	Three months ended March 31, 2020	Three months ended March 31, 2019
Canada	$768,907	$2,306,087	$1,161,457
United States	940,206	395,920	615,838
	$1,709,113	$2,702,007	$1,777,295

Significant non-cash items, including accretion expense on the Preferred Shares of $-nil for the three months ended March 31, 2021 (comparative periods of 2020 and 2019: $622,005; $509,113, respectively) is reflected in the net loss attributable to Canada.  The net loss attributable to Canada for the three months ended March 31, 2021 also includes a non-cash gain on the Embedded Derivatives of $nil (comparative periods of 2020 and 2019: gains of  $106,270; and $106,223, respectively), and a non-cash foreign exchange impact from the Preferred Shares of $nil (comparative periods of 2019 and 2018: losses of  $1,192,011; and $220,682, respectively).

CONTACT GOLD CORP.

Notes to the Condensed Interim Consolidated Financial Statements

Three months ended March 31, 2021, 2020 and 2019

(Expressed in Canadian dollars, unless otherwise noted - unaudited)

10. SUPPLEMENTAL CASH FLOW INFORMATION

Non-cash financing and investing transactions:	T hree months ended March 31, 2021	Three months ended March 31, 2020	Three months ended March 31, 2019
Non-cash financing and investing transactions, issuance of:
Contact Shares pursuant to acquisition of mineral properties	$ -	$ -	$ 400,000
	$ -	$ -	$ 400,000

11. MANAGEMENT OF CAPITAL AND FINANCIAL RISKS

The Company currently does not produce any revenue and has relied on existing balances of cash and cash equivalents, and capital financing to fund its operations. The Company's current capital consists of equity funding raised through issuances of common shares, preferred shares and a deficit incurred through operations.

The Company relies upon management to manage capital in order to safeguard the Company's ability to continue as a going concern, to pursue the exploration and development of unproven mineral properties, and to maintain a flexible capital structure which optimizes the costs of capital at an acceptable risk. The Company manages its capital structure in order to meet short term business requirements, after taking into account cash flows from operations, expected capital expenditures and Contact Gold's holdings of cash; and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. To facilitate this, management prepares annual expenditure budgets that are updated as necessary depending on various factors, including successful capital deployment and general industry conditions.  On an ongoing basis, management evaluates and adjusts its planned level of activities, including planned exploration, development, permitting activities, and committed administrative costs, to ensure that adequate levels of working capital are maintained. The Company believes that this approach is reasonable given its relative size and stage.

There are no known restrictions on the ability of our affiliates to transfer or return funds amongst the group, nor are there any externally imposed capital requirements.

There were no changes in the Company's approach to capital management during the three months ended March 31, 2021.

Financial Risk Management

The Company is exposed in varying degrees to a variety of financial instrument related risks. The Company's financial instruments consist of cash and cash equivalents, receivables, payables and accrued liabilities, and the Cobb Creek obligation.  Prior to the Redemption, the Preferred Shares and related Embedded Derivatives were also considered to be financial instruments, as were the Rights prior to their conversion.  It is management's opinion that (i) the Company is not exposed to significant interest, currency or credit risks arising from its financial instruments, and (ii) the fair values of these financial instruments approximate their carrying values unless otherwise noted in these Interim Financial Statements.

Prior to the Redemption, the Preferred Shares and the Embedded Derivatives were both considered to be Level 3 type financial liabilities, with each determined by observable data points, in particular the Company's share price, the rate of USD-$ foreign and the Company's credit spread, with reference to current interest rates and yield curves.

As the Company is currently in the exploration phase, none of its financial instruments are exposed to commodity price risk; however, the Company's ability to obtain long-term financing and its economic viability may be affected by commodity price volatility.

The type of risk exposure and the way in which such exposure is managed is provided as follows:

Liquidity Risk

Liquidity risk is the risk that an entity will encounter difficulty in meeting obligations associated with financial liabilities that are settled by delivering cash or another financial asset. The Company's financial liabilities of payables and accrued liabilities are generally payable within a 90-day period.

The Company has not generated significant revenues or cash flows from operations since inception and does not expect to do so for the foreseeable future.  Accordingly, Contact Gold is dependent on external financing, including the proceeds of future equity issuances or debt financing, to fund its activities.  Significant disruptions to capital market conditions should be expected to increase the risk that the Company can not finance its business.

CONTACT GOLD CORP.

Notes to the Condensed Interim Consolidated Financial Statements

Three months ended March 31, 2021, 2020 and 2019

(Expressed in Canadian dollars, unless otherwise noted - unaudited)

11.  MANAGEMENT OF CAPITAL AND FINANCIAL RISKS (continued)

Credit risk

Credit risk is the risk that one party to a financial instrument will cause a financial loss for the other party by failing to discharge an obligation. Contact Gold's credit risk is primarily attributable to its liquid financial assets. The Company limits exposure to credit risk and liquid financial assets through maintaining its cash with high credit quality banking institutions in Canada and the USA. The Company mitigates credit risk on these financial instruments by adhering to its investment policy that outlines credit risk parameters and concentration limits.  The balance of receivables due and  (in comparative periods) the Bonding Deposit, are with the Canadian and United States government, respectively. As at March 31, 2021, the balance of cash and cash equivalents held on deposit was $3,718,210 (December 31, 2020: $4,753,148).

The Company has not experienced any losses in such amounts and believes the exposure to significant risks on its cash and cash equivalents in bank accounts is relatively limited.

Interest Rate Risk

Contact Gold is subject to interest rate risk with respect to its investments in cash. The Company's current policy is to invest cash at floating rates of interest, and cash reserves are to be maintained in cash and cash equivalents in order to maintain liquidity, while achieving a satisfactory return for shareholders. Fluctuations in interest rates when cash and cash equivalents mature impact interest income earned.

Fair Value Estimation

Except for the values of the Preferred Shares (Note 6; prior to Redemption), and other non-current liabilities (Note 4(d)), the carrying value of the Company's financial assets and liabilities approximates their estimated fair value due to their short-term nature.

Market Risk - Foreign Exchange

The significant market risk to which the Company is exposed is foreign exchange risk. The results of the Company's operations are exposed to currency fluctuations. To date, the Company has raised funds entirely in Canadian dollars. The majority of the Company's exploration property expenditures will be incurred in United States dollars. The fluctuation of the Canadian dollar relation to the USD will consequently have an impact upon the financial results of the Company.

A 1% increase or decrease in the exchange rate of the US dollar against the Canadian dollar would result in a $26,612 increase or decrease respectively, in the Company's cash balance at March 31, 2021. The Company has not entered into any derivative contracts to manage foreign exchange risk at this time.

12. SUBSEQUENT EVENTS

a) Award of DSUs

On April 15, 2021, the Company awarded an aggregate of 487,500 DSUs to the independent directors with an total fair value of $48,750. DSUs granted under the Contact Gold Deferred Share Unit Plan, have no expiration date and are redeemable upon termination of service.

b) Planned repatriation transaction

On April 21, 2021, the Company announced that it planned to complete an internal reorganization, the purpose of which is to redomicile the Company back into Canada. The Transaction will include (a) the completion of a plan of conversion (the "Conversion") to continue into the Province of British Columbia (the "Continuation"), and (b) immediately following the Continuation, the completion of a plan of arrangement (the "Plan of Arrangement") between the Company, its securityholders and a newly-incorporated and wholly-owned subsidiary BC Amalco ("BC Amalco"), which will among other things, include the vertical amalgamation between the re-domiciled Contact Gold and BC Amalco (the "Amalgamation").

The Continuation and the Plan of Conversion are subject to approval by the holders of a majority of the outstanding Common Shares at the Company's Annual and Special Meeting of shareholders to be held May 25, 2021, the Supreme Court of British Columbia, and the TSXV.

Exhibits

Index to Exhibits

Exhibit Number	Description
1.1(4)	Underwriting Agreement
2.1(1)	Articles of Incorporation (superceded)
2.2(1)	Bylaws (superceded)
2.3(6)	Articles of Conversion
2.4(6)	Form 14 Continuation Application for Contact Gold Corp.
2.5(6)	Notice of Articles (BCBCA) Contact Gold Corp. (Post Continuation)
2.6(6)	Post Arrangement Articles
4.1(4)	Form of Subscription Agreement
4.2(4)	Warrant Indenture
4.3(4)	Form of Broker Warrant Certificate
4.4(6)	Supplement to Warrant Indenture
6.1(1)	Investor Rights Agreement, dated as of June 7, 2017
6.2(1)	Governance and Investor Rights Agreement, dated as of June 7, 2017
6.3(1)	Employment Agreement with Matthew Lennox-King, dated as of June 7, 2017
6.4(1)	Employment Letter with Andrew Farncomb, dated as of June 7, 2017
6.5(1)	Employment Agreement with John Wenger, dated as of June 7, 2017
6.8(1)	Employment Agreement with Vance Spalding, dated as of June 7, 2017
6.9(1)	Contact Gold Corp. 2017 Stock and Incentive Plan
6.10(1)	Contact Gold Corp. Deferred Share Unit Plan
6.11(1)	Contact Gold Corp. Restricted Share Unit Plan
6.12(1)	Restricted Stock Agreement with Vance Spalding, dated as of June 7, 2017
6.13(2)	Binding Letter of Intent with Waterton Cayman Splitter, LLC
6.14(5)	Arrangement Agreement
7.1(1)	Plan of Arrangement with Winwell Ventures Inc. and Carlin Opportunities, dated as of December 8, 2016, as amended on January 31, 2017
7.2(1)	Amending Agreement #1 to Plan of Arrangement, dated January 31, 2017
7.3(1)	Securities Exchange Agreement with Waterton Cayman Splitter, LLC, Clover Nevada II LLC, Carlin Opportunities Inc. and Winwell Ventures Inc., dated as of December 8, 2016, as amended on January 31, 2017
7.4(1)	Amending Agreement #1 to Securities Exchange Agreement, dated January 31, 2017
10.1	Power of Attorney (included in signature page)
11.1	Consent of Ernst & Young LLP
11.2	Consent of Cassels Brock LLP (included in Exhibit 12.1)
11.3	Consent of Vance Spalding, C.P.G.
11.4	Consent of John J. Read, C.P.G.
12.1	Opinion of Cassels Brock LLP
13.1(2)	"Testing the waters" deck
13.2(4)	Canadian Prospectus Supplement (amended and restated)
13.3(2)	Press Release dated August 6, 2020
13.4(1)	Canadian Base Shelf Prospectus
14.1	Form F-X

(1) Previously filed on Form 1-A on April 10, 2019 (SEC File No. 024-10984) and incorporated herein by reference.

(2) Previously filed on Form 1-A on August 6, 2020 (SEC File No. 024-11290) and incorporated herein by reference.

(3) Previously filed on Form 1-A/A (Amendment No. 1) on August 10, 2020 (SEC File No. 024-11290) and incorporated herein by reference.

(4) Previously filed on Form 1-A/A (Amendment No. 4) on September 23, 2020 (SEC File No. 024-11290) and incorporated herein by reference.

(5) Previously filed on Form 1-U on April 26, 2021 (SEC File No. 024-11290) and incorporated herein by reference.

(6) Previously filed on Form 1-U on June 16, 2021 (SEC File No. 024-11290) and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, on June 16, 2021.

CONTACT GOLD CORP.

By:	/s/ John Wenger
Name:	John Wenger
Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Matthew Lennox-King and John Wenger, or any of them individually, as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign this offering statement and any and all further amendments thereto , and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This offering statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Matthew Lennox-King	Dated: June 16, 2021
Name: Matthew Lennox-King
Title: Chief Executive Officer and Director
(Principal Executive Officer)

/s/ John Wenger	Dated: June 16, 2021
Name: John Wenger
Title: Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

/s/ Andrew Farncomb	Dated: June 16, 2021
Name: Andrew Farncomb
Title: Senior Vice President and Director

/s/ John Dorward	Dated: June 16, 2021
Name: John Dorward
Title: Director

/s/ George Salamis	Dated: June 16, 2021
Name: George Salamis
Title: Director

/s/ Riyaz Lalani	Dated: June 16, 2021
Name: Riyaz Lalani
Title: Director

/s/ Charlie (Richard) Davies	Dated: June 16, 2021
Name: Charlie (Richard) Davies
Title: Director